                                                                EXHIBIT 99.17(B)
PROSPECTUS

FEBRUARY 27, 1995

                  MERRILL LYNCH GLOBAL ALLOCATION FUND, INC.

  P.O. BOX 9011, PRINCETON, NEW JERSEY 08543-9011 . PHONE NO. (609) 282-2800

  Merrill Lynch Global Allocation Fund, Inc. (the "Fund") is a non-diversified mutual fund seeking high total investment return, consistent with prudent risk, through a fully-managed investment policy utilizing United States and foreign equity, debt and money market securities, the combination of which will be varied from time to time both with respect to types of securities and markets in response to changing market and economic trends. Total investment return is the aggregate of capital value changes and income. There can be no assurance that the Fund's investment objective will be achieved. The Fund may employ a variety of instruments and techniques to enhance income and to hedge against market and currency risk. Investments on an international basis involve special considerations. See "Special Considerations".

                               ----------------

  Pursuant to the Merrill Lynch Select Pricing SM System, the Fund offers four classes of shares, each with a different combination of sales charges, ongoing fees and other features. The Merrill Lynch Select Pricing SM System permits an investor to choose the method of purchasing shares that the investor believes is most beneficial given the amount of the purchase, the length of time the investor expects to hold the shares and other relevant circumstances. See "Merrill Lynch Select Pricing SM System" on page 3.

  Shares may be purchased directly from Merrill Lynch Funds Distributor, Inc. (the "Distributor"), P.O. Box 9011, Princeton, New Jersey 08543-9011 [(609) 282-2800], or from securities dealers which have entered into selected dealers agreements with the Distributor, including Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"). The minimum initial purchase is $1,000, and the minimum subsequent purchase is $50, except that for retirement plans the minimum initial purchase is $100, and the minimum subsequent purchase is $1. Merrill Lynch may charge its customers a processing fee (presently $4.85) for confirming purchases and repurchases. Purchases and redemptions directly through the Fund's transfer agent are not subject to the processing fee. See "Purchase of Shares" and "Redemption of Shares".

                               ----------------

THESE SECURITIES HAVE  NOT BEEN APPROVED OR DISAPPROVED BY  THE SECURITIES AND
 EXCHANGE COMMISSION OR  ANY STATE SECURITIES COMMISSION NOR  HAS THE SECURI-
  TIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO
   THE CONTRARY IS A CRIMINAL OFFENSE.

                               ----------------

  This Prospectus is a concise statement of information about the Fund that is relevant to making an investment in the Fund. This Prospectus should be retained for future reference. A statement containing additional information about the Fund, dated February 27, 1995 (the "Statement of Additional Information"), has been filed with the Securities and Exchange Commission and is available, without charge, by calling or by writing the Fund at the above telephone number or address. The Statement of Additional Information is hereby incorporated by reference into this Prospectus.

                               ----------------

                    MERRILL LYNCH ASSET MANAGEMENT--MANAGER

              MERRILL LYNCH FUNDS DISTRIBUTOR, INC.--DISTRIBUTOR

                                   FEE TABLE

  A general comparison of the sales arrangements and other nonrecurring and recurring expenses applicable to shares of the Fund follows:

                         CLASS A(a)         CLASS B(b)         CLASS C   CLASS D
                         ----------  ------------------------  --------  -------
SHAREHOLDER TRANSACTION
 EXPENSES:
 Maximum Sales Charge
  Imposed on Purchases
  (as a percentage of
  offering price).......    5.25%(c)           None                None   5.25%(c)
 Sales Charge Imposed
  on Dividend
  Reinvestments.........    None               None                None   None
 Deferred Sales Charge
  (as a percentage of
  original purchase         None(d)    4.0% during the first     1% for   None(d)
  price or redemption                          year,           one year
  proceeds, whichever                decreasing 1.0% annually
  is lower).............                    thereafter
                                     to 0.0% after the fourth
                                               year
 Exchange Fee...........    None               None                None   None
ANNUAL FUND OPERATING
 EXPENSES
 (AS A PERCENTAGE OF
 AVERAGE NET ASSETS)(E):
 Investment Advisory
  Fees(f)...............    0.71%              0.71%               0.71%  0.71%
 12b-1 Fees(g):
   Account Maintenance
    Fees................    None               0.25%               0.25%  0.25%
   Distribution Fees....    None               0.75%               0.75%  None
                                      (Class B shares convert
                                         to Class D shares
                                        automatically after
                                        approximately eight
                                       years and cease being
                                      subject to distribution
                                               fees)
 Other Expenses:
   Custodial Fees.......    0.04%              0.04%               0.04%  0.04%
   Shareholder Servicing
    Costs(h)............    0.08%              0.10%               0.10%  0.08%
   Other................    0.06%              0.06%               0.06%  0.06%
                            ----               ----                ----   ----
   Total Other Expenses.    0.18%              0.20%               0.20%  0.18%
                            ----               ----                ----   ----
 Total Fund Operating       0.89%              1.91%               1.91%  1.14%
  Expenses..............    ====               ====                ====   ====

--------
(a) Class A shares are sold to a limited group of investors including existing Class A shareholders, certain retirement plans and investment programs. See "Purchase of Shares--Initial Sales Charge Alternatives--Class A and Class D Shares"--page 29.
(b) Class B shares convert to Class D shares automatically approximately eight years after initial purchase. See "Purchase of Shares--Deferred Sales Charge Alternatives--Class B and Class C Shares"--page 30.
(c) Reduced for purchases of $25,000 and over. Class A or Class D purchases of $1,000,000 or more may not be subject to an initial sales charge. See "Purchase of Shares--Initial Sales Charge Alternatives--Class A and Class D Shares"--page 29.
(d) Class A and Class D shares are not subject to a contingent deferred sales charge ("CDSC"), except that purchases of $1,000,000 or more which may not be subject to an initial sales charge may instead be subject to a CDSC of 1.0% of amounts redeemed within the first year of purchase.
(e) Information for Class A and Class B shares is stated for the fiscal year ended October 31, 1994. Information under "Other Expenses" for Class C and Class D shares is estimated for the fiscal year ending October 31, 1995.
(f) See "Management of the Fund--Management and Advisory Arrangements"--page
    25.
(g) See "Purchase of Shares--Distribution Plans"--page 34.
(h) See "Management of the Fund--Transfer Agency Services"--page 26.

EXAMPLE:

                             CUMULATIVE EXPENSES PAID FOR THE PERIOD OF:
                             ---------------------------------------------------
                              1 YEAR       3 YEARS      5 YEARS       10 YEARS
                             ----------   ----------   -----------   -----------
An investor would pay the
following expenses on a
$1,000 investment including
the maximum $52.50 initial
sales charge (Class A and
Class D shares only) and
assuming (1) the Total Fund
Operating Expenses for each
Class set forth above, (2)
a 5% annual return through-
out the periods and (3) re-
demption at the end of the
period:
   Class A.................          $61           $79          $99           $156
   Class B.................          $59           $80         $103           $204*
   Class C.................          $29           $60         $103           $223
   Class D.................          $64           $87         $112           $184
An investor would pay the
following expenses on the
same $1,000 investment as-
suming no redemption at the
end of the period:
   Class A.................          $61           $79          $99           $156
   Class B.................          $19           $60         $103           $204*
   Class C.................          $19           $60         $103           $223
   Class D.................          $64           $87         $112           $184

--------
* Assumes conversion to Class D shares approximately eight years after purchase.

The foregoing Fee Table is intended to assist investors in understanding the costs and expenses that a shareholder in the Fund will bear directly or indirectly. The Example set forth above assumes reinvestment of all dividends and distributions and utilizes a 5% annual rate of return as mandated by Securities and Exchange Commission ("Commission") regulations. THE EXAMPLE SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES OR ANNUAL RATES OF RETURN, AND ACTUAL EXPENSES OR ANNUAL RATES OF RETURN MAY BE MORE OR LESS THAN THOSE ASSUMED FOR PURPOSES OF THE EXAMPLE. Class B and Class C shareholders who hold their shares for an extended period of time may pay more in Rule 12b-1 distribution fees than the economic equivalent of the maximum front-end sales charges permitted under the Rules of Fair Practice of the National Association of Securities Dealers, Inc. ("NASD"). Merrill Lynch may charge its customers a processing fee (presently $4.85) for confirming purchases and redemptions. Purchases and redemptions directly through the Fund's transfer agent are not subject to the processing fee. See "Purchase of Shares" and "Redemption of Shares".

                    MERRILL LYNCH SELECT PRICING SM SYSTEM

  The Fund offers four classes of shares under the Merrill Lynch Select Pricing SM System. The shares of each class may be purchased at a price equal to the next determined net asset value per share subject to the sales charges and ongoing fee arrangements described below. Shares of Class A and Class D are sold to investors choosing the initial sales charge alternatives, and shares of Class B and Class C are sold to investors choosing the deferred sales charge alternatives. The Merrill Lynch Select Pricing SM System is used by more than 50 mutual funds advised by Merrill Lynch Asset Management, L.P. ("MLAM" or the "Manager") or an affiliate of MLAM, Fund Asset Management, L.P. ("FAM"). Funds advised by MLAM or FAM are referred to herein as "MLAM-advised mutual funds".

  Each Class A, Class B, Class C or Class D share of the Fund represents an identical interest in the investment portfolio of the Fund and has the same rights, except that Class B, Class C and Class D shares bear the expenses of the ongoing account maintenance fees and Class B and Class C shares bear the expenses of the ongoing distribution fees and the additional incremental transfer agency costs resulting from the deferred sales charge arrangements. The deferred sales charges and account maintenance fees that are imposed on Class B and Class C shares, as well as the account maintenance fees that are imposed on the Class D shares, are imposed directly against those classes and not against all assets of the Fund and, accordingly, such charges do not affect the net asset value of any other class or have any impact on investors choosing another sales charge option. Dividends paid by the Fund for each class of shares are calculated in the same manner at the same time and will differ only to the extent that account maintenance and distribution fees and any incremental transfer agency costs relating to a particular class are borne exclusively by that class. Each class has different exchange privileges. See "Shareholder Services -- Exchange Privilege".

  Investors should understand that the purpose and function of the initial sales charges with respect to the Class A and Class D shares are the same as those of the deferred sales charges with respect to the Class B and Class C shares in that the sales charges applicable to each class provide for the financing of the distribution of the shares of the Fund. The distribution-related revenues paid with respect to a class will not be used to finance the distribution expenditures of another class. Sales personnel may receive different compensation for selling different classes of shares.

  The following table sets forth a summary of the distribution arrangements for each class of shares under the Merrill Lynch Select PricingSM System, followed by a more detailed description of each class and a discussion of the factors that investors should consider in determining the method of purchasing shares under the Merrill Lynch Select PricingSM System that the investor believes is most beneficial under his particular circumstances. More detailed information as to each class of shares is set forth under "Purchase of Shares".


                                     ACCOUNT
                                   MAINTENANCE DISTRIBUTION
  CLASS     SALES CHARGE(/1/)          FEE         FEE           CONVERSION FEATURE
----------------------------------------------------------------------------------------
   A    Maximum 5.25% initial          No           No                   No
         sales charge(/2/)(/3/)
----------------------------------------------------------------------------------------
   B    CDSC for a period of 4        0.25%       0.75%     B shares convert to D shares
         years at a rate of 4.0%                             automatically after
         during the first year,                              approximately eight
         decreasing 1.0%                                     years(/4/)
         annually to 0.0%
----------------------------------------------------------------------------------------
   C    1.0% CDSC for one year        0.25%       0.75%                  No
----------------------------------------------------------------------------------------
   D    Maximum 5.25% initial         0.25%         No                   No
         sales charge(/3/)

--------
(1) Initial sales charges are imposed at the time of purchase as a percentage of the offering price. Contingent deferred sales charges ("CDSCs") are imposed if the redemption occurs within the applicable CDSC time period. The charge will be assessed on an amount equal to the lesser of the proceeds of redemption or the cost of the shares being redeemed.

                                         (footnotes continued on following page)

(2) Offered only to eligible investors. See "Purchase of Shares -- Initial Sales Charge Alternatives -- Class A and Class D Shares -- Eligible Class A Investors".
(3) Reduced for purchases of $25,000 or more. Class A and Class D share purchases of $1,000,000 or more may not be subject to an initial sales charge but instead will be subject to a 1.0% CDSC for one year. See "Class A" and "Class D" below.
(4) The conversion period for dividend reinvestment shares and certain retirement plans is modified. Also, Class B shares of certain other MLAM-advised mutual funds into which exchanges may be made have a ten year conversion period. If Class B shares of the Fund are exchanged for Class B shares of another MLAM-advised mutual fund, the conversion period applicable to the Class B shares acquired in the exchange will apply, and the holding period for the shares exchanged will be tacked onto the holding period for the shares acquired.

Class A: Class A shares incur an initial sales charge when they are purchased and bear no ongoing distribution or account maintenance fees. Class A shares are offered to a limited group of investors and also will be issued upon reinvestment of dividends on outstanding Class A shares. Investors that currently own Class A shares in a shareholder account are entitled to purchase additional Class A shares in that account. Other eligible investors include certain retirement plans and participants in certain investment programs. In addition, Class A shares will be offered to Merrill Lynch & Co., Inc. ("ML&Co.") and its subsidiaries (the term "subsidiaries" when used herein with respect to ML&Co., includes MLAM, FAM and certain other entities directly or indirectly wholly-owned and controlled by ML&Co.) and their directors and employees and to members of the Boards of MLAM-advised mutual funds. The maximum initial sales charge is 5.25%, which is reduced for purchases of $25,000 and over. Purchases of $1,000,000 or more may not be subject to an initial sales charge but if the initial sales charge is waived such purchases will be subject to a 1% CDSC if the shares are redeemed within one year after purchase. Sales charges also are reduced under a right of accumulation which takes into account the investor's holdings of all classes of all MLAM-advised mutual funds. See "Purchase of Shares --
          Initial Sales Charge Alternatives -- Class A and Class D Shares".

Class B: Class B shares do not incur a sales charge when they are purchased, but they are subject to an ongoing account maintenance fee of 0.25% and an ongoing distribution fee of 0.75% of the Fund's average net assets attributable to the Class B shares, and a CDSC if they are redeemed within four years of purchase. Approximately eight years after issuance, Class B shares will convert automatically into Class D shares of the Fund, which are subject to an account maintenance fee but no distribution fee; Class B shares of certain other MLAM-advised mutual funds into which exchanges may be made convert into Class D shares automatically after approximately ten years. If Class B shares of the Fund are exchanged for Class B shares of another MLAM-advised mutual fund, the conversion period applicable to the Class B shares acquired in the exchange will apply, and the holding period for the shares exchanged will be tacked onto the holding period for the shares acquired. Automatic conversion of Class B shares into Class D shares will occur at least once a month on the basis of the relative net asset values of the shares of the two classes on the conversion date, without the imposition of any sales load, fee or other charge. Conversion of Class B shares to Class D shares will not be deemed a purchase or sale of the shares for Federal income tax purposes. Shares purchased through reinvestment of dividends on Class B shares will also convert automatically to Class D shares. The conversion period for dividend reinvestment shares and for certain retirement plans is modified as described under "Purchase of Shares -- Deferred Sales Charge Alternatives -- Class B and Class C Shares -- Conversion of Class B Shares to Class D Shares".

Class C: Class C shares do not incur a sales charge when they are purchased, but they are subject to an ongoing account maintenance fee of 0.25% and an ongoing distribution fee of 0.75% of the Fund's average net assets attributable to Class C shares. Class C shares are also subject to a CDSC if they are redeemed within one year of purchase. Although Class C shares are subject to a 1.0% CDSC for only one year (as compared to four years for Class B), Class C shares have no conversion feature and, accordingly, an investor that purchases Class C shares will be subject to distribution fees that will be imposed on Class C shares for an indefinite period subject to annual approval by the Fund's Board of Directors and regulatory limitations.

Class D: Class D shares incur an initial sales charge when they are purchased and are subject to an ongoing account maintenance fee of 0.25% of the Fund's average net assets attributable to Class D shares. Class D shares are not subject to an ongoing distribution fee or any CDSC when they are redeemed. Purchases of $1,000,000 or more may not be subject to an initial sales charge but if the initial sales charge is waived, such purchase will be subject to a CDSC of 1.0% if the shares are redeemed within one year after purchase. The schedule of initial sales charges and reductions for Class D shares is the same as the schedule for Class A shares. Class D shares also will be issued upon conversion of Class B shares as described above under "Class B". See "Purchase of Shares -- Initial Sales Charge Alternatives -- Class A and Class D Shares".

  The following is a discussion of the factors that investors should consider in determining the method of purchasing shares under the Merrill Lynch Select PricingSM System that the investor believes is most beneficial under his particular circumstances.

  Initial Sales Charge Alternatives. Investors who prefer an initial sales charge alternative may elect to purchase Class D shares or, if an eligible investor, Class A shares. Investors choosing the initial sales charge alternative who are eligible to purchase Class A shares should purchase Class A shares rather than Class D shares because there is an account maintenance fee imposed on Class D shares. Investors qualifying for significantly reduced initial sales charges may find the initial sales charge alternative particularly attractive because similar sales charge reductions are not available with respect to the deferred sales charges imposed in connection with purchases of Class B or Class C shares. Investors not qualifying for reduced initial sales charges who expect to maintain their investment for an extended period of time also may elect to purchase Class A or Class D shares, because over time the accumulated ongoing account maintenance and distribution fees on Class B or Class C shares may exceed the initial sales charge and, in the case of Class D shares, the account maintenance fee. Although some investors that previously purchased Class A shares may no longer be eligible to purchase Class A shares of other MLAM-advised mutual funds, those previously purchased Class A shares, together with Class B, Class C and Class D share holdings, will count toward a right of accumulation which may qualify the investor for reduced initial sales charges on new initial sales charge purchases. In addition, the ongoing Class B and Class C account maintenance and distribution fees will cause Class B and Class C shares to have higher expense ratios, pay lower dividends and have lower total returns than the initial sales charge shares. The ongoing Class D account maintenance fees will cause Class D shares to have a higher expense ratio, pay lower dividends and have a lower total return than Class A shares.

  Deferred Sales Charge Alternatives. Because no initial sales charges are deducted at the time of purchase, Class B and Class C shares provide the benefit of putting all of the investor's dollars to work from the time the investment is made. The deferred sales charge alternatives may be particularly appealing to investors who do not qualify for a reduction in initial sales charges. Both Class B and Class C shares are subject to ongoing account maintenance fees and distribution fees; however, the ongoing account maintenance and distribution fees potentially may be offset to the extent any return is realized on the additional funds initially invested in Class B or Class C shares. In addition, Class B shares will be converted into Class D shares of the Fund after a conversion period of approximately eight years, and thereafter investors will be subject to lower ongoing fees.

  Certain investors may elect to purchase Class B shares if they determine it to be most advantageous to have all their funds invested initially and intend to hold their shares for an extended period of time. Investors in Class B shares should take into account whether they intend to redeem their shares within the CDSC period and, if not, whether they intend to remain invested until the end of the conversion period and thereby take advantage of the reduction in ongoing fees resulting from the conversion into Class D shares. Other investors, however, may elect to purchase Class C shares if they determine that it is advantageous to have all their assets invested initially and they are uncertain as to the length of time they intend to hold their assets in MLAM-advised mutual funds. Although Class C shareholders are subject to a shorter CDSC period at a lower rate, they forgo the Class B conversion feature, making their investment subject to account maintenance and distribution fees for an indefinite period of time. In addition, while both Class B and Class C distribution fees are subject to the limitations on asset-based sales charges imposed by the NASD, the Class B distribution fees are further limited under a voluntary waiver of asset-based sales charges. See "Purchase of Shares --Limitations on the Payment of Deferred Sales Charges".

                             FINANCIAL HIGHLIGHTS

  The financial information in the table below has been audited in conjunction with the annual audits of the financial statements of the Fund by Deloitte & Touche LLP, independent auditors. Financial statements for the fiscal year ended October 31, 1994, with respect to Class A and Class B shares, and for the fiscal period October 21, 1994, to October 31, 1994, with respect to Class C and Class D shares, and the independent auditors' report thereon are included in the Statement of Additional Information. The following per share data and ratios have been derived from information provided in the financial statements. Further information about the performance of the Fund is contained in the Fund's most recent annual report to shareholders which may be obtained, without charge, by calling or by writing the Fund at the telephone number or address on the front cover of this Prospectus.

                                          CLASS A
                   ----------------------------------------------------------
                                                                     FOR THE
                                                                      PERIOD
                                                                     FEB. 3,
                          FOR THE YEAR ENDED OCTOBER 31,             1989+ TO
                   ------------------------------------------------  OCT. 31,
                      1994       1993      1992     1991     1990      1989
                   ----------  --------  --------  -------  -------  --------
INCREASE (DE-
CREASE) IN NET
ASSET VALUE:
PER SHARE OPERAT-
ING
PERFORMANCE:
Net asset value,
beginning
of period........  $    13.52  $  11.92  $  12.16  $ 10.37  $ 10.79  $ 10.00
                   ----------  --------  --------  -------  -------  -------
 Investment in-
 come -- net.....         .60       .39       .36      .55      .60      .45
 Realized and
 unrealized gain
 (loss) on
 investments and
 foreign currency
 transactions --
  net............        (.31)     2.14       .89     2.24     (.16)     .48
                   ----------  --------  --------  -------  -------  -------
Total from in-
vestment
operations.......         .29      2.53      1.25     2.79      .44      .93
                   ----------  --------  --------  -------  -------  -------
Less dividends
and distribu-
tions:
 Investment in-
 come -- net.....        (.51)     (.81)     (.89)    (.45)    (.66)    (.14)
 Realized gain on
 investments --
  net............        (.23)     (.12)     (.60)    (.55)    (.20)     --
                   ----------  --------  --------  -------  -------  -------
Total dividends
and
distributions....        (.74)     (.93)    (1.49)   (1.00)    (.86)    (.14)
                   ----------  --------  --------  -------  -------  -------
Net asset value,
end of period....  $    13.07  $  13.52  $  11.92  $ 12.16  $ 10.37  $ 10.79
                   ==========  ========  ========  =======  =======  =======
TOTAL INVESTMENT
RETURN**
Based on net as-
set value per
share............        2.14%    22.61%    11.78%   28.89%    3.91%    9.34%++
                   ==========  ========  ========  =======  =======  =======
RATIOS TO AVERAGE
NET ASSETS:
Expenses, exclud-
ing
distribution
fees.............         .89%      .93%     1.07%    1.29%    1.29%    1.37%*
                   ==========  ========  ========  =======  =======  =======
Expenses.........         .89%      .93%     1.07%    1.29%    1.29%    1.37%*
                   ==========  ========  ========  =======  =======  =======
Investment in-
come--net........        4.60%     3.90%    10.82%    8.96%    4.37%    5.31%*
                   ==========  ========  ========  =======  =======  =======
SUPPLEMENTAL DA-
TA:
Net assets, end
of period (in
thousands).......  $1,357,906  $917,806  $245,839  $72,702  $49,691  $47,172
                   ==========  ========  ========  =======  =======  =======
Portfolio turn-
over.............       57.04%    50.35%    59.56%   81.21%  129.51%   88.59%
                   ==========  ========  ========  =======  =======  =======
                                            CLASS B                                  CLASS C    CLASS D
                   ----------------------------------------------------------------- ---------- ----------
                                                                         FOR THE     FOR THE    FOR THE
                                                                          PERIOD      PERIOD     PERIOD
                                                                         FEB. 3,     OCT. 21,   OCT. 21,
                            FOR THE YEAR ENDED OCTOBER 31,               1989+ TO    1994+ TO   1994+ TO
                   ----------------------------------------------------- OCT. 31,    OCT. 31,   OCT. 31,
                      1994        1993       1992      1991      1990      1989        1994       1994
                   ----------- ----------- --------- --------- --------- ----------- ---------- ----------
INCREASE (DE-
CREASE) IN NET
ASSET VALUE:
PER SHARE OPERAT-
ING
PERFORMANCE:
Net asset value,
beginning
of period........  $    13.38  $    11.83  $  12.10  $  10.33  $  10.73  $  10.00     $12.91     $13.07
                   ----------- ----------- --------- --------- --------- ----------- ---------- ----------
 Investment in-
 come -- net.....         .46         .28       .22       .44       .49       .38        .01        .01
 Realized and
 unrealized gain
 (loss) on
 investments and
 foreign currency
 transactions --
  net............        (.31)       2.11       .91      2.22      (.16)      .47       (.01)       --
                   ----------- ----------- --------- --------- --------- ----------- ---------- ----------
Total from in-
vestment
operations.......         .15        2.39      1.13      2.66       .33       .85        --         .01
                   ----------- ----------- --------- --------- --------- ----------- ---------- ----------
Less dividends
and distribu-
tions:
 Investment in-
 come -- net.....        (.39)       (.72)     (.80)     (.34)     (.53)     (.12)       --         --
 Realized gain on
 investments --
  net............        (.23)       (.12)     (.60)     (.55)     (.20)      --         --         --
                   ----------- ----------- --------- --------- --------- ----------- ---------- ----------
Total dividends
and
distributions....        (.62)       (.84)    (1.40)     (.89)     (.73)     (.12)       --         --
                   ----------- ----------- --------- --------- --------- ----------- ---------- ----------
Net asset value,
end of period....  $    12.91  $    13.38  $  11.83  $  12.10  $  10.33  $  10.73     $12.91     $13.08
                   =========== =========== ========= ========= ========= =========== ========== ==========
TOTAL INVESTMENT
RETURN**
Based on net as-
set value per
share............        1.13%      21.42%    10.64%    27.48%     2.93%     8.50%++     .00%++     .08%++
                   =========== =========== ========= ========= ========= =========== ========== ==========
RATIOS TO AVERAGE
NET ASSETS:
Expenses, exclud-
ing
distribution
fees.............         .91%        .95%     1.09%     1.31%     1.31%     1.40%*     1.44%*     1.44%*
                   =========== =========== ========= ========= ========= =========== ========== ==========
Expenses.........        1.91%       1.95%     2.09%     2.31%     2.31%     2.40%*     2.44%*     1.69%*
                   =========== =========== ========= ========= ========= =========== ========== ==========
Investment in-
come--net........        3.58%       2.87%    11.95%     7.98%     3.35%     4.29%*     3.71%*     4.46%*
                   =========== =========== ========= ========= ========= =========== ========== ==========
SUPPLEMENTAL DA-
TA:
Net assets, end
of period (in
thousands).......  $6,457,130  $4,299,545  $958,949  $161,328  $115,682  $113,649     $7,347     $4,968
                   =========== =========== ========= ========= ========= =========== ========== ==========
Portfolio turn-
over.............       57.04%      50.35%    59.56%    81.21%   129.51%    88.59%     57.04%     57.04%
                   =========== =========== ========= ========= ========= =========== ========== ==========

----
 +Commencement of Operations.
++Aggregate total investment return.
 *Annualized.
**Total investment returns exclude the effects of sales loads.

                             SPECIAL CONSIDERATIONS

  As a global fund, the Fund may invest in U.S. and foreign securities. Investments in securities of foreign entities and securities denominated in foreign currencies involve risks not typically involved in domestic investment, including, but not limited to, fluctuations in foreign exchange rates, future foreign political and economic developments, and the possible imposition of exchange controls or other foreign or U.S. governmental laws or restrictions applicable to such investments. Since the Fund may invest in securities denominated or quoted in currencies other than the U.S. dollar, changes in foreign currency exchange rates may affect the value of investments in the portfolio and the unrealized appreciation or depreciation of investments insofar as U.S. investors are concerned. Changes in foreign currency exchange rates relative to the U.S. dollar will affect the U.S. dollar value of the Fund's assets denominated in those currencies and the Fund's yield on such assets. Foreign currency exchange rates are determined by forces of supply and demand on the foreign exchange markets. These forces are, in turn, affected by the international balance of payments and other economic and financial conditions, government intervention, speculation, and other factors. Moreover, individual foreign economies may differ favorably or unfavorably from the U.S. economy in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payments position.

  With respect to certain foreign countries, there is the possibility of expropriation of assets, confiscatory taxation, political or social instability or diplomatic developments which could affect investment in those countries. There may be less publicly available information about a foreign financial instrument than about a U.S. instrument, and foreign entities may not be subject to accounting, auditing and financial reporting standards and requirements comparable to those to which U.S. entities are subject. In addition, certain foreign investments may be subject to foreign withholding taxes. Investors may be able to deduct such taxes in computing their taxable income or to use such amounts as credits against their U.S. income taxes if more than 50% of the Fund's total assets at the close of any taxable year consists of stock or securities in foreign corporations. See "Additional Information -- Taxes". Foreign financial markets, while generally growing in volume, typically have substantially less volume than U.S. markets, and securities of many foreign companies are less liquid and their prices more volatile than securities of comparable domestic companies. Foreign markets also have different clearance and settlement procedures and in certain markets there have been times when settlements have been unable to keep pace with the volume of securities transactions, making it difficult to conduct such transactions. Delays or other problems in settlement could result in temporary periods when assets of the Fund are uninvested and no return is earned thereon. The inability of the Fund to make intended security purchases due to settlement problems could cause the Fund to miss attractive investment opportunities. Inability to dispose of portfolio securities due to settlement problems could result either in losses to the Fund due to subsequent declines in value of the portfolio security or, if the Fund has entered into a contract to sell the security, could result in possible liability to the purchaser. Costs associated with transactions in foreign securities are generally higher than with transactions in U.S. securities. There is generally less government supervision and regulation of exchanges, financial institutions and issuers in foreign countries than there is in the United States.

  The operating expense ratio of the Fund can be expected to be higher than that of an investment company investing exclusively in U.S. securities because the expenses of the Fund, such as custodial costs, are higher.

  The Fund may engage in various portfolio strategies to seek to increase its return through the use of options on portfolio securities and to hedge its portfolio against movements in the securities markets, interest rates and exchange rates between currencies by the use of options, futures and options thereon. Utilization of options and futures transactions involves the risk of imperfect correlation in movements in the price of options and futures and movements in the price of the securities, interest rates or currencies which are the subject of the hedge. There can be no assurance that a liquid secondary market for options and futures contracts will exist at any specific time. See "Investment Objective and Policies -- Portfolio Strategies Involving Options and Futures".

  The Fund has established no rating criteria for the fixed income securities in which it may invest. Securities rated in the medium to lower rating categories of nationally recognized statistical rating organizations are predominately speculative with respect to the capacity to pay interest and repay principal in accordance with the terms of the security and generally involve a greater volatility of price than securities in higher rating categories. The Fund does not intend to purchase securities that are in default.

  The net asset value of the Fund's shares, to the extent the Fund invests in fixed income securities, will be affected by changes in the general level of interest rates. When interest rates decline, the value of a portfolio of fixed income securities can be expected to rise. Conversely, when interest rates rise, the value of a portfolio of fixed income securities can be expected to decline.

  As a non-diversified investment company, the Fund may invest a larger percentage of its assets in individual issuers than a diversified investment company. In this regard, the Fund is not subject to the general limitation that it not invest more than 5% of its total assets in the securities of any one issuer. To the extent the Fund makes investments in excess of 5% of its assets in a particular issuer, its exposure to credit and market risks associated with that issuer is increased. However, the Fund's investments will be limited so as to qualify for the special tax treatment afforded "regulated investment companies" under the Internal Revenue Code of 1986, as amended. See "Additional Information--Taxes".

                       INVESTMENT OBJECTIVE AND POLICIES

  The Fund is a non-diversified, open-end management investment company. The Fund's investment objective is to seek a high total investment return, consistent with prudent risk, through a fully-managed investment policy utilizing United States and foreign equity, debt and money market securities the combination of which will be varied from time to time both with respect to types of securities and markets in response to changing market and economic trends. Total investment return is the aggregate of capital value changes and income. This objective is a fundamental policy which the Fund may not change without a vote of a majority of the Fund's outstanding voting securities. There can be no assurance that the Fund's investment objective will be achieved. The Fund may employ a variety of instruments and techniques to enhance income and to hedge against market and currency risk, as described under "Portfolio Strategies Involving Options and Futures" below.

  The Fund will invest in a portfolio of U.S. and foreign equity, debt and money market securities. The composition of the portfolio among these securities and markets will be varied from time to time by the Manager, in response to changing market and economic trends. This fully managed investment approach provides the Fund with the opportunity to benefit from anticipated shifts in the relative performance of different types of securities and different capital markets. For example, at times the Fund may emphasize investments in equity securities in anticipation of significant advances in stock markets and at times may emphasize debt securities in anticipation of significant declines in interest rates. Similarly, the Fund may emphasize foreign markets in its security selection when such markets are expected to outperform, in U.S. dollar terms, the U.S. markets. The Fund will seek to identify longer-term structural or cyclical changes in the various economies and markets of the world which are expected to benefit certain capital markets and certain securities in those markets to a greater extent than other investment opportunities.

  In determining the allocation of assets among capital markets, the Manager will consider, among other factors, the relative valuation, condition and growth potential of the various economies, including current and anticipated changes in the rates of economic growth, rates of inflation, corporate profits, capital reinvestment, resources, self-sufficiency, balance of payments, governmental deficits or surpluses and other pertinent financial, social and political factors which may affect such markets. In allocating among equity, debt and money market securities within each market, the Manager also will consider the relative opportunity for capital appreciation of equity and debt securities, dividend yields, and the level of interest rates paid on debt securities of various maturities.

  In selecting securities denominated in foreign currencies, the Manager will consider, among other factors, the effect of movement in currency exchange rates on the U.S. dollar value of such securities. An increase in the value of a currency will increase the total return to the Fund of securities denominated in such currency. Conversely, a decline in the value of the currency will reduce the total return. The Manager may seek to hedge all or a portion of the Fund's foreign securities through the use of forward foreign currency contracts, currency options, futures contracts and options thereon. See "Portfolio Strategies Involving Options and Futures" below.

  While there are no prescribed limits on the geographical allocation of the Fund's assets, the Manager anticipates that it will invest primarily in the securities of corporate and governmental issuers domiciled or located in the U.S., Canada, Western Europe and the Far East. In addition, the Manager anticipates that a portion of the Fund's assets normally will be invested in the U.S. securities markets and the other major capital markets. Under normal conditions, the Fund's investments will be denominated in at least three currencies or multinational currency units. However, the Fund reserves the right to invest substantially all of its assets in U.S. markets or U.S. dollar-denominated obligations when the Manager believes market conditions warrant such investment.

  Similarly, there are no prescribed limits on the allocation of the Fund's assets among equity, debt and money market securities. Therefore, at any given time, the Fund's assets may be primarily invested in equity, debt or money market securities or in any combination thereof. However, the Manager anticipates that the Fund's portfolio generally will include both equity and debt securities.

EQUITY SECURITIES

  Within the portion of the Fund's portfolio allocated to equity securities, the Manager will seek to identify the securities of companies and industry sectors which are expected to provide high total return relative to alternative equity investments. The Fund generally will seek to invest in securities the Manager believes to be undervalued. Undervalued issues include securities selling at a discount from the price-to-book value ratios and price/earnings ratios computed with respect to the relevant stock market averages. The Fund may also consider as undervalued, securities selling at a discount from their historic price-to-book value or price/earnings ratios, even though these ratios may be above the ratios for the stock market averages. Securities offering dividend yields higher than the yields for the relevant stock market averages or higher than such securities' historic yield may also be considered to be undervalued. The Fund may also invest in the securities of small and emerging growth companies when such companies are expected to provide a higher total return than other equity investments. Such companies are characterized by rapid historical growth rates, above-average returns on equity or special investment value in terms of their products or services, research capabilities or other unique attributes. The Manager will seek to identify small and emerging growth companies that possess superior management, marketing ability, research and product development skills and sound balance sheets. Investment in the securities of small and emerging growth companies involves greater risk than investment in larger, more established companies. Such risks include the fact that securities of small or emerging growth companies may be subject to more abrupt or erratic market movements than larger, more established companies or the market average in general. Also, these companies may have limited product lines, markets or financial resources, or they may be dependent on a limited management group.

  There may be periods when market and economic conditions exist that favor certain types of tangible assets as compared to other types of investments. For example, the value of precious metals can be expected to benefit from such factors as rising inflationary pressures or other economic, political or financial uncertainty or instability. Real estate values, which are influenced by a variety of economic, financial and local factors, tend to be cyclical in nature. During periods when the Manager believes that conditions favor a particular real asset as compared to other investment opportunities, the Fund may emphasize investments related to that asset such as investments in precious metal-related securities or real estate-related securities as described below. The Fund may invest up to 25% of its total assets in any particular industry sector.

  Precious Metal-Related Securities. Precious metal-related securities are equity securities of companies that explore for, extract, process or deal in precious metals, i.e., gold, silver and platinum, and asset-based securities indexed to the value of such metals. Based on historical experience, during periods of economic or financial instability the securities of such companies may be subject to extreme price fluctuations, reflecting the high volatility of precious metal prices during such periods. In addition, the instability of precious metal prices may result in volatile earnings of precious metal-related companies which, in turn, may affect adversely the financial condition of such companies. Asset-based securities are debt securities, preferred stock or convertible securities, the principal amount, redemption terms or conversion terms of which are related to the market price of some precious metal such as gold bullion. The Fund will purchase only asset-based securities which are rated, or are issued by issuers that have outstanding debt obligations rated, BBB or better by Standard & Poor's Ratings Group ("S&P") or Baa or better by Moody's Investors Service, Inc. ("Moody's") or commercial paper rated A-1 by S&P or Prime-1 by Moody's or of issuers that the Manager has determined to be of similar creditworthiness. Securities rated BBB by S&P or Baa by Moody's, while considered "investment grade", have certain speculative characteristics. If the asset-based security is backed by a bank letter of credit or other similar facility, the Manager may take such backing into account in determining the creditworthiness of the issuer.

  Real Estate-Related Securities. The real estate-related securities which will be emphasized are equity and convertible debt securities of real estate investment trusts, which own income-producing properties, and mortgage real estate investment trusts which make various types of mortgage loans often combined with equity features. The securities of such trusts generally pay above average dividends and may offer the potential for capital appreciation. Such securities may be subject to the risks customarily associated with the real estate industry, including declines in the value of the real estate investments of the trusts. Real estate values are affected by numerous factors including (i) governmental regulation (such as zoning and environmental laws) and changes in tax laws; (ii) operating costs; (iii) the location and the attractiveness of the properties; (iv) changes in economic conditions (such as fluctuations in interest and inflation rates and business conditions); and (v) supply and demand for improved real estate. Such trusts also are dependent on management skill and may not be diversified in their investments.

  Indexed and Inverse Securities. The Fund may invest in securities whose potential investment return is based on the change in particular measurements of value and/or rate (an "index"). As an illustration, the Fund may invest in a security that pays interest and returns principal based on the change in an index of interest rates or of the value of a precious or industrial metal. Interest and principal payable on a security may also be based on relative changes among particular indices. In addition, the Fund may invest in securities whose potential investment return is inversely based on the change in particular indices. For example, the Fund may invest in securities that pay a higher rate of interest and principal when a particular index decreases and pay a lower rate of interest and principal when the value of the index increases. To the extent that the Fund invests in such types of securities, it will be subject to the risks associated with changes in the particular indices, which may include reduced or eliminated interest payments and losses of invested principal.

  Certain indexed securities, including certain inverse securities, may have the effect of providing a degree of investment leverage, because they may increase or decrease in value at a rate that is a multiple of the changes in applicable indices. As a result, the market value of such securities will generally be more volatile than the market values of fixed-rate securities. The Fund believes that indexed securities, including inverse securities, represent flexible portfolio management instruments that may allow the Fund to seek potential investment rewards, hedge other portfolio positions, or vary the degree of portfolio leverage relatively efficiently under different market conditions.

DEBT SECURITIES

  The debt securities in which the Fund may invest include securities issued or guaranteed by the U.S. Government and its agencies or instrumentalities, by foreign governments (including foreign states, provinces and municipalities) and agencies or instrumentalities thereof and debt obligations issued by U.S. and foreign entities. Such securities may include mortgage-backed securities issued or guaranteed by governmental entities or by private issuers. In addition, the Fund may invest in debt securities issued or guaranteed by international organizations designed or supported by multiple governmental entities (which are not obligations of the U.S. Government or foreign governments) to promote economic reconstruction or development ("supranational entities") such as the International Bank for Reconstruction and Development (the "World Bank").

  U.S. Government securities include: (i) U.S. Treasury obligations (bills, notes and bonds), which differ in their interest rates, maturities and times of issuance, all of which are backed by the full faith and credit of the U.S.; and
(ii) obligations issued or guaranteed by U.S. Government agencies or instrumentalities, including government guaranteed mortgage-related securities, some of which are backed by the full faith and credit of the U.S. Treasury (e.g., direct pass-through certificates of the Government National Mortgage Association), some of which are supported by the right of the issuer to borrow from the U.S. Government (e.g., obligations of Federal Home Loan Banks) and some of which are backed only by the credit of the issuer itself (e.g., obligations of the Student Loan Marketing Association).

  In the case of mortgage-related securities, prepayments occur when the holder of an individual mortgage prepays the remaining principal before the mortgage's scheduled maturity date. As a result of the pass-through of prepayments of principal on the underlying securities, a mortgage-related security is often subject to more rapid prepayment of principal than its stated maturity would indicate. Because the prepayment characteristics of the underlying mortgages vary, it is not possible to predict accurately the realized yield or average life of a particular issue of pass-through certificates. Prepayment rates are important because of their effect on the yield and price of the securities. Accelerated prepayments adversely impact yields for pass-through securities purchased at a premium (i.e., a price in excess of principal amount) and may involve additional risk of loss of principal because the premium may not have been fully amortized at the time the obligation is repaid. The opposite is true for pass-through securities purchased at a discount. The Fund may purchase mortgage-related securities at a premium or at a discount.

  The obligations of foreign governmental entities have various kinds of government support and include obligations issued or guaranteed by foreign governmental entities with taxing power. These obligations may or may not be supported by the full faith and credit of a foreign government. The Fund will invest in foreign government securities of issuers considered stable by the Manager. The Manager does not believe that the credit risk inherent in the obligations of stable foreign governments is significantly greater than that of U.S. Government securities.

  The Fund is authorized to invest in debt securities of governmental issuers and of corporate issuers, including convertible debt securities, rated BBB or better by S&P or Baa or better by Moody's or which, in the Manager's judgment, possess similar credit characteristics ("investment grade bonds"). Debt securities ranked in the fourth highest rating category, while considered "investment grade", have more speculative characteristics and are more likely to be downgraded than securities rated in the three highest rating categories. See the Statement of Additional Information for more information regarding ratings of debt securities. The Manager considers the ratings assigned by S&P and Moody's as one of several factors in its independent credit analysis of issuers.

  The Fund is also authorized to invest a portion of its debt portfolio in fixed income securities of governmental issuers and of corporate issuers rated below investment grade by a nationally recognized rating agency or in unrated securities which, in the Manager's judgment, possess similar credit characteristics ("high yield bonds"). The Fund's Board of Directors has adopted a policy that the Fund will not invest more than 35% of its assets in obligations rated below Baa or BBB by Moody's or S&P, respectively. Investment in high yield bonds (which are sometimes referred to as "junk" bonds) involves substantial risk. Investments in high yield bonds will be made only when, in the judgment of the Manager, such securities provide attractive total return potential, relative to the risk of such securities, as compared to higher quality debt securities. Securities rated BB or lower by S&P or Ba or lower by Moody's are considered by those rating agencies to have varying degrees of speculative characteristics. Consequently, although high yield bonds can be expected to provide higher yields, such securities may be subject to greater market price fluctuations and risk of loss of principal than lower yielding, higher rated fixed income securities. The Fund will not invest in debt securities in the lowest rating categories (CC or lower for S&P or Ca or lower for Moody's) unless the Manager believes that the financial condition of the issuer or the protection afforded the particular securities is stronger than would otherwise be indicated by such low ratings. See the Statement of Additional Information for additional information regarding high yield bonds. Although the Fund may invest in preferred stock rated below investment grade, an investment in an equity security such as preferred stock is not subject to the above noted percentage restriction applicable to the Fund's investments in non-investment grade debt securities.

  High yield bonds may be issued by less creditworthy companies or by larger, highly leveraged companies and are frequently issued in corporate restructurings such as mergers and leveraged buyouts. Such securities are particularly vulnerable to adverse changes in the issuer's industry and in general economic conditions. High yield bonds frequently are junior obligations of their issuers, so that in the event of the issuer's bankruptcy, claims of the holders of high yield bonds will be satisfied only after satisfaction of the claims of senior securityholders. While the high yield bonds in which the Fund may invest normally do not include securities which, at the time of investment, are in default or the issuers of which are in bankruptcy, there can be no assurance that such events will not occur after the Fund purchases a particular security, in which case the Fund may experience losses and incur costs.

  High yield bonds tend to be more volatile than higher rated fixed income securities so that adverse economic events may have a greater impact on the prices of high yield bonds than on higher rated fixed income securities. Like higher rated fixed income securities, high yield bonds are generally purchased and sold through dealers who make a market in such securities for their own accounts. However, there are fewer dealers in the high yield bond market which may be less liquid than the market for higher rated fixed income securities even under normal economic conditions. Also, there may be significant disparities in the prices quoted for high yield bonds by various dealers. Adverse economic conditions or investor perceptions (whether or not based on economic fundamentals) may impair the liquidity of this market and may cause the prices the Fund receives for its high yield bonds to be reduced, or the Fund may experience difficulty in liquidating a portion of its portfolio. Under such conditions, judgment may play a greater role in valuing certain of the Fund's portfolio securities than in the case of securities trading in a more liquid market.

  The average maturity of the Fund's portfolio of debt securities will vary based on the Manager's assessment of pertinent economic market conditions. As with all debt securities, changes in market yields will affect the value of such securities. Prices generally increase when interest rates decline and decrease when interest rates rise. Prices of longer term securities generally fluctuate more in response to interest rate changes than do shorter term securities.

MONEY MARKET SECURITIES

  Money market securities in which the Fund may invest consist of short-term securities issued or guaranteed by the U.S. Government and its agencies and instrumentalities; commercial paper, including variable amount master demand notes, rated at least "A" by S&P or "Prime" by Moody's; and repurchase agreements, purchase and sale contracts, and money market instruments issued by commercial banks, domestic savings banks, and savings and loan associations with total assets of at least one billion dollars. The obligations of commercial banks may be issued by U.S. banks, foreign branches of U.S. banks ("Eurodollar" obligations) or U.S. branches of foreign banks ("Yankeedollar" obligations).

PORTFOLIO STRATEGIES INVOLVING OPTIONS AND FUTURES

  The Fund may engage in various portfolio strategies to seek to increase its return through the use of options on portfolio securities and to hedge its portfolio against adverse movements in the equity, debt and currency markets. The Fund has authority to write (i.e., sell) covered put and call options on its portfolio securities, purchase put and call options on securities and engage in transactions in stock index options, stock index futures and financial futures, and related options on such futures. The Fund may also deal in forward foreign exchange transactions and foreign currency options and futures, and related options on such futures. Each of these portfolio strategies is described below. Although certain risks are involved in options and futures transactions (as discussed below and in "Risk Factors in Options and Futures Transactions" further below), the Manager believes that, because the Fund will (i) write only covered options on portfolio securities and (ii) engage in other options and futures transactions only for hedging purposes, the options and futures portfolio strategies of the Fund will not subject the Fund to the risks frequently associated with the speculative use of options and futures transactions. While the Fund's use of hedging strategies is intended to reduce the volatility of the net asset value of its shares, the net asset value of the Fund's shares will fluctuate. There can be no assurance that the Fund's hedging transactions will be effective. Furthermore, the Fund will only engage in hedging activities from time to time and may not necessarily be engaging in hedging activities when movements in the equity, debt and currency markets occur. Reference is made to the Statement of Additional Information for further information concerning these strategies.

  Writing Covered Options. The Fund is authorized to write (i.e., sell) covered call options on the securities in which it may invest and to enter into closing purchase transactions with respect to certain of such options. A covered call option is an option where the Fund, in return for a premium, gives another party a right to buy specified securities owned by the Fund at a specified future date and price set at the time of the contract. The principal reason for writing call options is to attempt to realize, through the receipt of premiums, a greater return than would be realized on the securities alone. By writing covered call options, the Fund gives up the opportunity, while the option is in effect, to profit from any price increase in the underlying security above the option exercise price. In addition, the Fund's ability to sell the underlying security will be limited while the option is in effect unless the Fund effects a closing purchase transaction. A closing purchase transaction cancels out the Fund's position as the writer of an option by means of an offsetting purchase of an identical option prior to the expiration of the option it has written. Covered call options serve as a partial hedge against the price of the underlying security declining.

  The Fund also may write put options which give the holder of the option the right to sell the underlying security to the Fund at the stated exercise price. The Fund will receive a premium for writing a put option which increases the Fund's return. The Fund writes only covered put options which means that so long as the Fund is obligated as the writer of the option it will, through its custodian, have deposited and maintained cash, cash equivalents, U.S. Government securities or other high grade liquid debt or equity securities denominated in U.S. dollars or non-U.S. currencies with a securities depository with a value equal to or greater than the exercise price of the underlying securities. By writing a put, the Fund will be obligated to purchase the underlying security at a price that may be higher than the market value of that security at the time of exercise for as long as the option is outstanding. The Fund may engage in closing transactions in order to terminate put options that it has written.

  Purchasing Options. The Fund is authorized to purchase put options to hedge against a decline in the market value of its securities. By buying a put option the Fund has a right to sell the underlying security at the stated exercise price, thus limiting the Fund's risk of loss through a decline in the market value of the security until the put option expires. The amount of any appreciation in the value of the underlying security will be partially offset by the amount of the premium paid for the put option and any related transaction costs. Prior to its expiration, a put option may be sold in a closing sale transaction and profit or loss from the sale will depend on whether the amount received is more or less than the premium paid for the put option plus the related transaction costs. A closing sale transaction cancels out the Fund's position as the purchaser of an option by means of an offsetting sale of an identical option prior to the expiration of the option it has purchased. In certain circumstances, the Fund may purchase call options on securities held in its portfolio on which it has written call options or on securities which it intends to purchase. The Fund will not purchase options on securities (including stock index options discussed below) if, as a result of such purchase, the aggregate cost of all outstanding options on securities held by the Fund would exceed 5% of the market value of the Fund's total assets.

  Stock Index Options and Futures and Financial Futures. The Fund is authorized to engage in transactions in stock index options and futures and financial futures, and related options on such futures. The Fund may purchase or write put and call options on stock indices to hedge against the risks of market-wide stock price movements in the securities in which the Fund invests. Options on indices are similar to options on securities except that, on settlement, the parties to the contract pay or receive an amount of cash equal to the difference between the closing value of the index on the relevant valuation date and the exercise price of the option times a specified multiple. The Fund may invest in stock index options based on a broad market index, e.g., the S&P 500 Index, or on a narrow index representing an industry or market segment, e.g., the AMEX Oil & Gas Index.

  The Fund may also purchase and sell stock index futures contracts and financial futures contracts ("futures contracts") as a hedge against adverse changes in the market value of its portfolio securities as described below. A futures contract is an agreement between two parties which obligates the purchaser of the futures contract to buy and the seller of a futures contract to sell a particular commodity for a set price on a future date. Unlike most other futures contracts, a stock index futures contract does not require actual delivery of a commodity, in this case securities, but results in cash settlement based upon the difference in value of the stock index between the time the contract was entered into and the time of its settlement. The Fund may effect transactions in stock index futures contracts in connection with the equity securities in which it invests and in financial futures contracts in connection with the debt securities in which it invests. Transactions by the Fund in stock index futures and financial futures are subject to limitations as described below under "Restrictions on the Use of Futures Transactions".

  The Fund may sell financial futures contracts in anticipation of an increase in the general level of interest rates. Generally, as interest rates rise, the market values of fixed-income securities which may be held by the Fund as a temporary defensive measure will fall, thus reducing the net asset value of the Fund. However, as interest rates rise, the value of the Fund's short position in the futures contract will also tend to increase, thus offsetting all or a portion of the depreciation in the market value of the Fund's investments which are being hedged. While the Fund will incur commission expenses in selling and closing out futures positions, these commissions are generally less than the transaction expenses which the Fund would have incurred had the Fund sold portfolio securities in order to reduce its exposure to increases in interest rates. The Fund also may purchase financial futures contracts in anticipation of a decline in interest rates when it is not fully invested in a particular market in which it intends to make investments to gain market exposure that may in part or entirely offset an increase in the cost of securities it intends to purchase. It is anticipated that, in a substantial majority of these transactions, the Fund will purchase securities upon termination of the futures contract.

  The Fund may sell futures contracts in anticipation of or during a market decline to attempt to offset the decrease in market value of the Fund's securities portfolio that might otherwise result. When the Fund is not fully invested in the securities markets and anticipates a significant advance, it may purchase futures in order to gain rapid market exposure that may in part or entirely offset increases in the cost of securities that the Fund intends to purchase. As such purchases are made, an equivalent amount of futures contracts will be terminated by offsetting sales. The Fund does not consider purchases of futures contracts to be a speculative practice under these circumstances. It is anticipated that, in a substantial majority of these transactions, the Fund will purchase such securities upon termination of the long futures position, whether the long position is the purchase of a futures contract or the purchase of a call option or the writing of a put option on a future, but under unusual circumstances (e.g., the Fund experiences a significant amount of redemptions), a long futures position may be terminated without the corresponding purchase of securities.

  The Fund also has authority to purchase and write call and put options on futures contracts and stock indices in connection with its hedging activities. Generally, these strategies are utilized under the same market and market sector conditions (i.e., conditions relating to specific types of investments) in which the Fund enters into futures transactions. The Fund may purchase put options or write call options on futures contracts and stock indices rather than selling the underlying futures contract in anticipation of a decrease in the market value of its securities. Similarly, the Fund may purchase call options, or write put options on futures contracts and stock indices, as a substitute for the purchase of such futures to hedge against the increased cost resulting from an increase in the market value of securities which the Fund intends to purchase.

  The Fund may engage in options and futures transactions on U.S. and foreign exchanges and in options in the over-the-counter markets ("OTC options"). In general, exchange-traded contracts are third-party contracts (i.e., performance of the parties' obligations is guaranteed by an exchange or clearing corporation) with standardized strike prices and expiration dates. OTC options transactions are two-party contracts with prices and terms negotiated by the buyer and seller. See "Restrictions on OTC Options" below for information as to restrictions on the use of OTC options.

  Foreign Currency Hedging. The Fund has authority to deal in forward foreign exchange among currencies of the different countries in which it will invest and multinational currency units as a hedge against possible variations in the foreign exchange rates among these currencies. This is accomplished through contractual agreements to purchase or sell a specified currency at a specified future date and price set at the time of the contract. The Fund's dealings in forward foreign exchange will be limited to hedging involving either specific transactions or portfolio positions. Transaction hedging is the purchase or sale of forward foreign currency with respect to specific receivables or payables of the Fund accruing in connection with the purchase and sale of its portfolio securities, the sale and redemption of shares of the Fund or the payment of dividends and distributions by the Fund. Position hedging is the sale of forward foreign currency with respect to portfolio security positions denominated or quoted in such foreign currency. The Fund will not speculate in forward foreign exchange. Hedging against a decline in the value of a currency does not eliminate fluctuations in the prices of portfolio securities or prevent losses if the prices of such securities decline. Such transactions also preclude the opportunity for gain if the value of the hedged currency should rise. Moreover, it may not be possible for the Fund to hedge against a devaluation that is so generally anticipated that the Fund is not able to contract to sell the currency at a price above the devaluation level the Manager anticipates.

  The Fund is also authorized to purchase or sell listed or over-the-counter foreign currency options, foreign currency futures and related options on foreign currency futures as a short or long hedge against possible variations in foreign exchange rates. Such transactions may be effected with respect to hedges on non-U.S. dollar denominated securities owned by the Fund, sold by the Fund but not yet delivered, or committed or anticipated to be purchased by the Fund. As an illustration, the Fund may use such techniques to hedge the stated value in U.S. dollars of an investment in a yen denominated security. In such circumstances, for example, the Fund may purchase a foreign currency put option enabling it to sell a specified amount of yen for dollars at a specified price by a future date. To the extent the hedge is successful, a loss in the value of the yen relative to the dollar will tend to be offset by an increase in the value of the put option. To offset, in whole or in part, the cost of acquiring such a put option, the Fund may also sell a call option which, if exercised, requires it to sell a specified amount of yen for dollars at a specified price by a future date (a technique called a "straddle"). By selling such a call option in this illustration, the Fund gives up the opportunity to profit without limit from increases in the relative value of the yen to the dollar. The Manager believes that "straddles" of the type which may be utilized by the Fund constitute hedging transactions and are consistent with the policies described above.

  Certain differences exist between these foreign currency hedging instruments. Foreign currency options provide the holder thereof the right to buy or sell a currency at a fixed price on a future date. A futures contract on a foreign currency is an agreement between two parties to buy and sell a specified amount of a currency for a set price on a future date. Futures contracts and options on futures contracts are traded on boards of trade or futures exchanges. The Fund will not speculate in foreign currency options, futures or related options. Accordingly, the Fund will not hedge a currency substantially in excess of the market value of securities which it has committed or anticipates to purchase which are denominated in such currency and, in the case of securities which have been sold by the Fund but not yet delivered, the proceeds thereof in its denominated currency. The Fund may not incur potential net liabilities of more than 20% of its total assets from foreign currency options, futures or related options.

  Restrictions on the Use of Futures Transactions. Regulations of the Commodity Futures Trading Commission ("CFTC") applicable to the Fund provide that the futures trading activities described herein will not result in the Fund being deemed a "commodity pool", as defined under such regulations if the Fund adheres to certain restrictions. In particular, the Fund may purchase and sell futures contracts and options thereon (i) for bona fide hedging purposes, and
(ii) for non-hedging purposes, if the aggregate initial margin and premiums required to establish positions in such contracts and options does not exceed 5% of the liquidation value of the Fund's portfolio, after taking into account unrealized profits and unrealized losses on any such contracts and options. These restrictions are in addition to other restrictions on the Fund's hedging activities mentioned herein.

  When the Fund purchases a futures contract, or writes a put option or purchases a call option thereon, an amount of cash and cash equivalents will be deposited in a segregated account with the Fund's custodian so that the amount so segregated, plus the amount of initial and variation margin held in the account of its broker, equals the market value of the futures contract, thereby ensuring that the use of such futures contract is unleveraged.

  Restrictions on OTC Options. The Fund will engage in OTC options, including over-the-counter stock index options, over-the-counter foreign currency options and options on foreign currency futures, only with member banks of the Federal Reserve System and primary dealers in U.S. Government securities or with affiliates of such banks or dealers which have capital of at least $50 million or whose obligations are guaranteed by an entity having capital of at least $50 million.

  The staff of the Securities and Exchange Commission has taken the position that purchased OTC options and the assets used as cover for written OTC options are illiquid securities. Therefore, the Fund has adopted an investment policy pursuant to which it will not purchase or sell OTC options (including OTC options on futures contracts) if, as a result of such transaction, the sum of the market value of OTC options currently outstanding which are held by the Fund, the market value of the underlying securities covered by OTC call options currently outstanding which were sold by the Fund and margin deposits on the Fund's existing OTC options on futures contracts exceeds 15% (10% to the extent required by certain state laws) of the total assets of the Fund, taken at market value, together with all other assets of the Fund which are illiquid or are not otherwise readily marketable. However, if the OTC option is sold by the Fund to a primary U.S. Government securities dealer recognized by the Federal Reserve Bank of New York and if the Fund has the unconditional contractual right to repurchase such OTC option from the dealer at a predetermined price, then the Fund will treat as illiquid such amount of the underlying securities as is equal to the repurchase price less the amount by which the option is "in-the-money" (i.e., current market value of the underlying security minus the option's strike price). The repurchase price with the primary dealers is typically a formula price which is generally based on a multiple of the premium received for the option, plus the amount by which the option is "in-the-money". This policy as to OTC options is not a fundamental policy of the Fund and may be amended by the Directors of the Fund without the approval of the Fund's shareholders. However, the Fund will not change or modify this policy prior to the change or modification by the Securities and Exchange Commission staff of its position.

  Risk Factors in Options and Futures Transactions. Utilization of options and futures transactions to hedge the portfolio involves the risk of imperfect correlation in movements in the price of options and futures and movements in the price of the securities or currencies which are the subject of the hedge. If the price of the options or futures moves more or less than the price of the hedged securities or currencies, the Fund will experience a gain or loss which will not be completely offset by movements in the price of the subject of the hedge. The successful use of options and futures also depends on the Manager's ability to correctly predict price movements in the market involved in a particular options or futures transaction. To compensate for imperfect correlations, the Fund may purchase or sell stock index options or futures contracts in a greater dollar amount than the hedged securities if the volatility of the hedged securities is historically greater than the volatility of the stock index options or futures contracts. Conversely, the Fund may purchase or sell fewer stock index options or futures contracts if the volatility of the price of the hedged securities is historically less than that of the stock index options or futures contracts. The risk of imperfect correlation generally tends to diminish as the maturity date of the stock index option or futures contract approaches.

  The Fund intends to enter into options and futures transactions, on an exchange or in the over-the-counter market, only if there appears to be a liquid secondary market for such options or futures or, in the case of over-the-counter transactions, the Manager believes the Fund can receive on each business day at least two independent bids or offers. However, there can be no assurance that a liquid secondary market will exist at any specific time. Thus, it may not be possible to close an options or futures position. The inability to close options and futures positions also could have an adverse impact on the Fund's ability to hedge effectively its portfolio. There is also the risk of loss by the Fund of margin deposits or collateral in the event of bankruptcy of a broker with whom the Fund has an open position in an option, a futures contract or related option.

  The exchanges on which the Fund intends to conduct options transactions have generally established limitations governing the maximum number of call or put options on the same underlying security or currency (whether or not covered) which may be written by a single investor, whether acting alone or in concert with others (regardless of whether such options are written on the same or different exchanges or are held or written on one or more accounts or through one or more brokers). "Trading limits" are imposed on the maximum number of contracts which any person may trade on a particular trading day. The Manager does not believe that these trading and position limits will have any adverse impact on the portfolio strategies for hedging the Fund's portfolio.

OTHER INVESTMENT POLICIES AND PRACTICES

  Non-Diversified Status. The Fund is classified as non-diversified within the meaning of the Investment Company Act, which means that the Fund is not limited by such Act in the proportion of its assets that it may invest in securities of a single issuer. However, the Fund's investments will be limited so as to qualify as a "regulated investment company" for purposes of the Internal Revenue Code of 1986, as amended. See "Additional Information -- Taxes". To qualify, among other requirements, the Fund will limit its investments so that, at the close of each quarter of the taxable year, (i) not more than 25% of the market value of the Fund's total assets will be invested in the securities of a single issuer and (ii) with respect to 50% of the market value of its total assets, not more than 5% of the market value of its total assets will be invested in the securities of a single issuer, and the Fund will not own more than 10% of the outstanding voting securities of a single issuer. A fund which elects to be classified as "diversified" under the Investment Company Act must satisfy the foregoing 5% and 10% requirements with respect to 75% of its total assets. To the extent that the Fund assumes large positions in the securities of a small number of issuers, the Fund's yield may fluctuate to a greater extent than that of a diversified company as a result of changes in the financial condition or in the market's assessment of the issuers.

  Portfolio Transactions. Since portfolio transactions may be effected on foreign securities exchanges, the Fund may incur settlement delays on certain of such exchanges. See "Special Considerations" above. Where possible, the Fund will deal directly with the dealers who make a market in the securities involved except in those circumstances where better prices and execution are available elsewhere. Such dealers usually are acting as principal for their own account. On occasion, securities may be purchased directly from the issuer. Such portfolio securities are generally traded on a net basis and do not normally involve either brokerage commissions or transfer taxes. Securities firms may receive brokerage commissions on certain portfolio transactions, including options, futures and options on futures transactions and the purchase and sale of underlying securities upon exercise of options. The Fund has no obligation to deal with any broker in the execution of transactions in portfolio securities. Under the Investment Company Act, persons affiliated with the Fund, including Merrill Lynch, are prohibited from dealing with the Fund as a principal in the purchase and sale of securities unless a permissive order allowing such transactions is obtained from the Commission. Affiliated persons of the Fund, and affiliated persons of such affiliated persons, may serve as its broker in transactions conducted on an exchange and in over-the-counter transactions conducted on an agency basis. In addition, consistent with the Rules of Fair Practice of the NASD, the Fund may consider sales of shares of the Fund as a factor in the selection of brokers or dealers to execute portfolio transactions for the Fund. It is expected that the majority of the shares of the Fund will be sold by Merrill Lynch. Costs associated with transactions in foreign securities are generally higher than with transactions in U.S. securities, although the Fund will endeavor to achieve the best net results in effecting such transactions.

  When-Issued Securities and Delayed Delivery Transactions. The Fund may purchase securities on a when-issued basis, and it may purchase or sell securities for delayed delivery. These transactions occur when securities are purchased or sold by the Fund with payment and delivery taking place in the future to secure what is considered an advantageous yield and price to the Fund at the time of entering into the transaction. Although the Fund has not established any limit on the percentage of its assets that may be committed in connection with such transactions, the Fund will maintain a segregated account with its custodian of cash, cash equivalents, U.S. Government securities or other high grade liquid debt or equity securities denominated in U.S. dollars or non-U.S. currencies in an aggregate amount equal to the amount of its commitment in connection with such purchase transactions.

  Standby Commitment Agreements. The Fund may from time to time enter into standby commitment agreements. Such agreements commit the Fund, for a stated period of time, to purchase a stated amount of a fixed income security which may be issued and sold to the Fund at the option of the issuer. The price and coupon of the security is fixed at the time of the commitment. At the time of entering into the agreement, the Fund is paid a commitment fee, regardless of whether or not the security is ultimately issued, which is typically approximately 0.5% of the aggregate purchase price of the security which the Fund has committed to purchase. The Fund will enter into such agreements only for the purpose of investing in the security underlying the commitment at a yield and price which is considered advantageous to the Fund. The Fund will not enter into a standby commitment with a remaining term in excess of 90 days and will limit its investment in such commitments so that the aggregate purchase price of the securities subject to such commitments, together with the value of portfolio securities subject to legal restrictions on resale, will not exceed 15% (10% to the extent required by certain state laws) of its total assets taken at the time of acquisition of such commitment or security. The Fund will at all times maintain a segregated account with its custodian of cash, cash equivalents, U.S. Government securities or other high grade liquid debt or equity securities denominated in U.S. dollars or non-U.S. currencies in an aggregate amount equal to the purchase price of the securities underlying the commitment.

  There can be no assurance that the securities subject to a standby commitment will be issued and the value of the security, if issued, on the delivery date may be more or less than its purchase price. Since the issuance of the security underlying the commitment is at the option of the issuer, the Fund may bear the risk of a decline in the value of such security and may not benefit from an appreciation in the value of the security during the commitment period.

  The purchase of a security subject to a standby commitment agreement and the related commitment fee will be recorded on the date on which the security can reasonably be expected to be issued, and the value of the security will thereafter be reflected in the calculation of the Fund's net asset value. The cost basis of the security will be adjusted by the amount of the commitment fee. In the event the security is not issued, the commitment fee will be recorded as income on the expiration date of the standby commitment.

  Repurchase Agreements; Purchase and Sale Contracts. The Fund may invest in securities pursuant to repurchase agreements or purchase and sale contracts. Under a repurchase agreement, the seller agrees, upon entering into the contract with the Fund, to repurchase a security (typically a security issued or guaranteed by the U.S. Government) at a mutually agreed upon time and price, thereby determining the yield during the term of the agreement. This insulates the Fund from fluctuations in the market value of the underlying security during such period, although, to the extent the repurchase agreement is not denominated in U.S. dollars, the Fund's return may be affected by currency fluctuations. Repurchase agreements may be entered into only with a member bank of the Federal Reserve System, a primary dealer in U.S. government securities or an affiliate thereof. A purchase and sale contract is similar to a repurchase agreement, but purchase and sale contracts, unlike repurchase agreements, allocate interest on the underlying security to the purchaser during the term of the agreement. In all instances, the Fund takes possession of the underlying securities when investing in repurchase agreements or purchase and sale contracts. Nevertheless, if the seller were to default on its obligation to repurchase a security under a repurchase agreement or purchase and sale contract and the market value of the underlying security at such time was less than the Fund had paid to the seller, the Fund would realize a loss. The Fund may not invest more than 15% (10% to the extent required by certain state laws) of its total assets in repurchase agreements or purchase and sale contracts maturing in more than seven days, together with all other illiquid securities.

  Lending of Portfolio Securities. The Fund may from time to time lend securities from its portfolio with a value not exceeding 33 1/3% of its total assets, to banks, brokers and other financial institutions and receive collateral in cash or securities issued or guaranteed by the U.S. Government. Such collateral will be maintained at all times in an amount equal to at least 100% of the current market value of the loaned securities. During the period of such a loan, the Fund receives the income on the loaned securities and either receives the income on the collateral or other compensation, i.e., negotiated loan premium or fee, for entering into the loan and thereby increases its yield. In the event that the borrower defaults on its obligation to return borrowed securities, because of insolvency or otherwise, the Fund could experience delays and costs in gaining access to the collateral and could suffer a loss to the extent that the value of the collateral falls below the market value of the borrowed securities.

  Investment Restrictions. The Fund's investment activities are subject to further restrictions that are described in the Statement of Additional Information. Investment restrictions and policies which are fundamental policies may not be changed without the approval of the holders of a majority of the Fund's outstanding voting securities (which for this purpose and under the Investment Company Act means the lesser of (a) 67% of the shares represented at a meeting at which more than 50% of the outstanding shares are represented or (b) more than 50% of the outstanding shares). Among its fundamental policies, the Fund may not invest more than 25% of its assets, taken at market value, in the securities of issuers in any particular industry (excluding the U.S. Government and its agencies and instrumentalities). Other fundamental policies include policies which restrict the issuance of senior securities and limit bank borrowings. In addition, the Fund has adopted non-fundamental restrictions which may be changed by the Board of Directors. Among its non-fundamental policies, the Fund may not:

  --Purchase securities of other investment companies, except to the extent such purchases are permitted by applicable law.

  --Invest in securities which cannot be readily resold because of legal or contractual restrictions or which cannot otherwise be marketed, redeemed or put to the issuer or a third party, if at the time of acquisition more than 15% of its total assets would be invested in such securities. This restriction shall not apply to securities which mature within seven days or securities which the Board of Directors of the Fund has otherwise determined to be liquid pursuant to applicable law. As explained further in the Statement of Additional Information, under state law the Fund is presently limited with respect to investment in certain illiquid securities to 10% of its total assets.

  --Notwithstanding the less restrictive fundamental investment restriction recited in the Statement of Additional Information, borrow amounts in excess of 10% of its total assets, taken at market value, and then only from banks as a temporary measure for extraordinary or emergency purposes such as the redemption of Fund shares. The Fund will not purchase securities while borrowings exceed 5% (taken at market value) of its total assets.

  The Fund will include OTC options and the securities underlying such options in calculating the amount of its total assets subject to the limitation concerning investments in illiquid securities noted above. However, as discussed further above, the Fund may treat the securities it uses as cover for written OTC options as liquid, and, therefore, will be excluded from this restriction, provided it follows a specified procedure. The

Fund will not change or modify this policy prior to the change or modification by the Commission staff of its position regarding OTC options, as discussed above.

  Portfolio Turnover. The Manager will effect portfolio transactions without regard to holding period, if, in its judgment, such transactions are advisable in light of a change in circumstance in general market, economic or financial conditions. As a result of its investment policies, the Fund may engage in a substantial number of portfolio transactions. Accordingly, while the Fund anticipates that its annual portfolio turnover rate should not exceed 200% under normal conditions, it is impossible to predict portfolio turnover rates. The portfolio turnover rate is calculated by dividing the lesser of the Fund's annual sales or purchases of portfolio securities (exclusive of purchases or sales of securities whose maturities at the time of acquisition were one year or less) by the monthly average value of the securities in the portfolio during the year. High portfolio turnover involves correspondingly greater transaction costs in the form of dealer spreads and brokerage commissions, which are borne directly by the Fund.

                             MANAGEMENT OF THE FUND

BOARD OF DIRECTORS

  The Board of Directors of the Fund consists of six individuals, five of whom are not "interested persons" of the Fund as defined in the Investment Company Act. The Board of Directors of the Fund is responsible for the overall supervision of the operations of the Fund and performs the various duties imposed on the directors of investment companies by the Investment Company Act.

  The Directors of the Fund are:

  Arthur Zeikel* -- President and Chief Investment Officer of the Manager; President and Director of Princeton Services, Inc.; Executive Vice President of Merrill Lynch & Co., Inc. ("ML & Co."); Executive Vice President of Merrill Lynch; Director of the Distributor.

  Donald Cecil -- Special Limited Partner of Cumberland Partners (an investment partnership).

  Edward H. Meyer -- Chairman of the Board, President and Chief Executive Officer of Grey Advertising Inc.

  Charles C. Reilly -- Self-employed financial consultant; former President and Chief Investment Officer of Verus Capital, Inc.; former Senior Vice President of Arnhold and S. Bleichroeder, Inc.; Adjunct Professor, Columbia University Graduate School of Business.

  Richard R. West -- Professor of Finance, and Dean from 1984 to 1993, New York University Leonard N. Stern School of Business Administration.

  Edward D. Zinbarg -- Former Executive Vice President of The Prudential Insurance Company of America.
--------
* Interested person, as defined in the Investment Company Act, of the Fund.

MANAGEMENT AND ADVISORY ARRANGEMENTS

  The Manager, Merrill Lynch Asset Management, L.P., which does business as Merrill Lynch Asset Management, is owned and controlled by ML & Co., a financial services holding company and the parent of Merrill Lynch. The Manager provides the Fund with management and investment advisory services. The Manager or an affiliate, Fund Asset Management, L.P. ("FAM"), acts as the manager for more than 130 registered investment companies. The Manager also offers portfolio management and portfolio analysis services to individuals and institutions. As of January 31, 1995, the Manager and FAM had a total of approximately $166.5 billion in investment company and other portfolio assets under management, including accounts of certain affiliates of the Manager.

  The management agreement with the Manager (the "Management Agreement") provides that, subject to the direction of the Board of Directors of the Fund, the Manager is responsible for the actual management of the Fund's portfolio. The responsibility for making decisions to buy, sell or hold a particular security rests with the Manager, subject to review by the Board of Directors.

  The Manager provides the portfolio manager for the Fund who considers analyses from various sources (including brokerage firms with which the Fund does business), makes the necessary decisions, and places transactions accordingly. The Manager is also obligated to perform certain administrative and management services for the Fund and is obligated to provide all of the office space, facilities, equipment and personnel necessary to perform its duties under the Management Agreement.

  The Management Agreement provides that the Fund will pay the Manager a monthly fee at the annual rate of 0.75% of the average daily net assets of the Fund. The Manager has agreed to waive a portion of its management fee payable by the Fund so that such fee is reduced for average daily net assets of the Fund in excess of $2.5 billion from the annual rate of 0.75% to 0.70%, and further reduced from 0.70% to 0.65% for average daily net assets in excess of $5 billion. For the fiscal year ended October 31, 1994, the Fund paid the Manager a fee at the rate of 0.71% of average daily net assets. This fee is higher than that of most mutual funds, but management of the Fund believes this fee, which is typical for a global fund, is justified by the global nature of the Fund. For the fiscal year ended October 31, 1994, the Manager received a fee of $49,037,363 (based on average net assets of $6.9 billion). At January 31, 1995, the net assets of the Fund aggregated approximately $7.6 billion. At this asset level, the annual management fee would aggregate approximately $53.4 million. Also, the Manager has entered into a sub-advisory agreement (the "Sub-Advisory Agreement") with Merrill Lynch Asset Management U.K. Limited ("MLAM U.K."), an indirect, wholly-owned subsidiary of Merrill Lynch & Co., Inc. and an affiliate of the Manager, pursuant to which the Manager pays MLAM U.K. a fee computed at the rate of 0.10% of the average daily net assets of the Fund for providing investment advisory services to the Manager with respect to the Fund. For the fiscal year ended October 31, 1994, the fee paid by the Manager to MLAM U.K. pursuant to such agreement aggregated $6,509,464. At the Fund's January 31, 1995, asset level, the annual fee paid by the Manager to MLAM U.K. would aggregate approximately $7.6 million. MLAM U.K. has offices at Ropemaker Place, 25 Ropemaker Street, 1st Floor, London EC24 9LY, England.

  Bryan N. Ison, Vice President of the Fund, is the Fund's Portfolio Manager. Mr. Ison has been a Portfolio Manager of the Manager since 1984 and a Vice President of the Manager since 1985. Mr. Ison has been primarily responsible for the management of the Fund's portfolio since it commenced operations.

  The Management Agreement obligates the Fund to pay certain expenses incurred in its operations including, among other things, the investment advisory fee, legal and audit fees, registration fees, unaffiliated Directors' fees and expenses, custodian and transfer agency fees, accounting costs, the costs of issuing and redeeming shares and certain of the costs of printing proxies, shareholder reports, prospectuses and statements of additional information. Accounting services are provided to the Fund by the Manager, and the Fund reimburses the Manager for its costs in connection with such services on a semi-annual basis. For the fiscal year ended October 31, 1994, the Fund reimbursed the Manager $570,246 for such accounting services. For the fiscal year ended October 31, 1994, the ratio of total expenses to average net assets was 0.89% for Class A shares and 1.91% for Class B shares. For the fiscal period October 21, 1994 (commencement of operations for Class C and Class D shares) to October 31, 1994, the ratio of total expenses to average net assets was 2.44% (annualized) for Class C shares and 1.69% (annualized) for Class D shares.

CODE OF ETHICS

  The Board of Directors of the Fund has adopted a Code of Ethics under Rule 17j-1 of the Investment Company Act which incorporates the Code of Ethics of the Manager (together, the "Codes"). The Codes significantly restrict the personal investing activities of all employees of the Manager and, as described below, impose additional, more onerous, restrictions on fund investment personnel.

  The Codes require that all employees of the Manager preclear any personal securities investment (with limited exceptions, such as government securities). The preclearance requirement and associated procedures are designed to identify any substantive prohibition or limitation applicable to the proposed investment. The substantive restrictions applicable to all employees of the Manager include a ban on acquiring any securities in a "hot" initial public offering and a prohibition from profiting on short-term trading in securities. In addition, no employee may purchase or sell any security which at the time is being purchased or sold (as the case may be), or to the knowledge of the employee is being considered for purchase or sale, by any fund advised by the Manager. Furthermore, the Codes provide for trading "blackout periods" which prohibit trading by investment personnel of the Fund within periods of trading by the Fund in the same (or equivalent) security (15 or 30 days depending upon the transaction).

TRANSFER AGENCY SERVICES

  Financial Data Services, Inc. (the "Transfer Agent"), which is a wholly-owned subsidiary of ML & Co., acts as the Fund's transfer agent pursuant to a Transfer Agency, Dividend Disbursing Agency and Shareholder Servicing Agency Agreement ( the "Transfer Agency Agreement"). Pursuant to the Transfer Agency Agreement, the Transfer Agent is responsible for the issuance, transfer and redemption of shares and the opening and maintenance of shareholder accounts. Pursuant to the Transfer Agency Agreement, the Transfer Agent receives an annual fee of $11.00 per Class A or Class D shareholder account and $14.00 per Class B or Class C shareholder account, nominal miscellaneous fees (e.g., account closing fees) and is entitled to reimbursement for out-of-pocket expenses incurred by it under the Transfer Agency Agreement. For the fiscal year ended October 31, 1994, the Fund paid $6,956,192 to the Transfer Agent pursuant to the Transfer Agency Agreement. At January 31, 1995, the Fund had 102,810 Class A shareholder accounts, 519,272 Class B shareholder accounts, 3,992 Class C shareholder accounts and 13,961 Class D shareholder accounts. At this level of accounts, the annual fee payable to the Transfer Agent would aggregate approximately $8.6 million, plus miscellaneous and out-of-pocket expenses.

                              PURCHASE OF SHARES

  Merrill Lynch Funds Distributor, Inc. (the "Distributor"), an affiliate of both the Manager and Merrill Lynch, acts as the distributor of shares of the Fund. Shares of the Fund are offered continuously for sale by the Distributor and other eligible securities dealers (including Merrill Lynch). Shares of the Fund may be purchased from securities dealers or by mailing a purchase order directly to the Transfer Agent. The minimum initial purchase is $1,000, and the minimum subsequent purchase is $50, except that for retirement plan, the minimum initial purchase is $100 and the minimum subsequent purchase is $1.

  The Fund is offering its shares in four classes at a public offering price equal to the next determined net asset value per share plus sales charges imposed either at the time of purchase or on a deferred basis depending upon the class of shares selected by the investor under the Merrill Lynch Select PricingSM System, as described below. The applicable offering price for purchase orders is based upon the net asset value of the Fund next determined after receipt of the purchase orders by the Distributor. As to purchase orders received by securities dealers prior to the close of business on the New York Stock Exchange (generally, 4:00 p.m., New York time), which includes orders received after the close of business on the previous day, the applicable offering price will be based on the net asset value determined as of 15 minutes after the close of business on the New York Stock Exchange on that day, provided the Distributor in turn receives the orders from the securities dealer prior to 30 minutes after the close of business on the New York Stock Exchange on that day. If the purchase orders are not received prior to 30 minutes after the close of business on the New York Stock Exchange, such orders shall be deemed received on the next business day. The Fund or the Distributor may suspend the continuous offering of the Fund's shares of any class at any time in response to conditions in the securities markets or otherwise and may thereafter resume such offering from time to time. Any order may be rejected by the Distributor or the Fund. Neither the Distributor nor the dealers are permitted to withhold placing orders to benefit themselves by a price change. Merrill Lynch may charge its customers a processing fee (presently $4.85) to confirm a sale of shares to such customers. Purchases directly through the Transfer Agent are not subject to the processing fee.

  The Fund issues four classes of shares under the Merrill Lynch Select PricingSM System, which permits each investor to choose the method of purchasing shares that the investor believes is most beneficial given the amount of the purchase, the length of time the investor expects to hold the shares and other relevant circumstances. Shares of Class A and Class D are sold to investors choosing the initial sales charge alternatives and shares of Class B and Class C are sold to investors choosing the deferred sales charge alternatives. Investors should determine whether under their particular circumstances it is more advantageous to incur an initial sales charge or to have the entire initial purchase price invested in the Fund with the investment thereafter being subject to a contingent deferred sales charge and ongoing distribution fees. A discussion of the factors that investors should consider in determining the method of purchasing shares under the Merrill Lynch Select PricingSM System is set forth under "Merrill Lynch Select PricingSM System" on page 3.

  Each Class A, Class B, Class C and Class D share of the Fund represents identical interests in the investment portfolio of the Fund and has the same rights, except that Class B, Class C and Class D shares bear the expenses of the ongoing account maintenance fees, and Class B and Class C shares bear the expenses of the ongoing distribution fees and the additional incremental transfer agency costs resulting from the deferred sales charge arrangements. The deferred sales charges and account maintenance fees that are imposed on Class B and Class C shares, as well as the account maintenance fees that are imposed on Class D shares, are imposed directly against those classes and not against all assets of the Fund and, accordingly, such charges do not affect the net asset value of any other class or have any impact on investors choosing another sales charge option. Dividends paid by the Fund for each class of shares are calculated in the same manner at the same time and will differ only to the extent that account maintenance and distribution fees and any incremental transfer agency costs relating to a particular class are borne exclusively by that class. Class B, Class C and Class D shares each have exclusive voting rights with respect to the Rule 12b-1 distribution plan adopted with respect to such class pursuant to which account maintenance and/or distribution fees are paid. See "Distribution Plans" below. Each class has different exchange privileges. See "Shareholder Services -- Exchange Privilege".

  Investors should understand that the purpose and function of the initial sales charges with respect to Class A and Class D shares are the same as those of the deferred sales charges with respect to Class B and Class C shares in that the sales charges applicable to each class provide for the financing of the distribution of the shares of the Fund. The distribution-related revenues paid with respect to a class will not be used to finance the distribution expenditures of another class. Sales personnel may receive different compensation for selling different classes of shares. Investors are advised that only Class A and Class D shares may be available for purchase through securities dealers, other than Merrill Lynch, which are eligible to sell shares.

  The following table sets forth a summary of the distribution arrangements for each class of shares under the Merrill Lynch Select PricingSM System.


                                     ACCOUNT
                                   MAINTENANCE DISTRIBUTION
  CLASS     SALES CHARGE(/1/)          FEE         FEE         CONVERSION FEATURE
---------------------------------------------------------------------------------
  A     Maximum 5.25% initial           No           No                No
               sales
               charge(/2/)(/3/)
---------------------------------------------------------------------------------
  B     CDSC for a period of 4        0.25%        0.75%    B shares convert to D
         years, at a rate of                                 shares automatically
         4.0% during the                                     after approximately
         first year, decreasing                              eight     years(/4/)
         1.0% annually to 0.0%
---------------------------------------------------------------------------------
  C     1.0% CDSC for one year        0.25%        0.75%               No
---------------------------------------------------------------------------------
  D     Maximum 5.25% initial         0.25%          No                No
               sales charge(/3/)

--------
(1) Initial sales charges are imposed at the time of purchase as a percentage of the offering price. CDSCs may be imposed if the redemption occurs within the applicable CDSC time period. The charge will be assessed on an amount equal to the lesser of the proceeds of redemption or the cost of the shares being redeemed.
(2) Offered only to eligible investors. See "Initial Sales Charge
    Alternatives -- Class A and Class D Shares -- Eligible Class A Investors".
(3) Reduced for purchases of $25,000 or more. Class A and Class D share purchases of $1,000,000 or more will not be subject to an initial sales charge but instead will be subject to a 1.0% CDSC for one year.
(4) The conversion period for dividend reinvestment shares and certain retirement plans is modified. Also, Class B shares of certain other MLAM-advised mutual funds into which exchanges may be made have a ten-year conversion period. If Class B shares of the Fund are exchanged for Class B shares of another MLAM-advised mutual fund, the conversion period applicable to the Class B shares acquired in the exchange will apply, and the holding period for the shares exchanged will be tacked onto the holding period for the shares acquired.

INITIAL SALES CHARGE ALTERNATIVES -- CLASS A AND CLASS D SHARES

  Investors choosing the initial sales charge alternatives who are eligible to purchase Class A shares should purchase Class A shares rather than Class D shares because there is an account maintenance fee imposed on Class D shares.

  The public offering price of Class A and Class D shares for purchasers choosing the initial sales charge alternatives is the next determined net asset value plus varying sales charges (i.e., sales loads), as set forth below.

                                               SALES LOAD AS     DISCOUNT TO
                                SALES LOAD AS  PERCENTAGE* OF  SELECTED DEALERS
                                PERCENTAGE OF  THE NET AMOUNT  AS PERCENTAGE OF
AMOUNT OF PURCHASE              OFFERING PRICE    INVESTED    THE OFFERING PRICE
------------------              -------------- -------------- ------------------
Less than $25,000.............       5.25%          5.54%            5.00%
$25,000 but less than $50,000.       4.75           4.99             4.50
$50,000 but less than
 $100,000.....................       4.00           4.17             3.75
$100,000 but less than
 $250,000.....................       3.00           3.09             2.75
$250,000 but less than
 $1,000,000...................       2.00           2.04             1.80
$1,000,000 and over**.........       0.00           0.00             0.00

--------
*Rounded to the nearest one-hundredth percent.
** Class A and Class D purchases of $1,000,000 or more made on or after October 21, 1994, will be subject to a CDSC of 1.0% if the shares are redeemed within one year after purchase. Class A purchases made prior to October 21, 1994, may be subject to a CDSC if the shares are redeemed within one year of purchase at the following annual rates: 1.00% on purchases of $1,000,000 to $2,500,000; 0.60% on purchases of $2,500,001 to
   $3,500,000; 0.40% on purchases of $3,500,001 to $5,000,000; and 0.25% on purchases of more than $5,000,000 in lieu of paying an initial sales charge. The charge will be assessed on an amount equal to the lesser of the proceeds of redemption or the cost of the shares being redeemed. A sales charge of 0.75% will be charged on purchases of $1 million or more of Class A or Class D shares by certain Employer Sponsored Retirement or Savings Plans.

  The Distributor may reallow discounts to selected dealers and retain the balance over such discounts. At times the Distributor may reallow the entire sales charge to such dealers. Since securities dealers selling Class A and Class D shares of the Fund will receive a concession equal to most of the sales charge, they may be deemed to be underwriters under the Securities Act. During the fiscal year ended October 31, 1994, the Fund sold 51,696,255 Class A shares for aggregate net proceeds of $691,831,423. The gross sales charges for the sale of Class A shares of the Fund for that year were $10,514,692, of which $623,860 and $9,890,832 were received by the Distributor and Merrill Lynch, respectively. For the fiscal year ended October 31, 1994, the Distributor received CDSCs of $77,685, all of which were paid to Merrill Lynch, with respect to redemption within one year after purchase of Class A shares purchased subject to front-end sales charge waivers. During the fiscal period October 21, 1994 (commencement of operations for Class D shares) to October 31, 1994, the Fund sold 385,289 Class D shares for aggregate net proceeds of $5,017,907. The gross sales charges for the sale of Class D shares of the Fund for that year were $95,875, of which $5,131 and $90,744 were received by the Distributor and Merrill Lynch, respectively. For the fiscal period October 21, 1994 (commencement of operations for Class D shares) to October 31, 1994, the Distributor did not receive CDSCs with respect to redemption within one year after purchase of Class D shares purchased subject to front-end sales charge waivers.

  Eligible Class A Investors. Class A shares are offered to a limited group of investors and also will be issued upon reinvestment of dividends on outstanding Class A shares. Investors that currently own Class A shares in a shareholder account, including participants in the Merrill Lynch Blueprint SM Program, are entitled to purchase additional Class A shares in that account. Certain employer sponsored retirement or savings plans, including eligible 401(k) plans, may purchase Class A shares at net asset value provided such plans meet the required minimum number of eligible employees or required amount of assets advised by MLAM or any of its affiliates. Class A shares are available at net asset value to corporate warranty insurance reserve fund programs provided that the program has $3 million or more initially invested in MLAM-advised mutual funds. Also eligible to purchase Class A shares at net asset value are participants in certain investment programs including TMA SM Managed Trusts to which Merrill Lynch Trust Company provides discretionary trustee services and certain purchases made in connection with the Merrill Lynch Mutual Fund Adviser program. In addition, Class A shares are offered at net asset value to ML & Co. and its subsidiaries and their directors and employees and to members of the Boards of MLAM-advised investment companies, including the Fund. Certain persons who acquired shares of certain MLAM-advised closed-end funds who wish to reinvest the net proceeds from a sale of their closed-end fund shares of common stock in shares of the Fund also may purchase Class A shares of the Fund if certain conditions set forth in the Statement of Additional Information are met for closed-end funds that commenced operations prior to October 21, 1994. For example, Class A shares of the Fund and certain other MLAM-advised mutual funds are offered at net asset value to shareholders of Merrill Lynch Senior Floating Rate Fund, Inc. who wish to reinvest the net proceeds from a sale of certain of their shares of common stock of Merrill Lynch Senior Floating Rate Fund, Inc. in shares of such funds.

  Reduced Initial Sales Charges. No initial sales charges are imposed upon Class A and Class D shares issued as a result of the automatic reinvestment of dividends or capital gains distributions. Class A and Class D sales charges also may be reduced under a Right of Accumulation and a Letter of Intention. Class A shares are offered at net asset value to certain eligible Class A investors as set forth above under "Eligible Class A Investors".

  Class D shares are offered at net asset value without sales charge to an investor who has a business relationship with a Merrill Lynch financial consultant, if certain conditions set forth in the Statement of Additional Information are met. Class D shares may be offered at net asset value in connection with the acquisition of assets of other investment companies.

  Class D shares are offered with reduced sales charges and, in certain circumstances, at net asset value, to participants in the Merrill Lynch Blueprint SM Program.

  Additional information concerning these reduced initial sales charges, including information regarding investments by Employee Sponsored Retirement or Savings Plans, is set forth in the Statement of Additional Information.

DEFERRED SALES CHARGE ALTERNATIVES -- CLASS B AND CLASS C SHARES

  Investors choosing the deferred sales charge alternatives should consider Class B shares if they intend to hold their shares for an extended period of time and Class C shares if they are uncertain as to the length of time they intend to hold their assets in MLAM-advised mutual funds.

  The public offering price of Class B and Class C shares for investors choosing the deferred sales charge alternatives is the next determined net asset value per share without the imposition of a sales charge at the time of purchase. As discussed below, Class B shares are subject to a four year CDSC, while Class C shares are subject only to a one year 1.0% CDSC. On the other hand, approximately eight years after Class B shares are issued, such Class B shares, together with shares issued upon dividend reinvestment with respect to those shares, are automatically converted into Class D shares of the Fund and thereafter will be subject to lower continuing fees. See "Conversion of Class B Shares to Class D Shares" below. Both Class B and Class C shares are subject to an account maintenance fee of 0.25% of net assets and a distribution fee of 0.75% of net assets as discussed below under "Distribution Plans". The proceeds from the account maintenance fees are used to compensate Merrill Lynch for providing continuing account maintenance activities.

  Class B and Class C shares are sold without an initial sales charge so that the Fund will receive the full amount of the investor's purchase payment. Merrill Lynch compensates its financial consultants for selling Class B and Class C shares at the time of purchase from its own funds. See "Distribution Plans" below.

  Proceeds from the CDSC and the distribution fee are paid to the Distributor and are used in whole or in part by the Distributor to defray the expenses of dealers (including Merrill Lynch) related to providing distribution-related services to the Fund in connection with the sale of the Class B and Class C shares, such as the payment of compensation to financial consultants for selling Class B and Class C shares, from its own funds. The combination of the CDSC and the ongoing distribution fee facilitates the ability of the Fund to sell the Class B and Class C shares without a sales charge being deducted at the time of purchase. Approximately eight years after issuance, Class B shares will convert automatically into Class D shares of the Fund, which are subject to an account maintenance fee but no distribution fee; Class B shares of certain other MLAM-advised mutual funds into which exchanges may be made convert into Class D shares automatically after approximately ten years. If Class B shares of the Fund are exchanged for Class B shares of another MLAM-advised mutual fund, the conversion period applicable to Class B shares acquired in the exchange will apply, and the holding period for the shares exchanged will be tacked onto the holding period for the shares acquired.

  Imposition of the CDSC and the distribution fee on Class B and Class C shares is limited by the NASD asset-based sales charge rule. See "Limitations on the Payment of Deferred Charges" below. The proceeds from the ongoing account maintenance fee are used to compensate Merrill Lynch for providing continuing account maintenance activities. Class B shareholders of the Fund exercising the exchange privilege described under "Shareholder Services -- Exchange Privilege" will continue to be subject to the Fund's CDSC schedule if such schedule is higher than the CDSC schedule relating to the Class B shares acquired as a result of the exchange.

  Contingent Deferred Sales Charges -- Class B Shares. Class B shares which are redeemed within four years of purchase may be subject to a CDSC at the rates set forth below charged as a percentage of the dollar amount subject thereto. The charge will be assessed on an amount equal to the lesser of the proceeds of redemption or the cost of the shares being redeemed. Accordingly, no CDSC will be imposed on increases in net asset value above the initial purchase price. In addition, no CDSC will be assessed on shares derived from reinvestment of dividends or capital gains distributions.

  The following table sets forth the rates of the Class B CDSC:

                                                                 CLASS B CDSC
                                                                AS A PERCENTAGE
   YEAR SINCE PURCHASE                                         OF DOLLAR AMOUNT
   PAYMENT MADE                                                SUBJECT TO CHARGE
   -------------------                                         -----------------
   0-1........................................................       4.00%
   1-2........................................................       3.00
   2-3........................................................       2.00
   3-4........................................................       1.00
   4 and thereafter...........................................       0.00

For the fiscal year ended October 31, 1994, the Distributor received CDSCs of $6,842,598 with respect to redemptions of Class B shares, all of which were paid to Merrill Lynch. For the fiscal period October 21, 1994 (commencement of operations for Class C shares) to October 31, 1994, the Distributor received no CDSCs with respect to the redemption of Class C shares.

  In determining whether a CDSC is applicable to a redemption, the calculation will be determined in the manner that results in the lowest possible rate being charged. Therefore, it will be assumed that the redemption is first of shares held for over four years or shares acquired pursuant to reinvestment of dividends or distributions and then of shares held longest during the four-year period. The charge will not be applied to dollar amounts representing an increase in the net asset value since the time of purchase. A transfer of shares from a shareholder's account to another account will be assumed to be made in the same order as a redemption.

  To provide an example, assume an investor purchases 100 shares at $10 per share (at a cost of $1,000) and in the third year after purchase, the net asset value per share is $12 and, during such time, the investor has acquired 10 additional shares through dividend reinvestment. If at such time the investor makes his or her first redemption of 50 shares (proceeds of $600), 10 shares will not be subject to a CDSC because of dividend reinvestment. With respect to the remaining 40 shares, the CDSC is applied only to the original cost of $10 per share and not to the increase in net asset value of $2 per share. Therefore, $400 of the $600 redemption proceeds will be charged at a rate of 2.0% (the applicable rate in the third year after purchase for shares purchased on or after October 21, 1994).

  The Class B CDSC is waived on redemptions of shares in connection with certain post-retirement withdrawals from an Individual Retirement Account ("IRA") or other retirement plan or following the death or disability (as defined in the Internal Revenue Code of 1986, as amended) of a shareholder. The Class B CDSC also is waived on redemptions of shares by certain eligible 401(a) and eligible 401(k) plans and in connection with certain group plans placing orders through the Merrill Lynch Blueprint SM Program. The CDSC also is waived for any Class B shares which are purchased by eligible 401(k) or eligible 401(a) plans which are rolled over into a Merrill Lynch or Merrill Lynch Trust Company custodied IRA and held in such account at the time of redemption. The Class B CDSC also is waived for any Class B shares which are purchased by a Merrill Lynch rollover IRA that was funded by a rollover from a terminated 401(k) plan managed by the MLAM Private Portfolio Group and held in such account at the time of redemption. Additional information concerning the waiver of the Class B CDSC is set forth in the Statement of Additional Information.

  Contingent Deferred Sales Charges -- Class C Shares. Class C shares which are redeemed within one year after purchase may be subject to a 1.0% CDSC charged as a percentage of the dollar amount subject thereto. The charge will be assessed on an amount equal to the lesser of the proceeds of redemption or the cost of the shares being redeemed. Accordingly, no Class C CDSC will be imposed on increases in net asset value above the initial purchase price. In addition, no Class C CDSC will be assessed on shares derived from reinvestment of dividends or capital gains distributions.

  In determining whether a Class C CDSC is applicable to a redemption, the calculation will be determined in the manner that results in the lowest possible rate being charged. Therefore, it will be assumed that the redemption is first of shares held for over one year or shares acquired pursuant to reinvestment of dividends or distributions and then of shares held longest during the one-year period. The charge will not be applied to dollar amounts representing an increase in the net asset value since the time of purchase. A transfer of shares from a shareholder's account to another account will be assumed to be made in the same order as a redemption.

  Conversion of Class B Shares to Class D Shares. After approximately eight years (the "Conversion Period"), Class B shares will be converted automatically into Class D shares of the Fund. Class D shares are subject to an ongoing account maintenance fee of 0.25% of net assets but are not subject to the distribution fee that is borne by Class B shares. Automatic conversion of Class B shares into Class D shares will occur at least once each month (on the "Conversion Date") on the basis of the relative net asset values of the shares of the two classes on the Conversion Date, without the imposition of any sales load fee or other charge. Conversion of Class B shares to Class D shares will not be deemed a purchase or sale of the shares for Federal income tax purposes.

  In addition, shares purchased through reinvestment of dividends on Class B shares also will convert automatically to Class D shares. The Conversion Date for dividend reinvestment shares will be calculated taking into account the length of time the shares underlying such dividend reinvestment shares were outstanding. If at a Conversion Date the conversion of Class B shares to Class D shares of the Fund in a single account will result in less than $50 worth of Class B shares being left in the account, all of the Class B shares of the Fund held in the account on the Conversion Date will be converted to Class D shares of the Fund.

  Share certificates for Class B shares of the Fund to be converted must be delivered to the Transfer Agent at least one week prior to the Conversion Date applicable to those shares. In the event such certificates are not received by the Transfer Agent at least one week prior to the Conversion Date, the related Class B shares will convert to Class D shares on the next scheduled Conversion Date after such certificates are delivered.

  In general, Class B shares of equity MLAM-advised mutual funds will convert approximately eight years after initial purchase, and Class B shares of taxable and tax-exempt fixed income MLAM-advised mutual funds will convert approximately ten years after initial purchase. If, during the Conversion Period, a shareholder exchanges Class B shares with an eight-year Conversion Period for Class B shares with a ten-year Conversion Period, or vice versa, the Conversion Period applicable to the Class B shares acquired in the exchange will apply, and the holding period for the shares exchanged will be tacked onto the holding period for the shares acquired.

  The Conversion Period is modified for shareholders who purchased Class B shares through certain retirement plans which qualified for a waiver of the CDSC normally imposed on purchases of Class B shares ("Class B Retirement Plans"). When the first share of any MLAM-advised mutual fund purchased by a Class B Retirement Plan has been held for ten years (i.e., ten years from the date the relationship between MLAM-advised mutual funds and the Class B Retirement Plan was established), all Class B shares of all MLAM-advised mutual funds held in that Class B Retirement Plan will be converted into Class D shares of the appropriate funds. Subsequent to such conversion, that Class B Retirement Plan will be sold Class D shares of the appropriate funds at net asset value.

DISTRIBUTION PLANS

  The Fund has adopted separate distribution plans for Class B, Class C and Class D shares pursuant to Rule 12b-1 under the Investment Company Act (each a "Distribution Plan") with respect to the account maintenance and/or distribution fees paid by the Fund to the Distributor with respect to such classes. The Class B and Class C Distribution Plans provide for the payment of account maintenance fees and distribution fees, and the Class D Distribution Plan provides for the payment of account maintenance fees.

  The Distribution Plans for Class B, Class C and Class D shares each provide that the Fund pays the Distributor an account maintenance fee relating to the shares of the relevant class, accrued daily and paid monthly, at the annual rate of 0.25% of the average daily net assets of the Fund attributable to shares of the relevant class in order to compensate the Distributor and Merrill Lynch (pursuant to a sub-agreement) in connection with account maintenance activities.

  The Distribution Plans for Class B and Class C shares each provide that the Fund also pays the Distributor a distribution fee relating to the shares of the relevant class, accrued daily and paid monthly, at the annual rate of 0.75% of the average daily net assets of the Fund attributable to the shares of the relevant class in order to compensate the Distributor and Merrill Lynch (pursuant to a sub-agreement) for providing shareholder and distribution services, and bearing certain distribution-related expenses of the Fund, including payments to financial consultants for selling Class B and Class C shares of the Fund. The Distribution Plans relating to Class B and Class C shares are designed to permit an investor to purchase Class B and Class C shares through dealers without the assessment of an initial sales charge and at the same time permit the dealer to compensate its financial consultants in connection with the sale of the Class B and Class C shares. In this regard, the purpose and function of the ongoing distribution fees and the CDSC are the same as those of the initial sales charge with respect to the Class A and Class D shares of the Fund in that the deferred sales charges provide for the financing of the distribution of the Fund's Class B and Class C shares.

  For the fiscal year ended October 31, 1994, the Fund paid the Distributor $57,576,817 pursuant to the Class B Distribution Plan (based on average net assets subject to the Class B Distribution Plan of approximately $5.7 billion), all of which was paid to Merrill Lynch for providing account maintenance and distribution-related activities and services in connection with Class B shares. For the fiscal period October 21, 1994 (commencement of operations for Class C shares) to October 31, 1994, the Fund paid the Distributor $1,216 pursuant to the Class C Distribution Plan (based on average net assets subject to the Class C Distribution Plan of approximately $4.4 million), all of which was paid to Merrill Lynch for providing account maintenance and distribution-related activities and services in connection with Class C shares. For the fiscal period October 21, 1994 (commencement of operations for Class D shares) to October 31, 1994, the

Fund paid the Distributor $216 pursuant to the Class D Distribution Plan (based on average net assets subject to such Distribution Plan of approximately $3.2 million), all of which was paid to Merrill Lynch for providing account maintenance services in connection with Class D shares. At January 31, 1995, the net assets of the Fund subject to the Class B Distribution Plan aggregated approximately $6.2 billion. At this asset level, the annual fee payable pursuant to the Class B Distribution Plan would aggregate approximately $61.7 million. At January 31, 1995, the net assets of the Fund subject to the Class C Distribution Plan aggregated approximately $30.3 million. At this asset level, the annual fee payable pursuant to the Class C Distribution Plan would aggregate approximately $303,000. At January 31, 1995, the net assets of the Fund subject to the Class D Distribution Plan aggregated approximately $111.6 million. At this asset level, the annual fee payable pursuant to the Class D Distribution Plan would aggregate approximately $279,000.

  The payments under the Distribution Plans are based upon a percentage of average daily net assets attributable to the shares regardless of the amount of expenses incurred, and accordingly, distribution-related revenues from the Distribution Plans may be more or less than distribution-related expenses. Information with respect to the distribution-related revenues and expenses is presented to the Directors for their consideration in connection with their deliberations as to the continuance of the Class B and Class C Distribution Plans. This information is presented annually as of December 31 of each year on a "fully allocated accrual" basis and quarterly on a "direct expense and revenue/cash" basis. On the fully allocated accrual basis, revenues consist of the account maintenance fees, distribution fees, CDSCs and certain other related revenues, and expenses consist of financial consultant compensation, branch office and regional operation center selling and transaction processing expenses, advertising, sales promotion and marketing expenses, corporate overhead and interest expense. On the direct expense and revenue/cash basis, revenues consist of the account maintenance fees, distribution fees and CDSCs, and the expenses consist of financial consultant compensation.

  At December 31, 1993, the fully allocated accrual expenses incurred by the Distributor and Merrill Lynch with respect to Class B shares for the period since February 3, 1989 (commencement of operations) exceeded fully allocated accrual revenues by approximately $87,524,000 (1.80% of Class B net assets at that date). As of December 31, 1993, for Class B shares, direct cash expenses for the period since February 3, 1989 (commencement of operations) exceeded direct cash revenues by $17,461,314 (0.36% of Class B net assets at that date). As of December 31, 1994, for Class B shares, direct cash revenues for the period since February 3, 1989 (commencement of operations) exceeded direct cash expenses by $7,777,834 (0.12% of Class B net assets at that date). Similar fully allocated accrual data is not yet available with respect to Class C shares which the Fund commenced offering to the public on October 21, 1994. As of December 31, 1994, for Class C shares, direct cash expenses for the period since October 21, 1994 (commencement of public offering) exceeded direct cash revenues by $11,048 (0.15% of Class C net assets at that date).

  The Fund has no obligation with respect to distribution and/or account maintenance-related expenses incurred by the Distributor and Merrill Lynch in connection with Class B, Class C and Class D shares, and there is no assurance that the Directors of the Fund will approve the continuance of the Distribution Plans from year to year. However, the Distributor intends to seek annual continuation of the Distribution Plans. In their review of the Distribution Plans, the Directors will be asked to take into consideration expenses incurred in connection with the account maintenance and/or distribution of each class of shares separately. The initial sales charges, the account maintenance fee, the distribution fee and/or the CDSCs received with respect to one class will not be used to subsidize the sale of shares of another class. Payments of the distribution fee on Class B shares will terminate upon conversion of those Class B shares into Class D shares as set forth under "Deferred Sales Charge Alternatives -- Class B and Class C Shares -- Conversion of Class B Shares to Class D Shares".

LIMITATIONS ON THE PAYMENT OF DEFERRED SALES CHARGES

  The maximum sales charge rule in the Rules of Fair Practice of the NASD imposes a limitation on certain asset-based sales charges such as the Fund's distribution fee and the CDSC but not the account maintenance fee. The maximum sales charge rule is applied separately to each class. As applicable to the Fund, the maximum sales charge rule limits the aggregate of distribution fee payments and CDSCs payable by the Fund to (1) 6.25% of eligible gross sales of Class B shares and Class C shares, computed separately (defined to exclude shares issued pursuant to dividend reinvestments and exchanges) plus (2) interest on the unpaid balance for the respective class, computed separately, at the prime rate plus 1% (the unpaid balance being the maximum amount payable minus amounts received from the payment of the distribution fee and the CDSC). In connection with the Class B shares, the Distributor has voluntarily agreed to waive interest charges on the unpaid balance in excess of 0.50% of eligible gross sales. Consequently, the maximum amount payable to the Distributor (referred to as the "voluntary maximum") in connection with the Class B shares is 6.75% of eligible gross sales. The Distributor retains the right to stop waiving interest charges at any time. To the extent payments would exceed the voluntary maximum, the Fund will not make further payments of the distribution fee with respect to Class B shares, and any CDSCs will be paid to the Fund rather than to the Distributor; however, the Fund will continue to make payments of the account maintenance fee. In certain circumstances the amount payable pursuant to the voluntary maximum may exceed the amount payable under the NASD formula. In such circumstances payment in excess of the amount payable under the NASD formula will not be made.

                              REDEMPTION OF SHARES

  The Fund is required to redeem for cash all shares of the Fund upon receipt of a written request in proper form. The redemption price is the net asset value per share next determined after the initial receipt of proper notice of redemption. Except for any CDSC which may be applicable, there will be no charge for redemption if the redemption request is sent directly to the Transfer Agent. Shareholders liquidating their holdings will receive upon redemption all dividends reinvested through the date of redemption. The value of shares at the time of redemption may be more or less than the shareholder's cost, depending on the market value of the securities held by the Fund at such time.

REDEMPTION

  A shareholder wishing to redeem shares may do so by tendering the shares directly to the Transfer Agent, Financial Data Services, Inc., Transfer Agency Mutual Fund Operations, P.O. Box 45289, Jacksonville, Florida 32232-5289. Redemption requests delivered other than by mail should be delivered to Financial Data Services, Inc., Transfer Agency Mutual Fund Operations, 4800 Deer Lake Drive East, Jacksonville, Florida 32246-6484. Proper notice of redemption in the case of shares deposited with the Transfer Agent may be accomplished by a written letter requesting redemption. Proper notice of redemption in the case of shares for which certificates have been issued may be accomplished by a written letter as noted above accompanied by certificates for the shares to be redeemed. The notice in either event requires the signatures of all persons in whose names the shares are registered, signed exactly as their names appear on the Transfer Agent's register or on the certificate, as the case may be. The signature(s) on the notice must be guaranteed by an "eligible guarantor institution" (including, for example, Merrill Lynch branch offices and certain other financial institutions) as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, the existence and validity of which may be verified by the Transfer Agent through the use of industry publications. Notarized signatures are not sufficient. In certain instances, the Transfer Agent may require additional documents, such as, but not limited to, trust instruments, death certificates, appointments as executor or administrator, or certificates of corporate authority. For shareholders redeeming directly with the Transfer Agent, payment will be mailed within seven days of receipt of a proper notice of redemption.

  At various times the Fund may be requested to redeem shares for which it has not yet received good payment. The Fund may delay or cause to be delayed the mailing of a redemption check until such time as good payment (e.g., cash or certified check drawn on a U.S. bank) has been collected for the purchase of such shares. Normally, this delay will not exceed 10 days.

REPURCHASE

  The Fund also will repurchase shares through a shareholder's listed securities dealer. The Fund normally will accept orders to repurchase shares by wire or telephone from dealers for their customers at the net asset value next computed after receipt of the order by the dealer, provided that the request for repurchase is received by the dealer prior to the close of business on the New York Stock Exchange on the day received and that such request is received by the Fund from such dealer not later than 30 minutes after the close of business on the New York Stock Exchange (generally, 4:00 p.m., New York time) on the same day. Dealers have the responsibility of submitting such repurchase requests to the Fund not later than 30 minutes after the close of business on the New York Stock Exchange in order to obtain that day's closing price.

  The foregoing repurchase arrangements are for the convenience of shareholders and do not involve a charge by the Fund (other than any applicable CDSC). Securities firms which do not have selected dealer agreements with the Distributor, however, may impose a transaction charge on the shareholder for transmitting the notice of repurchase to the Fund. Merrill Lynch may charge its customers a processing fee (presently $4.85) to confirm a repurchase of shares to such customers. Redemptions directly through the Transfer Agent are not subject to the processing fee. The Fund reserves the right to reject any order for repurchase, which right of rejection might adversely affect shareholders seeking redemption through the repurchase procedure. A shareholder whose order for repurchase is rejected by the Fund, however, may redeem shares as set forth above.

REINSTATEMENT PRIVILEGE -- CLASS A AND CLASS D SHARES

  Shareholders who have redeemed their Class A or Class D shares have a one-time privilege to reinstate their accounts by purchasing Class A or Class D shares, as the case may be, of the Fund at net asset value without a sales charge up to the dollar amount redeemed. The reinstatement privilege may be exercised by sending a notice of exercise along with a check for the amount to be reinstated to the Transfer Agent within 30 days after the date the request for redemption was accepted by the Transfer Agent or the Distributor. The reinstatement will be made at the net asset value per share next determined after the notice of reinstatement is received and cannot exceed the amount of the redemption proceeds. The reinstatement privilege is a one-time privilege and may be exercised by the Class A or Class D shareholder only the first time such shareholder makes a redemption.

                              SHAREHOLDER SERVICES

  The Fund offers a number of shareholder services and investment plans described below which are designed to facilitate investment in shares of the Fund. Certain of such services are not available to investors who place purchase orders for the Fund's shares through the Merrill Lynch BlueprintSM Program. Full details as to each of such services, copies of the various plans described below and instructions as to how to participate in the various plans and services, or to change options with respect thereto, can be obtained from the Fund by calling the telephone number on the cover page hereof or from the Distributor or Merrill Lynch. Certain of these services are available only to U.S. investors.

  Investment Account. Each shareholder whose account is maintained at the Transfer Agent has an Investment Account and will receive statements, at least quarterly, from the Transfer Agent. These statements will serve as transaction confirmations for automatic investment purchases and the reinvestment of ordinary income dividends and long-term capital gain distributions. The statements will also show any other activity in the account since the preceding statement. Shareholders will receive separate transaction confirmations for each purchase or sale transaction other than automatic investment purchases and the reinvestment of ordinary income dividends and long-term capital gain distributions. A shareholder may make additions to his Investment Account at any time by mailing a check directly to the Transfer Agent. Shareholders also may maintain their accounts through Merrill Lynch. Upon the transfer of shares out of a Merrill Lynch brokerage account, an Investment Account in the transferring shareholder's name will be opened automatically, without charge, at the Transfer Agent. Shareholders considering transferring their Class A or Class D shares from Merrill Lynch to another brokerage firm or financial institution should be aware that, if the firm to which the Class A or Class D shares are to be transferred will not take delivery of shares of the Fund, a shareholder either must redeem the Class A or Class D shares (paying any applicable CDSC) so that the cash proceeds can be transferred to the account at the new firm or such shareholder must continue to maintain an Investment Account at the Transfer Agent for those Class A or Class D shares. Shareholders interested in transferring their Class B or Class C shares from Merrill Lynch and who do not wish to have an Investment Account maintained for such shares at the Transfer Agent may request their new brokerage firm to maintain such shares in an account registered in the name of the brokerage firm for the benefit of the shareholder. If the new brokerage firm is willing to accommodate the shareholder in this manner, the shareholder must request that he be issued certificates for his shares and then must turn the certificates over to the new firm for re-registration as described in the preceding sentence. Shareholders considering transferring a tax-deferred retirement account such as an individual retirement account from Merrill Lynch to another brokerage firm or financial institution should be aware that, if the firm to which the retirement account is to be transferred will not take delivery of shares of the Fund, a shareholder must either redeem the shares (paying any applicable CDSC) so that the cash proceeds can be transferred to the account at the new firm, or such shareholder must continue to maintain a retirement account at Merrill Lynch for those shares.

  Exchange Privilege. U.S. shareholders of each class of shares of the Fund have an exchange privilege with certain other MLAM-advised mutual funds. There is currently no limitation on the number of times a shareholder may exercise the exchange privilege. The exchange privilege may be modified or terminated in accordance with the rules of the Commission.

  Under the Merrill Lynch Select PricingSM System, Class A shareholders may exchange Class A shares of the Fund for Class A shares of a second MLAM-advised mutual fund if the shareholder holds any Class A shares of the second fund in his account in which the exchange is made at the time of the exchange or is otherwise eligible to purchase Class A shares of the second fund. If the Class A shareholder wants to exchange Class A shares for shares of a second MLAM-advised mutual fund, and the shareholder does not hold Class A shares of the second fund in his account at the time of the exchange and is not otherwise eligible to acquire Class A shares of the second fund, the shareholder will receive Class D shares of the second fund as a result of the exchange. Class D shares also may be exchanged for Class A shares of a second MLAM-advised mutual fund at any time as long as, at the time of the exchange, the shareholder holds Class A shares of the second fund in the account in which the exchange is made or is otherwise eligible to purchase Class A shares of the second fund.

  Exchanges of Class A and Class D shares are made on the basis of the relative net asset values per Class A or Class D share, respectively, plus an amount equal to the difference, if any, between the sales charge previously paid on the Class A or Class D shares being exchanged and the sales charge payable at the time of the exchange on the shares being acquired.

  Class B, Class C and Class D shares are exchangeable with shares of the same class of other MLAM-advised mutual fund.

  Shares of the Fund which are subject to a CDSC are exchangeable on the basis of relative net asset value per share without the payment of any CDSC that might otherwise be due upon redemption of the shares of the Fund. For purposes of computing the CDSC that may be payable upon a disposition of the shares acquired in the exchange, the holding period for the previously owned shares of the Fund is "tacked" to the holding period of the newly acquired shares of the other Fund.

  Class A, Class B, Class C and Class D shares also are exchangeable for shares of certain MLAM-advised money market funds specifically designated as available for exchange of holders of Class A, Class B, Class C or Class D shares. The period of time that Class A, Class B, Class C or Class D shares are held in a money market fund, however, will not count toward satisfaction of the holding period requirement for reduction of any CDSC imposed on such shares, if any, and with respect to Class B shares, toward satisfaction of the Conversion Period.

  Class B shareholders of the Fund exercising the exchange privilege will continue to be subject to the Fund's CDSC schedule if such schedule is higher than the CDSC schedule relating to the new Class B shares. In addition, Class B shares of the Fund acquired through use of the exchange privilege will be subject to the Fund's CDSC schedule if such schedule is higher than the CDSC schedule relating to the Class B shares of the MLAM-advised mutual fund from which the exchange has been made.

  Exercise of the exchange privilege is treated as a sale for Federal income tax purposes. For further information, see "Shareholder Services -- Exchange Privilege" in the Statement of Additional Information.

  The Fund's exchange privilege is modified with respect to purchases of Class A and Class D shares under the Merrill Lynch Mutual Fund Adviser ("MFA") program. First, the initial allocation of assets is made under the MFA program. Then, any subsequent exchange under the MFA program of Class A or Class D shares of a MLAM-advised mutual fund for Class A or Class D shares of the Fund will be made solely on the basis of the relative net asset values of the shares being exchanged. Therefore, there will not be a charge for any difference between the sales charge previously paid on the shares of the other MLAM-advised mutual fund and the sales charge payable on the shares of the Fund being acquired in the exchange under the MFA program.

  Automatic Reinvestment of Dividends and Capital Gains Distributions. All dividends and capital gains distributions are reinvested automatically in full and fractional shares of the Fund at the net asset value per share next determined on the ex-dividend date of such dividend or distribution. A shareholder may at any time, by written notification to Merrill Lynch if the shareholder's account is maintained with Merrill Lynch or by written notification or by telephone (1-800-MER-FUND) to the Transfer Agent if the shareholder's account is maintained with the Transfer Agent, elect to have subsequent dividends or capital gains distributions, or both, paid in cash, rather than reinvested, in which event payment will be mailed on or about the payment date. Cash payments can also be directly deposited to the shareholder's bank account. No CDSC will be imposed upon redemption of shares issued as a result of the automatic reinvestment of dividends or capital gains distributions.

  Systematic Withdrawal Plan. A Class A or Class D shareholder may elect to receive systematic withdrawal payments from his Investment Account in the form of payments by check or through automatic payment by direct deposit to his bank account on either a monthly or quarterly basis. A Class A or Class D shareholder whose shares are held within a CMA(R), CBA(R) or Retirement Account may elect to have shares redeemed on a monthly, bimonthly, quarterly, semiannual or annual basis through the CMA(R)/CBA(R) Systematic Redemption Program, subject to certain conditions.

  Automatic Investment Plans. Regular additions of Class A, Class B, Class C and Class D shares may be made to an investor's Investment Account by prearranged charges of $50 or more to his regular bank account. Investors who maintain CMA(R) or CBA(R) accounts may arrange to have periodic investments made in the Fund in their CMA(R) or CBA(R) accounts or in certain related accounts in amounts of $100 or more through the CMA(R)/CBA(R) Automated Investment Program.

                                PERFORMANCE DATA

  From time to time the Fund may include its average annual total return for various specified time periods in advertisements or information furnished to present or prospective shareholders. Average annual total return is computed separately for Class A, Class B, Class C and Class D shares in accordance with a formula specified by the Commission.

  Average annual total return quotations for the specified periods will be computed by finding the average annual compounded rates of return (based on net investment income and any capital gains or losses on portfolio investments over such periods) that would equate the initial amount invested to the redeemable value of such investment at the end of each period. Average annual total return will be computed assuming all dividends and distributions are reinvested and taking into account all applicable recurring and nonrecurring expenses, including any CDSC that would be applicable to a complete redemption of the investment at the end of the specified period such as in the case of Class B and Class C shares and the maximum sales charge in the case of Class A and Class D shares. Dividends paid by the Fund with respect to all shares, to the extent any dividends are paid, will be calculated in the same manner at the same time on the same day and will be in the same amount, except that account maintenance and distribution fees and any incremental transfer agency costs relating to each class of shares will be borne exclusively by that class. The Fund will include performance data for all classes of shares of the Fund in any advertisement or information including performance data of the Fund.

  The Fund also may quote total return and aggregate total return performance data for various specified time periods. Such data will be calculated substantially as described above, except that (1) the rates of return calculated will not be average annual rates, but rather, actual annual, annualized or aggregate rates of return, and (2) the maximum applicable sales charges will not be included with respect to annualized rates of return calculations. Aside from the impact on the performance data calculations of including or excluding the maximum applicable sales charges, actual annual or annualized total return data generally will be lower than average annual total return data since the average annual rates of return reflect compounding; aggregate total return data generally will be higher than average annual total return data since the aggregate rates of return reflect compounding over longer periods of time. In advertisements directed to investors whose purchases are subject to reduced sales charges in the case of Class A and Class D shares or waiver of the CDSC in the case of Class B shares (such as investors in certain retirement plans), performance data may take into account the reduced, and not the maximum, sales charge or may not take into account the CDSC and therefore may reflect greater total return since, due to the reduced sales charges or waiver of the CDSC, a lower amount of expenses may be deducted. See "Purchase of Shares". The Fund's total return may be expressed either as a percentage or as a dollar amount in order to illustrate the effect of such total return on a hypothetical $1,000 investment in the Fund at the beginning of each specified period.

  Total return figures are based on the Fund's historical performance and are not intended to indicate future performance. The Fund's total return will vary depending on market conditions, the securities comprising the Fund's portfolio, the Fund's operating expenses and the amount of realized and unrealized net capital gains or losses during the period. The value of an investment in the Fund will fluctuate, and an investor's shares, when redeemed, may be worth more or less than their original cost.

  On occasion, the Fund may compare its performance to the Standard & Poor's 500 Composite Stock Price Index, the Dow Jones Industrial Average, or performance data published by Lipper Analytical Services, Inc., Morningstar Publications, Inc., Money Magazine, U.S. News & World Report, Business Week, CDA Investment Technology, Inc., Forbes Magazine, Fortune Magazine or other industry publications. In addition, from time to time the Fund may include the Fund's risk-adjusted performance ratings assigned by Morningstar Publications, Inc. in advertising or supplemental sales literature. As with other performance data, performance comparisons should not be considered indicative of the Fund's relative performance for any future period.

                             ADDITIONAL INFORMATION

DIVIDENDS AND DISTRIBUTIONS

  It is the Fund's intention to distribute all of its net investment income, if any. Dividends from such net investment income are paid at least annually. All net realized long- or short-term capital gains, if any, are distributed to the Fund's shareholders at least annually. The per share dividends and distributions on each class of shares will be reduced as a result of any account maintenance, distribution and transfer agency fees applicable to that class. See "Additional Information -- Determination of Net Asset Value". Dividends and distributions may be reinvested automatically in shares of the Fund, at net asset value without a sales charge. Shareholders may elect in writing to receive any such dividends or distributions, or both, in cash. Dividends and distributions are taxable to shareholders as described below whether they are reinvested in shares of the Fund or received in cash. From time to time, the Fund may declare a special distribution at or about the end of the calendar year in order to comply with a Federal income tax requirement that certain percentages of its ordinary income and capital gains be distributed during the calendar year.

  Certain gains or losses attributable to foreign currency related gains or losses from certain of the Fund's investments may increase or decrease the amount of the Fund's income available for distribution to shareholders. If such losses exceed other income during a taxable year, (a) the Fund would not be able to make any ordinary dividend distributions, and (b) distributions made before the losses were realized would be recharacterized as returns of capital to shareholders, rather than as ordinary dividends, reducing each shareholder's tax basis in his Fund shares for Federal income tax purposes. For a detailed discussion of the Federal tax considerations relevant to foreign currency transactions, see "Additional Information -- Taxes". If in any fiscal year the Fund has net income from certain foreign currency transactions, such income will be distributed annually.

  All net realized long- or short-term capital gains, if any, are declared and distributed to the Fund's shareholders annually after the close of the Fund's fiscal year. Capital gains distributions will be automatically reinvested in shares unless the shareholder elects to receive such distributions in cash.

  See "Shareholder Services -- Automatic Reinvestment of Dividends and Capital Gains Distributions" for information as to how to elect either dividend reinvestment or cash payments. Dividends and distributions are taxable to shareholders as described below whether they are reinvested in shares of any portfolio or received in cash.

DETERMINATION OF NET ASSET VALUE

  The net asset value of the shares of all classes of the Fund is determined once daily as of 15 minutes after the close of business on the New York Stock Exchange (generally, 4:00 p.m., New York time), on each day during which the New York Stock Exchange is open for trading. Any assets or liabilities initially expressed in terms of non-U.S. dollar currencies are translated into U.S. dollars at the prevailing market rates as quoted by one or more banks or dealers on the day of valuation. The net asset value is computed by dividing the market value of the securities held by the Fund plus any cash or other assets (including interest and dividends accrued but not yet received) minus all liabilities (including accrued expenses) by the total number of shares outstanding at such time. Expenses, including the management fees payable to the Manager and any account maintenance and/or distribution fees payable to the Distributor, are accrued daily. The per share net asset value of Class A shares generally will be higher than the per share net asset value of shares of the other classes, reflecting the daily expense accruals of the account maintenance, distribution and higher transfer agency fees applicable with respect to Class B and Class C shares and the daily expense accruals of the account maintenance fees applicable with respect to Class D shares; moreover, the per share net asset value of Class D shares generally will be higher than the per share net asset value of Class B and Class C shares, reflecting the daily expense accruals of the distribution and the higher transfer agency fees applicable with respect to Class B and Class C shares. It is expected, however, that the per share net asset value of the classes will tend to converge (although not necessarily meet) immediately after the payment of dividends or distributions which will differ by approximately the amount of the expense accrual differentials between the classes.

  Portfolio securities which are traded on stock exchanges are valued at the last sale price (regular way) on the exchange on which such securities are traded, as of the close of business on the day the securities are being valued or, lacking any sales, at the last available bid price. In cases where securities are traded on more than one exchange, the securities are valued on the exchange designated by or under the authority of the Board of Directors as the primary market. Securities traded in the over-the-counter market are valued at the last available bid price in the over-the-counter market prior to the time of valuation. When the Fund writes an option, the amount of the premium received is recorded on the books of the Fund as an asset and an equivalent liability. The amount of the liability is subsequently valued to reflect the current market value of the option written, based upon the last sale price in the case of exchange-traded options or, in the case of options traded in the over-the-counter market, the last asked price. Options purchased by the Fund are valued at their last sale price in the case of exchange-traded options or, in the case of options traded in the over-the-counter market, the last bid price.

  Securities and assets for which market quotations are not readily available are valued at fair value as determined in good faith under the direction of the Board of Directors of the Fund.

TAXES

  The Fund intends to continue to qualify for the special tax treatment afforded regulated investment companies ("RICs") under the Internal Revenue Code of 1986, as amended (the "Code"). If it so qualifies, the Fund (but not its shareholders) will not be subject to Federal income tax on the part of its net ordinary income and net realized capital gains which it distributes to Class A, Class B, Class C and Class D shareholders (together, the "shareholders"). The Fund intends to distribute substantially all of such income.

  Dividends paid by the Fund from its ordinary income and distributions of the Fund's net realized short-term capital gains (together referred to hereafter as "ordinary income dividends") are taxable to shareholders as ordinary income. Distributions made from the Fund's net realized long-term capital gains (including long-term gains from certain transactions in futures and options) ("capital gain dividends") are taxable to shareholders as long-term capital gains, regardless of the length of time the shareholder has owned Fund shares. Distributions in excess of the Fund's earnings and profits will first reduce the adjusted tax basis of a holder's shares and, after such adjusted tax basis is reduced to zero, will constitute capital gains to such holder (assuming the shares are held as a capital asset).

  Dividends are taxable to shareholders even though they are reinvested in additional shares of the Fund. Not later than 60 days after the close of its taxable year, the Fund will provide its shareholders with a written notice designating the amounts of any ordinary income dividends or capital gain dividends. A portion of the Fund's ordinary income dividends may be eligible for the dividends received deduction allowed to corporations under the Code, if certain requirements are met. If the Fund pays a dividend in January that was declared in the previous October, November or December to shareholders of record on a specified date in one of such months, then such dividend will be treated for tax purposes as being paid by the Fund and received by its shareholders on December 31 of the year in which such dividend was declared.

  Ordinary income dividends paid by the Fund to shareholders who are nonresident aliens or foreign entities will be subject to a 30% U.S. withholding tax under existing provisions of the Code applicable to foreign individuals and entities unless a reduced rate of withholding or a withholding exemption is provided under applicable treaty law. Nonresident shareholders are urged to consult their own tax advisers concerning the applicability of the U.S. withholding tax.

  Dividends and interest received by the Fund may give rise to withholding and other taxes imposed by foreign countries. Tax conventions between certain countries and the U.S. may reduce or eliminate such taxes. Shareholders may be able to claim U.S. foreign tax credits with respect to such taxes, subject to certain conditions and limitations contained in the Code. For example, certain retirement accounts cannot claim foreign tax credits on investments in foreign securities held in the Fund. If more than 50% in value of the Fund's total assets at the close of its taxable year consists of securities of foreign corporations, the Fund will be eligible, and intends, to file an election with the Internal Revenue Service pursuant to which shareholders of the Fund will be required to include their proportionate shares of such withholding taxes in their U.S. income tax returns as gross income, treat such proportionate shares as taxes paid by them, and deduct such proportionate shares in computing their taxable incomes or, alternatively, use them as foreign tax credits against their U.S. income taxes. No deductions for foreign taxes, however, may be claimed by noncorporate shareholders who do not itemize deductions. A shareholder that is a nonresident alien individual or a foreign corporation may be subject to U.S. withholding tax on the income resulting from the Fund's election described in this paragraph but may not be able to claim a credit or deduction against such U.S. tax for the foreign taxes treated as having been paid by such shareholder. The Fund will report annually to its shareholders the amount per share of such withholding taxes.

  Under certain provisions of the Code, some shareholders may be subject to a 31% withholding tax on ordinary income dividends, capital gain dividends and redemption payments ("backup withholding"). Generally, shareholders subject to backup withholding will be those for whom no certified taxpayer identification number is on file with the Fund or who, to the Fund's knowledge, have furnished an incorrect number. When establishing an account, an investor must certify under penalty of perjury that such number is correct and that such investor is not otherwise subject to backup withholding.

  Under Code Section 988, foreign currency gains or losses from certain debt instruments, from certain forward contracts, from futures contracts that are not "regulated futures contracts" and from unlisted options will generally be treated as ordinary income or loss. Such Code Section 988 gains or losses will generally increase or decrease the amount of the Fund's investment company taxable income available to be distributed to shareholders as ordinary income. Additionally, if Code Section 988 losses exceed other investment company taxable income during a taxable year, the Fund would not be able to make any ordinary income dividend distributions, and any distributions made before the losses were realized but in the same taxable year would be recharacterized as a return of capital to shareholders, thereby reducing the basis of each shareholder's Fund shares and resulting in a capital gain for any shareholder who received a distribution greater than the shareholder's tax basis in Fund shares (assuming the shares were held as a capital asset).

  No gain or loss will be recognized by Class B shareholders on the conversion of their Class B shares into Class D shares. A shareholder's basis in the Class D shares acquired will be the same as such shareholder's basis in the Class B shares converted, and the holding period of the acquired Class D shares will include the holding period for the converted Class B shares.

  If a shareholder exercises an exchange privilege within 90 days of acquiring the shares, then the loss the shareholder can recognize on the exchange will be reduced (or the gain increased) to the extent the sales charge paid to the Fund on the exchanged shares reduces any sales charge the shareholder would have owed upon purchase of the new shares in the absence of the exchange privilege. Instead, such sales charge will be treated as an amount paid for the new shares.

  A loss realized on a sale or exchange of shares of the Fund will be disallowed if other Fund shares are acquired (whether through the automatic reinvestment of dividends or otherwise) within a 61-day period beginning 30 days before and ending 30 days after the date that the shares are disposed of. In such a case, the basis of the shares acquired will be adjusted to reflect the disallowed loss.

  The foregoing is a general and abbreviated summary of the applicable provisions of the Code and Treasury regulations presently in effect. For the complete provisions, reference should be made to the pertinent Code sections and the Treasury regulations promulgated thereunder. The Code and the Treasury regulations are subject to change by legislative or administrative action either prospectively or retroactively.

  Ordinary income dividends and capital gain dividends may also be subject to state and local taxes.

  Certain states exempt from state income taxation dividends paid by RICs which are derived from interest on U.S. Government obligations. State law varies as to whether dividend income attributable to U.S. Government obligations is exempt from state income tax.

  Shareholders are urged to consult their tax advisers regarding specific questions as to Federal, foreign, state or local taxes. Foreign investors should consider applicable foreign taxes in their evaluation of an investment in the Fund.

ORGANIZATION OF THE FUND

  The Fund was incorporated under Maryland law on June 9, 1988. It has an authorized capital of 2,200,000,000 shares of Common Stock, par value $0.10 per share, divided into four classes, designated Class A, Class B, Class C and Class D Common Stock, of which Class A and Class C consists of 200,000,000 shares, and Class B and Class D consists of 900,000,000 shares. Shares of Class A, Class B, Class C and Class D Common Stock represent interests in the same assets of the Fund and are identical in all respects except that Class B, Class C and Class D shares bear certain expenses related to the account maintenance associated with such shares, and Class B and Class C shares bear certain expenses related to the distribution of such shares. Each class has exclusive voting rights with respect to matters relating to account maintenance and distribution expenditures, as applicable. See "Purchase of Shares". The Fund has received an order from the Securities and Exchange Commission permitting the issuance and sale of multiple classes of Common Stock. The Board of Directors of the Fund may classify and reclassify the shares of the Fund into additional classes of Common Stock at a future date.

  Shareholders are entitled to one vote for each share held and fractional votes for fractional shares held and will vote on the election of Directors and any other matters submitted to a shareholder vote. The Fund does not intend to hold meetings of shareholders in any year in which the Investment Company Act does not require shareholders to act on any of the following matters: (i) election of Directors; (ii) approval of an investment advisory agreement; (iii) approval of a distribution agreement; and (iv) ratification of selection of independent auditors. Also, the by-laws of the Fund require that a special meeting of stockholders be held upon the written request of at least 10% of the outstanding shares of the Fund entitled to vote at such meeting. Voting rights for Directors are not cumulative. Shares issued are fully paid and non-assessable and have no preemptive rights. Shares have the conversion rights disclosed in this Prospectus. Each share of Common Stock is entitled to participate equally in dividends and distributions declared by the Fund and in the net assets of the Fund on liquidation or dissolution after satisfaction of outstanding liabilities, except, as noted above, Class B, Class C and Class D shares bear certain additional expenses.

SHAREHOLDER REPORTS

  Only one copy of each shareholder report and certain shareholder communications will be mailed to each identified shareholder regardless of the number of accounts such shareholder has. If a shareholder wishes to receive separate copies of each report and communication for each of the shareholder's related accounts, the shareholder should notify in writing:

                         Financial Data Services, Inc.
                                  Attn: TAMFO
                                 P.O. Box 45289
                          Jacksonville, FL 32232-5289

The written notification should include the shareholder's name, address, tax identification number and Merrill Lynch, Pierce, Fenner & Smith Incorporated and/or mutual fund account numbers. If you have any questions regarding this, please call your Merrill Lynch financial consultant or Financial Data Services, Inc. at 1-800-637-3863.

SHAREHOLDER INQUIRIES

  Shareholder inquiries may be addressed to the Fund at the address or telephone number set forth on the cover page of this Prospectus.

    MERRILL LYNCH GLOBAL ALLOCATION FUND, INC.--AUTHORIZATION FORM (PART 1)
-------------------------------------------------------------------------------
NOTE: THIS FORM MAY NOT BE USED FOR PURCHASES THROUGH THE MERRILL LYNCH
      BLUEPRINT SM PROGRAM. YOU MAY REQUEST A MERRILL LYNCH BLUEPRINT SM
      PROGRAM APPLICATION BY CALLING (800) 637-3766.
-------------------------------------------------------------------------------
1. SHARE PURCHASE APPLICATION
  I, being of legal age, wish to purchase: (choose one)
  [_] Class A shares [_] Class B shares [_] Class C shares [_] Class D shares of Merrill Lynch Global Allocation Fund, Inc., and establish an Investment Account as described in the Prospectus. In the event that I am not eligible to purchase Class A shares, I understand that Class D shares will be purchased.

Basis for establishing an Investment Account:
    A. I enclose a check for $............ payable to Financial Data Services,
  Inc. as an initial investment (minimum $1,000). I understand that this purchase will be executed at the applicable offering price next to be determined after this Application is received by you.
    B. I already own shares of the following Merrill Lynch mutual funds that would qualify for the Right of Accumulation as outlined in the Statement of Additional Information: Please list all funds. (Use a separate sheet of paper if necessary.)

1. ..................................    4. ..................................
2. ..................................    5. ..................................
3. ..................................    6. ..................................

Name...........................................................................
    First Name                        Initial                   Last Name

Name of Co-Owner (if any)......................................................
                          First Name              Initial            Last Name

Address........................................................................

 ................................................. Date........................
                                     (Zip Code)

Occupation...........................    Name and Address of Employer ........

 .....................................    .....................................
         Signature of Owner                 Signature of Co-Owner (if any)

(In the case of co-owner, a joint tenancy with right of survivorship will be presumed unless otherwise specified.)
-------------------------------------------------------------------------------
2. DIVIDEND AND CAPITAL GAIN DISTRIBUTION OPTIONS

     Ordinary Income Dividends            Long-term Capital Gains

     Select  [_] Reinvest                 Select  [_] Reinvest
     One:    [_] Cash                     One:    [_] Cash

If no election is made, dividends and capital gains will be automatically reinvested at net asset value without a sales charge.

IF CASH, SPECIFY HOW YOU WOULD LIKE YOUR DISTRIBUTIONS PAID TO YOU: [_] CHECK OR [_] DIRECT DEPOSIT TO BANK ACCOUNT

IF DIRECT DEPOSIT TO BANK ACCOUNT IS SELECTED, PLEASE COMPLETE BELOW:

I hereby authorize payment of dividend and capital gain distributions by direct deposit to my bank account and, if necessary, debit entries and adjustments for any credit entries made to my account in accordance with the terms I have selected on the Merrill Lynch Global Allocation Fund, Inc. Authorization Form.

SPECIFY TYPE OF ACCOUNT (CHECK ONE) [_] CHECKING  [_] SAVINGS

Name on your account ..........................................................

Bank Name .....................................................................

Bank Number ...................... Account Number ............................

Bank Address ..................................................................

I agree that this authorization will remain in effect until I provide written notification to Financial Data Services, Inc. amending or terminating this service.

Signature of Depositor ........................................................

Signature of Depositor ............................... Date...................
(if joint account, both must sign)

NOTE: IF DIRECT DEPOSIT TO BANK ACCOUNT IS SELECTED, YOUR BLANK, UNSIGNED
CHECK MARKED "VOID" OR A DEPOSIT SLIP FROM YOUR SAVINGS ACCOUNT SHOULD ACCOMPANY THIS APPLICATION.
-------------------------------------------------------------------------------

  MERRILL LYNCH GLOBAL ALLOCATION FUND, INC.--AUTHORIZATION FORM (PART 1) --
                                  (CONTINUED)

3. SOCIAL SECURITY OR TAXPAYER IDENTIFICATION NUMBER

            -----------------------------------------------------
           Social Security Number or Taxpayer Identification Number

  Under penalty of perjury, I certify (1) that the number set forth above is my correct Social Security Number or Taxpayer Identification Number and (2) that I am not subject to backup withholding (as discussed under "Additional Information--Taxes") either because I have not been notified that I am subject thereto as a result of a failure to report all interest or dividends, or the Internal Revenue Service ("IRS") has notified me that I am no longer subject thereto.

  INSTRUCTION: YOU MUST STRIKE OUT THE LANGUAGE IN (2) ABOVE IF YOU HAVE BEEN NOTIFIED THAT YOU ARE SUBJECT TO BACKUP WITHHOLDING DUE TO UNDER-REPORTING AND IF YOU HAVE NOT RECEIVED A NOTICE FROM THE IRS THAT BACKUP WITHHOLDING HAS BEEN TERMINATED. THE UNDERSIGNED AUTHORIZES THE FURNISHING OF THIS CERTIFICATION TO OTHER MERRILL LYNCH SPONSORED MUTUAL FUNDS.

 .....................................    .....................................
         Signature of Owner                 Signature of Co-Owner (if any)
-------------------------------------------------------------------------------
4. LETTER OF INTENTION--CLASS A AND CLASS D SHARES ONLY (SEE TERMS AND CONDITIONS IN THE STATEMENT OF ADDITIONAL INFORMATION)

Dear Sir/Madam:

                                                 ..................., 19......
                                                   Date of Initial Purchase

  Although I am not obligated to do so, I intend to purchase shares of Merrill Lynch Global Allocation Fund, Inc. or any other investment company with an initial sales charge or deferred sales charge for which Merrill Lynch Funds Distributor, Inc. acts as distributor over the next 13 month period which will equal or exceed:

 [_] $25,000    [_] $50,000    [_] $100,000    [_] $250,000    [_] $1,000,000

  Each purchase will be made at the then reduced offering price applicable to the amount checked above, as described in the Fund's prospectus.

  I agree to the terms and conditions of this Letter of Intention. I hereby irrevocably constitute and appoint Merrill Lynch Funds Distributor, Inc., my attorney, with full power of substitution, to surrender for redemption any or all shares of Merrill Lynch Global Allocation Fund, Inc. held as security.

By ..................................    .....................................
        Signature of Owner                       Signature of Co-Owner
                                             (If registered in joint names,
                                                     both must sign)

  In making purchases under this letter, the following are the related accounts on which reduced offering prices are to apply:

(1) Name.............................    (2) Name.............................
Account Number.......................    Account Number.......................
-------------------------------------------------------------------------------
5. FOR DEALER ONLY
    Branch Office, Address, Stamp        We hereby authorize Merrill Lynch
                                         Funds Distributor, Inc. to act as
-                                  -     our agent in connection with
                                         transactions under this
                                         authorization form and agree to
                                         notify the Distributor of any
                                         purchases made under a Letter of
                                         Intention or Systematic Withdrawal
                                         Plan. We guarantee the shareholder's
-                                  -     signature.


This form when completed should be       .....................................
mailed to:                                      Dealer Name and Address

Merrill Lynch Global Allocation          By ..................................
Fund, Inc.                                  Authorized Signature of Dealer
c/o Financial Data Services, Inc.
Transfer Agency Mutual Fund Operations   [_][_][_] [_][_][_][_] ..............
P.O. Box 45289                           Branch       F/C No.   F/C Last Name
Jacksonville, FL 32232-5289              Code

                                         [_][_][_] [_][_][_][_][_]
                                         Dealer's Customer Account No.

    MERRILL LYNCH GLOBAL ALLOCATION FUND, INC.--AUTHORIZATION FORM (PART 2)
-------------------------------------------------------------------------------

NOTE: THIS FORM IS REQUIRED TO APPLY FOR THE SYSTEMATIC WITHDRAWAL OR
AUTOMATIC INVESTMENT PLANS ONLY.
-------------------------------------------------------------------------------

1. ACCOUNT REGISTRATION

Name of Owner......................
                                            -------------------------
Name of Co-Owner (if any)..........         Social Security Number or
                                             Taxpayer Identification
                                                     Number

Address............................        Account Number ....................
                                           (if existing account)
 ...................................
-------------------------------------------------------------------------------

2. SYSTEMATIC WITHDRAWAL PLAN--CLASS A AND CLASS D SHARES ONLY (SEE TERMS AND CONDITIONS IN THE STATEMENT OF ADDITIONAL INFORMATION)

  MINIMUM REQUIREMENTS: $10,000 for monthly disbursements, $5,000 for quarterly, of [_] Class A or [_] Class D shares in Merrill Lynch Global Allocation Fund, Inc., at cost or current offering price. Withdrawals to be made either (check one) [_] Monthly on the 24th day of each month, or
[_] Quarterly on the 24th day of March, June, September and December. If the 24th falls on a weekend or holiday, the next succeeding business day will be utilized. Begin systematic withdrawal on . . . . . . . . . .(month), or as soon as possible thereafter.

SPECIFY HOW YOU WOULD LIKE YOUR WITHDRAWAL PAID TO YOU (CHECK ONE): [_] $ _____ or [_] _____% of the current value of [_] Class A or [_] Class D shares in the account.

SPECIFY WITHDRAWAL METHOD: [_] check or [_] direct deposit to bank account (check one and complete part (a) or (b) below):

DRAW CHECKS PAYABLE (CHECK ONE)

(a) I hereby authorize payment by check
    [_] as indicated in Item 1.
    [_] to the order of........................................................

Mail to (check one)
    [_] the address indicated in Item 1.
    [_] Name (Please Print)....................................................

Address .......................................................................

   ..........................................................................

   Signature of Owner................................   Date..................

   Signature of Co-Owner (if any)............................................

(B) I HEREBY AUTHORIZE PAYMENT BY DIRECT DEPOSIT TO BANK ACCOUNT AND IF NECESSARY DEBIT ENTRIES AND ADJUSTMENTS FOR ANY CREDIT ENTRIES MADE TO MY ACCOUNT. I AGREE THAT THIS AUTHORIZATION WILL REMAIN IN EFFECT UNTIL I PROVIDE WRITTEN NOTIFICATION TO FINANCIAL DATA SERVICES, INC. AMENDING OR TERMINATING THIS SERVICE.

Specify type of account (check one): [_] checking [_] savings

Name on your Account...........................................................

Bank Name......................................................................

Bank Number........................ Account Number............................

Bank Address...................................................................

 ...............................................................................

Signature of Depositor................................. Date..................

Signature of Depositor.........................................................
(if joint account, both must sign)

NOTE: IF DIRECT DEPOSIT IS ELECTED, YOUR BLANK, UNSIGNED CHECK MARKED "VOID" OR A DEPOSIT SLIP FROM YOUR SAVINGS ACCOUNT SHALL ACCOMPANY THIS APPLICATION.

-------------------------------------------------------------------------------

3. APPLICATION FOR AUTOMATIC INVESTMENT PLAN

  I hereby request that Financial Data Services, Inc. draw an automated clearing house ("ACH") debit on my checking account described below each month to purchase: (choose one)

[_] Class A shares  [_] Class B shares  [_] Class C shares  [_] Class D shares of Merrill Lynch Global Allocation Fund, Inc., subject to the terms set forth below. In the event that I am not eligible to purchase Class A shares, I understand that Class D shares will be purchased.

                                           AUTHORIZATION TO HONOR ACH DEBITS
    FINANCIAL DATA SERVICES, INC.          DRAWN BY FINANCIAL DATA SERVICES,
                                                         INC.
You are hereby authorized to draw an     To...............................Bank
ACH debit each month on my bank                  (Investor's Bank)
account for investment in Merrill
Lynch Global Allocation Fund, Inc.       Bank Address.........................
as indicated below:
                                         City...... State...... Zip Code......
  Amount of each ACH debit $........


  Account Number ...................     As a convenience to me, I hereby
                                         request and authorize you to pay and
Please date and invest ACH debits on     charge to my account ACH debits
the 20th of each month beginning         drawn on my account by and payable
                                         to Financial Data Services, Inc., I
 .....................................    agree that your rights in respect to
                                         each such debit shall be the same as
 ................(month)                  if it were a check drawn on you and
                                         signed personally by me. This
or as soon thereafter as possible.       authority is to remain in effect
I agree that you are drawing these       until revoked by me in writing.
ACH debits voluntarily at my request     Until you receive such notice, you
and that you shall not be liable for     shall be fully protected in honoring
any loss arising from any delay in       any such debit. I further agree that
preparing or failure to prepare any      if any such debit be dishonored,
such debit. If I change banks or         whether with or without cause and
desire to terminate or suspend this      whether intentionally or
program, I agree to notify you           inadvertently, you shall be under no
promptly in writing. I hereby            liability.
authorize you to take any action to
correct erroneous ACH debits of my       ............   .....................
bank account or purchases of fund            Date           Signature of
shares including liquidating shares                           Depositor
of the Fund and crediting my bank
account. I further agree that if a       ............   .....................
debit is not honored upon                    Bank      Signature of Depositor
presentation, Financial Data               Account       (If joint account,
Services, Inc. is authorized to             Number         both must sign)
discontinue immediately the Automatic
Investment Plan and to liquidate
sufficient shares held in my account
to offset the purchase made with the
returned dishonored debit.

 ............    .....................
    Date            Signature of
                      Depositor

                ......................
               Signature of Depositor
                 (If joint account,
                   both must sign)


NOTE: IF AUTOMATIC INVESTMENT PLAN IS ELECTED, YOUR BLANK, UNSIGNED CHECK MARKED "VOID" SHOULD ACCOMPANY THIS APPLICATION.

                                    MANAGER

                         Merrill Lynch Asset Management
                            Administrative Offices:
                             800 Scudders Mill Road
                          Plainsboro, New Jersey 08536

                                Mailing Address:
                                 P.O. Box 9011
                        Princeton, New Jersey 08543-9011

                                  DISTRIBUTOR

                     Merrill Lynch Funds Distributor, Inc.
                            Administrative Offices:
                             800 Scudders Mill Road
                          Plainsboro, New Jersey 08536

                                Mailing Address:
                                 P.O. Box 9011
                        Princeton, New Jersey 08543-9011

                                 TRANSFER AGENT

                         Financial Data Services, Inc.
                            Administrative Offices:
                     Transfer Agency Mutual Fund Operations
                           4800 Deer Lake Drive East
                        Jacksonville, Florida 32246-6484

                                Mailing Address:
                                 P.O. Box 45289
                        Jacksonville, Florida 32232-5289

                                   CUSTODIAN

                         Brown Brothers Harriman & Co.
                                40 Water Street
                          Boston, Massachusetts 02109

                              INDEPENDENT AUDITORS

                             Deloitte & Touche LLP
                                117 Campus Drive
                        Princeton, New Jersey 08540-6400

                                    COUNSEL

                                  Brown & Wood
                             One World Trade Center
                         New York, New York 10048-0557

 NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESEN-TATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMA-TION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE FUND, THE MANAGER OR THE DISTRIBUTOR. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY STATE IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE.

                              -------------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Fee Table..................................................................   2
Merrill Lynch Select PricingSM System......................................   3
Financial Highlights.......................................................   8
Special Considerations.....................................................   9
Investment Objective and Policies..........................................  10
 Equity Securities.........................................................  11
 Debt Securities...........................................................  13
 Money Market Securities...................................................  15
 Portfolio Strategies Involving Options and Futures........................  15
 Other Investment Policies and Practices...................................  21
Management of the Fund.....................................................  24
 Board of Directors........................................................  24
 Management and Advisory Arrangements......................................  25
 Code of Ethics............................................................  26
 Transfer Agency Services..................................................  26
Purchase of Shares.........................................................  27
 Initial Sales Charge Alternatives--
   Class A and Class D Shares..............................................  29
 Deferred Sales Charge Alternatives--
   Class B and Class C Shares..............................................  30
 Distribution Plans........................................................  34
 Limitations on the Payment of Deferred Sales Charges......................  36
Redemption of Shares.......................................................  36
 Redemption................................................................  36
 Repurchase................................................................  37
 Reinstatement Privilege--
   Class A and Class D Shares..............................................  37
Shareholder Services.......................................................  38
Performance Data...........................................................  40
Additional Information.....................................................  42
 Dividends and Distributions...............................................  42
 Determination of Net Asset Value..........................................  42
 Taxes.....................................................................  43
 Organization of the Fund..................................................  45
 Shareholder Reports.......................................................  46
 Shareholder Inquiries.....................................................  46
Authorization Form......................................................... A-1

                                                               Code # 10810-0295

Merrill Lynch

Global Allocation

Fund, Inc.


PROSPECTUS

February 27, 1995

Distributor:
Merrill Lynch
Funds Distributor, Inc.

This prospectus should be retained for future reference.

STATEMENT OF ADDITIONAL INFORMATION

                  MERRILL LYNCH GLOBAL ALLOCATION FUND, INC.

  P.O. BOX 9011, PRINCETON, NEW JERSEY 08543-9011 . PHONE NO. (609) 282-2800

                               ----------------

  Merrill Lynch Global Allocation Fund, Inc. (the "Fund") is a non-diversified mutual fund seeking high total investment return, consistent with prudent risk, through a fully-managed investment policy utilizing United States and foreign equity, debt and money market securities, the combination of which will be varied from time to time both with respect to types of securities and markets in response to changing market and economic trends. Total investment return is the aggregate of capital value changes and income. There can be no assurance that the Fund's investment objective will be achieved. The Fund may employ a variety of instruments and techniques to enhance income and to hedge against market and currency risk.

                               ----------------

  Pursuant to the Merrill Lynch Select Pricing SM System, the Fund offers four classes of shares each with a different combination of sales charges, ongoing fees and other features. The Merrill Lynch Select Pricing SM System permits an investor to choose the method of purchasing shares that the investor believes is most beneficial given the amount of the purchase, the length of time the investor expects to hold the shares and other relevant circumstances.

                               ----------------

  This Statement of Additional Information of the Fund is not a prospectus and should be read in conjunction with the prospectus of the Fund, dated February 27, 1995 (the "Prospectus"), which has been filed with the Securities and Exchange Commission and can be obtained, without charge, by calling or by writing the Fund at the above telephone number or address. This Statement of Additional Information has been incorporated by reference into the Prospectus.

                               ----------------

                    MERRILL LYNCH ASSET MANAGEMENT--MANAGER

              MERRILL LYNCH FUNDS DISTRIBUTOR, INC.--DISTRIBUTOR

                               ----------------

  The date of this Statement of Additional Information is February 27, 1995.

                       INVESTMENT OBJECTIVE AND POLICIES

  The Fund's investment objective is to seek a high total investment return, consistent with prudent risk, through a fully-managed investment policy utilizing United States and foreign equity, debt and money market securities the combination of which will be varied from time to time both with respect to types of securities and markets in response to changing market and economic trends. Reference is made to "Investment Objective and Policies" in the Prospectus for a discussion of the investment objective and policies of the Fund.

  While it is the policy of the Fund generally not to engage in trading for short-term gains, Merrill Lynch Asset Management, L.P., doing business as Merrill Lynch Asset Management (the "Manager"), will effect portfolio transactions without regard to holding period if, in its judgment, such transactions are advisable in light of a change in circumstances of a particular company or within a particular industry or due to general market, economic or financial conditions. Accordingly, while the Fund anticipates that its annual turnover rate should not exceed 200% under normal conditions, it is impossible to predict portfolio turnover rates. The portfolio turnover rate is calculated by dividing the lesser of the Fund's annual sales or purchases of portfolio securities (exclusive of purchases or sales of securities whose maturities at the time of acquisition were one year or less) by the monthly average value of the securities in the portfolio during the year. The portfolio turnover rates for the fiscal years ending October 31, 1993, and 1994 were 50.35% and 57.04%, respectively. The Fund is subject to the Federal income tax requirement that less than 30% of the Fund's gross income be derived from gains from the sale or other disposition of securities held for less than three months.

  The U.S. Government has from time to time in the past imposed restrictions, through taxation and otherwise, on foreign investments by U.S. investors such as the Fund. If such restrictions should be reinstituted, it might become necessary for the Fund to invest all or substantially all of its assets in U.S. securities. In such event, the Fund would review its investment objective and investment policies to determine whether changes are appropriate. Any changes in the investment objective or fundamental policies set forth under "Investment Restrictions" below would require the approval of the holders of a majority of the Fund's outstanding voting securities.

  The Fund's ability and decisions to purchase or sell portfolio securities may be affected by laws or regulations relating to the convertibility and repatriation of assets. Because the shares of the Fund are redeemable on a daily basis on each day the Fund determines its net asset value in U.S. dollars, the Fund intends to manage its portfolio so as to give reasonable assurance that it will be able to obtain U.S. dollars to the extent necessary to meet anticipated redemptions. See "Redemption of Shares". Under present conditions, the Fund does not believe that these considerations will have any significant effect on its portfolio strategy, although there can be no assurance in this regard.

PRECIOUS METAL-RELATED SECURITIES

  The Fund may invest in the equity securities of companies that explore for, extract, process or deal in precious metals, i.e., gold, silver and platinum, and in asset-based securities indexed to the value of such metals. Such securities may be purchased when they are believed to be attractively priced in relation to the value of a company's precious metal-related assets or when the value of precious metals are expected to benefit from inflationary pressure or other economic, political or financial uncertainty or instability. The prices of precious metals and of the securities of precious metal-related companies historically have been subject to high volatility. In addition, the earnings of precious metal-related companies may be adversely affected by volatile metals prices which may adversely affect the financial condition of such companies.

  The major producers of gold include the Republic of South Africa, Russia, Canada, the United States, Brazil and Australia. Sales of gold by Russia are largely unpredictable and often relate to political and economic considerations rather than to market forces. Economic, social and political developments within South Africa may significantly affect South African gold production.

  The Fund presently does not intend to invest in companies the assets of which are located primarily in the Republic of South Africa, which produces approximately 60% of the gold mined in nations outside of what until recently constituted the Communist bloc. This limitation may affect adversely the Fund's ability to invest in gold-related securities and during certain periods may result in the Fund restricting its investments to relatively few companies. This limitation is not a fundamental policy of the Fund and may be changed by the Directors, without a vote of the shareholders, if they determine that such action is warranted. The Fund will notify its shareholders of any change in this policy with respect to South Africa.

  The Fund may invest in debt securities, preferred stock or convertible securities, the principal amount, redemption terms or conversion terms of which are related to the market price of some precious metals such as gold bullion. These securities are referred to herein as "asset-based securities". The Fund will purchase only asset-based securities which are rated, or are issued by issuers that have outstanding debt obligations rated, BBB or better by Standard & Poor's Ratings Group ("S&P") or Baa or better by Moody's Investors Service, Inc. ("Moody's") or commercial paper rated A-1 by S&P or Prime-1 by Moody's or of issuers that the Manager has determined to be of similar creditworthiness. If the asset-based security is backed by a bank letter of credit or other similar facility, the Manager may take such backing into account in determining the creditworthiness of the issuer. While the market prices for an asset-based security and the related natural resource asset generally are expected to move in the same direction, there may not be perfect correlation in the two price movements. Asset-based securities may not be secured by a security interest in or claim on the underlying natural resource asset. The asset-based securities in which the Fund may invest may bear interest or pay preferred dividends at below market (or even at relatively nominal) rates. As an example, assume gold is selling at a market price of $300 per ounce and an issuer sells a $1,000 face amount gold-related note with a seven year maturity, payable at maturity at the greater of either $1,000 in cash or in the then market price of three ounces of gold. If at maturity, the market price of gold is $400 per ounce, the amount payable on the note would be $1,200. Certain asset-based securities may be payable at maturity in cash at the stated principal amount or, at the option of the holder, directly in a stated amount of the asset to which it is related. In such instance, because the Fund presently does not intend to invest directly in natural resource assets, the Fund would sell the asset-based security in the secondary market, to the extent one exists, prior to maturity if the value of the stated amount of the asset exceeds the stated principal amount and thereby realize the appreciation in the underlying asset.

REAL ESTATE-RELATED SECURITIES

  The real estate-related securities which will be emphasized by the Fund are equity securities of real estate investment trusts, which own income-producing properties, and mortgage real estate investment trusts which make various types of mortgage loans often combined with equity features. The securities of such trusts generally pay above average dividends and may offer the potential for capital appreciation. Such securities will be subject to the risks customarily associated with the real estate industry, including declines in the value of the real estate investments of the trusts. Real estate values are affected by numerous factors including (i) governmental regulations (such as zoning and environmental laws) and changes in tax laws, (ii) operating costs, (iii) the location and the attractiveness of the properties, (iv) changes in economic conditions (such as fluctuations in interest and inflation rates and business conditions) and (v) supply and demand for improved real estate. Such trusts also are dependent on management skill and may not be diversified in their investments.

PORTFOLIO STRATEGIES INVOLVING OPTIONS AND FUTURES

  Reference is made to the discussion under the caption "Investment Objective and Policies--Portfolio Strategies Involving Options and Futures" in the Prospectus for information with respect to various portfolio strategies involving options and futures. The Fund may seek to increase its return through the use of options on portfolio securities and to hedge its portfolio against movements in the equity, debt and currency markets. The Fund has authority to write (i.e., sell) covered put and call options on its portfolio securities, purchase put and call options on securities and engage in transactions in stock index options, stock index futures and stock futures and financial futures, and related options on such futures. The Fund may also deal in forward foreign exchange transactions and foreign currency options and futures, and related options on such futures. Each of such portfolio strategies is described in the Prospectus. Although certain risks are involved in options and futures transactions (as discussed in the Prospectus and below), the Manager believes that, because the Fund will (i) write only covered options on portfolio securities and (ii) engage in other options and futures transactions only for hedging purposes, the options and futures portfolio strategies of the Fund will not subject the Fund to the risks frequently associated with the speculative use of options and futures transactions. While the Fund's use of hedging strategies is intended to reduce the volatility of the net asset value of its shares, the net asset value of the Fund's shares will fluctuate. There can be no assurance that the Fund's hedging transactions will be effective. The following is further information relating to portfolio strategies involving options and futures that the Fund may utilize.

  Writing Covered Options. The Fund is authorized to write (i.e., sell) covered call options on the securities in which it may invest and to enter into closing purchase transactions with respect to certain of such options. A covered call option is an option where the Fund, in return for a premium, gives another party a right to buy specified securities owned by the Fund at a specified future date and price set at the time of the contract. The principal reason for writing call options is to attempt to realize, through the receipt of premiums, a greater return than would be realized on the securities alone. By writing covered call options, the Fund gives up the opportunity, while the option is in effect, to profit from any price increase in the underlying security above the option exercise price. In addition, the Fund's ability to sell the underlying security will be limited while the option is in effect unless the Fund effects a closing purchase transaction. A closing purchase transaction cancels out the Fund's position as the writer of an option by means of an offsetting purchase of an identical option prior to the expiration of the option it has written. Covered call options serve as a partial hedge against the price of the underlying security declining.

  The writer of a covered call option has no control over when he may be required to sell his securities since he may be assigned an exercise notice at any time prior to the termination of his obligation as a writer. If an option expires unexercised, the writer would realize a gain in the amount of the premium. Such a gain, of course, may be offset by a decline in the market value of the underlying security during the option period. If a call option is exercised, the writer would realize a gain or loss from the sale of the underlying security.

  The Fund also may write put options which give the holder of the option the right to sell the underlying security to the Fund at the stated exercise price. The Fund will receive a premium for writing a put option which increases the Fund's return. The Fund writes only covered put options which means that so long as the Fund is obligated as the writer of the option, it will, through its custodian, have deposited and maintained cash, cash equivalents, U.S. Government securities or other high grade liquid debt or equity securities denominated in U.S. dollars or non-U.S. currencies with a securities depository with a value equal to or greater than the exercise price of the underlying securities. By writing a put, the Fund will be obligated to purchase the underlying security at a price that may be higher than the market value of that security at the time of exercise for as long as the option is outstanding. The Fund may engage in closing transactions in order to terminate put options that it has written.

  Options referred to herein and in the Fund's Prospectus may be options issued by The Options Clearing Corporation (the "Clearing Corporation") which are currently traded on the Chicago Board Options Exchange, American Stock Exchange, New York Stock Exchange, Philadelphia Stock Exchange and Pacific Stock Exchange. Options referred to herein and in the Fund's Prospectus may also be options traded on foreign securities exchanges such as the London Stock Exchange and the Amsterdam Stock Exchange. An option position may be closed out only on an exchange which provides a secondary market for an option of the same series. If a secondary market does not exist, it might not be possible to effect a closing transaction in a particular option, with the result, in the case of a covered call option, that the Fund will not be able to sell the underlying security until the option expires or until it delivers the underlying security upon exercise. Reasons for the absence of a liquid secondary market on an exchange include the following: (i) there may be insufficient trading interest in certain options; (ii) restrictions may be imposed by an exchange on opening transactions or closing transactions or both;
(iii) trading halts, suspensions or other restrictions may be imposed with respect to particular classes or series of options or underlying securities;
(iv) unusual or unforeseen circumstances may interrupt normal operations on an exchange; (v) the facilities of an exchange or the Clearing Corporation may not at all times be adequate to handle current trading volume; or (vi) one or more exchanges could, for economic or other reasons, decide or be compelled at some future date to discontinue the trading of options (or a particular class or series of options), in which event the secondary market on that exchange (or in that class or series of options) would cease to exist, although outstanding options on that exchange that had been issued by the Clearing Corporation as a result of trades on that exchange would continue to be exercisable in accordance with their terms.

  The Fund may also enter into over-the-counter option transactions ("OTC options"), which are two party contracts with price and terms negotiated between the buyer and seller. The staff of the Securities and Exchange Commission has taken the position that OTC options and the assets used as cover for written OTC options are illiquid securities.

  Purchasing Options. The Fund may purchase put options to hedge against a decline in the market value of its securities holdings. By buying a put, the Fund has a right to sell the underlying security at the exercise price, thus limiting the Fund's risk of loss through a decline in the market value of the security until the put option expires. The amount of any appreciation in the value of the underlying security will be offset partially by the amount of the premium paid for the put option and any related transaction costs. Prior to its expiration, a put option may be sold in a closing sale transaction; profit or loss from the sale will depend on whether the amount received is more or less than the premium paid for the put option plus the related transaction cost. A closing sale transaction cancels out the Fund's position as the purchaser of an option by means of an offsetting sale of an identical option prior to the expiration of the option it has purchased. In certain circumstances, the Fund may purchase call options on securities held in its portfolio on which it has written call options or on securities which it intends to purchase. The Fund may purchase either exchange traded options or OTC options. The Fund will not purchase options on securities (including stock index options discussed below) if, as a result of such purchase, the aggregate cost of all outstanding options on securities held by the Fund would exceed 5% of the market value of the Fund's total assets.

  Stock Index Options and Futures and Financial Futures. As described in the Prospectus, the Fund is authorized to engage in transactions in stock index options and futures and financial futures, and related options on such futures. Set forth below is further information concerning futures transactions.

  A futures contract is an agreement between two parties to buy and sell a particular commodity, such as security, or, in the case of an index-based futures contract, to make and accept a cash settlement for a set price on a future date. A majority of transactions in futures contracts, however, do not result in the actual delivery of the underlying instrument or cash settlement, but are settled through liquidation, i.e., by entering into an offsetting transaction.

  The purchase or sale of a futures contract differs from the purchase or sale of a security in that no price or premium is paid or received. Instead, an amount of cash or securities acceptable to the broker and the relevant contract market, which varies, but is generally about 5% of the contract amount, must be deposited with the broker. This amount is known as "initial margin" and represents a "good faith" deposit assuring the performance of both the purchaser and seller under the futures contract. Subsequent payments to and from the broker, called "variation margin", are required to be made on a daily basis as the price of the futures contract fluctuates, making the long and short positions in the futures contract more or less valuable, a process known as "mark to the market". At any time prior to the settlement date of the futures contract, the position may be closed out by taking an opposite position which will operate to terminate the position in the futures contract. A final determination of variation margin is then made, additional cash is required to be paid to or released by the broker and the purchaser realizes a loss or gain. In addition, a nominal commission is paid on each completed sale transaction.

  An order has been obtained from the Securities and Exchange Commission exempting the Fund from the provisions of Section 17(f) and Section 18(f) of the Investment Company Act of 1940, as amended (the "Investment Company Act"), in connection with its strategy of investing in futures contracts. Section 17(f) relates to the custody of securities and other assets of an investment company and may be deemed to prohibit certain arrangements between the Fund and commodities brokers with respect to initial and variation margin. Section 18(f) of the Investment Company Act prohibits an open-end investment company such as the Fund from issuing a "senior security" other than a borrowing from a bank. The staff of the Securities and Exchange Commission has in the past indicated that a futures contract may be a "senior security" under the Investment Company Act.

  Foreign Currency Hedging. Generally, the foreign exchange transactions of the Fund will be conducted on a spot, i.e., cash basis at the spot rate of purchasing or selling currency prevailing in the foreign exchange market. This rate under normal market conditions differs from the prevailing exchange rate in an amount generally less than one tenth of one percent due to the costs of converting from one currency to another. However, the Fund has authority to deal in forward foreign exchange among currencies of the different countries in which it will invest as a hedge against possible variations in the foreign exchange rates among these currencies. This is accomplished through contractual agreements to purchase or sell a specified currency at a specified future date and price set at the time of the contract. The Fund's dealings in forward foreign exchange will be limited to hedging involving either specific transactions or portfolio positions. Transaction hedging is the purchase or sale of forward foreign currency with respect to specific receivables or payables of the Fund accruing in connection with the purchase and sale of its portfolio securities, the sale and redemption of shares of the Fund or the payment of dividends and distributions by the Fund. Position hedging is the sale of forward foreign currency with respect to portfolio security positions denominated or quoted in such foreign currency. The Fund will not speculate in forward foreign exchange. The Fund may not position hedge with respect to the currency of a particular country to an extent greater than the aggregate market value (at the time of making such sale) of the securities held in its portfolio denominated or quoted in that particular foreign currency. If the Fund enters into a position hedging transaction, its custodian will place cash or liquid equity or debt securities in a separate account of the Fund in an amount equal to the value of the Fund's total assets committed to the consummation of such forward contract. If the value of the securities placed in the separate account declines, additional cash or securities will be placed in the account so that the value of the account will equal the amount of the Fund's commitment with respect to such contracts. The Fund will enter into such transactions only to the extent, if any, deemed appropriate by the Manager. The Fund will not enter into a forward contract with a term of more than one year.

  The Fund is also authorized to purchase or sell listed or over-the-counter foreign currency options, foreign currency futures and related options on foreign currency futures as a short or long hedge against possible variations in foreign exchange rates. Such transactions may be effected with respect to hedges on non-U.S. dollar denominated securities owned by the Fund, sold by the Fund but not yet delivered, or committed or anticipated to be purchased by the Fund. As an illustration, the Fund may use such techniques to hedge the stated value in U.S. dollars of an investment in a yen denominated security. In such circumstances, for example, the Fund may purchase a foreign currency put option enabling it to sell a specified amount of Japanese yen for dollars at a specified price by a future date. To the extent the hedge is successful, a loss in the value of the yen relative to the dollar will tend to be offset by an increase in the value of the put option. To offset, in whole or part, the cost of acquiring such a put option, the Fund may also sell a call option which, if exercised, requires it to sell a specified amount of yen for dollars at a specified price by a future date (a technique called a "straddle"). By selling such call option in this illustration, the Fund gives up the opportunity to profit without limit from increases in the relative value of the yen to the dollar. The Manager believes that "straddles" of the type which may be utilized by the Fund constitute hedging transactions and are consistent with the policies described above.

  Hedging against a decline in the value of a currency does not eliminate fluctuations in the prices of portfolio securities or prevent losses if the prices of such securities decline. Such transactions also preclude the opportunity for gain if the value of the hedged currency should rise. Moreover, it may not be possible for the Fund to hedge against a devaluation that is so generally anticipated that the Fund is not able to contract to sell the currency at a price above the devaluation level it anticipates. The cost to the Fund of engaging in foreign currency transactions varies with such factors as the currencies involved, the length of the contract period and the market conditions then prevailing. Since transactions in foreign currency exchange usually are conducted on a principal basis, no fees or commissions are involved.

  Risk Factors in Options and Futures Transactions. Utilization of options and futures transactions involves the risk of imperfect correlation in movements in the prices of options and futures contracts and movements in the prices of the securities and currencies which are the subject of the hedge. If the price of the options and futures contract moves more or less than the prices of the hedged securities or currencies, the Fund will experience a gain or loss which will not be completely offset by movements in the prices of the securities and currencies which are the subject of the hedge. The successful use of options and futures also depends on the Manager's ability to correctly predict price movements in the market involved in a particular options or futures transaction.

  Prior to exercise or expiration, an exchange-traded option or futures position can only be terminated by entering into a closing purchase or sale transaction. This requires a secondary market on an exchange for call or put options of the same series. The Fund will enter into an option or futures transaction on an exchange only if there appears to be a liquid secondary market for such options or futures. However, there can be no assurance that a liquid secondary market will exist for any particular call or put option or futures contract at any specific time. Thus, it may not be possible to close an option or futures position. The Fund will acquire only over-the-counter options for which management believes the Fund can receive on each business day at least two independent bids or offers (one of which will be from an entity other than a party to the option), unless there is only one dealer, in which case that dealer's price is used. In the case of a futures position or an option on a futures position written by the Fund in the event of adverse price movements, the Fund would continue to be required to make daily cash payments of variation margin. In such situations, if the Fund has insufficient cash, it may have to sell portfolio securities to meet daily variation margin requirements at a time when it may be disadvantageous to do so. In addition, the Fund may be required to take or make delivery of the security or currency underlying futures contracts it holds. The inability to close options and futures positions also could have an adverse impact on the Fund's ability to hedge effectively its portfolio. There is also the risk of loss by the Fund of margin deposits in the event of bankruptcy of a broker with whom the Fund has an open position in a futures contract or related option. The risk of loss from investing in futures transactions is theoretically unlimited.

  The exchanges on which the Fund intends to conduct options transactions have generally established limitations governing the maximum number of call or put options on the same underlying security or currency (whether or not covered) which may be written by a single investor, whether acting alone or in concert with others (regardless of whether such options are written on the same or different exchanges or are held or written on one or more accounts or through one or more brokers). "Trading limits" are imposed on the maximum number of contracts which any person may trade on a particular trading day. An exchange may order the liquidation of positions found to be in violation of these limits, and it may impose other sanctions or restrictions. The Manager does not believe that these trading and position limits will have any adverse impact on the portfolio strategies for hedging the Fund's portfolio.

OTHER INVESTMENT POLICIES AND PRACTICES

  Non-Diversified Status. The Fund is classified as non-diversified within the meaning of the Investment Company Act, which means that the Fund is not limited by such Act in the proportion of its assets that it may invest in securities of a single issuer. However, the Fund's investments will be limited so as to qualify for the special tax treatment afforded "regulated investment companies" under the Internal Revenue Code of 1986, as amended. See "Dividends, Distributions and Taxes--Taxes". To qualify, among other requirements, the Fund will limit its investments so that, at the close of each quarter of the taxable year, (i) not more than 25% of the market value of the Fund's total assets will be invested in the securities of a single issuer, and (ii) with respect to 50% of the market value of its total assets, not more than 5% of the market value of its total assets will be invested in the securities of a single issuer, and the Fund will not own more than 10% of the outstanding voting securities of a single issuer. A fund which elects to be classified as "diversified" under the Investment Company Act must satisfy the foregoing 5% and 10% requirements with respect to 75% of its total assets. To the extent that the Fund assumes large positions in the securities of a small number of issuers, the Fund's net asset value may fluctuate to a greater extent than that of a diversified company as a result of changes in the financial condition or in the market's assessment of the issuers.

  When-Issued Securities and Delayed Delivery Transactions. The Fund may purchase securities on a when-issued basis, and it may purchase or sell securities for delayed delivery. These transactions occur when securities are purchased or sold by the Fund with payment and delivery taking place in the future to secure what is considered an advantageous yield and price to the Fund at the time of entering into the transaction. Although the Fund has not established any limit on the percentage of its assets that may be committed in connection with such transactions, the Fund will maintain a segregated account with its custodian of cash, cash equivalents, U.S. Government securities or other high grade liquid debt or equity securities denominated in U.S. dollars or non-U.S. currencies in an aggregate amount equal to the amount of its commitment in connection with such purchase transactions.

  Standby Commitment Agreements. The Fund may from time to time enter into standby commitment agreements. Such agreements commit the Fund, for a stated period of time, to purchase a stated amount of a fixed income security which may be issued and sold to the Fund at the option of the issuer. The price and coupon of the security is fixed at the time of the commitment. At the time of entering into the agreement, the Fund is paid a commitment fee, regardless of whether or not the security is ultimately issued, which is typically approximately 0.5% of the aggregate purchase price of the security which the Fund has committed to purchase. The Fund will enter into such agreement only for the purpose of investing in the security underlying the commitment at a yield and price which is considered advantageous to the Fund. The Fund will not enter into a standby commitment with a remaining term in excess of 90 days and will limit its investment in such commitments so that the aggregate purchase price of the securities subject to such commitments, together with the value of portfolio securities subject to legal restrictions on resale, will not exceed 15% (10% to the extent required by certain state laws) of its total assets taken at the time of acquisition of such commitment or security. The Fund will at all times maintain a segregated account with its custodian of cash, cash equivalents, U.S. Government securities or other high grade liquid debt or equity securities denominated in U.S. dollars or non-U.S. currencies in an aggregate amount equal to the purchase price of the securities underlying the commitment.

  There can be no assurance that the securities subject to a standby commitment will be issued, and the value of the security, if issued, on the delivery date may be more or less than its purchase price. Since the issuance of the security underlying the commitment is at the option of the issuer, the Fund may bear the risk of a decline in the value of such security and may not benefit from an appreciation in the value of the security during the commitment period.

  The purchase of a security subject to a standby commitment agreement and the related commitment fee will be recorded on the date on which the security can reasonably be expected to be issued, and the value of the security will thereafter be reflected in the calculation of the Fund's net asset value. The cost basis of the security will be adjusted by the amount of the commitment fee. In the event the security is not issued, the commitment fee will be recorded as income on the expiration date of the standby commitment.

  Repurchase Agreements; Purchase and Sale Contracts. The Fund may invest in securities pursuant to repurchase agreements or purchase and sale contracts. Repurchase agreements may be entered into only with a member bank of the Federal Reserve System or primary dealer in U.S. Government securities or an affiliate thereof. Purchase and sale contracts may be entered into only with financial institutions which have capital of at least $50 million or whose obligations are guaranteed by an entity having capital of at least $50 million.

Under such agreements, the other party agrees, upon entering into the contract with the Fund, to repurchase the security at a mutually agreed upon time and price in a specified currency, thereby determining the yield during the term of the agreement. This results in a fixed rate of return insulated from market fluctuations during such period although it may be affected by currency fluctuations. In the case of repurchase agreements, the prices at which the trades are conducted do not reflect the accrued interest on the underlying obligations; whereas, in the case of purchase and sale contracts, the prices take into account accrued interest. Such agreements usually cover short periods, often under one week. Repurchase agreements may be construed to be collateralized loans by the purchaser to the seller secured by the securities transferred to the purchaser. In the case of a repurchase agreement, as a purchaser, the Fund will require the seller to provide additional collateral if the market value of the securities falls below the repurchase price at any time during the term of the repurchase agreement; the Fund does not have the right to seek additional collateral in the case of purchase and sale contracts. In the event of default by the seller under a repurchase agreement construed to be a collateralized loan, the underlying securities are not owned by the Fund but constitute only collateral for the seller's obligation to pay the repurchase price. Therefore, the Fund may suffer time delays and incur costs of possible losses in connection with the disposition of the collateral. A purchase and sale contract differs from a repurchase agreement in that the contract arrangements stipulate that the securities are owned by the Fund. In the event of a default under such a repurchase agreement or under a purchase and sale contract, instead of the contractual fixed rate of return, the rate of return to the Fund would depend on intervening fluctuations of the market values of such securities and the accrued interest on the securities. In such event, the Fund would have rights against the seller for breach of contract with respect to any losses arising from market fluctuations following the failure of the seller to perform. While the substance of purchase and sale contracts is similar to repurchase agreements, because of the different treatment with respect to accrued interest and additional collateral, management believes that purchase and sale contracts are not repurchase agreements as such term is understood in the banking and brokerage community. The Fund may not invest more than 15% (10% to the extent required by certain state laws) of its total assets in repurchase agreements or purchase and sale contracts maturing in more than seven days together with all other illiquid investments.

  Lending of Portfolio Securities. Subject to the investment restrictions stated below, the Fund may lend securities from its portfolio to approved borrowers and receive therefor collateral in cash or securities issued or guaranteed by the U.S. Government. Such collateral will be maintained at all times in an amount equal to at least 100% of the current market value of the loaned securities. The purpose of such loans is to permit the borrower to use such securities for delivery to purchasers when such borrower has sold short. If cash collateral is received by the Fund, it is invested in short-term money market securities, and a portion of the yield received in respect of such investment is retained by the Fund. Alternatively, if securities are delivered to the Fund as collateral, the Fund and the borrower negotiate a rate for the loan premium to be received by the Fund for lending its portfolio securities. In either event, the total yield on the Fund's portfolio is increased by loans of its portfolio securities. The Fund will have the right to regain record ownership of loaned securities to exercise beneficial rights such as voting rights, subscription rights and rights to dividends, interest or other distributions. Such loans are terminable at any time. The Fund may pay reasonable finder's, administrative and custodial fees in connection with such loans. With respect to the lending of portfolio securities, there is the risk of failure by the borrower to return the securities involved in such transactions.

  High Yield Bonds. The Fund is authorized to invest a portion of its debt portfolio in fixed income securities rated below investment grade by a nationally recognized statistical rating agency or in unrated debt securities which, in the Manager's judgment, possess similar credit characteristics ("high yield bonds").

Issuers of high yield bonds may be highly leveraged and may not have available to them more traditional methods of financing. Therefore, the risks associated with acquiring the securities of such issuers generally are greater than is the case with higher rated securities. For example, during an economic downturn or a sustained period of rising interest rates, issuers of high yield bonds may be more likely to experience financial stress, especially if such issuers are highly leveraged. During such periods, such issuers may not have sufficient revenues to meet their interest payment obligations. The issuer's ability to service its debt obligations also may be adversely affected by specific issuer developments or the issuer's inability to meet specific projected business forecasts or the unavailability of additional financing. The risk of loss due to default by the issuer is significantly greater for the holder of high yield bonds because such securities may be unsecured and may be subordinated to other creditors of the issuer. The Fund's Board of Directors has adopted a policy that the Fund will not invest more than 35% of its assets in debt obligations rated below Baa or BBB by Moody's or S&P, respectively.

  High yield bonds frequently have call or redemption features which would permit issuers to repurchase such securities from the Fund. If a call were exercised by an issuer during a period of declining interest rates, the Fund likely would have to replace such called security with a lower yielding security, thus decreasing the net investment income to the Fund and dividends to shareholders.

  The Fund may have difficulty disposing of certain high yield bonds because there may be a thin trading market for such securities. The secondary trading market for high yield bonds is generally not as liquid as the secondary market for higher rated securities. Reduced secondary market liquidity may have an adverse impact on market price and the Fund's ability to dispose of particular issues when necessary to meet the Fund's liquidity needs or in response to a specific economic event such as a deterioration in the creditworthiness of the issuer.

  Adverse publicity and investor perceptions, which may not be based on fundamental analysis, also may decrease the value and liquidity of high yield bonds, particularly in a thinly traded market. Factors adversely affecting the market value of high yield bonds are likely to affect adversely the Fund's net asset value. In addition, the Fund may incur additional expenses to the extent it is required to seek recovery upon a default on a portfolio holding or to participate in the restructuring of the obligation.

  Investment Restrictions. The Fund has adopted a number of fundamental and non-fundamental restrictions and policies relating to the investment of its assets and its activities. The fundamental policies set forth below may not be changed without the approval of the holders of a majority of the Fund's outstanding voting securities (which for this purpose and under the Investment Company Act means the lesser of (i) 67% of the shares represented at a meeting at which more than 50% of the outstanding shares are represented or (ii) more than 50% of the outstanding shares).


  Under the fundamental investment restrictions, the Fund may not:

    1. Invest more than 25% of its assets, taken at market value, in the securities of issuers in any particular industry (excluding the U.S. Government and its agencies and instrumentalities).

    2. Make investments for the purpose of exercising control or management.

    3. Purchase or sell real estate, except that, to the extent permitted by applicable law, the Fund may invest in securities directly or indirectly secured by real estate or interests therein or issued by companies which invest in real estate or interests therein.

    4. Make loans to other persons, except that the acquisition of bonds, debentures or other corporate debt securities and investment in government obligations, commercial paper, pass-through instruments, certificates of deposit, bankers acceptances, repurchase agreements or any similar instruments shall not be deemed to be the making of a loan, and except further that the Fund may lend its portfolio securities, provided that the lending of portfolio securities may be made only in accordance with applicable law and the guidelines set forth in the Fund's Prospectus and Statement of Additional Information, as they may be amended from time to time.

    5. Issue senior securities to the extent such issuance would violate applicable law.

    6. Borrow money, except that (i) the Fund may borrow from banks (as defined in the Investment Company Act) in amounts up to 33 1/3% of its total assets (including the amount borrowed), (ii) the Fund may borrow up to an additional 5% of its total assets for temporary purposes, (iii) the Fund may obtain such short-term credit as may be necessary for the clearance of purchases and sales of portfolio securities and (iv) the Fund may purchase securities on margin to the extent permitted by applicable law. The Fund may not pledge its assets other than to secure such borrowings or, to the extent permitted by the Fund's investment policies as set forth in its Prospectus and Statement of Additional Information, as they may be amended from time to time, in connection with hedging transactions, short sales, when-issued and forward commitment transactions and similar investment strategies.

    7. Underwrite securities of other issuers except insofar as the Fund technically may be deemed an underwriter under the Securities Act of 1933, as amended (the "Securities Act"), in selling portfolio securities.

    8. Purchase or sell commodities or contracts on commodities, except to the extent that the Fund may do so in accordance with applicable law and the Fund's Prospectus and Statement of Additional Information, as they may be amended from time to time, and without registering as a commodity pool operator under the Commodity Exchange Act.

  In addition, the Fund has adopted non-fundamental restrictions which may be changed by the Board of Directors. Under the non-fundamental investment restrictions, the Fund may not:

    a. Purchase securities of other investment companies, except to the extent such purchases are permitted by applicable law.

    b. Make short sales of securities or maintain a short position, except to the extent permitted by applicable law.

    c. Invest in securities which cannot be readily resold because of legal or contractual restrictions or which cannot otherwise be marketed, redeemed or put to the issuer or a third party, if at the time of acquisition more than 15% of its total assets would be invested in such securities. This restriction shall not apply to securities which mature within seven days or securities which the Board of Directors of the Fund has otherwise determined to be liquid pursuant to applicable law. Notwithstanding the 15% limitation herein, to the extent the laws of any state in which the Fund's shares are registered or qualified for sale require a lower limitation, the Fund will observe such limitation. As of the date hereof, therefore, the Fund will not invest more than 10% of its total assets in securities which are subject to this investment restriction (c). Securities purchased in accordance with Rule 144A under the Securities Act (a "Rule 144A security") and determined to be liquid by the Fund's Board of Directors are not subject to the limitations set forth in this investment restriction (c). Notwithstanding the fact that the Board may determine that a Rule 144A security is liquid and not subject to limitations set forth in this investment restriction (c), the State of Ohio does not recognize Rule 144A securities as securities that are free of restrictions as to resale. To the extent required by Ohio law, the Fund will not invest more than 50% of its total assets in securities of issuers that are restricted as to disposition, including Rule 144A securities.

    d. Invest in warrants if, at the time of acquisition, its investments in warrants, valued at the lower of cost or market value, would exceed 5% of the Fund's net assets; included within such limitation, but not to exceed 2% of the Fund's net assets, are warrants which are not listed on the New York Stock Exchange or American Stock Exchange or a major foreign exchange. For purposes of this restriction, warrants acquired by the Fund in units or attached to securities may be deemed to be without value.

    e. Invest in securities of companies having a record, together with predecessors, of less than three years of continuous operation, if more than 5% of the Fund's total assets would be invested in such securities. This restriction shall not apply to mortgage-backed securities, asset-backed securities or obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities.

    f. Purchase or retain the securities of any issuer, if those individual officers and directors of the Fund, the officers and general partner of the Manager, the directors of such general partner or the officers and directors of any subsidiary thereof each owning beneficially more than one-half of one percent of the securities of such issuer own in the aggregate more than 5% of the securities of such issuer.

    g. Invest in real estate limited partnership interests or interests in oil, gas or other mineral leases, or exploration or development programs, except that the Fund may invest in securities issued by companies that engage in oil, gas or other mineral exploration or development activities.

    h. Write, purchase or sell puts, calls, straddles, spreads or combinations thereof, except to the extent permitted in the Fund's Prospectus and Statement of Additional Information, as they may be amended from time to time.

    i. Notwithstanding fundamental investment restriction (6) above, borrow amounts in excess of 10% of its total assets, taken at market value, and then only from banks as a temporary measure for extraordinary or emergency purposes such as the redemption of Fund shares. The Fund will not purchase securities while borrowings exceed 5% (taken at market value) of its total assets.

  The staff of the Securities and Exchange Commission (the "Commission") has taken the position that purchased OTC options and the assets used as cover for written OTC options are illiquid securities. Therefore, the Fund has adopted an investment policy pursuant to which it will not purchase or sell OTC options if, as a result of such transaction, the sum of the market value of OTC options currently outstanding which are held by the Fund, the market value of the underlying securities covered by OTC call options currently outstanding which were sold by the Fund and margin deposits on the Fund's existing OTC options on futures contracts exceeds 15% of the total assets of the Fund (10% to the extent required by certain state laws), taken at market value, together with all other assets of the Fund which are illiquid or are not otherwise readily marketable. However, if the OTC option is sold by the Fund to a primary U.S. Government securities dealer recognized by the Federal Reserve Bank of New York and if the Fund has the unconditional contractual right to repurchase such OTC option from the dealer at a predetermined price, then the Fund will treat as illiquid such amount of the underlying securities as is equal to the repurchase price less the amount by which the option is "in-the-money" (i.e., current market value of the underlying securities minus the option's strike price). The repurchase price with the primary dealers is typically a formula price which is generally based on a multiple of the premium received for the option, plus the amount by which the option is "in-the-money".

This policy as to OTC options is not a fundamental policy of the Fund and may be amended by the Directors of the Fund without the approval of the Fund's shareholders. However, the Fund will not change or modify this policy prior to the change or modification by the Commission staff of its position.

  Portfolio securities of the Fund generally may not be purchased from, sold or loaned to the Manager or its affiliates or any of their directors, general partners, officers or employees, acting as principal, unless pursuant to a rule or exemptive order under the Investment Company Act.

  Because of the affiliation of the Manager with the Fund, the Fund is prohibited from engaging in certain transactions involving the Manager's affiliate, Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), or its affiliates except for brokerage transactions permitted under the Investment Company Act involving only usual and customary commissions or transactions pursuant to an exemptive order under the Investment Company Act. See "Portfolio Transactions and Brokerage". Without such an exemptive order, the Fund would be prohibited from engaging in portfolio transactions with Merrill Lynch or its affiliates acting as principal and from purchasing securities in public offerings which are not registered under the Securities Act in which such firm or any of its affiliates participate as an underwriter or dealer.

                             MANAGEMENT OF THE FUND

DIRECTORS AND OFFICERS

  The Directors and executive officers of the Fund, their ages and their principal occupations for at least the last five years are set forth below. Unless otherwise noted, the address of each executive officer and Director is P.O. Box 9011, Princeton, New Jersey 08543-9011.

  Arthur Zeikel (62)--President and Director(1)(2)--President of the Manager (which term as used herein includes its corporate predecessors) since 1977 and Chief Investment Officer since 1976; President and Chief Investment Officer of Fund Asset Management, L.P. ("FAM") (which term as used herein includes its corporate predecessors) since 1977; President and Director of Princeton Services, Inc. ("Princeton Services") since 1993; Executive Vice President of Merrill Lynch since 1990 and a Senior Vice President thereof from 1985 to 1990; Executive Vice President of Merrill Lynch & Co., Inc. ("ML & Co.") since 1990; Director of the Distributor.

  Donald Cecil (68)--Director(2)--1114 Avenue of the Americas, New York, New York 10036. Special Limited Partner of Cumberland Partners (investment partnership) since 1982; Member of Institute of Chartered Financial Analysts; Member and Chairman of Westchester County (N.Y.) Board of Transportation.

  Edward H. Meyer (68)--Director(2)--777 Third Avenue, New York, New York 10017. President of Grey Advertising Inc. since 1968, Chief Executive Officer since 1970, and Chairman of the Board of Directors since 1972; Director of The May Department Stores Company, Bowne & Co., Inc. (financial printers), Ethan Allen Interiors Inc. and Harman International Industries, Inc.

  Charles C. Reilly (63)--Director(2)--9 Hampton Harbor Road, Hampton Bays, N.Y. 11946. Self-employed financial consultant since 1990; President and Chief Investment Officer of Verus Capital, Inc. from 1979 to 1990; former Senior Vice President of Arnhold and S. Bleichroeder, Inc. from 1973 to 1990; Adjunct Professor, Columbia University Graduate School of Business since 1990; Adjunct Professor, Wharton School, University of Pennsylvania, 1990; Director, Harvard Business School Alumni Association.

  Richard R. West (57)--Director(2)--482 Tepi Drive, Southbury, Connecticut 06488. Professor of Finance since 1984, and Dean from 1984 to 1993, New York University Leonard N. Stern School of Business Administration; Director of Re Capital Corp. (reinsurance holding company), Bowne & Co., Inc. (financial printers), Vornado, Inc. (real estate holding company), Smith-Corona Corporation (manufacturer of typewriters and word processors) and Alexander's, Inc. (real estate company).

  Edward D. Zinbarg (60)--Director(2)--5 Hardwell Road, Short Hills, New Jersey 07078-2117. Former Executive Vice President of The Prudential Insurance Company of America from 1988 to 1994; former Director of Prudential Reinsurance Company and former Trustee of the Prudential Foundation.

  Terry K. Glenn (54)--Executive Vice President(1)(2)--Executive Vice President of the Manager and FAM since 1983; Executive Vice President and Director of Princeton Services since 1993; President and Director of the Distributor since 1986.

  Norman R. Harvey (61)--Senior Vice President(1)(2)--Senior Vice President of the Manager and FAM since 1982; Senior Vice President of Princeton Services since 1993.

  Bryan N. Ison (39)--Vice President(1)--Vice President of the Manager since 1985; Portfolio Manager since 1984.

  Donald C. Burke (34)--Vice President(1)(2)--Vice President and Director of Taxation of the Manager since 1990; employee of Deloitte & Touche LLP from 1982 to 1990.

  Gerald M. Richard (45)--Treasurer (1)(2)--Senior Vice President and Treasurer of the Manager and FAM since 1984; Senior Vice President and Treasurer of Princeton Services since 1993; Vice President of the Distributor since 1981 and Treasurer since 1984.

  Michael J. Hennewinkel (42)--Secretary (1)(2)--Vice President of the Manager since 1985; attorney associated with the Manager since 1982.
--------
(1) Interested person, as defined in the Investment Company Act, of the Fund.
(2) Such Director or officer is a director, trustee or officer of one or more additional investment companies for which the Manager, or its affiliate FAM, acts as investment adviser or manager.

  At January 31, 1995, the officers and Directors of the Fund as a group (12 persons) owned an aggregate of less than 1% of the outstanding shares of the Fund. At such date, Mr. Zeikel, a Director of the Fund, and the other officers of the Fund owned less than 1% of the outstanding shares of common stock of ML & Co.

COMPENSATION OF DIRECTORS

  The Fund pays each Director not affiliated with the Manager a fee of $3,500 per year plus $500 per meeting attended, together with such Director's actual out-of-pocket expenses relating to attendance at meetings. The Fund also compensates members of its Audit and Nominating Committee, which consists of all of the unaffiliated Directors, at a rate of $500 per meeting attended. The Chairman of the Audit and Nominating Committee receives an additional fee of $250 per meeting attended. For the fiscal year ended October 31, 1994, fees and expenses paid to the unaffiliated Directors aggregated $35,499+.

  The following table sets forth for the fiscal year ended October 31, 1994, compensation paid by the Fund to the non-interested Directors and for the calendar year ending December 31, 1994, the aggregate compensation paid by all investment companies advised by the Manager and its affiliate, FAM ("MLAM/FAM Advised Funds") to the non-interested Directors.

                                                PENSION OR
                                                RETIREMENT  TOTAL COMPENSATION
                                                 BENEFITS   FROM FUND AND OTHER
                                   AGGREGATE    ACCRUED AS       MLAM/FAM
   NAME OF                        COMPENSATION PART OF FUND ADVISED FUNDS PAID
   DIRECTOR                        FROM FUND    EXPENSES     TO DIRECTORS (1)
   --------                       ------------ ------------ -------------------
Donald Cecil.....................    $9,750        None          $276,350
Edward H. Meyer..................    $8,500        None          $251,600
Charles C. Reilly................    $8,500        None          $276,900
Richard R. West..................    $8,500        None          $300,900
Edward D. Zinbarg*...............    $8,500        None          $121,500

--------
 * Projected annual compensation for the Fund's current fiscal year. Mr. Zinbarg was elected to the Fund's Board of Directors effective October 25, 1994.
(1) In addition to the Fund, the Directors serve on the boards of other MLAM/FAM Advised Funds as follows: Mr. Cecil (34 boards); Mr. Meyer (34 boards); Mr. Reilly (40 boards); Mr. West (40 boards); and Mr. Zinbarg (16 boards).

MANAGEMENT AND ADVISORY ARRANGEMENTS

  Reference is made to "Management of the Fund--Management and Advisory Arrangements" in the Prospectus for certain information concerning the management and advisory arrangements of the Fund.

  Securities held by the Fund may also be held by, or be appropriate investments for, other funds or investment advisory clients for which the Manager or its affiliates act as an adviser. Because of different objectives or other factors, a particular security may be bought for one or more clients when one or more clients are selling the same security. If purchases or sales of securities by the Manager for the Fund or other funds for which it acts as investment adviser or for its other advisory clients arise for consideration at or about the same time, transactions in such securities will be made, insofar as feasible, for the respective funds and clients in a manner deemed equitable to all. To the extent that transactions on behalf of more than one client of the Manager or its affiliates during the same period may increase the demand for securities being purchased or the supply of securities being sold, there may be an adverse effect on price.

--------
 + During most of the fiscal year ended October 31, 1994, the Board consisted of five Directors, four of whom were non-interested.

  The Fund has entered into a management agreement with the Manager (the "Management Agreement"). As discussed in the Prospectus, the Management Agreement provides that the Manager is entitled to receive for its services to the Fund monthly compensation at the annual rate of 0.75% of the average daily net assets of the Fund. The Manager has agreed to waive a portion of its management fee payable by the Fund so that such fee is reduced for average daily net assets of the Fund in excess of $2.5 billion from the annual rate of 0.75% to 0.70%, and further reduced from 0.70% to 0.65% for average daily net assets in excess of $5 billion. For the fiscal year ended October 31, 1994, the Fund paid the Manager a fee at the rate of 0.71% of average daily net assets. For the fiscal years ended October 31, 1992, 1993 and 1994, the total management fees paid by the Fund to the Manager aggregated $3,938,829, $18,984,493 and $49,037,363, respectively.

  The Manager has also entered into a sub-advisory agreement with Merrill Lynch Asset Management U.K. Limited ("MLAM U.K.") pursuant to which the Manager pays MLAM U.K. a fee computed at the rate of 0.10% of the average daily net assets of the Fund for providing investment advisory services to the Manager with respect to the Fund. For the fiscal years ended October 31, 1992, 1993 and 1994, the fees paid by MLAM to MLAM U.K. pursuant to such arrangement aggregated $525,177, $2,293,281 and $6,509,464, respectively.

  California imposes limitations on the expenses of the Fund. These expense limitations require that the Manager reimburse the Fund in an amount necessary to prevent the ordinary operating expenses of the Fund (excluding interest, taxes, distribution fees, brokerage fees and commissions and extraordinary charges such as litigation costs) from exceeding 2.5% of the Fund's first $30 million of average daily net assets, 2.0% of the next $70 million of average daily net assets and 1.5% of the remaining average daily net assets. The Manager's obligation to reimburse the Fund is limited to the amount of the management fee. No fee payment will be made to the Manager during any fiscal year which will cause such expenses to exceed the most restrictive expense limitation applicable at the time of such payment.

  The Fund has received an order from the State of California partially waiving the expense limitations described above. Pursuant to the terms of such order, the expense limitations that would otherwise apply are waived to the extent the Fund's expense for custodial services, management and auditing fees exceeds the average of such fees of a group of funds managed by the Manager or its subsidiary which primarily invest domestically. Since the commencement of operations of the Fund, no reimbursement of expenses has been required pursuant to the applicable expense limitation provisions discussed above.

  The Management Agreement obligates the Manager to provide investment advisory services and to pay all compensation of and furnish office space for officers and employees of the Fund connected with investment and economic research, trading and investment management of the Fund, as well as the fees of all Directors of the Fund who are affiliated persons of the Manager or any of their affiliates. The Fund pays all other expenses incurred in its operation, including, among other things, taxes; expenses for legal and auditing services; costs of printing proxies, stock certificates, shareholder reports and prospectuses and statements of additional information (except to the extent paid by the Distributor); charges of the custodian, any sub-custodian and transfer agent; expenses of redemption of shares; Commission fees; expenses of registering the shares under Federal, state or foreign laws; fees and expenses of unaffiliated Directors; accounting and pricing costs (including the daily calculation of net asset value); insurance; interest; brokerage costs; litigation and other extraordinary or non-recurring expenses; and other expenses properly payable by the Fund. Accounting services are provided to the Fund by the Manager, and the Fund reimburses the Manager for its costs in connection with such services on a semi-annual basis. For the fiscal years ended October 31, 1992, 1993 and

1994, the amount of such reimbursement was $104,603, $213,891 and $570,246, respectively. As required by the Fund's distribution agreements, the Distributor will pay certain promotional expenses of the Fund incurred in connection with the offering of its shares. Certain expenses will be financed by the Fund pursuant to distribution plans in compliance with Rule 12b-1 under the Investment Company Act. See "Purchase of Shares--Distribution Plans".

  ML & Co. and Princeton Services, Inc. are "controlling persons" of the Manager as defined under the Investment Company Act because of their ownership of its voting securities or their power to exercise a controlling influence over its management or policies.

  Duration and Termination. Unless earlier terminated as described herein, the Management Agreement and the sub-advisory agreement will remain in effect from year to year if approved annually (a) by the Board of Directors or by a majority of the outstanding shares of the Fund and (b) by a majority of the Directors who are not parties to such contracts or interested persons (as defined in the Investment Company Act) of any such party. Such contracts are not assignable and may be terminated without penalty on 60 days' written notice at the option of either party thereto or by the vote of the shareholders of the Fund.

                               PURCHASE OF SHARES

  Reference is made to "Purchase of Shares" in the Prospectus for certain information as to the purchase of Fund shares.

  The Fund issues four classes of shares under the Merrill Lynch Select PricingSM System: shares of Class A and Class D are sold to investors choosing the initial sales charge alternatives, and shares of Class B and Class C are sold to investors choosing the deferred sales charge alternatives. Each Class A, Class B, Class C and Class D share of the Fund represents identical interests in the investment portfolio of the Fund and has the same rights, except that Class B, Class C and Class D shares bear the expenses of the ongoing account maintenance fees, and Class B and Class C shares bear the expenses of the ongoing distribution fees and the additional incremental transfer agency costs resulting from the deferred sales charge arrangements. Class B, Class C and Class D shares each have exclusive voting rights with respect to the Rule 12b-1 distribution plan adopted with respect to such class pursuant to which account maintenance and/or distribution fees are paid. Each class has different exchange privileges. See "Shareholder Services -- Exchange Privilege".

  The Merrill Lynch Select PricingSM System is used by more than 50 mutual funds advised by the Manager, or an affiliate of the Manager, FAM. Funds advised by the Manager or FAM are referred to herein as "MLAM-advised mutual funds".

  The Fund has entered into separate distribution agreements with the Distributor in connection with the continuous offering of each class of shares of the Fund (the "Distribution Agreements"). The Distribution Agreements obligate the Distributor to pay certain expenses in connection with the offering of each class of shares of the Fund. After the prospectuses, statements of additional information and periodic reports have been prepared, set in type and mailed to shareholders, the Distributor pays for the printing and distribution of copies thereof used in connection with the offering to dealers and investors. The Distributor also pays for other supplementary sales literature and advertising costs. The Distribution Agreements are subject to the same renewal requirements and termination provisions as the Management Agreement described above.

INITIAL SALES CHARGE ALTERNATIVES -- CLASS A AND CLASS D SHARES

  The Fund commenced the public offering of its Class A shares on February 3, 1989. The gross sales charges for the sale of Class A shares for the fiscal year ended October 31, 1992, were $3,517,696, of which the Distributor received $91,712 and Merrill Lynch received $3,425,984. The gross sales charges for the sale of Class A shares for the fiscal year ended October 31, 1993, were $13,935,192, of which the Distributor received $861,771 and Merrill Lynch received $13,073,421. The gross sales charges for the sale of Class A shares for the fiscal year ended October 31, 1994, were $10,514,692, of which the Distributor received $623,860 and Merrill Lynch received $9,890,832. The gross sales charges for the sale of its Class D shares for the fiscal period October 21, 1994 (commencement of operations) to October 31, 1994, were $95,875, of which the Distributor received $5,131 and Merrill Lynch received $90,744. During such periods, the Distributor received no contingent deferred sales charges with respect to redemptions within one year after purchase of Class A or Class D shares purchased subject to front-end sales charge waivers.

  The term "purchase", as used in the Prospectus and this Statement of Additional Information in connection with an investment in Class A and Class D shares of the Fund, refers to a single purchase by an individual, or to concurrent purchases, which in the aggregate are at least equal to the prescribed amounts, by an individual, his spouse and their children under the age of 21 years purchasing shares for his or their own account and to single purchases by a trustee or other fiduciary purchasing shares for a single trust estate or single fiduciary account (including a pension, profit-sharing or other employee benefit trust created pursuant to a plan qualified under Section 401 of the Code) although more than one beneficiary is involved. The term "purchase" also includes purchases by any "company", as that term is defined in the Investment Company Act, but does not include purchases by any such company which has not been in existence for at least six months or which has no purpose other than the purchase of shares of the Fund or shares of other registered investment companies at a discount; provided, however, that it shall not include purchases by any group of individuals whose sole organizational nexus is that the participants therein are credit cardholders of a company, policyholders of an insurance company, customers of either a bank or broker-dealer or clients of an investment adviser.

  Closed-End Fund Investment Option. Class A shares of the Fund and other MLAM-advised mutual funds ("Eligible Class A Shares") are offered at net asset value to shareholders of certain closed-end funds advised by MLAM or the Investment Adviser who purchased such closed-end fund shares prior to October 21, 1994 (the date the Merrill Lynch Select PricingSM System commenced operations) and wish to reinvest the net proceeds from a sale of their closed-end fund shares of common stock in Eligible Class A Shares, if the conditions set forth below are satisfied. Alternatively, closed-end fund shareholders who purchased such shares on or after October 21, 1994, and wish to reinvest the net proceeds from a sale of their closed-end fund shares are offered Class A shares (if eligible to buy Class A shares) or Class D shares of the Fund and other MLAM-advised mutual funds ("Eligible Class D Shares"), if the following conditions are met. First, the sale of the closed-end fund shares must be made through Merrill Lynch, and the net proceeds therefrom must be immediately reinvested in Eligible Class A or Class D shares. Second, the closed-end fund shares must either have been acquired in the initial public offering or be shares representing dividends from shares of common stock acquired in such offering. Third, the closed-end fund shares must have been continuously maintained in a Merrill Lynch securities account. Fourth, there must be a minimum purchase of $250 to be eligible for the investment option. Class A shares of the Fund are offered at net asset value to shareholders of Merrill Lynch Senior Floating Rate Fund, Inc. ("Senior Floating Rate Fund") who wish to reinvest the net proceeds from a sale of certain of their shares of common stock of Senior Floating Rate Fund in shares of the

Fund. In order to exercise this investment option, Senior Floating Rate Fund shareholders must sell their Senior Floating Rate Fund shares to the Senior Floating Rate Fund in connection with a tender offer conducted by the Senior Floating Rate Fund and reinvest the proceeds immediately in the Fund. This investment option is available only with respect to the proceeds of Senior Floating Rate Fund shares as to which no Early Withdrawal Charge (as defined in the Senior Floating Rate Fund prospectus) is applicable. Purchase orders from Senior Floating Rate Fund shareholders wishing to exercise this investment option will be accepted only on the day that the related Senior Floating Rate Fund tender offer terminates and will be effected at the net asset value of the Fund at such day.

REDUCED INITIAL SALES CHARGES

  Right of Accumulation. Reduced sales charges are applicable through a right of accumulation under which eligible investors are permitted to purchase shares of the Fund subject to an initial sales charge at the offering price applicable to the total of (a) the public offering price of the shares then being purchased plus (b) an amount equal to the then current net asset value or cost, whichever is higher, of the purchaser's combined holdings of all classes of shares of the Fund and of other MLAM-advised mutual funds. For any such right of accumulation to be made available, the Distributor must be provided at the time of purchase, by the purchaser or the purchaser's securities dealer, with sufficient information to permit confirmation of qualification. Acceptance of the purchase order is subject to such confirmation. The right of accumulation may be amended or terminated at any time. Shares held in the name of a nominee or custodian under pension, profit-sharing, or other employee benefit plans may not be combined with other shares to qualify for the right of accumulation.

  Letter of Intention. Reduced sales charges are applicable to purchases aggregating $25,000 or more of Class A or Class D shares of the Fund or any other MLAM-advised mutual funds made within a 13-month period starting with the first purchase pursuant to a Letter of Intention in the form provided in the Prospectus. The Letter of Intention is available only to investors whose accounts are maintained at the Fund's transfer agent. The Letter of Intention is not available to employee benefit plans for which Merrill Lynch provides plan-participant record-keeping services. The Letter of Intention is not a binding obligation to purchase any amount of Class A or Class D shares; however, its execution will result in the purchaser paying a lower sales charge at the appropriate quantity purchase level. A purchase not originally made pursuant to a Letter of Intention may be included under a subsequent Letter of Intention executed within 90 days of such purchase if the Distributor is informed in writing of this intent within such 90-day period. The value of Class A and Class D shares of the Fund and of other MLAM-advised mutual funds presently held, at cost or maximum offering price (whichever is higher), on the date of the first purchase under the Letter of Intention, may be included as a credit toward completion of such Letter, but the reduced sales charge applicable to the amount covered by such Letter will be applied only to new purchases. If the total amount of shares purchased does not equal the amount stated in the Letter of Intention (minimum of $25,000), the investor will be notified and must pay, within 20 days of the expiration of such Letter, the difference between the sales charge on the Class A or Class D shares purchased at the reduced rate and the sales charge applicable to the shares actually purchased through the Letter. Class A or Class D shares equal to five percent of the intended amount will be held in escrow during the 13-month period (while remaining registered in the name of the purchaser) for this purpose. The first purchase under the Letter of Intention must be at least five percent of the dollar amount of such Letter. If a purchase during the term of such Letter would otherwise be subject to a further reduced sales charge based on the right of accumulation, the purchaser will be entitled on that purchase and subsequent purchases to the reduced percentage sales charge which would be applicable to a single purchase equal to the total dollar value of the Class A or Class D shares then being purchased under such Letter, but there will be no retroactive reduction of the sales charges on any previous purchase.

  The value of any shares redeemed or otherwise disposed of by the purchaser prior to termination or completion of the Letter of Intention will be deducted from the total purchases made under such Letter. An exchange from a MLAM-advised money market fund into the Fund that creates a sales charge will count toward completing a new or existing Letter of Intention from the Fund.

  Merrill Lynch BlueprintSM Program. Class D shares of the Fund are offered to participants in the Merrill Lynch BlueprintSM Program ("Blueprint"). In addition, participants in Blueprint who own Class A shares or the Fund may purchase additional Class A shares of the Fund through Blueprint. Blueprint is directed to small investors, group IRAs and participants in certain affinity groups such as credit unions, trade associations and benefit plans. Investors placing orders to purchase Class A or Class D shares of the Fund through Blueprint will acquire the Class A or Class D shares at net asset value plus a sales charge calculated in accordance with the Blueprint sales charge schedule (i.e., up to $300 at 4.25%, $300.01 to $5,000 at 3.25% plus $3.00 and
$5,000.01 or more at the standard sales charge rates disclosed in the Prospectus). Class A or Class D shares of the Fund are offered at net asset value plus a sales charge of 1/2 of 1% for corporate or group IRA programs placing orders to purchase their Class A or Class D shares through Blueprint. Services, including the exchange privilege, available to Class A and Class D investors through Blueprint, however, may differ from those available to other investors in Class A or Class D shares.

  Class A and Class D shares are offered at net asset value to Blueprint participants through the Merrill Lynch Directed IRA Rollover Program ("IRA Rollover Program") available from Merrill Lynch Business Financial Services, a business unit of Merrill Lynch. The IRA Rollover Program is available to custodian rollover assets from Employer Sponsored Retirement and Savings Plans (as defined below) whose Trustee and/or Plan Sponsor has entered into a Merrill Lynch Directed IRA Rollover Program Service Agreement.

  Orders for purchases and redemptions of Class A or Class D shares of the Fund may be grouped for execution purposes which, in some circumstances, may involve the execution of such orders two business days following the day such orders are placed. The minimum initial purchase price is $100, with a $50 minimum for subsequent purchases through Blueprint. There are no minimum initial or subsequent purchase requirements for participants who are part of an automatic investment plan. Additional information concerning purchases through Blueprint, including any annual fees and transaction charges, is available from Merrill Lynch, Pierce, Fenner & Smith Incorporated, The BlueprintSM Program, P.O. Box 30441, New Brunswick, New Jersey 08989-0441.

  TMA SM Managed Trusts. Class A shares are offered to TMA SM Managed Trusts to which Merrill Lynch Trust Company provides discretionary trustee services at net asset value.

  Employer Sponsored Retirement and Savings Plans. Class A and Class D shares are offered at net asset value to employer sponsored retirement or savings plans, such as tax qualified retirement plans within the meaning of Section 401(a) of the Code, deferred compensation plans within the meaning of Sections 403(b) and 457 of the Code, other deferred compensation arrangements, Voluntary Employee Benefits Association ("VEBA") plans, and non-qualified After Tax Savings and Investment programs, maintained on the Merrill Lynch Group Employee Services system, herein referred to as "Employer Sponsored Retirement or Savings Plans", provided the plan has accumulated $20 million or more in MLAM-advised mutual funds (in the case of Class A shares) or $5 million or more in MLAM-advised mutual funds (in the case of Class D shares). Class D shares may be offered at net asset value to new Employer Sponsored Retirement or Savings Plans, provided the plan has $3 million or more initially invested in MLAM-advised mutual funds. Assets of

Employer Sponsored Retirement or Savings Plans sponsored by the same sponsor or an affiliated sponsor may be aggregated. Class A shares and Class D shares also are offered at net asset value to Employer Sponsored Retirement or Savings Plans that have at least 1,000 employees eligible to participate in the plan (in the case of Class A shares) or between 500 and 999 employees eligible to participate in the plan (in the case of Class D shares). Employees eligible to participate in Employer Sponsored Retirement or Savings Plans of the same sponsoring employer or its affiliates may be aggregated. Tax qualified retirement plans within the meaning of Section 401(a) of the Code meeting any of the foregoing requirements and which are provided specialized services (e.g., plans whose participants may direct on a daily basis their plan allocations among a wide range of investments including individual corporate equities and other securities in addition to mutual fund shares) by Blueprint, are offered Class A shares at a price equal to net asset value per share plus a reduced sales charge of 0.50%.

  Any Employer Sponsored Retirement or Savings Plan which does not meet the above described qualifications to purchase Class A or Class D shares at net asset value has the option of (1) purchasing Class D shares at the initial sales charge schedule disclosed in the Prospectus for purchases of up to $1,000,000 and at 0.75% for purchases of $1,000,000 or more, (ii) if the Employer Sponsored Retirement or Savings Plan meets the specified requirements, purchasing Class B shares with a waiver of the CDSC upon redemption, or (iii) if the Employer Sponsored Retirement or Savings Plan does not qualify to purchase Class B shares with a waiver upon redemption, purchasing Class B or Class C shares at their respective CDSC schedule disclosed in the prospectus.

  Certain Employer Sponsored Retirement or Savings Plans, which were permitted prior to October 21, 1994, to purchase Class A shares at the initial sales charge schedule in the then current prospectus for purchases up to $1,000,000 and at 0.75% for purchases of $1,000,000 or more, may purchase Class A shares at the initial sales charge schedule disclosed in the Prospectus for purchases of up to $1,000,000 and at 0.75% for purchases of $1,000,000 or more. The minimum initial and subsequent purchase requirements are waived in connection with all the above referenced Employer Sponsored Retirement or Savings Plans.

  Purchase Privilege of Certain Persons. Directors of the Fund, members of the Boards of other MLAM-advised investment companies, directors and employees of ML & Co. and its subsidiaries (the term "subsidiaries" when used herein with respect to Merrill Lynch & Co., Inc. includes MLAM, FAM and certain other entities directly or indirectly wholly owned and controlled by Merrill Lynch & Co., Inc.) and any trust, pension, profit-sharing or other benefit plan for such persons may purchase Class A shares of the Fund at net asset value.

  Class D shares of the Fund are offered at net asset value, without a sales charge, to an investor who has a business relationship with a financial consultant who joined Merrill Lynch from another investment firm within six months prior to the date of purchase by such investor if the following conditions are satisfied. First, the investor must advise Merrill Lynch that it will purchase Class D shares of the Fund with proceeds from a redemption of a mutual fund that was sponsored by the financial consultant's previous firm and was subject to a sales charge either at the time of purchase or on a deferred basis. Second, the investor also must establish that such redemption had been made within 60 days prior to the investment in the Fund, and the proceeds from the redemption had been maintained in the interim in cash or a money market fund.

  Class D shares of the Fund are also offered at net asset value, without sales charge, to an investor who has a business relationship with a Merrill Lynch financial consultant and who has invested in a mutual fund sponsored by a non-Merrill Lynch company for which Merrill Lynch has served as a selected dealer and where Merrill Lynch has either received or given notice that such arrangement will be terminated, if the following conditions are satisfied: first, the investor must purchase Class D shares of the Fund with proceeds from a redemption of shares of such other mutual fund and the shares of such other fund were subject to a sales charge either at the time of purchase or on a deferred basis; second, such purchase of Class D shares must be made within 90 days after such notice of termination.

  Class D shares of the Fund are offered at net asset value, without a sales charge, to an investor who has a business relationship with a Merrill Lynch financial consultant and who has invested in a mutual fund for which Merrill Lynch has not served as a selected dealer if the following conditions are satisfied: First, the investor must advise Merrill Lynch that it will purchase Class D shares of the Fund with proceeds from the redemption of such shares of other mutual funds and that such shares have been outstanding for a period of no less than six months. Second, such purchase of Class D shares must be made within 60 days after the redemption and the proceeds from the redemption must be maintained in the interim in cash or a money market fund.

  Acquisition of Certain Investment Companies. The public offering price of Class D shares may be reduced to the net asset value per Class D share in connection with the acquisition of the assets of or merger or consolidation with a public or private investment company. The value of the assets or company acquired in a tax-free transaction may be adjusted in appropriate cases to reduce possible adverse tax consequences to the Fund which might result from an acquisition of assets having net unrealized appreciation which is disproportionately higher at the time of acquisition than the realized or unrealized appreciation of the Fund. The issuance of Class D shares for consideration other than cash is limited to bona fide reorganizations, statutory mergers or other acquisitions of portfolio securities which (i) meet the investment objectives and policies of the Fund; (ii) are acquired for investment and not for resale (subject to the understanding that the disposition of the Fund's portfolio securities shall at all times remain within its control); and (iii) are liquid securities, the value of which is readily ascertainable, which are not restricted as to transfer either by law or liquidity of market (except that the Fund may acquire through such transactions restricted or illiquid securities to the extent the Fund does not exceed the applicable limits on acquisition of such securities set forth under "Investment Objective and Policies" herein).

  Reductions in or exemptions from the imposition of a sales load are due to the nature of the investors and/or the reduced sales efforts that will be needed in obtaining such investments.

DISTRIBUTION PLANS

  Reference is made to "Purchase of Shares -- Distribution Plans" in the Prospectus for certain information with respect to the separate distribution plans for Class B, Class C and Class D shares pursuant to Rule 12b-1 under the Investment Company Act (each a "Distribution Plan") with respect to the account maintenance and/or distribution fees paid by the Fund to the Distributor with respect to such classes.

  Payments of the account maintenance fees and/or distribution fees are subject to the provisions of Rule 12b-1 under the Investment Company Act. Among other things, each Distribution Plan provides that the Distributor shall provide and the Directors shall review quarterly reports of the disbursement of the account maintenance fees and/or distribution fees paid the Distributor. In their consideration of each Distribution Plan, the Directors must consider all factors they deem relevant, including information as to the benefits of the Distribution Plan to the Fund and its related class of shareholders. Each Distribution Plan further provides that, so long as the Distribution Plan remains in effect, the selection and nomination of Directors who are not "interested persons" of the Fund, as defined in the Investment Company Act (the "Independent Directors"), shall be committed to the discretion of the Independent Directors then in office. In approving each Distribution Plan in accordance with Rule 12b-1, the Independent Directors concluded that there is a reasonable likelihood that such Distribution Plan will benefit the Fund and its related class of shareholders. Each Distribution Plan can be terminated at any time, without penalty, by the vote of a majority of the Independent Directors or by the vote of the holders of a majority of the outstanding related class of voting securities of the Fund. A Distribution Plan cannot be amended to increase materially the amount to be spent by the Fund without the approval of the related class of shareholders, and all material amendments are required to be approved by the vote of the Directors, including a majority of the Independent Directors who have no direct or indirect financial interest in such Distribution Plan, cast in person at a meeting called for that purpose. Rule 12b-1 further requires that the Fund preserve copies of each Distribution Plan and any report made pursuant to such plan for a period of not less than six years from the date of such Distribution Plan or such report, the first two years in an easily accessible place.

LIMITATIONS ON THE PAYMENT OF DEFERRED SALES CHARGES

  The maximum sales charge rule in the Rules of Fair Practice of the National Association of Securities Dealers, Inc. ("NASD") imposes a limitation on certain asset-backed sales charges such as the distribution fee and the CDSC borne by the Class B and Class C shares but not the account maintenance fee. The maximum sales charge rule is applied separately to each class. As applicable to the Fund, the maximum sales charge rule limits the aggregate of distribution fee payments and CDSCs payable by the Fund to (1) 6.25% of eligible gross sales of Class B shares and Class C shares, computed separately (defined to exclude shares issued pursuant to dividend reinvestments and exchanges), plus (2) interest on the unpaid balance for the respective class, computed separately, at the prime rate plus 1% (the unpaid balance being the maximum amount payable minus amounts received from the payment of the distribution fee and the CDSC). In connection with the Class B shares, the Distributor has voluntarily agreed to waive interest charges on the unpaid balance in excess of 0.50% of eligible gross sales. Consequently, the maximum amount payable to the Distributor (referred to as the "voluntary maximum") in connection with the Class B shares is 6.75% of eligible gross sales. The Distributor retains the right to stop waiving the interest charges at any time. To the extent payments would exceed the voluntary maximum, the Fund will not make further payments of the distribution fee with respect to Class B shares, and any CDSCs will be paid to the Fund rather than to the Distributor; however, the Fund will continue to make payments of the account maintenance fee. In certain circumstances the amount payable pursuant to the voluntary maximum may exceed the amount payable under the NASD formula. In such circumstances payment in excess of the amount payable under the NASD formula will not be made.

  The following table sets forth comparative information as of October 31, 1994, with respect to the Class B shares and as of November 30, 1994, with respect to the Class C shares of the Fund indicating the maximum allowable payments that can be made under the NASD maximum sales charge rule and, with respect to Class B shares, the Distributor's voluntary maximum.

                                                                                               ANNUAL
                                                                                            DISTRIBUTION
                                     ALLOWABLE ALLOWABLE              AMOUNTS                  FEE AT
                           ELIGIBLE  AGGREGATE  INTEREST  MAXIMUM    PREVIOUSLY   AGGREGATE CURRENT NET
                            GROSS      SALES   ON UNPAID   AMOUNT     PAID TO      UNPAID      ASSET
                          SALES (1)   CHARGES  BALANCE(2) PAYABLE  DISTRIBUTOR(3)  BALANCE    LEVEL(4)
                          ---------- --------- ---------- -------- -------------- --------- ------------
FOR CLASS B SHARES--DATA
 CALCULATED AS OF
 OCTOBER 31, 1994 (IN
 THOUSANDS):
Class B Shares (for the
 fiscal period February
 3, 1989 (commencement
 of operations) to
 October 31, 1994):
Under NASD Rule As
 Adopted................  $5,715,384 $357,211   $30,754   $387,965    $74,154     $313,813    $48,428
Under Distributor's
 Voluntary Waiver.......  $5,715,384 $357,211   $28,577   $385,788    $74,154     $311,635    $48,428
FOR CLASS C SHARES--DATA
 CALCULATED AS OF
 NOVEMBER 30, 1994 (NOT
 ROUNDED):
Class C Shares (for the
 fiscal period October
 21, 1994 (commencement
 of public offering) to
 November 30, 1994):
Under NASD Rule As
 Adopted................  $   13,427 $    843   $     4   $    847    $     8     $    838    $   119

--------
(1) Purchase price of all eligible Class B or Class C shares sold during period indicated other than shares acquired through dividend reinvestment and the exchange privilege.
(2) Interest is computed on a monthly basis based upon the prime rate, as reported in The Wall Street Journal, plus 1%, as permitted under the NASD Rule.
(3) Consists of CDSC payments, distribution fee payments and accruals. Of the distribution fee payments made with respect to Class B shares prior to July 7, 1993, under the distribution plan in effect at that time, at the 1.0% rate, 0.75% of average daily net assets has been treated as a distribution fee and 0.25% of average daily net assets has been deemed to have been a service fee and not subject to the NASD maximum sales charge rule.
(4) Provided to illustrate the extent to which the current level of distribution fee payments (not including any CDSC payments) is amortizing the unpaid balance. No assurance can be given that payments of the distribution fee will reach either the NASD maximum or, with respect to Class B shares, the voluntary maximum.

                             REDEMPTION OF SHARES

  Reference is made to "Redemption of Shares" in the Prospectus for certain information as to the redemption and repurchase of Fund shares.

  The right to redeem shares or to receive payment with respect to any such redemption may be suspended only for any period during which trading on the New York Stock Exchange is restricted as determined by the Commission or such Exchange is closed (other than customary weekend and holiday closings), for any period during which an emergency exists as defined by the Commission as a result of which disposal of portfolio securities or determination of the net asset value of the Fund is not reasonably practicable, and for such other periods as the Commission may by order permit for the protection of shareholders of the Fund.

DEFERRED SALES CHARGES -- CLASS B AND CLASS C SHARES

  As discussed in the Prospectus under "Purchase of Shares -- Deferred Sales Charge Alternatives -- Class B and Class C Shares", while Class B shares redeemed within four years of purchase are subject to a CDSC, under most circumstances, the charge is waived (i) on redemptions of Class B shares in connection with certain post-retirement withdrawals from an Individual Retirement Account ("IRA") or other retirement plan or (ii) on redemptions of Class B shares following the death or disability of a Class B shareholder. Redemptions for which the waiver applies are: (a) any partial or complete redemption in connection with a tax-free distribution following retirement under a tax-deferred retirement plan or attaining age 59 1/2 in the case of an IRA or other retirement plan, or part of a series of equal periodic payments (not less frequently than annually) made for the life (or life expectancy) or any redemption resulting from the tax-free return of an excess contribution to an IRA or (b) any partial or complete redemption following the death or disability (as defined in the Code) of a Class B shareholder (including one who owns the Class B shares as joint tenant with his or her spouse), provided the redemption is requested within one year of the death or initial determination of disability. For the fiscal years ended October 31, 1992, 1993 and 1994, the Distributor received CDSCs of $301,136, $1,701,006 and $6,842,598, respectively, with respect to redemptions of Class B shares, all of which was paid to Merrill Lynch. For the fiscal period October 21, 1994 (commencement of operations) to October 31, 1994, there were no redemptions of Class C shares resulting in payments of CDSCs.

  Merrill Lynch Blueprint SM Program. Class B shares are offered to certain participants in the Merrill Lynch Blueprintsm Program ("Blueprint"). Blueprint is directed to small investors, group IRAs and participants in certain affinity groups such as trade associations and credit unions. Class B shares of the Fund are offered through Blueprint only to members of certain affinity groups. The CDSC is waived in connection with purchase orders placed through Blueprint. Services, including the exchange privilege, available to Class B investors through Blueprint, however, may differ from those available to other investors in Class B shares. Orders for purchases and redemptions of Class B shares of the Fund will be grouped for execution purposes which, in some circumstances, may involve the execution of such orders two business days following the day such orders are placed. The minimum initial purchase price is $100, with a $50 minimum for subsequent purchases through Blueprint. There is no minimum initial or subsequent purchase requirement for investors who are part of the Blueprint automatic investment plan. Additional information concerning these Blueprint programs, including any annual fees or transaction charges, is available from Merrill Lynch, Pierce, Fenner & Smith Incorporated, The Blueprint SM Program, P.O. Box 30441, New Brunswick, New Jersey 08989-0441.

  Retirement Plans. Any Retirement Plan which does not meet the qualifications to purchase Class A or Class D shares at net asset value has the option of purchasing Class A or Class D shares at the sales charge schedule disclosed in the Prospectus, or if the Retirement Plan meets the following requirements, then it may purchase Class B shares with a waiver of the CDSC upon redemption. The CDSC is waived for any Eligible 401(k) Plan redeeming Class B shares. "Eligible 401(k) Plan" is defined as a retirement plan qualified under Section 401(k) of the Code with a salary reduction feature offering a menu of investments to plan participants. The CDSC is also waived for redemptions from a 401(a) plan qualified under the Code, provided, however, that each such plan has the same or an affiliated sponsoring employer as an Eligible 401(k) Plan purchasing Class B shares of MLAM-advised mutual funds ("Eligible 401(a) Plan"). Other tax qualified retirement plans within the meaning of Section 401(a) or 403(b) of the Code which are provided specialized services (e.g., plans whose participants may direct on a daily basis their plan allocations among a menu of investments) by independent administration firms contracted through Merrill Lynch also may purchase Class B shares with a waiver of the CDSC. The CDSC also is waived for any Class B shares which are purchased by an Eligible 401(k) Plan or Eligible 401(a) Plan and are rolled over into a Merrill Lynch or Merrill Lynch Trust Company custodied IRA and held in such account at the time of redemption. The Class B CDSC also is waived for any Class B shares which are purchased by a Merrill Lynch rollover IRA that was funded by a rollover from a terminated 401(k) plan managed by the MLAM Private Portfolio Group and held in such account at the time of redemption. The minimum initial and subsequent purchase requirements are waived in connection with all the above referenced Retirement Plans.

                      PORTFOLIO TRANSACTIONS AND BROKERAGE

  Reference is made to "Investment Objective and Policies -- Other Investment Policies and Practices -- Portfolio Transactions" in the Prospectus.

  Subject to policies established by the Board of Directors of the Fund, the Manager is primarily responsible for the execution of the Fund's portfolio transactions. In executing such transactions, the Manager seeks to obtain the best net results for the Fund, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution and operational facilities of the firm involved and the firm's risk in positioning a block of securities. Subject to obtaining the best price and execution, brokers who provide supplemental investment research to the Manager may receive orders for transactions by the Fund. Information so received will be in addition to and not in lieu of the services required to be performed by the Manager under the Management Agreement, and the expenses of the Manager will not necessarily be reduced as a result of the receipt of such supplemental information. In addition, consistent with the Rules of Fair Practice of the NASD and policies established by the Directors of the Fund, the Manager may consider sales of shares of the Fund as a factor in the selection of brokers or dealers to execute portfolio transactions for the Fund. It is possible that certain of the supplementary investment research so received will primarily benefit one or more other investment companies or other accounts for which investment discretion is exercised. Conversely, the Fund may be the primary beneficiary of the research or services received as a result of portfolio transactions effected for such other accounts or investment companies.

  For the fiscal year ended October 31, 1992, the Fund paid total brokerage commissions of $1,236,287, of which $72,320 or 5.85% was paid to Merrill Lynch for effecting 2.69% of the aggregate dollar amount of transactions in which the Fund paid brokerage commissions. For the fiscal year ended October 31, 1993, the Fund paid total brokerage commissions of $3,047,988, of which $246,070 or 8.1% was paid to Merrill Lynch for effecting 8.4% of the aggregate dollar amount of transactions in which the Fund paid brokerage commissions. For the fiscal year ended October 31, 1994, the Fund paid total brokerage commissions of $4,792,669, of which $335,953 or 7.0% was paid to Merrill Lynch for effecting 8.1% of the aggregate dollar amount of transactions in which the Fund paid brokerage commissions.

  The Fund anticipates that its brokerage transactions involving securities of companies domiciled in countries other than the United States will be conducted primarily on the principal stock exchanges of such countries. Brokerage commissions and other transaction costs on foreign stock exchange transactions are generally higher than in the United States, although the Fund will endeavor to achieve the best net results in effecting its portfolio transactions. There is generally less governmental supervision and regulation of foreign stock exchanges and brokers than in the United States.

  The Fund invests in certain securities traded in the over-the-counter market and, where possible, deals directly with the dealers who make a market in the securities involved except in those circumstances in which better prices and execution are available elsewhere. Under the Investment Company Act, persons affiliated with the Fund and persons who are affiliated with such affiliated persons are prohibited from dealing with the Fund as principal in the purchase and sale of securities unless a permissive order allowing such transactions is obtained from the Commission. Since transactions in the over-the-counter market usually involve transactions with dealers acting as principal for their own accounts, affiliated persons of the Fund, including Merrill Lynch and any of its affiliates, will not serve as the Fund's dealer in such transactions. However, affiliated persons of the Fund may serve as its broker in listed or over-the-counter transactions conducted on an agency basis provided that, among other things, the fee or commission received by such affiliated broker is reasonable and fair compared to the fee or commission received by non-affiliated brokers in connection with comparable transactions.

  The Fund's ability and decisions to purchase or sell portfolio securities may be affected by laws or regulations relating to the convertibility and repatriation of assets. Because the shares of the Fund are redeemable on a daily basis in U.S. dollars, the Fund intends to manage its portfolio so as to give reasonable assurance that it will be able to obtain U.S. dollars to the extent necessary to meet anticipated redemptions. Under present conditions, it is not believed that these considerations will have any significant effect on its portfolio strategy.

  Section 11(a) of the Securities Exchange Act of 1934, as amended, generally prohibits members of the U.S. national securities exchanges from executing exchange transactions for their affiliates and institutional accounts which they manage unless the member (i) has obtained prior express authorization from the account to effect such transactions, (ii) at least annually furnishes the account with a statement disclosing the aggregate compensation received by the member in effecting such transactions, and (iii) complies with any rules the Commission has prescribed with respect to the requirements of clauses (i) and
(ii). To the extent Section 11(a) would apply to Merrill Lynch acting as a broker for the Fund in any of its portfolio transactions executed on any such securities exchange of which it is a member, appropriate consents have been obtained from the Fund and annual statements as to aggregate compensation will be provided to the Fund.

  As a non-fundamental restriction, the Fund will not purchase or retain the securities of any issuer, if those individual officers and Directors of the Fund, the officers and general partner of the Manager, the directors of such general partner or the officers and directors of any subsidiary thereof each owning beneficially more than one-half of one percent of the securities of such issuer own in the aggregate more than five percent of the securities of such issuer.

  The Directors have considered the possibilities of seeking to recapture for the benefit of the Fund brokerage commissions and other expenses of possible portfolio transactions by conducting portfolio transactions through affiliated entities. For example, brokerage commissions received by affiliated brokers could be offset against the advisory fee paid by the Fund. After considering all factors deemed relevant, the Directors made a determination not to seek such recapture. The Directors will reconsider this matter from time to time.

                        DETERMINATION OF NET ASSET VALUE

  Reference is made to "Additional Information -- Determination of Net Asset Value" in the Prospectus concerning the determination of net asset value. The net asset value of the shares of the Fund is determined once daily Monday through Friday as of 15 minutes after the close of business on the New York Stock Exchange (generally, 4:00 p.m., New York time), New York time, on each day the New York Stock Exchange is open for trading. The New York Stock Exchange is not open on New Year's Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. Any assets or liabilities initially expressed in terms of non-U.S. dollar currencies are translated into U.S. dollars at the prevailing market rates as quoted by one or more banks or dealers on the day of valuation. Net asset value is computed by dividing the value of the securities held by the Fund plus any cash or other assets (including interest and dividends accrued but not yet received) minus all liabilities (including accrued expenses) by the total number of shares outstanding at such time. Expenses, including the management fees and any account maintenance and/or distribution fees, are accrued daily. The per share net asset value of the Class B, Class C and Class D shares generally will be lower than the per share net asset value of the Class A shares reflecting the daily expense accruals of the account maintenance, distribution and higher transfer agency fees applicable with respect to the Class B and Class C shares and the daily expense accruals of the account maintenance fees applicable with respect to the Class D shares; moreover, the per share net asset value of Class B and Class C shares generally will be lower than the per share net asset value of Class D shares reflecting the daily expense accruals of the distribution fees and higher transfer agency fees applicable with respect to Class B and Class C shares of the Fund. It is expected, however, that the per share net asset value of the four classes will tend to converge (although not necessarily meet) immediately after the payment of dividends or distributions, which will differ by approximately the amount of the expense accrual differentials between the classes.

  Portfolio securities which are traded on stock exchanges are valued at the last sale price (regular way) on the exchange on which such securities are traded, as of the close of business on the day the securities are being valued or, lacking any sales, at the last available bid price. In cases where securities are traded on more than one exchange, the securities are valued on the exchange designated by or under the authority of the Board of Directors as the primary market. Securities traded in the over-the-counter market are valued at the last available bid price in the over-the-counter market prior to the time of valuation. When the Fund writes a call option, the amount of the premium received is recorded on the books of the Fund as an asset and an equivalent liability. The amount of the liability is subsequently valued to reflect the current market value of the option written, based upon the last sale price in the case of exchange-traded options or, in the case of options traded in the over-the-counter market, the last asked price. Options purchased by the Fund are valued at their last sale price in the case of exchange-traded options or, in the case of options traded in the over-the-counter market, the last bid price.

  Securities and assets for which market quotations are not readily available are valued at fair value as determined in good faith under the direction of the Board of Directors of the Fund.

                              SHAREHOLDER SERVICES

  The Fund offers a number of shareholder services described below which are designed to facilitate investment in its shares. Full details as to each of such services and copies of the various plans described below can be obtained from the Fund, the Distributor or Merrill Lynch. Certain of these services are available only to U.S. investors.

INVESTMENT ACCOUNT

  Each shareholder whose account is maintained at the transfer agent has an Investment Account and will receive statements at least quarterly, from the transfer agent. These statements will serve as transaction confirmations for automatic investment purchases and the reinvestment of ordinary income dividends and long-term capital gain distributions. The statements will also show any other activity in the account since the preceding statement. Shareholders will receive separate transaction confirmations for each purchase or sale transaction other than automatic investment purchases and the reinvestment of ordinary income dividends and long-term capital gains distributions. A shareholder may make additions to his Investment Account at any time by mailing a check directly to the Fund's transfer agent.

  Share certificates are issued only for full shares and only upon the specific request of the shareholder. Issuance of certificates representing all or only part of the full shares in an Investment Account may be requested by a shareholder directly from the Fund's transfer agent.

  Shareholders considering transferring their Class A shares from Merrill Lynch to another brokerage firm or financial institution should be aware that, if the firm to which the Class A or Class D shares are to be transferred will not take delivery of shares of the Fund, a shareholder either must redeem the Class A or Class D shares (paying any applicable CDSC) so that the cash proceeds can be transferred to the account at the new firm or such shareholder must continue to maintain an Investment Account at the transfer agent for those Class A or Class D shares. Shareholders interested in transferring their Class B or Class C shares from Merrill Lynch and who do not wish to have an Investment Account maintained for such shares at the transfer agent may request their new brokerage firm to maintain such shares in an account registered in the name of the brokerage firm for the benefit of the shareholder at the transfer agent. If the new brokerage firm is willing to accommodate the shareholder in this manner, the shareholder must request that he be issued certificates for his shares, and then must turn the certificates over to the new firm for re-registration as described in the preceding sentence. Shareholders considering transferring a tax-deferred retirement account such as an individual retirement account from Merrill Lynch to another brokerage firm or financial institution should be aware that, if the firm to which the retirement account is to be transferred will not take delivery of shares of the Fund, a shareholder must either redeem the shares (paying any applicable CDSC) so that the cash proceeds can be transferred to the account at the new firm, or such shareholder must continue to maintain a retirement account at Merrill Lynch for those shares.

AUTOMATIC INVESTMENT PLANS

  A shareholder may make additions to an Investment Account at any time by purchasing Class A shares (if he or she is an eligible Class A investor as described in the Prospectus) or Class B, Class C or Class D shares at the applicable public offering price either through the shareholder's securities dealer or by mail directly to the Fund's transfer agent, acting as agent for such securities dealer. Voluntary accumulation also can be made through a service known as the Fund's Automatic Investment Plan whereby the Fund is authorized through pre-authorized checks or automated clearing house debits of $50 or more to charge the regular bank account of the shareholder on a regular basis to provide systematic additions to the Investment Account of such shareholder. For investors who buy shares of the Fund through Blueprint no minimum charge to the investors' bank account is required. An investor whose shares of the Fund are held within a CMA(R) or CBA (R) account may arrange to have periodic investments made in the Fund in amounts of $100 or more ($1 for retirement accounts) through the CMA(R)/CBA (R) Automated Investment Program.

AUTOMATIC REINVESTMENT OF DIVIDENDS AND CAPITAL GAINS DISTRIBUTIONS

  Unless specific instructions to the contrary are given as to the method of payment of dividends and capital gains distributions, dividends and distributions will be reinvested automatically in additional shares of the Fund. Such reinvestment will be at the net asset value of shares of the Fund as of the close of business on the ex-dividend date of the dividend or distribution. Shareholders may elect in writing to receive either their dividends or capital gains distributions, or both, in cash, in which event payment will be mailed or direct deposited on or about the payment date.

  Shareholders may, at any time, notify the transfer agent in writing or by telephone (1-800-MER-FUND) that they no longer wish to have their dividends and/or distributions reinvested in shares of the Fund or vice versa, and commencing ten days after receipt by the transfer agent of such notice, those instructions will be effected.

SYSTEMATIC WITHDRAWAL PLANS--CLASS A AND CLASS D SHARES

  A Class A or Class D shareholder may elect to make withdrawals from an Investment Account on either a monthly or quarterly basis as provided below. Quarterly withdrawals are available for shareholders who have acquired Class A or Class D shares of the Fund having a value, based on cost or the current offering price, of $5,000 or more and monthly withdrawals are available for shareholders with Class A or Class D shares with such a value of $10,000 or more.

  At the time of each withdrawal payment, sufficient Class A or Class D shares are redeemed from those on deposit in the shareholder's account to provide the withdrawal payment specified by the shareholder. The shareholder may specify either a dollar amount or a percentage of the value of his Class A or Class D shares. Redemptions will be made at net asset value as determined as of 15 minutes after the close of business of the New York Stock Exchange (generally, 4:00 p.m., New York time) on the 24th day of each month or the 24th day of the last month of each quarter, whichever is applicable. If the Exchange is not open for business on such date, the Class A or Class D shares will be redeemed at the close of business on the following business day. The check for the withdrawal payment will be mailed, or the direct deposit of the withdrawal payment will be made, on the next business day following redemption. When a shareholder is making systematic withdrawals, dividends and distributions on all Class A or Class D shares in the Investment Account are reinvested automatically in Class A or Class D shares of the Fund, respectively. A shareholder's Systematic Withdrawal Plan may be terminated at any time, without charge or penalty, by the shareholder, the Fund, the Fund's transfer agent or the Distributor.

  Withdrawal payments should not be considered as dividends, yield or income. Each withdrawal is a taxable event. If periodic withdrawals continuously exceed reinvested dividends, the shareholder's original investment may be reduced correspondingly. Purchases of additional Class A or Class D shares concurrent with withdrawals are ordinarily disadvantageous to the shareholder because of sales charges and tax liabilities.

The Fund will not knowingly accept purchase orders for Class A or Class D shares of the Fund from investors who maintain a Systematic Withdrawal Plan unless such purchase is equal to at least one year's scheduled withdrawals or $1,200, whichever is greater. Periodic investments may not be made into an Investment Account in which the shareholder has elected to make systematic withdrawals.

  Alternatively, a Class A or Class D shareholder whose shares are held within a CMA(R), CBA(R) or Retirement Account may elect to have shares redeemed on a monthly, bimonthly, quarterly, semiannual or annual basis through the CMA (R)/CBA (R) Systematic Redemption Program. The minimum fixed dollar amount redeemable is $25. The proceeds of systematic redemptions will be posted to the shareholder's account five business days after the date the shares are redeemed. Monthly systematic redemptions will be made at net asset value on the first Monday of each month, bimonthly systematic redemptions will be made at net asset value on the first Monday of every other month, and quarterly, semiannual or annual redemptions are made at net asset value on the first Monday of months selected at the shareholder's option. If the first Monday of the month is a holiday, the redemption will be processed at net asset value on the next business day. The CMA (R)/CBA (R) Systematic Redemption Program is not available if Fund shares are being purchased within the account pursuant to the Automatic Investment Program. For more information on the CMA (R)/CBA (R) Systematic Redemption Program, eligible shareholders should contact their Financial Consultant.

EXCHANGE PRIVILEGE

  Shareholders of each class of shares of the Fund have an exchange privilege with certain other MLAM-advised mutual funds listed below. Under the Merrill Lynch Select PricingSM System, Class A shareholders may exchange Class A shares of the Fund for Class A shares of a second MLAM-advised mutual fund if the shareholder holds any Class A shares of the second fund in his account in which the exchange is made at the time of the exchange or is otherwise eligible to purchase Class A shares of the second fund. If the Class A shareholder wants to exchange Class A shares for shares of a second MLAM-advised mutual fund, but does not hold Class A shares of the second fund in his account at the time of the exchange and is not otherwise eligible to acquire Class A shares of the second fund, the shareholder will receive Class D shares of the second fund as a result of the exchange. Class D shares also may be exchanged for Class A shares of a second MLAM-advised mutual fund at any time as long as, at the time of the exchange, the shareholder holds Class A shares of the second fund in the account in which the exchange is made or is otherwise eligible to purchase Class A shares of the second fund. Class B, Class C and Class D shares are exchangeable with shares of the same class of other MLAM-advised mutual funds. For purposes of computing the CDSC that may be payable upon a disposition of the shares acquired in the exchange, the holding period for the previously owned shares of the Fund is "tacked" to the holding period of the newly acquired shares of the other fund as more fully described below. Class A, Class B, Class C and Class D shares also are exchangeable for shares of certain MLAM-advised money market funds specifically designated below as available for exchange by holders of Class A, Class B, Class C or Class D shares. Shares with a net asset value of at least $100 are required to qualify for the exchange privilege, and any shares utilized in an exchange must have been held by the shareholder for at least 15 days. It is contemplated that the exchange privilege may be applicable to other new mutual funds whose shares may be distributed by the Distributor.

  Exchanges of Class A or Class D shares outstanding ("outstanding Class A or Class D shares") for Class A or Class D shares of another MLAM-advised mutual fund ("new Class A or Class D shares") are transacted on the basis of relative net asset value per Class A or Class D share, respectively, plus an amount equal to the difference, if any, between the sales charge previously paid on the outstanding Class A or Class D shares and the sales charge payable at the time of the exchange on the new Class A or Class D shares. With respect to outstanding Class A or Class D shares as to which previous exchanges have taken place, the "sales charge previously paid" shall include the aggregate of the sales charge paid with respect to such Class A or Class D shares in the initial purchase and any subsequent exchange. Class A or Class D shares issued pursuant to dividend reinvestment are sold on a no-load basis in each of the funds offering Class A or Class D shares. For purposes of the exchange privilege, Class A and Class D shares acquired through dividend reinvestment shall be deemed to have been sold with a sales charge equal to the sales charge previously paid on the Class A or Class D shares on which the dividend was paid. Based on this formula, Class A and Class D shares of the Fund generally may be exchanged into the Class A or Class D shares of the other funds or into shares of the Class A and Class D money market funds with a reduced or without a sales charge.

  In addition, each of the funds with Class B and Class C shares outstanding ("outstanding Class B or Class C shares") offers to exchange its Class B or Class C shares for Class B or Class C shares, respectively, of another MLAM-advised mutual fund ("new Class B or Class C shares") on the basis of relative net asset value per Class B or Class C share, without the payment of any CDSC that might otherwise be due on redemption of the outstanding shares. Class B shareholders of the Fund exercising the exchange privilege will continue to be subject to the Fund's CDSC schedule if such schedule is higher than the CDSC schedule relating to the new Class B shares acquired through use of the exchange privilege. In addition, Class B shares of the Fund acquired through use of the exchange privilege will be subject to the Fund's CDSC schedule if such schedule is higher than the CDSC schedule relating to the Class B shares of the fund from which the exchange has been made. For purposes of computing the sales charge that may be payable on a disposition of the new Class B or Class C shares, the holding period for the outstanding Class B or Class C shares is "tacked" to the holding period of the new Class B or Class C shares. For example, an investor may exchange Class B shares of the Fund for those of Merrill Lynch Special Value Fund, Inc. ("Special Value Fund") after having held the Fund Class B shares for two and a half years. The 2% CDSC that generally would apply to a redemption would not apply to the exchange. Three years later the investor may decide to redeem the Class B shares of Special Value Fund and receive cash. There will be no CDSC due on this redemption, since by "tacking" the two and a half year holding period of Fund Class B shares to the three year holding period for the Special Value Fund Class B shares, the investor will be deemed to have held the new Class B shares for more than five years.

  Shareholders also may exchange shares of the Fund into shares of a money market fund advised by the Manager or its affiliates, but the period of time that Class B or Class C shares are held in a money market fund will not count towards satisfaction of the holding period requirement for purposes of reducing the CDSC or with respect to Class B shares, towards satisfaction of the conversion period. However, shares of a money market fund which were acquired as a result of an exchange for Class B or Class C shares of the Fund may, in turn, be exchanged back into Class B or Class C shares, respectively, of any fund offering such shares, in which event the holding period for Class B or Class C shares of the Fund will be aggregated with previous holding periods for purposes of reducing the CDSC. Thus, for example, an investor may exchange Class B shares of the Fund for shares of Merrill Lynch Institutional Fund ("Institutional Fund") after having held the Fund Class B shares for two and a half years and three years later decide to redeem the shares of Institutional Fund for cash. At the time of this redemption, the 2% CDSC that would have been due had the Class B shares of the Fund been redeemed for cash rather than exchanged for shares of Institutional Fund will be payable. If instead of such redemption the shareholder exchanged such shares for Class B shares of a fund which the shareholder continued to hold for an additional two and half years, any subsequent redemption will not incur a CDSC.

  Set forth below is a description of the investment objectives of the other funds into which exchanges can be made:

Funds Issuing Class A, Class B, Class C and Class D Shares:

Merrill Lynch Adjustable Rate
 Securities Fund, Inc..........  High current income consistent with a policy of limiting the degree of fluctuation in net asset value by investing primarily in a portfolio of adjustable rate securities, consisting principally of mortgage-backed and asset-backed securities.


Merrill Lynch Americas Income
 Fund, Inc. ...................  A high level of current income, consistent with prudent investment risk, by investing primarily in debt securities denominated in a currency of a country located in the Western Hemisphere (i.e., North and South America and the surrounding waters).


Merrill Lynch Arizona Limited
 Maturity Municipal Bond Fund..  A portfolio of Merrill Lynch Multi-State
                                  Limited Maturity Municipal Series Trust, a series fund, whose objective is to provide as high a level of income exempt from Federal and Arizona income taxes as is consistent with prudent investment management through investment in a portfolio primarily of intermediate-term investment grade Arizona Municipal Bonds.


Merrill Lynch Arizona
 Municipal Bond Fund...........  A portfolio of Merrill Lynch Multi-State
                                  Municipal Series Trust, a series fund, whose objective is to provide as high a level of income exempt from Federal and Arizona income taxes as is consistent with prudent investment management.


Merrill Lynch Arkansas
 Municipal Bond Fund...........  A portfolio of Merrill Lynch Multi-State
                                  Municipal Series Trust, a series Fund, whose objective is to provide as high a level of income exempt from Federal and Arkansas income taxes as is consistent with prudent investment management.


Merrill Lynch Asset Growth
 Fund, Inc. ...................  High total investment return, consistent with prudent risk, from investment in United
                                  States and foreign equity, debt and money market securities the combination of which will be varied both with respect to types of securities and markets in response to changing market and economic trends.

Merrill Lynch Asset Income
 Fund, Inc. ...................  A high level of current income through investment primarily in United States fixed income securities.

Merrill Lynch Balanced Fund
 for Investment and
 Retirement, Inc.  ............  As high a level of total investment return as is consistent with reasonable risk by
                                  investing in common stocks and other types of securities, including fixed income securities and convertible securities.

Merrill Lynch Basic Value
 Fund, Inc. ...................  Capital appreciation and, secondarily, income through investment in securities, primarily equities, that are undervalued and therefore represent basic investment value.


Merrill Lynch California
 Insured Municipal Bond Fund...  A portfolio of Merrill Lynch California
                                  Municipal Series Trust, a series fund, whose objective is to provide as high a level of income exempt from Federal and California income taxes as is consistent with prudent investment management through investment in a portfolio consisting primarily of insured California Municipal Bonds.

Merrill Lynch California
 Limited Maturity Municipal
 Bond Fund.....................  A portfolio of Merrill Lynch Multi-State
                                  Limited Maturity Municipal Series Trust, a series fund, whose objective is to provide as high a level of income exempt from Federal and California income taxes as is consistent with prudent investment management through investment in a portfolio primarily of intermediate-term investment grade California Municipal Bonds.

Merrill Lynch California
 Municipal Bond Fund...........  A portfolio of Merrill Lynch California
                                  Municipal Series Trust, a series fund, whose objective is to provide as high a level of income exempt from Federal and California income taxes as is consistent with prudent investment management.

Merrill Lynch Capital Fund,
 Inc. .........................  The highest total investment return consistent with prudent risk through a fully managed investment policy utilizing equity, debt and convertible securities.

Merrill Lynch Colorado
 Municipal Bond Fund...........  A portfolio of Merrill Lynch Multi-State
                                  Municipal Series Trust, a series fund, whose objective is to provide as high a level of income exempt from Federal and Colorado income taxes as is consistent with prudent investment management.

Merrill Lynch Connecticut
 Municipal Bond Fund...........  A portfolio of Merrill Lynch Multi-State
                                  Municipal Series Trust, a series fund, whose objective is to provide as high a level of income exempt from Federal and Connecticut income taxes as is consistent with prudent investment management.


Merrill Lynch Corporate Bond
 Fund, Inc. ...................  Current income from three separate diversified portfolios of fixed income
                                  securities.


Merrill Lynch Developing
 Capital Markets Fund, Inc.....  Long-term capital appreciation through investment in securities, principally
                                  equities, of issuers in countries having smaller capital markets.


Merrill Lynch Dragon Fund,
 Inc. .........................  Capital appreciation primarily through investment in equity and debt securities of issuers domiciled in developing countries located in Asia and the Pacific Basin.

Merrill Lynch Eurofund.........  Capital appreciation primarily through investment in equity securities of
                                  corporations domiciled in Europe.

Merrill Lynch Federal
 Securities Trust..............  High current return through investments in
                                  U.S. Government and Government agency
                                  securities, including GNMA mortgage-backed certificates and other mortgage-backed Government securities.


Merrill Lynch Florida Limited
 Maturity Municipal Bond Fund..  A portfolio of Merrill Lynch Multi-State
                                  Limited Maturity Municipal Series Trust, a series fund, whose objective is to provide as high a level of income exempt from Federal income taxes as is consistent with prudent investment management while serving to offer shareholders the opportunity to own securities exempt from Florida intangible personal property taxes through investment in a portfolio primarily of intermediate-term investment grade Florida Municipal Bonds.


Merrill Lynch Florida
 Municipal Bond Fund...........  A portfolio of Merrill Lynch Multi-State
                                  Municipal Series Trust, a series fund, whose objective is to provide as high a level of income exempt from Federal income taxes as is consistent with prudent investment management, while seeking to offer shareholders the opportunity to own securities exempt from Florida intangible personal property taxes.

Merrill Lynch Fund For
 Tomorrow, Inc.................  Long-term growth through investment in a portfolio of good quality securities,
                                  primarily common stock, potentially
                                  positioned to benefit from demographic and cultural changes as they affect consumer markets.


Merrill Lynch Fundamental
 Growth Fund, Inc. ............  Long-term growth of capital through investment in a diversified portfolio of equity securities placing particular emphasis on companies that have exhibited an above-average growth rate in earnings.

Merrill Lynch Fundamental
 Value Portfolio...............  A portfolio of Merrill Lynch Retirement Asset
 (Available only for              Builder Program, Inc., a series fund, whose
 exchanges by certain             objective is to provide capital appreciation
 individual retirement            and income by investing in securities, with
 accounts for which Merrill       at least 65% of the portfolio's assets being
 Lynch acts as custodian)         invested in equities.

Merrill Lynch Global Bond Fund
 for Investment and
 Retirement....................  High total investment return from investment in a global portfolio of debt instruments denominated in various currencies and multinational currency units.


Merrill Lynch Global
 Convertible Fund, Inc. .......  High total return from investment primarily in an internationally diversified portfolio of convertible debt securities, convertible preferred stock and "synthetic" convertible securities consisting of a combination of debt securities or preferred stock and warrants or options.

Merrill Lynch Global Holdings,
 Inc. (residents of Arizona
 must meet investor
 suitability standards)........  The highest total investment return consistent with prudent risk through
                                  worldwide investment in an internationally diversified portfolio of securities.

Merrill Lynch Global
 Opportunity Portfolio.........  A portfolio of Merrill Lynch Retirement Asset
 (Available only for              Builder Program, Inc., a series fund, whose
 exchanges by certain             objective is to provide a high total
 individual retirement            investment return through an investment
 accounts for which Merrill       policy utilizing United States and foreign
 Lynch acts as custodian)         equity, debt and money market securities,
                                  the combination of which will vary depending upon changing market and economic trends.

Merrill Lynch Global Resources
 Trust.........................  Long-term growth and protection of capital from investment in securities of domestic and foreign companies that possess substantial natural resource assets.

Merrill Lynch Global SmallCap
 Fund, Inc. ...................  Long-term growth of capital by investing primarily in equity securities of companies with relatively small market capitalizations located in various foreign countries and in the United States.

Merrill Lynch Global Utility
 Fund, Inc. ...................  Capital appreciation and current income through investment of at least 65% of its total assets in equity and debt securities issued by domestic and foreign companies which are primarily engaged in the ownership or operation of facilities used to generate, transmit or distribute electricity, tele-communications, gas or water.

Merrill Lynch Growth Fund for
 Investment and Retirement.....  Growth of capital and, secondarily, income from investment in a diversified portfolio of equity securities placing principal emphasis on those securities which management of the fund believes to be undervalued.

Merrill Lynch Healthcare Fund,
 Inc. (residents of Wisconsin
 must meet investor
 suitability standards)........  Capital appreciation through worldwide investment in equity securities of companies that derive or are expected to derive a substantial portion of their sales from products and services in healthcare.

Merrill Lynch International
 Equity Fund...................  Capital appreciation and, secondarily, income by investing in a diversified portfolio of equity securities of issuers located in countries other than the United States.

Merrill Lynch Latin America
 Fund, Inc. ...................  Capital appreciation by investing primarily in Latin American equity and debt
                                  securities.

Merrill Lynch Maryland
 Municipal Bond Fund...........  A portfolio of Merrill Lynch Multi-State
                                  Municipal Series Trust, a series fund, whose objective is to provide as high a level of income exempt from Federal and Maryland income taxes as is consistent with prudent investment management.

Merrill Lynch Massachusetts
 Limited Maturity Municipal
 Bond Fund.....................  A portfolio of Merrill Lynch Multi-State
                                  Limited Maturity Municipal Series Trust, a series fund, whose objective is to provide as high a level of income exempt from Federal and Massachusetts income taxes as is consistent with prudent investment management through investment in a portfolio primarily of intermediate-term investment grade Massachusetts Municipal Bonds.

Merrill Lynch Massachusetts
 Municipal Bond Fund...........  A portfolio of Merrill Lynch Multi-State
                                  Municipal Series Trust, a series fund, whose objective is to provide as high a level of income exempt from Federal and Massachusetts income taxes as is consistent with prudent investment management.

Merrill Lynch Michigan Limited
 Maturity Municipal Bond Fund..  A portfolio of Merrill Lynch Multi-State
                                  Limited Maturity Municipal Series Trust, a series fund, whose objective is to provide as high a level of income exempt from Federal and Michigan income taxes as is consistent with prudent investment management through investment in a portfolio primarily of intermediate-term investment grade Michigan Municipal Bonds.

Merrill Lynch Michigan
 Municipal Bond Fund...........  A portfolio of Merrill Lynch Multi-State
                                  Municipal Series Trust, a series fund, whose objective is to provide as high a level of income exempt from Federal and Michigan income taxes as is consistent with prudent investment management.

Merrill Lynch Minnesota
 Municipal Bond Fund...........  A portfolio of Merrill Lynch Multi-State
                                  Municipal Series Trust, a series fund, whose objective is to provide as high a level of income exempt from Federal and Minnesota personal income taxes as is consistent with prudent investment management.

Merrill Lynch Municipal Bond
 Fund, Inc. ...................  Tax-exempt income from three separate diversified portfolios of municipal bonds.

Merrill Lynch Municipal
 Intermediate Term Fund........  Currently the only portfolio of Merrill Lynch
                                  Municipal Series Trust, a series fund, whose objective is to provide as high a level as possible of income exempt from Federal income taxes by investing in investment grade obligations with a dollar weighted average maturity of five to twelve years.

Merrill Lynch New Jersey
 Limited Maturity Municipal
 Bond Fund.....................  A portfolio of Merrill Lynch Multi-State
                                  Limited Maturity Municipal Series Trust, a series fund, whose objective is to provide as high a level of income exempt from Federal and New Jersey income taxes as is consistent with prudent investment management through a portfolio primarily of intermediate-term investment grade New Jersey Municipal Bonds.

Merrill Lynch New Jersey
 Municipal Bond Fund...........  A portfolio of Merrill Lynch Multi-State
                                  Municipal Series Trust, a series fund, whose objective is to provide as high a level of income exempt from Federal and New Jersey income taxes as is consistent with prudent investment management.

Merrill Lynch New Mexico
 Municipal Bond Fund...........  A portfolio of Merrill Lynch Multi-State
                                  Municipal Series Trust, a series fund, whose objective is to provide as high a level of income exempt from Federal and New Mexico income taxes as is consistent with prudent investment management.

Merrill Lynch New York Limited
 Maturity Municipal Bond Fund..  A portfolio of Merrill Lynch Multi-State
                                  Limited Maturity Municipal Series Trust, a series fund, whose objective is to provide as high a level of income exempt from Federal, New York State and New York City income taxes as is consistent with prudent investment management through investment in a portfolio primarily of intermediate-term investment grade New York Municipal Bonds.

Merrill Lynch New York
 Municipal Bond Fund...........  A portfolio of Merrill Lynch Multi-State
                                  Municipal Series Trust, a series fund, whose objective is to provide as high a level of income exempt from Federal, New York State and New York City income taxes as is consistent with prudent investment management.

Merrill Lynch North Carolina
 Municipal Bond Fund...........  A portfolio of Merrill Lynch Multi-State
                                  Municipal Series Trust, a series fund, whose objective is to provide as high a level of income exempt from Federal and North Carolina income taxes as is consistent with prudent investment management.

Merrill Lynch Ohio Municipal
 Bond Fund.....................  A portfolio of Merrill Lynch Multi-State
                                  Municipal Series Trust, a series fund, whose objective is to provide as high a level of income exempt from Federal and Ohio income taxes as is consistent with prudent investment management.

Merrill Lynch Oregon Municipal
 Bond Fund.....................  A portfolio of Merrill Lynch Multi-State
                                  Municipal Series Trust, a series fund, whose objective is to provide as high a level of income exempt from Federal and Oregon income taxes as is consistent with prudent investment management.

Merrill Lynch Pacific Fund,
 Inc. .........................  Capital appreciation by investing in equity securities of corporations domiciled in Far
                                  Eastern and Western Pacific countries,
                                  including Japan, Australia, Hong Kong and
                                  Singapore.

Merrill Lynch Pennsylvania
 Limited Maturity Municipal
 Bond Fund.....................  A portfolio of Merrill Lynch Multi-State
                                  Limited Maturity Municipal Series Trust, a series fund, whose objective is to provide as high a level of income exempt from Federal and Pennsylvania income taxes as is consistent with prudent investment management through investment in a portfolio of intermediate-term investment grade Pennsylvania Municipal Bonds.

Merrill Lynch Pennsylvania
 Municipal Bond Fund...........  A portfolio of Merrill Lynch Multi-State
                                  Municipal Series Trust, a series fund, whose objective is to provide as high a level of income exempt from Federal and Pennsylvania personal income taxes as is consistent with prudent investment management.

Merrill Lynch Phoenix Fund,
 Inc. .........................  Long-term growth of capital by investing in equity and fixed income securities,
                                  including tax-exempt securities, of issuers in weak financial condition or experiencing poor operating results believed to be undervalued relative to the current or prospective condition of such issuer.

Merrill Lynch Quality Bond
 Portfolio.....................  A portfolio of Merrill Lynch Retirement Asset
 (Available only for              Builder Program, Inc., a series fund, whose
 exchanges by certain             objective is to provide a high level of
 individual retirement            current income through investment in a
 accounts for which Merrill       diversified portfolio of debt obligations,
 Lynch acts as custodian)         such as corporate bonds and notes,
                                  convertible securities, preferred stocks and governmental obligations.

Merrill Lynch Short-Term
 Global Income Fund, Inc.......  As high a level of current income as is consistent with prudent investment
                                  management from a global portfolio of high quality debt securities denominated in various currencies and multinational currency units and having remaining maturities not exceeding three years.

Merrill Lynch Special Value
 Fund, Inc. ...................  Long-term growth of capital from investments in securities, primarily common stocks, of relatively small companies believed to have special investment value and emerging growth companies regardless of size.

Merrill Lynch Strategic
 Dividend Fund.................  Long-term total return from investment in dividend paying common stocks which yield more than Standard & Poor's 500 Composite Stock Price Index.

Merrill Lynch Technology Fund,
 Inc. .........................  Capital appreciation through worldwide investment in equity securities of companies that derive or are expected to derive a substantial portion of their sales from products and services in technology.

Merrill Lynch Texas Municipal
 Bond Fund.....................  A portfolio of Merrill Lynch Multi-State
                                  Municipal Series Trust, a series fund, whose objective is to provide as high a level of income exempt from Federal income taxes as is consistent with prudent investment management by investing primarily in a portfolio of long-term, investment grade obligations issued by the State of Texas, its political subdivisions, agencies and instrumentalities.

Merrill Lynch U.S. Government
 Securities Portfolio..........  A portfolio of Merrill Lynch Retirement Asset
 (Available only for              Builder Program, Inc., a series fund, whose
 exchanges by certain             objective is to provide a high current
 individual retirement            return through investments in U.S.
 accounts for which Merrill       Government and government agency securities,
 Lynch acts as custodian)         including GNMA mortgage-backed certificates
                                  and other mortgage-backed government
                                  securities.

Merrill Lynch Utility Income
 Fund, Inc. ...................  High current income through investment in equity and debt securities issued by
                                  companies which are primarily engaged in the ownership or operation of facilities used to generate, transmit or distribute electricity, telecommunications, gas or water.

Merrill Lynch World Income
 Fund, Inc. ...................  High current income by investing in a global portfolio of fixed income securities
                                  denominated in various currencies, including multinational currencies.

Class A Share Money Market Funds:

Merrill Lynch Ready
 AssetsTrust...................  Preservation of capital, liquidity and the highest possible current income consistent with the foregoing objectives from the short-term money market securities in which the Trust invests.

Merrill Lynch Retirement
 Reserves Money Fund
 (available only for exchanges
 within certain retirement
 plans)........................  Currently the only portfolio of Merrill Lynch
                                  Retirement Series Trust, a series fund,
                                  whose objectives are current income,
                                  preservation of capital and liquidity
                                  available from investing in a diversified portfolio of short-term money market securities.

Merrill Lynch U.S.A.
 Government Reserves...........  Preservation of capital, current income and liquidity available from investing in direct obligations of the U.S. Government and repurchase agreements relating to such securities.

Merrill Lynch U.S. Treasury
 Money Fund....................  Preservation of capital, liquidity and current income through investment
                                  exclusively in a diversified portfolio of short-term marketable securities which are direct obligations of the U.S. Treasury.

Class B, Class C and Class D Share Money Market Funds:

Merrill Lynch Government Fund..  A portfolio of Merrill Lynch Funds for
                                  Institutions Series, a series fund, whose objective is to provide current income consistent with liquidity and security of principal from investment in securities issued or guaranteed by the U.S. Government, its agencies and instrumentalities and in repurchase agreements secured by such obligations.

Merrill Lynch Institutional
 Fund..........................  A portfolio of Merrill Lynch Funds for
                                  Institutions Series, a series fund, whose objective is to provide maximum current income consistent with liquidity and the maintenance of a high quality portfolio of money market securities.

Merrill Lynch Institutional
 Tax-Exempt Fund...............  A portfolio of Merrill Lynch Funds for
                                  Institutions Series, a series fund, whose objective is to provide current income exempt from Federal income taxes, preservation of capital and liquidity available from investing in a diversified portfolio of short-term, high quality municipal bonds.

Merrill Lynch Treasury Fund....  A portfolio of Merrill Lynch Funds for
                                  Institutions Series, a series fund, whose objective is to provide current income consistent with liquidity and security of principal from investment in direct obligations of the U.S. Treasury and up to 10% of its total assets in repurchase agreements secured by such obligations.

  Before effecting an exchange, shareholders should obtain a currently effective prospectus of the fund into which the exchange is to be made.

  To exercise the exchange privilege, shareholders should contact their Merrill Lynch financial consultant, who will advise the Fund of the exchange. Shareholders of the Fund, and shareholders of the other funds described above with shares for which certificates have not been issued, may exercise the exchange privilege by wire through their securities dealers. The Fund reserves the right to require a properly completed Exchange Application. This exchange privilege may be modified or terminated in accordance with the rules of the Commission. The Fund reserves the right to limit the number of times an investor may exercise the exchange privilege. Certain funds may suspend the continuous offering of their shares at any time and thereafter may resume such offering from time to time. The exchange privilege is available only to U.S. shareholders in states where the exchange legally may be made.

                       DIVIDENDS, DISTRIBUTIONS AND TAXES

DIVIDENDS AND DISTRIBUTIONS

  It is the Fund's intention to distribute all of its net investment income, if any. Dividends from such net investment income are paid at least annually. All net realized long- or short-term capital gains, if any, are distributed to the Fund's shareholders at least annually. From time to time, the Fund may declare a special distribution at or about the end of the calendar year in order to comply with a Federal income tax requirement that certain percentages of its ordinary income and capital gains be distributed during the taxable year. Premiums from expired call options written by the Fund and net gains from closing purchase transactions are treated as short-term capital gains for Federal income tax purposes. See "Shareholder Services--Automatic Reinvestment of Dividends and Capital Gains Distributions" for information concerning the manner in which dividends and distributions may be reinvested automatically in shares of the Fund. Shareholders may elect in writing to receive any such dividends or distributions, or both, in cash. Dividends and distributions are taxable to shareholders as described below whether they are invested in shares of the Fund or received in cash. The per share dividends and distributions on Class B and Class C shares will be lower than the per share dividends and distributions on Class A and Class D shares as a result of the account maintenance, distribution and higher transfer agency fees applicable with respect to the Class B and Class C shares; similarly, the per share dividends and distributions on Class D shares will be lower than the per share dividends and distributions on Class A shares as a result of the account maintenance fees applicable with respect to the Class D shares. See "Determination of Net Asset Value".

TAXES

  The Fund intends to continue to qualify for the special tax treatment afforded regulated investment companies ("RICs") under the Internal Revenue Code of 1986, as amended (the "Code"). If it so qualifies, the Fund (but not its shareholders) will not be subject to Federal income tax on the part of its net ordinary income and net realized capital gains which it distributes to Class A, Class B, Class C and Class D shareholders (together, the "shareholders"). The Fund intends to distribute substantially all of such income.

  Dividends paid by the Fund from its ordinary income and distributions of the Fund's net realized short-term capital gains (together referred to hereafter as "ordinary income dividends") are taxable to shareholders as ordinary income. Distributions made from the Fund's net realized long-term capital gains (including long-term gains from certain transactions in futures and options) ("capital gain dividends") are taxable to shareholders as long-term capital gains, regardless of the length of time the shareholder has owned Fund shares. Any loss upon the sale or exchange of Fund shares held for six months or less, however, will be treated as long-term capital loss to the extent of any capital gain dividends received by the shareholder. Distributions in excess of the Fund's earnings and profits will first reduce the adjusted tax basis of a holder's shares and, after such adjusted tax basis is reduced to zero, will constitute capital gains to such holder (assuming the shares are held as a capital asset).

  Dividends are taxable to shareholders even though they are reinvested in additional shares of the Fund. Not later than 60 days after the close of its taxable year, the Fund will provide its shareholders with a written notice designating the amounts of any ordinary income dividends or capital gain dividends. A portion of the Fund's ordinary income dividends may be eligible for the dividends received deduction allowed to corporations under the Code, if certain requirements are met. For this purpose, the Fund will allocate dividends eligible for the dividends received deduction among the Class A, Class B, Class C and Class D shareholders according to a method (which it believes is consistent with the Securities and Exchange Commission exemptive order permitting the issuance and sale of multiple classes of stock) that is based on the gross income allocable to Class A, Class B, Class C and Class D shareholders during the taxable year, or such other method as the Internal Revenue Service may prescribe. If the Fund pays a dividend in January that was declared in the previous October, November or December to shareholders of record on a specified date in one of such months, then such dividend will be treated for tax purposes as being paid by the Fund and received by its shareholders on December 31 of the year in which such dividend was declared.

  Ordinary income dividends paid by the Fund to shareholders who are nonresident aliens or foreign entities will be subject to a 30% U.S. withholding tax under existing provisions of the Code applicable to foreign individuals and entities unless a reduced rate of withholding or a withholding exemption is provided under applicable treaty law. Nonresident shareholders are urged to consult their own tax advisers concerning the applicability of the U.S. withholding tax.

  Under certain provisions of the Code, some shareholders may be subject to a 31% withholding tax on ordinary income dividends, capital gain dividends and redemption payments ("backup withholding"). Generally, shareholders subject to backup withholding will be those for whom no certified taxpayer identification number is on file with the Fund or who, to the Fund's knowledge, have furnished an incorrect number. When establishing an account, an investor must certify under penalty of perjury that such number is correct and that such investor is not otherwise subject to backup withholding.

  Dividends and interest received by the Fund may give rise to withholding and other taxes imposed by foreign countries. Tax conventions between certain countries and the U.S. may reduce or eliminate such taxes. Shareholders may be able to claim U.S. foreign tax credits with respect to such taxes, subject to certain conditions and limitations contained in the Code. For example, certain retirement accounts cannot claim foreign tax credits on investments in foreign securities held in the Fund. If more than 50% in value of the Fund's total assets at the close of its taxable year consists of securities of foreign corporations, the Fund will be eligible, and intends, to file an election with the Internal Revenue Service pursuant to which shareholders of the Fund will be required to include their proportionate shares of such withholding taxes in their U.S. income tax returns as gross income, treat such proportionate shares as taxes paid by them, and deduct such proportionate shares in computing their taxable incomes or, alternatively, use them as foreign tax credits against their U.S. income taxes. No deductions for foreign taxes, however, may be claimed by noncorporate shareholders who do not itemize deductions. A shareholder that is a nonresident alien individual or a foreign corporation may be subject to U.S. withholding tax on the income resulting from the Fund's election described in this paragraph but may not be able to claim a credit or deduction against such U.S. tax for the foreign taxes treated as having been paid by such shareholder. The Fund will report annually to its shareholders the amount per share of such withholding taxes. For this purpose, the Fund will allocate foreign taxes and foreign source income among the Class A, Class B, Class C and Class D shareholders according to a method similar to that described above for the allocation of dividends eligible for the dividends received deduction.

  No gain or loss will be recognized by Class B shareholders on the conversion of their Class B shares into Class D shares. A shareholder's basis in the Class D shares acquired will be the same as such shareholder's basis in the Class B shares converted, and the holding period of the acquired Class D shares will include the holding period for the converted Class B shares.

  If a shareholder exercises an exchange privilege within 90 days of acquiring the shares, then the loss the shareholder can recognize on the exchange will be reduced (or the gain increased) to the extent the sales charge paid to the Fund reduces any sales charge the shareholder would have owed upon purchase of the new shares in the absence of the exchange privilege. Instead, such sales charge will be treated as an amount paid for the new shares.

  A loss realized on a sale or exchange of shares of the Fund will be disallowed if other Fund shares are acquired (whether through the automatic reinvestment of dividends or otherwise) within a 61-day period beginning 30 days before and ending 30 days after the date that the shares are disposed of. In such a case, the basis of the shares acquired will be adjusted to reflect the disallowed loss.

  The Code requires a RIC to pay a nondeductible 4% excise tax to the extent the RIC does not distribute, during each calendar year, 98% of its ordinary income, determined on a calendar year basis, and 98% of its capital gains, determined, in general, on an October 31 year end, plus certain undistributed amounts from previous years. While the Fund intends to distribute its income and capital gains in the manner necessary to avoid imposition of the 4% excise tax, there can be no assurance that sufficient amounts of the Fund's taxable income and capital gains will be distributed to avoid entirely the imposition of the tax. In such event, the Fund will be liable for the tax only on the amount by which it does not meet the foregoing distribution requirements.

  The Fund may invest in securities rated in the medium to lower rating categories of nationally recognized rating organizations, and in unrated securities ("high yield securities"), as previously described. Some of these high yield securities may be purchased at a discount and may therefore cause the Fund to accrue income before amounts due under the obligations are paid. In addition, a portion of the interest payments on such high yield securities may be treated as dividends for Federal income tax purposes and may be eligible for the dividends received deduction allowed to domestic corporations under the Code.

  Tax Treatment of Options, Futures and Forward Foreign Exchange Transactions. The Fund may write, purchase or sell options, futures and forward foreign exchange contracts. Options and futures contracts that are "Section 1256 contracts" will be "marked to market" for Federal income tax purposes at the end of each taxable year, i.e., each such option or futures contract will be treated as sold for its fair market value on the last day of the taxable year. Unless such contract is a forward foreign exchange contract, or is a non-equity option or a regulated futures contract for a non-U.S. currency for which the Fund elects to have gain or loss treated as ordinary gain or loss under Code Section 988 (as described below), gain or loss from Section 1256 contracts will be 60% long-term and 40% short-term capital gain or loss. The mark-to-market rules outlined above, however, will not apply to certain transactions entered into by the Fund solely to reduce the risk of changes in price or interest or currency exchange rates with respect to its investments.

  A forward foreign exchange contract that is a Section 1256 contract will be marked to market, as described above. However, the character of gain or loss from such a contract will generally be ordinary under Code Section 988. The Fund may, nonetheless, elect to treat the gain or loss from certain forward foreign exchange contracts as capital. In this case, gain or loss realized in connection with a forward foreign exchange contract that is a Section 1256 contract will be characterized as 60% long-term and 40% short-term capital gain or loss.

  Code Section 1092, which applies to certain "straddles", may affect the taxation of the Fund's transactions in options, futures and forward foreign exchange contracts. Under Section 1092, the Fund may be required to postpone recognition for tax purposes of losses incurred in certain closing transactions in options, futures and forward foreign exchange contracts.

  One of the requirements for qualification as a RIC is that less than 30% of the Fund's gross income be derived from gains from the sale or other disposition of securities held for less than three months. Accordingly, the Fund may be restricted in effecting closing transactions within three months after entering into an option or futures contract.

  Special Rules for Certain Foreign Currency Transactions. In general, gains from "foreign currencies" and from foreign currency options, foreign currency futures and forward foreign exchange contracts relating to investments in stock, securities or foreign currencies will be qualifying income for purposes of determining whether the Fund qualifies as a RIC. It is currently unclear, however, who will be treated as the issuer of a foreign currency instrument or how foreign currency options, foreign currency futures and forward foreign exchange contracts will be valued for purposes of the RIC diversification requirements applicable to the Fund.

  Under Code Section 988, special rules are provided for certain transactions in a currency other than the taxpayer's functional currency (i.e., unless certain special rules apply, currencies other than the U.S. dollar). In general, foreign currency gains or losses from certain debt instruments, from certain forward contracts, from futures contracts that are not "regulated futures contracts" and from unlisted options will be treated as ordinary income or loss under Code Section 988. In certain circumstances, the Fund may elect capital gain or loss treatment for such transactions. Regulated futures contracts, as described above, will be taxed under Code Section 1256 unless application of Section 988 is elected by the Fund. In general, however, Code
Section 988 gains or losses will increase or decrease the amount of the Fund's investment company taxable income available to be distributed to shareholders as ordinary income. Additionally, if Code Section 988 losses exceed other investment company taxable income during a taxable year, the Fund would not be able to make any ordinary income dividend distributions, and any distributions made before the losses were realized but in the same taxable year would be recharacterized as a return of capital to shareholders, thereby reducing the basis of each shareholder's Fund shares and resulting in a capital gain for any shareholder who received a distribution greater than the shareholder's tax basis in Fund shares (assuming the shares were held as a capital asset). These rules and the mark-to-market rules described above, however, will not apply to certain transactions entered into by the Fund solely to reduce the risk of currency fluctuations with respect to its investments.

                               ----------------

  The foregoing is a general and abbreviated summary of the applicable provisions of the Code and Treasury regulations presently in effect. For the complete provisions, reference should be made to the pertinent Code sections and the Treasury regulations promulgated thereunder. The Code and the Treasury regulations are subject to change by legislative or administrative action either prospectively or retroactively.

  Ordinary income and capital gain dividends may also be subject to state and local taxes.

  Certain states exempt from state income taxation dividends paid by RICs which are derived from interest on U.S. Government obligations. State law varies as to whether dividend income attributable to U.S. Government obligations is exempt from state income tax.

  Shareholders are urged to consult their own tax advisers regarding specific questions as to Federal, foreign, state or local taxes. Foreign investors should consider applicable foreign taxes in their evaluation of an investment in the Fund.

                                PERFORMANCE DATA

  From time to time the Fund may include its average annual total return and other total return data in advertisements or information furnished to present or prospective shareholders. Total return figures are based on the Fund's historical performance and are not intended to indicate future performance. Average annual total return is determined separately for Class A, Class B, Class C and Class D shares in accordance with a formula specified by the Commission.

  Average annual total return quotations for the specified periods are computed by finding the average annual compounded rates of return (based on net investment income and any realized and unrealized capital gains or losses on portfolio investments over such periods) that would equate the initial amount invested to the redeemable value of such investment at the end of each period. Average annual total return is computed assuming all dividends and distributions are reinvested and taking into account all applicable recurring and nonrecurring expenses, including the maximum sales charge in the case of Class A and Class D shares and the CDSC that would be applicable to a complete redemption of the investment at the end of the specified period in the case of Class B and Class C shares.

  The Fund also may quote annual, average annual and annualized total return and aggregate total return performance data, both as a percentage and as a dollar amount based on a hypothetical $1,000 investment, for various periods other than those noted below. Such data will be computed as described above, except that (i) as required by the periods of the quotations, actual annual, annualized or aggregate data, rather than average annual data, may be quoted, and (ii) the maximum applicable sales charges will not be included. Actual annual or annualized total return data generally will be lower than average annual total return data since the average rates of return reflect compounding of return; aggregate total return data generally will be higher than average annual total return data since the aggregate rates of return reflect compounding over longer periods of time.

  Set forth in the tables below is total return information for the Class A, Class B, Class C and Class D shares of the Fund for the periods indicated.

     PERIOD             CLASS A SHARES               CLASS B SHARES               CLASS C SHARES               CLASS D SHARES
     ------      ---------------------------- ---------------------------- ---------------------------- ----------------------------
                                 REDEEMABLE                   REDEEMABLE                   REDEEMABLE                   REDEEMABLE
                 EXPRESSED AS A  VALUE OF A   EXPRESSED AS A  VALUE OF A   EXPRESSED AS A  VALUE OF A   EXPRESSED AS A  VALUE OF A
                   PERCENTAGE   HYPOTHETICAL    PERCENTAGE   HYPOTHETICAL    PERCENTAGE   HYPOTHETICAL    PERCENTAGE   HYPOTHETICAL
                     BASED         $1,000         BASED         $1,000         BASED         $1,000         BASED         $1,000
                      ON A       INVESTMENT        ON A       INVESTMENT        ON A       INVESTMENT        ON A       INVESTMENT
                  HYPOTHETICAL  AT THE END OF  HYPOTHETICAL  AT THE END OF  HYPOTHETICAL  AT THE END OF  HYPOTHETICAL  AT THE END OF
                     $1,000          THE          $1,000          THE          $1,000          THE          $1,000          THE
                   INVESTMENT      PERIOD       INVESTMENT      PERIOD       INVESTMENT      PERIOD       INVESTMENT      PERIOD
                 -------------- ------------- -------------- ------------- -------------- ------------- -------------- -------------
                                                              AVERAGE ANNUAL TOTAL RETURN
                                                     (INCLUDING MAXIMUM APPLICABLE SALES CHARGES)
Inception
 (October 21,
 1994) to
 October 31,
 1994...........                                                                (30.71%)     $  990.00       (85.64%)     $  948.20
One Year Ended
 October 31,
 1994...........      (3.22%)      $  967.80       (2.73%)      $  972.70
Five Years Ended
 October 31,
 1994...........      12.18%       $1,776.40       12.26%       $1,782.60
Inception
 (February 3,
 1989) to
 October 31,
 1994...........      12.26%       $1,942.30       12.17%       $1,934.20
                                                                  ANNUAL TOTAL RETURN
                                                     (EXCLUDING MAXIMUM APPLICABLE SALES CHARGES)
Inception
 (October 21,
 1994) to
 October 31,
 1994...........                                                                  0.00%      $1,000.00         0.08%      $1,000.80
One Year Ended
 October 31,
 1994...........       2.14%       $1,021.40        1.13%       $1,011.30
1993............      22.61%       $1,226.10       21.42%       $1,214.20
1992............      11.78%       $1,117.80       10.64%       $1,106.40
1991............      28.89%       $1,288.90       27.48%       $1,274.80
1990............       3.91%       $1,039.10        2.93%       $1,029.30
Inception
 (February 3,
 1989) to
 October 31,
 1989...........       9.34%       $1,093.40        8.50%       $1,085.00
                                                                AGGREGATE TOTAL RETURN
                                                     (INCLUDING MAXIMUM APPLICABLE SALES CHARGES)
Inception
 (October 21,
 1994) to
 October 31,
 1994...........                                                                 (1.00%)     $  990.00        (5.18%)     $  948.20
Inception
 (October 21,
 1994) to
 October 31,
 1994...........      94.23%       $1,942.30       93.42%       $1,934.20

  In order to reflect the reduced sales charges, in the case of Class A or Class D shares, or the waiver of the CDSC, in the case of Class B shares, applicable to certain investors, as described under "Purchase of Shares" and "Redemption of Shares", respectively, the total return data quoted by the Fund in advertisements directed to such investors may take into account the reduced, and not the maximum, sales charge or may not take into account the CDSC and therefore may reflect greater total return since, due to the reduced sales charges or the waiver of sales charges, a lower amount of expenses may be deducted.

                              GENERAL INFORMATION

DESCRIPTION OF SHARES

  The Fund was incorporated under Maryland law on June 9, 1988. It has an authorized capital of 2,200,000,000 shares of Common Stock par value $0.10 per share, divided into four classes, designated Class A, Class B, Class C and Class D Common Stock, of which Class A and Class C each consist of 200,000,000 shares and Class B and Class D each consist of 900,000,000 shares. Class A, Class B, Class C and Class D Common Stock represent an interest in the same assets of the Fund and are identical in all respects except that the Class B, Class C and Class D shares bear certain expenses related to the account maintenance and/or distribution of such shares and have exclusive voting rights with respect to matters relating to such account maintenance and/or distribution expenditures. The Fund has received an order from the Commission permitting the issuance and sale of multiple classes of Common Stock. The Board of Directors of the Fund may classify and reclassify the shares of the Fund into additional classes of Common Stock at a future date.

  Shareholders are entitled to one vote for each share held and fractional votes for fractional shares held and will vote on the election of Directors and any other matter submitted to a shareholder vote. The Fund does not intend to hold meetings of shareholders in any year in which the Investment Company Act does not require shareholders to act upon any of the following matters:
(i) election of Directors; (ii) approval of an investment advisory agreement;
(iii) approval of a distribution agreement; and (iv) ratification of selection of independent accountants. Also, the by-laws of the Fund require that a special meeting of stockholders be held upon the written request of at least 10% of the outstanding shares of the Fund entitled to vote at such meeting. Voting rights for Directors are not cumulative. Shares issued are fully paid and non-assessable and have no preemptive rights. Redemption and conversion rights are discussed elsewhere herein and in the Prospectus. Each share is entitled to participate equally in dividends and distributions declared by the Fund and in the net assets of the Fund upon liquidation or dissolution after satisfaction of outstanding liabilities. Stock certificates are issued by the transfer agent only on specific request. Certificates for fractional shares are not issued in any case.

COMPUTATION OF OFFERING PRICE PER SHARE

  An illustration of the computation of the offering price for Class A, Class B, Class C and Class D shares of the Fund based on the value of the Fund's net assets on October 31, 1994, and its shares outstanding on that date is as follows:

                               CLASS A        CLASS B      CLASS C    CLASS D
                            -------------- -------------- ---------- ----------
Net Assets................. $1,357,905,506 $6,457,130,497 $7,347,309 $4,967,730
                            ============== ============== ========== ==========
Number of Shares Outstand-
 ing.......................    103,860,623    500,261,282    569,017    379,903
                            ============== ============== ========== ==========
Net Asset Value Per Share
 (net assets divided by
 number of shares outstand-
 ing)...................... $        13.07 $        12.91 $    12.91 $    13.08
Sales Charge (for Class A
 and Class D shares: 5.25%
 of offering price (5.54%
 of net amount invested))*.           0.72             **         **       0.72
                            -------------- -------------- ---------- ----------
Offering Price............. $        13.79 $        12.91 $    12.91 $    13.80
                            ============== ============== ========== ==========

--------
   * Rounded to the nearest one-hundredth percent; assumes maximum sales charge is applicable.
  ** Class B and Class C shares are not subject to an initial sales charge but may be subject to a CDSC on redemption of shares. See "Purchase of Shares--Deferred Sales Charge Alternatives-- Class B and Class C Shares" in the Prospectus and "Redemption of Shares--Deferred Sales Charge--Class B Shares" herein.

INDEPENDENT AUDITORS

  Deloitte & Touche LLP, 117 Campus Drive, Princeton, New Jersey 08540, has been selected as the independent auditors of the Fund. The selection of independent auditors is subject to ratification by the shareholders of the Fund. The independent auditors are responsible for auditing the annual financial statements of the Fund.

CUSTODIAN

  Brown Brothers Harriman & Co., 40 Water Street, Boston, Massachusetts 02109 (the "Custodian"), acts as the custodian of the Fund's assets. Under its contract with the Fund, the Custodian is authorized to establish separate accounts in foreign currencies and to cause foreign securities owned by the Fund to be held in its offices outside the U.S. and with certain foreign banks and securities depositories. The Custodian is responsible for safeguarding and controlling the Fund's cash and securities, handling the receipt and delivery of securities and collecting interest and dividends on the Fund's investments.

TRANSFER AGENT

  Financial Data Services, Inc., Transfer Agency Mutual Fund Operations, 4800 Deer Lake Drive East, Jacksonville, Florida 32246-6484 (the "Transfer Agent"), acts as the Fund's transfer agent. The Transfer Agent is responsible for the issuance, transfer and redemption of shares and the opening, maintenance and servicing of shareholder accounts. See "Management of the Fund--Transfer Agency Services" in the Prospectus.

LEGAL COUNSEL

  Brown & Wood, One World Trade Center, New York, New York 10048-0557, is counsel for the Fund.

REPORTS TO SHAREHOLDERS

  The fiscal year of the Fund ends on October 31 of each year. The Fund sends to its shareholders at least semi-annually reports showing the Fund's portfolio and other information. An annual report, containing financial statements audited by independent auditors, is sent to shareholders each year. After the end of each year, shareholders will receive Federal income tax information regarding dividends and capital gains distributions.

ADDITIONAL INFORMATION

  The Prospectus and this Statement of Additional Information do not contain all the information set forth in the Registration Statement and the exhibits relating thereto, which the Fund has filed with the Commission, Washington, D.C., under the Securities Act and the Investment Company Act, to which reference is hereby made.

  Under a separate agreement, Merrill Lynch has granted the Fund the right to use the "Merrill Lynch" name and has reserved the right to withdraw its consent to the use of such name by the Fund at any time or to grant the use of such name to any other company, and the Fund has granted Merrill Lynch, under certain conditions, the use of any other name it might assume in the future, with respect to any corporation organized by Merrill Lynch.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  To the knowledge of the Fund, no person or entity owned beneficially 5% or more of the Fund's shares on January 31, 1995.

                                                                        APPENDIX

                       RATINGS OF FIXED INCOME SECURITIES

DESCRIPTION OF MOODY'S INVESTORS SERVICE, INC.'S ("MOODY'S") CORPORATE RATINGS

 Aaa Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge". Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.
 Aa Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in Aaa securities.
 A Bonds which are rated A possess many favorable investment attributes and are to be considered as upper-medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.
 Baa Bonds which are rated Baa are considered as medium-grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.
 Ba Bonds which are rated Ba are judged to have speculative elements; their future cannot be considered as well assured. Often the protection of interest and principal payments may be very moderate and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.
 B Bonds which are rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.
 Caa Bonds which are rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.
 Ca Bonds which are rated Ca represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.
 C Bonds which are rated C are the lowest rated class of bonds, and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

  Note: Moody's applies numerical modifiers, 1, 2 and 3 in each generic rating classification from Aa through B in its corporate bond rating system. The modifier 1 indicates that the security ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates that the issue ranks in the lower end of its generic rating category.

DESCRIPTION OF MOODY'S SHORT-TERM DEBT RATINGS

  Moody's short-term debt ratings are opinions of the ability of issuers to repay punctually senior debt obligations. These obligations have an original maturity not exceeding one year, unless explicitly noted. Moody's makes no representation that rated bank or insurance company obligations are exempt from registration under the Securities Act of 1933 or issued in conformity with any other applicable law or regulation. Nor does Moody's represent that any specific bank or insurance company obligation is legally enforceable or a valid senior obligation of a rated issuer. Moody's employs the following three designations, all judged to be investment grade, to indicate the relative repayment ability of rated issuers:

  PRIME-1. Issuers rated Prime-1 (or supporting institutions) have a superior ability for repayment of senior short-term debt obligations. Prime-1 repayment ability will often be evidenced by many of the following characteristics:

  --Leading market positions in well-established industries.

  --High rates of return on funds employed.

  --Conservative capitalization structure with moderate reliance on debt and ample asset protection.

  --Broad margins in earnings coverage of fixed financial charges and high internal cash generation.

  --Well-established access to a range of financial markets and assured sources of alternate liquidity.

  PRIME-2. Issuers rated Prime-2 (or supporting institutions) have a strong ability for repayment of senior short-term debt obligations. This will normally be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, may be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

  PRIME-3. Issuers rated Prime-3 (or supporting institutions) have an acceptable ability for repayment of senior short-term obligations. The effect of industry characteristics and market compositions may be more pronounced. Variability in earnings and profitability may result in changes in the level of debt protection measurements and may require relatively high financial leverage. Adequate alternate liquidity is maintained.

  NOT PRIME. Issuers rated Not Prime do not fall within any of the Prime rating categories.

  If an issuer represents to Moody's that its short-term debt obligations are supported by the credit of another entity or entities, then the name or names of such supporting entity or entities are listed within the parentheses beneath the name of the issuer, or there is a footnote referring the reader to another page for the name or names of the supporting entity or entities. In assigning ratings to such issuers, Moody's evaluates the financial strength of the affiliated corporations, commercial banks, insurance companies, foreign governments or other entities, but only as one factor in the total rating assessment. Moody's makes no representation and gives no opinion on the legal validity or enforceability of any support arrangement.

DESCRIPTION OF MOODY'S PREFERRED STOCK RATINGS

  Because of the fundamental differences between preferred stocks and bonds, a variation of the bond rating symbols is being used in the quality ranking of preferred stock. The symbols, presented below, are designed to avoid comparison with bond quality in absolute terms. It should always be borne in mind that preferred stock occupies a junior position to bonds within a particular capital structure and that these securities are rated within the universe of preferred stocks.

  Preferred stock rating symbols and their definitions are as follows:

"aaa" An issue which is rated "aaa" is considered to be a top-quality preferred stock. This rating indicates good asset protection and the least risk of dividend impairment within the universe of preferred stocks.

"aa" An issue which is rated "aa" is considered a high-grade preferred stock. This rating indicates that there is a reasonable assurance the earnings and asset protection will remain relatively well maintained in the foreseeable future.

"a" An issue which is rated "a" is considered to be an upper-medium grade preferred stock. While risks are judged to be somewhat greater than in the "aaa" and "aa" classifications, earnings and asset protections are, nevertheless, expected to be maintained at adequate levels.

"baa" An issue which is rated "baa" is considered to be a medium-grade preferred stock, neither highly protected nor poorly secured. Earnings and asset protection appear adequate at present but may be questionable over any great length of time.

"ba" An issue which is rated "ba" is considered to have speculative elements and its future cannot be considered well assured. Earnings and asset protection may be very moderate and not well safeguarded during adverse periods. Uncertainty of position characterizes preferred stocks in this class.

"b" An issue which is rated "b" generally lacks the characteristics of a desirable investment. Assurance of dividend payments and maintenance of other terms of the issue over any long period of time may be small.

"caa" An issue which is rated "caa" is likely to be in arrears on dividend payments. This rating designation does not purport to indicate the future status of payments.

"ca" An issue which is rated "ca" is speculative in a high degree and is likely to be in arrears on dividends with little likelihood of eventual payments.

"c" This is the lowest rated class of preferred or preference stock. Issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

  Note: Moody's applies numerical modifiers 1, 2 and 3 in each rating classification: the modifier 1 indicates that the security ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates that the issue ranks in the lower end of its generic rating category.

DESCRIPTION OF STANDARD & POOR'S CORPORATION'S
("STANDARD & POOR'S") CORPORATE DEBT RATINGS

  A Standard & Poor's corporate or municipal debt rating is a current assessment of the creditworthiness of an obligor with respect to a specific obligation. This assessment may take into consideration obligors such as guarantors, insurers, or lessees.

  The debt rating is not a recommendation to purchase, sell or hold a security, inasmuch as it does not comment as to market price or suitability for a particular investor.

  The ratings are based on current information furnished by the issuer or obtained by Standard & Poor's from other sources it considers reliable. Standard & Poor's does not perform any audit in connection with any rating and may, on occasion, rely on unaudited financial information. The ratings may be changed, suspended or withdrawn as a result of changes in, or unavailability of, such information, or for other circumstances.

  The ratings are based, in varying degrees, on the following considerations:
(1) likelihood of default-capacity and willingness of the obligor as to the timely payment of interest and repayment of principal in accordance with the terms of the obligation; (2) nature of and provisions of the obligation; and
(3) protection afforded by, and relative position of, the obligation in the event of bankruptcy, reorganization, or other arrangement under the laws of bankruptcy and other laws affecting creditors' rights.

 AAA         Debt rated AAA has the highest rating assigned by Standard &
             Poor's. Capacity to pay interest and repay principal is extremely strong.
 AA Debt rated AA has a very strong capacity to pay interest and repay principal and differs from the highest rated issues only in small degree.
 A Debt rated A has a strong capacity to pay interest and repay principal although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher rated categories.
 BBB Debt rated BBB is regarded as having an adequate capacity to pay interest and repay principal. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than in higher rated categories.
 SPECULATIVE Debt rated BB, B, CCC, CC and C is regarded as having
 GRADE predominantly speculative characteristics with respect to capacity to pay interest and repay principal. BB indicates the least degree of speculation and C the highest. While such debt will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major exposures to adverse conditions.
 BB Debt rated BB has less near-term vulnerability to default than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to inadequate capacity to meet timely interest and principal payments. The BB rating category is also used for debt subordinated to senior debt that is assigned an actual or implied BBB - rating.

 B Debt rated B has a greater vulnerability to default but currently has the capacity to meet interest payments and principal repayments. Adverse business, financial, or economic conditions will likely impair capacity or willingness to pay interest and repay principal. The B rating category is also used for debt subordinated to senior debt that is assigned an actual or implied BB or BB- rating.
 CCC Debt rated CCC has a currently identifiable vulnerability to default, and is dependent upon favorable business, financial, and economic conditions to meet timely payment of interest and repayment of principal. In the event of adverse business, financial, or economic conditions, it is not likely to have the capacity to pay interest and repay principal. The CCC rating category is also used for debt subordinated to senior debt that is assigned an actual or implied B or B- rating.
 CC The rating CC is typically applied to debt subordinated to senior debt that is assigned an actual or implied CCC rating.
 C The rating C is typically applied to debt subordinated to senior debt which is assigned an actual or implied CCC- debt rating. The C rating may be used to cover a situation where a bankruptcy petition has been filed, but debt service payments are continued.
 CI The rating CI is reserved for income bonds on which no interest is being paid.
 D Debt rated D is in payment default. The D rating category is used when interest payments or principal payments are not made on the date due even if the applicable grace period has not expired, unless Standard & Poor's believes that such payments will be made during such grace period. The D rating also will be used upon the filing of a bankruptcy petition if debt service payments are jeopardized.

  Plus (+) or minus (-): The ratings from AA to CCC may be modified by the addition of a plus or minus sign to show relative standing within the major categories.

  N.R. indicates not rated.

  Debt obligations of issuers outside the United States and its territories are rated on the same basis as domestic corporate and municipal issues. The ratings measure the creditworthiness of the obligor but do not take into account currency exchange and related uncertainties.

  Bond Investment Quality Standards: Under present commercial bank regulations issued by the Comptroller of the Currency, bonds rated in the top four categories ("AAA", "AA", "A", "BBB", commonly known as "investment grade" ratings) are generally regarded as eligible for bank investment. In addition, the Legal Investment Laws of various states may impose certain rating or other standards for obligations eligible for investment by savings banks, trust companies, insurance companies and fiduciaries generally.

DESCRIPTION OF STANDARD & POOR'S COMMERCIAL PAPER RATINGS

  A Standard & Poor's commercial paper rating is a current assessment of the likelihood of timely payment of debt considered short-term in the relevant market. Ratings are graded into four categories, ranging from "A-1" for the highest quality obligations to "D" for the lowest. The four categories are as follows:

A Issues assigned this highest rating are regarded as having the greatest capacity for timely payment. Issues in this category are delineated with the numbers 1, 2, and 3 to indicate the relative degree of safety.

   A-1 This highest category indicates that the degree of safety regarding timely payment is strong. Those issues determined to possess overwhelming safety characteristics are denoted with a plus (+) sign designation.

   A-2 Capacity for timely payment on issues with this designation is satisfactory. However, the relative degree of safety is not as high as for issues designated "A-1".

   A-3 Issues carrying this designation have a satisfactory capacity for timely payment. They are, however, somewhat more vulnerable to the adverse effects of changes in circumstances than obligations carrying the higher designations.

B Issues rated "B" are regarded as having only an adequate capacity for timely payment.

C This rating is assigned to short-term debt obligations with a doubtful capacity for payment.

D Debt rated "D" is in payment default. The "D" rating category is used when interest payments or principal payments are not made on the date due even if the applicable grace period has not expired, unless Standard & Poor's believes that such payments will be made during such grace period.

  A commercial paper rating is not a recommendation to purchase, sell or hold a security inasmuch as it does not comment as to market price or suitability for a particular investor. The ratings are based on current information furnished to Standard & Poor's by the issuer or obtained by Standard & Poor's from other sources it considers reliable. Standard & Poor's does not perform an audit in connection with any rating and may, on occasion, rely on unaudited financial information. The ratings may be changed, suspended, or withdrawn as a result of changes in or unavailability of such information.

DESCRIPTION OF STANDARD & POOR'S PREFERRED STOCK RATINGS

  A Standard & Poor's preferred stock rating is an assessment of the capacity and willingness of an issuer to pay preferred stock dividends and any applicable sinking fund obligations. A preferred stock rating differs from a bond rating inasmuch as it is assigned to an equity issue, which issue is intrinsically different from, and subordinated to, a debt issue. Therefore, to reflect this difference, the preferred stock rating symbol will normally not be higher than the bond rating symbol assigned to, or that would be assigned to, the senior debt of the same issuer.

  The preferred stock ratings are based on the following considerations:

    I. Likelihood of payment-- capacity and willingness of the issuer to meet the timely payment of preferred stock dividends and any applicable sinking fund requirements in accordance with the terms of the obligation.

    II. Nature of, and provisions of, the issue.

    III. Relative position of the issue in the event of bankruptcy, reorganization, or other arrangement under the laws of bankruptcy and other laws affecting creditors' rights.

AAA This is the highest rating that may be assigned by Standard & Poor's to a preferred stock issue and indicates an extremely strong capacity to pay the preferred stock obligations.

AA A preferred stock issue rated "AA" also qualifies as a high-quality fixed income security. The capacity to pay preferred stock obligations is very strong, although not as overwhelming as for issues rated "AAA".

A An issue rated "A" is backed by a sound capacity to pay the preferred stock obligations, although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions.

BBB An issue rated "BBB" is regarded as backed by an adequate capacity to pay the preferred stock obligations. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to make payments for a preferred stock in this category than for issues in the "A" category.

BB   Preferred stock rated "BB", "B", and "CCC" are regarded, on balance, as
B    predominately speculative with respect to the issuer's capacity to pay
CCC preferred stock obligations. "BB" indicates the lowest degree of speculation and "CCC" the highest degree of speculation. While such issues will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major risk exposures to adverse conditions.

CC The rating "CC" is reserved for a preferred stock issue in arrears on dividends or sinking fund payments but that is currently paying.

C    A preferred stock rated "C" is a non-paying issue.

D A preferred stock rated "D" is a non-paying issue with the issuer in default on debt instruments.

  NR indicates that no rating has been requested, that there is insufficient information on which to base a rating, or that Standard & Poor's does not rate a particular type of obligation as a matter of policy.

  Plus (+) or minus (-): To provide more detailed indications of preferred stock quality, the rating from "AA" to "CCC" may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

  The preferred stock rating is not a recommendation to purchase, sell or hold a security, inasmuch as it does not comment as to market price or suitability for a particular investor. Preferred stock ratings are wholly unrelated to Standard & Poor's earnings and dividend rankings for common stocks.

  The ratings are based on current information furnished to Standard & Poor's by the issuer, or obtained by Standard & Poor's from other sources it considers reliable. Standard & Poor's does not perform an audit in connection with any rating and may, on occasion, rely on unaudited financial information. The ratings may be changed, suspended, or withdrawn as a result of changes in, or unavailability of, such information, or based on other circumstances.

INDEPENDENT AUDITORS' REPORT

The Board of Directors and Shareholders of
Merrill Lynch Global Allocation Fund, Inc.:

We have audited the accompanying statement of assets and liabilities, including the schedule of investments, of Merrill Lynch Global Allocation Fund, Inc. as of October 31, 1994, the related statements of operations for the year then ended and changes in net assets for each of the years in the two-year period then ended, and the financial highlights for each of the years in the five-year period then ended. These financial statements and the financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and the financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and the financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned at October 31, 1994, by correspondence with the custodian, brokers, and affiliated funds. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements and financial highlights present fairly, in all material respects, the financial position of Merrill Lynch Global Allocation Fund, Inc. as of October 31, 1994, the results of its operations, the changes in its net assets, and the financial highlights for the respective stated periods in conformity with generally accepted accounting principles.

Deloitte & Touche LLP
Princeton, New Jersey
December 7, 1994

SCHEDULE OF INVESTMENTS                                                                                           (in US dollars)
                                                                                                              Value    Percent of
COUNTRY     Industries         Shares Held              Common Stocks                        Cost           (Note 1a)  Net Assets
Australia   Banking              2,645,800        Westpac Banking Corp.                 $    5,614,396    $    8,890,825    0.1%

            Food                 7,916,000        Goodman Fielder Wattie Ltd.                8,324,587         7,457,553    0.1

            Insurance              500,000        GIO Australia Holdings, Ltd.                 841,716           860,488    0.0

            Tobacco              1,999,800        Rothmans Holdings, Ltd.                    7,517,440         7,684,280    0.1
                                 1,242,300        WD & HO Wills Holdings, Ltd.               2,092,022         3,317,537    0.0
                                                                                        --------------    --------------  ------
                                                                                             9,609,462        11,001,817    0.1

                                                  Total Common Stocks in Australia          24,390,161        28,210,683    0.3


Austria     Utilities--            174,750        Oesterreichische Elektrizitats            10,542,970        10,955,855    0.1
            Electric                              AG (Verbund)

                                                  Total Common Stocks in Austria            10,542,970        10,955,855    0.1


Canada      Natural Resources      300,000        Canadian Pacific, Ltd.                     3,503,161         4,800,000    0.1

            Oil & Related          353,000        International Petroleum Corp.              1,000,196           419,188    0.0

            Telecommunications     100,000        BCE Telecommunications, Inc.               3,375,484         3,500,000    0.0

                                                  Total Common Stocks in Canada              7,878,841         8,719,188    0.1

Denmark     Banking & Financial     53,500        Unidanmark A/S                             1,870,730         2,143,815    0.0



                                                  Total Common Stocks in Denmark             1,870,730         2,143,815    0.0


Finland     Banking                250,000        Kansallis-Osake-Pankki                       533,290           465,230    0.0

                                 3,033,915        Unitas Bank Ltd.                           8,709,516         9,201,649    0.1
                                                                                        --------------    --------------  ------
                                                                                             9,242,806         9,666,879    0.1

            Metals                 175,000        Outokumpu OY                               1,920,901         3,696,382    0.0

            Paper & Forest         480,000        Enso-Gutzeit OY                            3,485,619         4,253,033    0.1
            Products                33,500        Metsa-Serla OY                             1,397,019         1,553,076    0.0
                                   450,000        Repola OY S                                5,925,368         9,407,496    0.1
                                                                                        --------------    --------------  ------
                                                                                            10,808,006        15,213,605    0.2

                                                  Total Common Stocks in Finland            21,971,713        28,576,866    0.3


France      Automobiles            113,300        Peugeot S.A.                              14,661,303        16,952,125    0.2

            Banking                100,878        Compagnie Financiere de Paribas            7,150,761         6,704,971    0.1
                                    86,500        Societe Generale                           9,605,405         9,752,862    0.1
                                                                                        --------------    --------------  ------
                                                                                            16,756,166        16,457,833    0.2

            Insurance               89,900        GAN S.A. (Registered)                      6,452,319         4,980,875    0.1

            Multi-Industry          15,650        EuraFrance                                 4,256,713         5,412,051    0.1

            Utilities              104,512        Compagnie Generale des Eaux               11,466,525         9,562,858    0.1

                                                  Total Common Stocks in France             53,593,026        53,365,742    0.7


Germany     Banking                  4,950        Bayerische Vereinsbank AG                  1,181,909         1,468,067    0.0
                                    33,900        Deutsche Bank AG                          15,974,345        16,685,420    0.2
                                                                                        --------------    --------------  ------
                                                                                            17,156,254        18,153,487    0.2

            Capital Goods          369,636        Kloeckner Werke AG                        17,229,762        33,391,229    0.4

            Chemicals               49,450        Bayer AG                                   8,953,719        11,558,589    0.2

            Insurance                7,860        Munich Reinsurance Co. (Ordinary)         14,055,714        14,461,773    0.2

            Machinery & Equipment   57,179        Mannesmann AG                             15,621,661        15,267,989    0.2

            Multi-Industry         103,840        Veba AG                                   29,898,982        34,762,776    0.5

            Steel                   92,100        Thyssen AG                                11,715,893        17,575,775    0.2

                                                  Total Common Stocks in Germany           114,631,985       145,171,618    1.9


Hong Kong   Telecommunications   1,180,000        Hong Kong Telecommunications Ltd.            754,179         2,527,437    0.0

            Utilities--Electric    676,800        China Light & Power Co., Ltd.                841,166         3,521,168    0.0

                                                  Total Common Stocks in Hong Kong           1,595,345         6,048,605    0.0


Ireland     Building &           1,065,600        CRH PLC                                    3,594,241         5,992,348    0.1
            Construction

            Miscellaneous--      2,178,000        Waterford Wedgwood Units                   1,080,827         2,029,648    0.0
            Consumer Goods

                                                  Total Common Stocks in Ireland             4,675,068         8,021,996    0.1


Italy       Banking                533,400        IMI (Ordinary)                             3,443,328         3,479,600    0.0

            Building &           1,922,200        Filippo Fochi S.p.A.                       6,101,165         5,123,201    0.1
            Construction

            Multi-Industry       7,639,495        Compagnie Industriali Riunite S.p.A.
                                                  (CIR)                                      6,443,269         8,795,128    0.1

            Telecommunications   3,000,000        Societa Finanziaria Telefonica
                                                  S.p.A.(STET)                               4,365,656         9,068,452    0.1
                                11,181,363        Societa Finanziaria Telefonica
                                                  S.p.A. (STET) RISP                        20,700,047        27,657,210    0.4
                                 3,958,000        Societa Italiana Esercizio Telecom
                                                  S.p.A. (S.I.P.)                            3,323,376        10,857,934    0.1
                                                                                        --------------    --------------  ------
                                                                                            28,389,079        47,583,596    0.6

                                                  Total Common Stocks in Italy              44,376,841        64,981,525    0.8

SCHEDULE OF INVESTMENTS (continued)                                                                               (in US dollars)
                                                                                                              Value    Percent of
COUNTRY     Industries         Shares Held              Common Stocks                        Cost           (Note 1a)  Net Assets
Japan       Automobiles &        1,512,000        Suzuki Motor Corp.                    $   13,245,256    $   19,198,513    0.2%
            Equipment              295,000        Toyota Motor Corp.                         4,030,746         6,516,982    0.1
                                                                                        --------------    --------------  ------
                                                                                            17,276,002        25,715,495    0.3

            Beverage               497,000        Chukyo Coca-Cola Bottling Co., Ltd.        6,342,434         5,848,870    0.1
                                   358,000        Hokkaido Coca-Cola Bottling Co., Ltd.      4,698,844         5,469,598    0.1
                                   573,000        Kinki Coca-Cola Bottling Co., Ltd.         9,468,770         8,695,262    0.1
                                   468,000        Mikuni Coca-Cola Bottling Co., Ltd.        7,366,538         6,763,704    0.1
                                   444,000        Sanyo Coca-Cola Bottling Co., Ltd.         6,660,269         6,416,847    0.1
                                                                                        --------------    --------------  ------
                                                                                            34,536,855        33,194,281    0.5

            Capital Goods        3,608,000        Mitsubishi Heavy Industries, Ltd.         21,963,469        29,386,931    0.4

            Containers             751,000        Toyo Seikan Kaisha, Ltd.                  18,417,114        25,118,613    0.3

            Electric Construction  410,000        Chudenko Corp.                            13,428,175        15,067,616    0.2
                                    29,000        Taihei Dengyo Kaisha Ltd.                    657,632           796,325    0.0
                                                                                        --------------    --------------  ------
                                                                                            14,085,807        15,863,941    0.2

            Electric Equipment     189,000        Hitachi, Ltd.                              1,899,032         1,970,579    0.0
                                   562,500        Murata Manufacturing Co., Ltd.            18,134,758        22,994,735    0.3
                                 1,360,000        Sumitomo Electric Industries              15,481,185        20,357,180    0.3
                                                                                        --------------    --------------  ------
                                                                                            35,514,975        45,322,494    0.6

            Insurance            1,237,000        Dai-Tokyo Fire & Marine Insurance
                                                  Co., Ltd.                                  7,457,147         9,436,802    0.1
                                   665,000        Fuji Fire & Marine Insurance
                                                  Co., Ltd.                                  3,727,641         4,633,788    0.1
                                 1,426,000        Koa Fire & Marine Insurance
                                                  Co., Ltd.                                  7,615,672        10,010,117    0.1
                                   620,000        Mitsui Marine & Fire Insurance
                                                  Co., Ltd.                                  5,004,638         4,704,243    0.1
                                 1,314,000        Nichido Fire & Marine Insurance
                                                  Co., Ltd.                                  8,013,286        11,516,321    0.1
                                 1,295,000        Nippon Fire & Marine Insurance
                                                  Co., Ltd.                                  6,665,367         9,598,534    0.1
                                 1,775,000        Sumitomo Marine & Fire Insurance
                                                  Co.,Ltd.                                  13,830,866        16,069,733    0.2
                                 1,625,000        Tokio Marine & Fire Insurance
                                                  Co., Ltd.                                 17,355,002        19,291,318    0.2
                                   630,000        Yasuda Fire & Marine Insurance
                                                  Co., Ltd.                                  4,971,410         4,630,536    0.1
                                                                                        --------------    --------------  ------
                                                                                            74,641,029        89,891,392    1.1

            Office Equipment     1,372,000        Canon, Inc.                               18,975,801        25,493,961    0.3

            Pharmaceuticals        865,000        Sankyo Pharmaceuticals Co., Ltd.          21,123,949        22,502,323    0.3
                                   384,000        Taisho Pharmaceuticals Co.                 7,984,458         7,056,055    0.1
                                                                                        --------------    --------------  ------
                                                                                            29,108,407        29,558,378    0.4

            Photography            298,000        Fuji Photo Film Co., Ltd.                  6,679,585         7,106,225    0.1

            Retail Stores          448,000        Ito Yokado Co., Ltd.                      20,618,869        24,464,953    0.3
                                   100,000        Sangetsu Co., Ltd.                         3,160,832         2,973,057    0.0
                                                                                        --------------    --------------  ------
                                                                                            23,779,701        27,438,010    0.3

            Steel                   10,000        Maruichi Steel Tube Ltd.                     153,093           190,978    0.0

                                                  Total Common Stocks in Japan             295,131,838       354,280,699    4.5


Netherlands Airlines               800,960        KLM Royal Dutch Airlines N.V.             15,801,656        22,267,353    0.3
            Banking              1,226,150        ABN Amro Holdings N.V.                    39,994,928        43,536,683    0.6
            Chemicals              129,450        Akzo N.V.                                 12,211,968        16,336,636    0.2
            Electronics            986,000        Philips Electronics N.V.                  29,158,574        32,613,397    0.4
            Insurance              155,000        Aegon N.V.                                 8,361,695         9,564,612    0.1

                                   375,400        Amev N.V.                                 14,542,480        15,599,016    0.2
                                   800,965        Internationale Nederlanden Groep N.V.     30,066,279        37,460,663    0.5
                                                                                        --------------    --------------  ------
                                                                                            52,970,454        62,624,291    0.8

            Miscellaneous--         10,000        Nijverdal Ten Cate N.V.                      501,699           493,776    0.0
            Manufacturing

            Paper & Forest         229,920        Koninklijke KNP                            3,736,708         6,787,206    0.1
            Products

            Telecommunications     310,680        Koninklijke PTT Nederland N.V.             9,724,158         9,889,458    0.1

                                                  Total Common Stocks in the Netherlands   164,100,145       194,548,800    2.5


New         Finance              4,585,700        Brierly Investments, Ltd.                  2,882,632         3,187,869    0.0
Zealand
                                                  Total Common Stocks in New Zealand         2,882,632         3,187,869    0.0


Spain       Banking                116,011        Banco de Santander S.A. (New)              4,603,421         4,500,786    0.1
                                   568,670        Banco de Santander S.A. (Ordinary)        20,154,425        23,106,333    0.3
                                    61,775        Banco Popular Espanol S.A.                 6,511,311         7,747,148    0.1
                                    83,000        Bank Intercontinental S.A.                 4,607,612         7,659,296    0.1
                                                                                        --------------    --------------  ------
                                                                                            35,876,769        43,013,563    0.6

            Electrical Equipment    45,750        Alba Corp. (Rights)                               --                --    0.0

            Energy & Petroleum     618,500        Repsol S.A.                               18,566,656        19,774,028    0.3

            Financial Services     326,000        Argentaria S.A.                           12,974,203        12,608,526    0.2

            Insurance               30,000        Mapfre S.A.                                1,130,028         1,324,339    0.0

            Miscellaneous          137,500        Autopista Espana (ACESA)                   1,363,125         1,141,534    0.0
                                     6,875        Autopista Espana (ACESA) (Rights)                --             57,077    0.0
                                   195,000        Grupo Fosforera Espanola S.A.              1,696,601         1,603,337    0.0
                                                                                        --------------    --------------  ------
                                                                                             3,059,726         2,801,948    0.0

            Multi-Industry          45,750        Corporacion Financiera Alba S.A.           1,611,658         2,227,788    0.0

            Real Estate            236,708        Metrovacesa                                5,888,465         7,747,288    0.1

            Telecommunications   1,802,118        Telefonica Nacional de Espana S.A.        20,127,134        24,384,051    0.3
                                   184,000        Telefonica Nacional de Espana S.A.
                                                  (ADR)++                                    5,492,987         7,452,000    0.1
                                                                                        --------------    --------------  ------
                                                                                            25,620,121        31,836,051    0.4

            Utilities--Electric    100,000        Empresa Nacional de Electricidad S.A.      3,759,956         4,582,103    0.1
                                   591,800        Iberdrola I S.A.                           3,310,030         3,897,461    0.1
                                                                                        --------------    --------------  ------
                                                                                             7,069,986         8,479,564    0.2

                                                  Total Common Stocks in Spain             111,797,612       129,813,095    1.8


Sweden      Electrical Equipment   120,000        ASEA AB 'B' Free                           6,532,086         8,709,193    0.1

            Insurance              343,050        Skandia Forsakring 'AB' Free               5,159,320         6,248,199    0.1

            Mining                 725,725        Trelleborg 'B' Free                        5,291,716        11,200,083    0.1

            Miscellaneous          200,000        SKF 'A'                                    3,713,376         3,587,120    0.0
                                   487,500        SKF 'B' Free                               9,074,042         8,879,164    0.1
                                                                                        --------------    --------------  ------
                                                                                            12,787,418        12,466,284    0.1

            Multi-Industry         245,000        Svedala Industri 'AB' Free                 3,925,653         5,688,644    0.1

                                                  Total Common Stocks in Sweden             33,696,193        44,312,403    0.5


Switzerland Electrical Equipment    19,534        BBC Brown Boveri & Cie (Bearer)           12,064,907        16,765,647    0.2

            Food & Beverage         16,500        Nestle AG                                 13,014,541        15,422,771    0.2

            Insurance                1,040        Baloise Holding Insurance (Registered)     1,986,476         1,958,280    0.0

            Pharmaceuticals         19,800        Ciba-Geigy AG (Registered)                 9,511,983        11,539,490    0.2

                                                  Total Common Stocks in Switzerland        36,577,907        45,686,188    0.6

SCHEDULE OF INVESTMENTS (continued)                                                                               (in US dollars)
                                                                                                              Value    Percent of
COUNTRY     Industries         Shares Held              Common Stocks                        Cost           (Note 1a)  Net Assets
United      Aerospace            1,452,500        Rolls Royce PLC                       $    3,586,733    $    4,125,646    0.1%
Kingdom
            Banks & Finance        232,800        Reuters Holdings PLC                       1,686,224         1,824,109    0.0

            Beverage             1,560,600        Grand Metropolitan PLC                    10,377,835        10,572,222    0.1
                                    35,000        Grand Metropolitan PLC (ADR)++             1,031,100           940,625    0.0
                                                                                        --------------    --------------  ------
                                                                                            11,408,935        11,512,847    0.1

            Conglomerates           50,000        Hanson PLC (ADR)++                           984,250           931,250    0.0

            Consumer Goods         850,000        Vendome Luxury Group (Units)               5,501,439         7,201,333    0.1

            Electrical Equipment 1,230,200        General Electric Co. PLC                   5,848,390         5,542,573    0.1

            Food                   825,000        Tate & Lyle PLC                            5,110,541         5,737,070    0.1

            Industrial--Other    1,581,600        Tomkins PLC                                5,292,446         5,473,424    0.1

            Insurance              599,000        Commercial Union Assurance Co. PLC         5,354,117         5,358,386    0.1

            Leisure &              857,100        The Rank Organisation PLC                  5,411,425         5,666,477    0.1
            Entertainment          490,000        Thorn EMI PLC (Ordinary)                   7,194,681         7,774,795    0.1
                                                                                        --------------    --------------  ------
                                                                                            12,606,106        13,441,272    0.2

            Pharmaceuticals        625,000        SmithKline Beecham Corp. PLC (ADR)++      17,244,510        19,062,500    0.2
                                 1,000,000        Zeneca Group PLC                           9,406,370        14,054,964    0.2
                                                                                        --------------    --------------  ------
                                                                                            26,650,880        33,117,464    0.4

            Retail Stores            4,300        Boots Co. PLC                                 28,682            37,202    0.0
                                 1,500,000        Sears Holdings PLC                         2,825,599         2,632,245    0.0
                                                                                        --------------    --------------  ------
                                                                                             2,854,281         2,669,447    0.0

            Steel                1,500,000        British Steel PLC                          1,442,449         3,923,881    0.1

            Telecommunications   1,097,200        British Telecommunications PLC             6,551,120         7,065,768    0.1
                                   423,200        Unilever Capital Corp.                     6,373,658         7,875,481    0.1
                                                                                        --------------    --------------  ------
                                                                                            12,924,778        14,941,249    0.2

            Utilities--            111,800        Cable & Wireless International PLC           823,118           766,510    0.0
            Communications

            Utilities--Gas         435,800        British Gas PLC                            1,789,284         2,070,174    0.0

            Waste Disposal          83,500        Attwoods PLC (ADR)++                         759,800           761,938    0.0

                                                  Total Common Stocks in the
                                                  United Kingdom                           104,623,771       119,398,573    1.6


United      Aerospace               56,000        Boeing Co.                                 2,003,133         2,457,000    0.0
States
            Aerospace & Defense    200,000        EG&G, Inc.                                 2,889,403         3,225,000    0.0

            Airlines                12,500        UAL Corp.                                  1,187,500         1,181,250    0.0

            Apparel                860,000        Fruit of the Loom, Inc.                   23,555,786        24,617,500    0.3
                                   373,900        Liz Claiborne, Inc.                        8,022,626         8,646,438    0.1
                                   150,000        NIKE, Inc. (Class B)                       7,970,975         9,131,250    0.1
                                                                                        --------------    --------------  ------
                                                                                            39,549,387        42,395,188    0.5

            Automobiles            210,300        General Motors Corp.                       8,014,471         8,306,850    0.1

            Banking                 85,000        Albank Financial Corp.                       971,875         1,870,000    0.0
                                   280,500        AmSouth Bancorporation                     7,624,356         8,344,875    0.1
                                   678,400        Anchor Bancorp., Inc.                      8,229,970        10,006,400    0.1
                                   400,000        Bank of New York                          10,650,626        12,700,000    0.2
                                    75,000        BankAmerica Corp.                          3,219,677         3,262,500    0.0
                                   319,000        Bankers Trust Co.                          7,620,125         6,738,875    0.1

                                   129,500        Banknorth Group, Inc.                      1,865,422         2,946,125    0.0
                                   700,000        Barnett Banks Inc.                        28,355,015        29,050,000    0.4
                                   500,000        California Federal Bank                    4,500,000         5,750,000    0.1
                                   496,700        Charter One Financial, Inc.                9,263,048         9,996,088    0.1
                                   798,500        Chase Manhattan Corp.                     26,045,496        28,746,000    0.4
                                     1,391        Chase Manhattan Corp. (Warrants) (a)           6,955             9,215    0.0
                                 1,513,500        Chemical Banking Corp.                    55,174,508        57,513,000    0.7
                                 1,560,300        City National Corp.                       11,096,128        17,163,300    0.2
                                 1,112,500        Comerica Inc.                             30,077,266        30,732,813    0.4
                                   375,000        CoreStates Financial Corp.                 9,855,001         9,703,125    0.1
                                 1,120,000        First of America Bank                     41,734,310        37,940,000    0.5
                                 1,080,000        First Commerce Corp.                      27,728,848        28,350,000    0.4
                                   400,000        First Union Corp.                         16,226,028        18,000,000    0.2
                                 1,426,103        KeyCorp                                   42,386,643        40,822,184    0.5
                                   498,600        Mellon Bank Corp.                         26,731,868        27,734,625    0.4
                                   112,950        Mercantile Bancorp., Inc.                  2,920,618         3,925,012    0.1
                                   150,000        NBD Bancorp, Inc.                          4,352,648         4,612,500    0.1
                                   648,000        Onbancorp, Inc.                           18,276,126        16,848,000    0.2
                                   294,400        Oriental Bank and Trust                    5,050,248         4,747,200    0.1
                                    45,000        Premier Bancorp.                             708,437           731,250    0.0
                                 1,400,000        Republic New York Corp.                   64,147,741        64,050,000    0.8
                                   450,000        Southern National Corp.                    8,670,728         9,281,250    0.1
                                    17,000        Trustco Bankcorp. NY                         222,793           327,250    0.0
                                                                                        --------------    --------------  ------
                                                                                           473,712,504       491,901,587    6.3

            Building &             605,000        TJ International, Inc.                    10,871,756        10,738,750    0.1
            Construction

            Communications         185,700        Comsat Corp.                               4,308,767         3,992,550    0.1
                                   104,500        GTE Corp.                                  3,514,166         3,213,375    0.0
                                   300,000        Octel Communications Corp.                 5,268,100         6,450,000    0.1
                                                                                        --------------    --------------  ------
                                                                                            13,091,033        13,655,925    0.2

            Computers              148,500        Boole & Babbage, Inc.                      2,962,360         4,714,875    0.1
                                   700,000        Borland International Corp.                8,054,338         7,437,500    0.1
                                   270,000        International Business Machines Corp.     12,146,536        20,115,000    0.3
                                   800,000        Unisys Corp.                               9,264,381         8,500,000    0.1
                                   100,000        Western Digital Co.                        1,224,880         1,700,000    0.0
                                                                                        --------------    --------------  ------
                                                                                            33,652,495        42,467,375    0.6

            Construction &         153,800        Centex Corp.                               3,880,118         3,422,050    0.0
            Housing                500,000        K. Hovnanian Enterprises, Inc.
                                                  (Class A)                                  4,920,209         3,000,000    0.0
                                                                                        --------------    --------------  ------
                                                                                             8,800,327         6,422,050    0.0

            Energy & Petroleum     163,900        Ashland Coal, Inc.                         4,132,919         4,998,950    0.1
                                    45,000        Brown (Tom), Inc.                            195,997           568,125    0.0
                                    49,500        Cabot Oil & Gas Corp. (Class A)              529,030           915,750    0.0
                                    34,600        Coastal Corp.                                817,773           986,100    0.0
                                   153,000        Coho Resources, Inc.                       1,662,813           765,000    0.0
                                   408,000        Gerrity Oil & Gas Corp.                    5,748,846         2,397,000    0.0
                                   130,000        Helmerich & Payne, Inc.                    2,773,423         4,062,500    0.1
                                    30,000        McMoRan Oil & Gas Co.                        146,197           105,000    0.0
                                    46,400        Mitchell Energy Development Corp.
                                                  (Class A)                                    675,717           823,600    0.0
                                   174,350        Mitchell Energy Development Corp.
                                                  (Class B)                                  2,755,451         3,138,300    0.0
                                    50,000        Murphy Oil Corp.                           1,899,720         2,381,250    0.0
                                   106,100        Nuevo Energy Co.                           2,048,791         2,373,987    0.0

SCHEDULE OF INVESTMENTS (continued)                                                                               (in US dollars)
                               Shares Held/                                                                    Value    Percent of
COUNTRY     Industries         Face Amount              Common Stocks & Notes                Cost           (Note 1a)  Net Assets
United      Energy & Petroleum   1,563,400        Occidental Petroleum Corp.            $   29,245,537    $   34,199,375    0.4%
States      (concluded)             61,200        Pennzoil Co.                               3,775,844         3,151,800    0.0
(continued)                        149,700     +++Plains Resources, Inc.                     1,371,062           991,762    0.2
                                 1,794,247        Santa Fe Energy Resources, Inc.           16,331,708        16,372,512    0.0
                                 1,175,000        Trans Texas Gas Corp.                     14,200,000        15,421,875    0.2
                                   700,000        USX-Marathon Group                        12,267,189        13,125,000    0.2
                                   138,800        Unocal Corp.                               3,272,336         4,059,900    0.1
                                                                                        --------------    --------------  ------
                                                                                           103,850,353       110,837,786    1.3

            Financial Services     807,800        Student Loan Marketing Association        34,901,569        25,950,575    0.3

            Foods/Food             900,000        Borden, Inc.                              11,393,223        12,150,000    0.2
            Processing

            Healthcare Services    410,000        Advocat, Inc.                              3,897,500         4,305,000    0.1
                                   961,200        Baxter International, Inc.                21,122,668        24,991,200    0.3
                                   650,000        Beverly Enterprises, Inc.                  6,733,713         9,831,250    0.1
                                    55,000        Community Psychiatric Centers                580,744           543,125    0.0
                                   150,000        HealthCare COMPARE Corp.                   2,732,397         4,143,750    0.1
                                   530,500        Hillhaven Corp.                            8,732,138        11,803,625    0.2
                                   150,000        Manor Care, Inc.                           2,928,940         4,125,000    0.1
                                   546,500        US Surgical Corp.                         11,871,438        12,296,250    0.2
                                                                                        --------------    --------------  ------
                                                                                            58,599,538        72,039,200    1.1

            Index-Related      US$  40,800        Republic of Austria Stock Index
                                                  Growth Notes due 8/15/1996                   432,941           540,600    0.0

            Industrial             915,000        BW/IP Holdings, Inc.                      15,816,387        16,012,500    0.2
                                   390,000        CBI Industries, Inc.                      10,158,411         9,018,750    0.1
                                   250,000        Cooper Industries, Inc.                    9,064,307         9,343,750    0.1
                                     2,672        Gardner Denver Machinery, Inc.                22,042            27,722    0.0
                                                                                        --------------    --------------  ------
                                                                                            35,061,147        34,402,722    0.4

            Insurance              524,700        Ace, Ltd.                                 12,307,636        11,936,925    0.2
                                   245,000        Aetna Life & Casualty Co.                 12,939,855        11,300,625    0.1
                                   500,000        Alexander & Alexander Services, Inc.       8,443,979        10,125,000    0.1
                                   550,000        American General Corp.                    14,227,584        15,125,000    0.2
                                   571,000        Horace Mann Educators, Inc.               13,654,588        12,347,875    0.2
                                   630,200        Lincoln National Corp.                    23,245,001        22,844,750    0.3
                                   203,000        PartnerRe Holdings, Ltd.                   4,026,552         4,110,750    0.1
                                                                                        --------------    --------------  ------
                                                                                            88,845,195        87,790,925    1.2

            Metals                 277,500        Alcan Aluminum, Ltd.                       4,669,221         7,423,125    0.1
                                   120,000        Aluminum Co. of America                    8,094,043        10,230,000    0.1
                                   100,000        Inco Ltd.                                  2,132,000         3,012,500    0.0
                                   132,800        Reynolds Metals Co.                        5,801,771         7,353,800    0.1
                                                                                        --------------    --------------  ------
                                                                                            20,697,035        28,019,425    0.3

            Miscellaneous          125,000        ADT Limited (ADR)++                        1,434,405         1,406,250    0.0
                                    93,700        Handleman Co.                              1,044,752         1,054,125    0.0
                                   223,900        Jostens Inc.                               4,199,326         3,862,275    0.1
                                   385,000        Loews Corp.                               35,433,180        33,976,250    0.4
                                                                                        --------------    --------------  ------
                                                                                            42,111,663        40,298,900    0.5

            Natural Resources        7,500        Freeport McMoRan Copper and
                                                  Gold, Inc.                                   164,363           170,625    0.0
                                   300,000        Freeport-McMoRan, Inc.                     4,907,292         5,512,500    0.1


                                   440,000        Horsham Corp. (ADR)++                      3,550,742         6,820,000    0.1
                                                                                        --------------    --------------  ------
                                                                                             8,622,397        12,503,125    0.2

            Oil Services           670,000        Arethusa (Off-Shore) Ltd.                  6,809,378         7,286,250    0.1
                                   149,800        Atwood Oceanics, Inc.                      1,238,663         1,872,500    0.0
                                    43,400        Cliffs Drilling Co.                          595,425           553,350    0.0
                                 2,949,375        Noble Drilling Corp.                      21,592,068        21,382,969    0.3
                                                                                        --------------    --------------  ------
                                                                                            30,235,534        31,095,069    0.4

            Paper & Forest         561,900        Boise Cascade Corp.                       12,517,685        14,890,350    0.2
            Products               435,000        Bowater, Inc.                              8,882,625        11,745,000    0.2
                                   112,000        Champion International Corp.               3,318,152         4,144,000    0.1
                                   150,000        International Paper Co.                    9,477,586        11,175,000    0.1
                                   150,000        Stone Container Corp.                      1,954,854         2,512,500    0.0
                                                                                        --------------    --------------  ------
                                                                                            36,150,902        44,466,850    0.6

            Pharmaceuticals/       600,000        ALZA Corp.                                13,048,597        10,650,000    0.1
            Biotechnology          121,500        Alteon Inc.                                1,205,188           789,750    0.0
                                   139,400        American Home Products Corp.               8,256,144         8,851,900    0.1
                                   435,000     +++Applied Immune Sciences, Inc.              6,160,143         2,229,375    0.0
                                    58,200        AutoImmune Inc.                              385,575           305,550    0.0
                                   600,000        Bristol-Myers Squibb Co.                  33,254,124        35,025,000    0.5
                                   110,000        Immune Response Corp.                      1,444,874           893,750    0.0
                                   275,000        Lilly (Eli) & Co.                         13,880,596        17,050,000    0.2
                                   550,000        Merck & Co.                               18,652,516        19,662,500    0.3
                                   100,000        Pfizer, Inc.                               5,793,898         7,412,500    0.1
                                                                                        --------------    --------------  ------
                                                                                           102,081,655       102,870,325    1.3

            Pollution Control      646,900        WMX Technologies, Inc.                    16,148,443        19,002,687    0.2

            Publishing             250,000        Deluxe Corp.                               6,706,999         7,062,500    0.1
                                   301,500        New York Times Co. (Class A)               7,158,778         6,821,437    0.1
                                   150,000        Times Mirror Co.                           4,654,407         4,893,750    0.1
                                                                                        --------------    --------------  ------
                                                                                            18,520,184        18,777,687    0.3

            Real Estate            424,600        Carr Realty Corp.                          8,608,363         8,279,700    0.1
                                   500,000        First Union Real Estate Investments        3,764,840         3,875,000    0.1
                                   661,300        Mid-America Realty Investments             6,616,640         5,786,375    0.1
                                   100,000        Mid-Atlantic Realty Trust Co.                917,500           875,000    0.0
                                   720,000        Prime Residential, Inc.                   11,584,750        11,340,000    0.1
                                                                                        --------------    --------------  ------
                                                                                            31,492,093        30,156,075    0.4

            Retail Stores          608,500        Baker (J.) Inc.                           10,187,765        10,268,437    0.1
                                   516,900    ++++Buttrey Food & Drug Stores Co.             4,084,486         4,005,975    0.1
                                   156,700        Dayton-Hudson Corp.                       10,496,970        12,144,250    0.2
                                   100,000        Eagle Food Centers, Inc.                     612,500           225,000    0.0
                                 1,110,000    ++++Filene's Basement Corp.                   10,092,619         8,325,000    0.1
                                 1,373,500        Payless Cashways Inc.                     17,027,625        12,876,562    0.2
                                 1,100,000        Service Merchandise Co., Inc.              9,491,185         6,600,000    0.1
                                   158,400        Smith Food & Drug Ltd.                     3,067,501         4,098,600    0.1
                                   400,000        Sotheby's Holdings, Inc. (Class A)         4,879,558         4,850,000    0.1
                                 1,111,600        The Vons Companies, Inc.                  18,500,110        21,676,200    0.3
                                                                                        --------------    --------------  ------
                                                                                            88,440,319        85,070,024    1.3

SCHEDULE OF INVESTMENTS (continued)                                                                               (in US dollars)
                                                                                                              Value    Percent of
COUNTRY     Industries         Shares Held              Common Stocks                        Cost           (Note 1a)  Net Assets
United      Savings Banks          106,000        Ahmanson (H.F.) & Co.                 $    1,767,857    $    2,027,250    0.0%
States                             297,600        Bankers Corp.                              1,688,842         4,240,800    0.1
(concluded)                        655,000        Brooklyn Bancorp Inc. (e)                 15,782,500        21,287,500    0.3
                                   500,000        Dime Savings Bank of New York              3,417,510         4,375,000    0.1
                                   196,400        Downey Savings & Loan Association          2,896,670         3,707,050    0.1
                                 1,895,553        Glendale Federal Savings Bank             16,659,352        20,614,139    0.3
                                   770,194        Glendale Federal Savings Bank
                                                  (Warrants) (a)                                    --         2,599,405    0.0
                                    37,500        NS Bancorp, Inc.                             300,000         1,031,250    0.0
                                   200,000        Portsmouth Bank Shares, Inc.               1,396,014         2,300,000    0.0
                                                                                        --------------    --------------  ------
                                                                                            43,908,745        62,182,394    0.9

            Textiles             2,825,200        Burlington Industries, Inc.               37,451,653        26,486,250    0.3

            Tobacco                720,000        Philip Morris Companies, Inc.             34,696,738        44,100,000    0.6

            Utilities--Electric  1,250,000        Allegheny Power System, Inc.              27,315,551        25,937,500    0.3
                                   125,000        CMS Energy Corp.                           2,290,025         2,875,000    0.0
                                 2,071,000        Centerior Energy Corp.                    31,583,112        17,085,750    0.2
                                   150,000        Consolidated Edison Company Inc.           4,390,815         3,731,250    0.1
                                 1,780,000        Entergy Corp.                             47,516,856        41,607,500    0.5
                                   475,000        FPL Group, Inc.                           14,363,265        15,734,375    0.2
                                   300,000        General Public Utilities Corp.             8,663,891         7,725,000    0.1
                                 1,757,900        Niagara Mohawk Power Corp.                28,627,702        24,171,125    0.3
                                   844,600        Texas Utilities Co.                       26,942,999        27,555,075    0.4
                                 1,148,800        Unicom Corporation                        27,549,620        24,842,800    0.3
                                                                                        --------------    --------------  ------
                                                                                           219,243,836       191,265,375    2.4

            Utilities--Gas         115,650        Atmos Energy Corp.                         1,445,257         1,893,769    0.0
                                   126,900        Pacific Enterprises                        2,486,131         2,728,350    0.0
                                    40,800        South Jersey Industries, Inc.                711,756           708,900    0.0
                                                                                        --------------    --------------  ------
                                                                                             4,643,144         5,331,019    0.0

                                                  Total Common Stocks
                                                  in the United States                   1,661,300,316     1,708,087,988   22.0


                                                  Total Investments in Common Stocks     2,695,637,094     2,955,511,508   37.8


                                                    Equity Closed-End Funds

Portugal    Financial Services      39,500        Capital Portugal Fund                      2,052,116         3,250,976    0.1

                                                  Total Equity Closed-End Funds
                                                  in Portugal                                2,052,116         3,250,976    0.1


United      Financial Services     320,000        Austria Fund                               2,642,432         2,600,000    0.0
States                             166,666        European Warrant Fund                      1,363,723         1,624,993    0.0
                                    11,700        Global Yield Fund                             89,798            71,662    0.0
                                   300,100        Growth Fund of Spain, Inc.                 2,630,827         3,076,025    0.1
                                   150,000        Irish Investment Fund, Inc.                1,086,041         1,518,750    0.0
                                   150,000        Italy Fund                                 1,198,520         1,312,500    0.0
                                    25,600        Jakarta Growth Fund                          158,080           275,200    0.0
                                    40,000        Portugal Fund                                360,368           635,000    0.0
                                                                                        --------------    --------------  ------
                                                                                             9,529,789        11,114,130    0.1

                                                  Total Equity Closed-End Funds
                                                  in the United States                       9,529,789        11,114,130    0.1


                                                  Total Investments in
                                                  Equity Closed-End Funds                   11,581,905        14,365,106    0.2


                                                     Preferred Stocks

Germany     Automobiles             80,150        Volkswagen of America, Inc.               17,907,876        18,739,821    0.2

            Multi-Industry          45,000        R.W.E. AG                                  8,725,424        11,029,558    0.1

                                                  Total Preferred Stocks in Germany         26,633,300        29,769,379    0.3


Netherlands Paper & Forest         100,240        Koninklijke KNP BT                           404,041           450,397    0.0
            Products
                                                  Total Preferred Stocks in Netherlands        404,041           450,397    0.0


Spain       Banking                225,000        Santander Overseas Bank
                                                  (8%, Series D) (ADR)++                     5,463,250         4,837,500    0.1

                                                  Total Preferred Stocks in Spain            5,463,250         4,837,500    0.1


United      Engineering            750,000        AMEC PLC (6.50% Convertible)                 968,501         1,003,926    0.0
Kingdom
            Retail Stores          545,000        Signet Group (Convertible) (ADR)++         2,194,907         4,155,625    0.1

            Waste Disposal       1,700,000        Attwoods PLC (8.50% Convertible)           2,417,796         2,455,946    0.0

                                                  Total Preferred Stocks
                                                  in the United Kingdom                      5,581,204         7,615,497    0.1


United      Airlines               100,000 +++++++AMR Corp. (Convertible $3.00)              5,065,500         4,150,000    0.1
States                              85,000 +++++++UAL Corp. (6.25% Convertible)              7,885,625         7,203,750    0.1
                                   150,000        USAir Group, Inc. (Convertible $4.375,
                                                  Series B)                                  7,940,250         2,493,750    0.0
                                                                                        --------------    --------------  ------
                                                                                            20,891,375        13,847,500    0.2
            Automobiles &
            Equipment               20,000        Ford Motor Co. (8.40% Convertible,
                                                    Series A)                                1,000,000         1,935,000    0.0

            Banking                 75,000        California Federal Bank (10.625%)          7,500,000         7,593,750    0.1
                                   115,000        First Nationwide Bank (11.50%)            11,500,000        11,787,500    0.2
                                   100,000        Fourth Financial Corp. (Convertible,
                                                    Class A)                                 2,500,000         2,950,000    0.0
                                   130,300        Marine Midland Banks, Inc.
                                                    (Adj. Rate, Series A)                    5,219,925         5,765,775    0.1
                                   100,000        Onbancorp, Inc. (6.75% Convertible,
                                                    Series B)                                2,668,750         2,375,000    0.0
                                                                                        --------------    --------------  ------
                                                                                            29,388,675        30,472,025    0.4

            Energy & Petroleum     150,000        Grant Tensor Corp. (9.75% Convertible)     1,853,375         1,987,500    0.0
                                    13,000     +++Plains Resources, Inc.
                                                    (Convertible, Series C)                  1,300,000         1,435,687    0.0
                                    64,219        Santa Fe Energy Resources, Inc. (7%)         954,075         1,131,860    0.0
                                   460,000        Santa Fe Energy Resources, Inc.
                                                    (Convertible, Class A)                   4,082,500         4,197,500    0.1
                                    50,000        Tenneco Inc. (Convertible, Series P)       1,475,000         2,081,250    0.0
                                                                                        --------------    --------------  ------
                                                                                             9,664,950        10,833,797    0.1

            Financial Services     175,000        A/S Eksportfinans (8.70%)                  4,377,500         4,221,875    0.1

            Industrial           1,080,000        US Surgical Corp. (Convertible)           24,354,000        28,620,000    0.4

            Natural Resources       85,000        Alumax Inc. (Convertible)                  7,240,312        10,795,000    0.1
                                   150,000        Cyprus Amax Minerals Co.
                                                  (Convertible, Series A)                    9,188,313         9,262,500    0.1
                                    20,000        Echo Bay Finance Ltd. (Convertible)
                                                  (Series A)                                   500,000           747,500    0.0
                                   245,000        Freeport-McMoRan Copper and Gold Inc.
                                                  (Convertible Shares)                       5,828,450         5,635,000    0.1
                                   219,000        Freeport-McMoRan Inc.
                                                  (Convertible--Gold)                        7,703,330         7,884,000    0.1
                                                                                        --------------    --------------  ------
                                                                                            30,460,405        34,324,000    0.4

            Oil Service            447,200     +++Noble Drilling Corp. (Convertible)        10,745,382        10,062,000    0.1

            Paper & Forest         300,000        Boise Cascade Corp.(Convertible,
            Products                              Series G)                                  6,337,500         7,387,500    0.1
                                   388,200        James River Corp. of Virginia
                                                  (9% Convertible, Series P)                 6,696,450         8,540,400    0.1
                                                                                        --------------    --------------  ------
                                                                                            13,033,950        15,927,900    0.2

SCHEDULE OF INVESTMENTS (continued)                                                                               (in US dollars)
                                                                                                              Value    Percent of
COUNTRY     Industries         Shares Held            Preferred Stocks                        Cost          (Note 1a)  Net Assets
United      Real Estate            500,000        Catellus Development Corp. (7.25%
States                             666,000        Conv. Exchangeable, Series B)         $   25,000,000    $   22,000,000    0.3%
(concluded)                                       National Health Investors, Inc.
                                                  (8.50% Conv.)                             16,650,000        16,150,500    0.2
                                   700,000        Prime Retail, Inc. (10.50%)               16,712,575        14,875,000    0.2
                                                                                        --------------    --------------  ------
                                                                                            58,362,575        53,025,500    0.7

            Savings Bank           619,900        Glendale Federal Savings Bank
                                                  (8.75% Convertible, Series E)             15,070,337        19,449,362    0.3

                                                  Total Preferred Stocks in the
                                                  United States                            217,349,149       222,718,959    2.9


                                                  Total Investments in Preferred Stocks    255,430,944       265,391,732    3.4


                               Face Amount            Fixed-Income Securities
Canada      Government                            Canadian Government Bonds:
            Obligations     C$ 120,000,000          9.50% due 10/01/1998                    91,871,422        91,843,526    1.2
                                25,000,000          8.50% due 3/01/2000                     18,537,048        18,394,587    0.2
                                25,000,000          6.50% due 6/01/2004                     16,791,181        15,473,638    0.2
                                                                                        --------------    --------------  ------
                                                                                           127,199,651       125,711,751    1.6

            Oil & Related                         Mark Resources Inc., Convertible
                                                  Bonds:
                                 7,250,000          7.00% due 4/15/2002                      5,052,564         4,637,469    0.1
                                 1,250,000          8.00% due 11/30/2004                       943,556           887,377    0.0
                                14,500,000        Talisman Energy Inc.,8.50% due
                                                  12/01/2000                                11,040,982        10,132,737    0.1
                                                                                        --------------    --------------  ------
                                                                                            17,037,102        15,657,583    0.2

            Paper & Forest                        Domtar, Inc.:
            Products             6,763,000          10.35% due 9/01/2006                     4,014,962         4,576,015    0.1
                                 3,500,000          10.00% due 4/15/2011                     1,938,573         2,322,894    0.0
                                                                                        --------------    --------------  ------
                                                                                             5,953,535         6,898,909    0.1

            Real Estate                        +++Olympia & York Inc.:
                                57,194,000          Series 1, 10.70% due 11/04/1995         29,626,733        29,182,770    0.4
                                34,000,000          Series 2, 11.00% due 11/04/1998         18,060,242        17,348,222    0.2
                                                                                        --------------    --------------  ------
                                                                                            47,686,975        46,530,992    0.6

            Resources           67,000,000        Sheritt Gordon, Ltd., 11.00%
                                                  due 3/31/2004                             48,454,704        47,811,137    0.6

                                                  Total Fixed-Income Securities
                                                  in Canada                                246,331,967       242,610,372    3.1


European    Government    ECU  175,000,000        Government of France,8.25%
Currency    Obligations                           due 4/25/2022                            202,798,464       201,546,800    2.6
Unites

            Banking             15,650,000        Banco Commercial Portuguese, Conv.
                                                  Bonds, 8.75% due 5/21/2002                21,845,827        20,995,038    0.3
                                 2,000,000        Credit Local de France,
                                                  9.48% due 10/16/2001 (b)                   1,538,042         1,384,313    0.0
                                                                                        --------------    --------------  ------
                                                                                            23,383,869        22,379,351    0.3

            Industrial           1,000,000        Investor International Placements,
                                                  Conv. Bonds, 7.25% due 6/21/2001           1,001,412         1,271,928    0.0
                                 7,000,000        SKF-AB Lyons, Conv. Bonds,
                                                  8.63% due 7/26/2002 (b)                    4,907,415         4,628,932    0.1
                                                                                        --------------    --------------  ------
                                                                                             5,908,827         5,900,860    0.1

                                                  Total Fixed-Income Securities in
                                                  European Currency Units                  232,091,160       229,827,011    3.0

Finland     Government    Fmk   75,000,000        Republic of Finland,
            Obligations                           11.00% due 1/15/1999                      14,754,836        17,113,843    0.2

                                                  Total Fixed-Income Securities
                                                  in Finland                                14,754,836        17,113,843    0.2


France      Government    Frf  675,000,000        Government of France,
            Obligations                           8.50% due 4/25/2023                      125,049,588       127,690,666    1.6

            Automobiles              5,500        Peugeot, Conv.Bonds, 2.00%                   992,341           981,952    0.0
                                                  due 1/01/2001

            Banking                 58,000        Societe Generale, Conv. Bonds,
                                                  3.50% due 1/01/2000                        7,499,838         7,788,861    0.1
                                    13,000        Credit National, Conv. Bonds, 3.75%
                                                  due 1/01/2001                              1,653,250         1,665,049    0.0
                                                                                        --------------    --------------  ------
                                                                                             9,153,088         9,453,910    0.1

            Industrial              30,000        Alcatel Alsthom, Conv. Bonds,
                                                  2.50% due 1/01/2004                        3,926,887         3,883,175    0.1

            Insurance               28,000        Finaxa Conv. Bonds, 3.00%
                                                  due 1/01/2001                              7,022,120         7,009,509    0.1

            Multi-Industry           8,713        Compagnie Generale des Eaux, Conv.
                                                  Bonds, 6.00% due 1/01/1998                 4,859,722         5,261,955    0.1

                                                  Total Fixed-Income Securities
                                                  in France                                151,003,746       154,281,167    2.0


Germany     Government     DM   63,000,000        Bundesrepublic Deutscheland,
            Obligations                           6.75% due 4/22/2003                       38,164,973        39,465,493    0.5
                                                  Treuhandanstalt:
                                35,000,000          7.375% due 12/02/2002                   22,503,456        22,841,249    0.3
                                75,000,000          6.875% due 6/11/2003                    44,862,188        47,331,451    0.6
                               400,000,000          7.50% due 9/09/2004                    258,210,288       263,115,244    3.4
                                                                                        --------------    --------------  ------
                                                                                           363,740,905       372,753,437    4.8

            Government          64,000,000        Baden-Wuerttemberg,
            Obligations--                         6.20% due 11/22/2013                      37,148,769        37,902,624    0.5
            Regional            57,500,000        Freie Hansestadt Hamburg,
                                                  6.08% due 11/29/2018                      33,152,404        33,678,844    0.4
                               165,000,000        Land Hessen, 6.00% due 11/29/2013         94,980,999        96,643,640    1.2
                               110,000,000        Mecklenberg Vorpommern,
                                                  6.15% due 6/16/2023                       61,012,437        62,492,860    0.8
                               116,200,000        Nordrhein-Westfalen,
                                                  6.125% due 12/21/2018                     66,517,753        68,392,441    0.9
                                                  Rheinland-Pfalz:
                                33,000,000          5.75% due 2/24/2014                     18,324,663        18,885,952    0.2
                                62,000,000          6.08% due 11/29/2018                    35,633,056        36,306,343    0.5
                                50,000,000        Sachsen-Anhalt, 6% due 1/10/2014          28,632,994        28,897,376    0.4
                                                                                        --------------    --------------  ------
                                                                                           375,403,075       383,200,080    4.9

            Banking              2,310,000        Commerzbank AG, Floating Rate
                                                  Convertible Bonds, 2.00% due
                                                  6/15/2001 (b)                              1,556,456         2,086,749    0.0

                                                  Total Fixed-Income Securities
                                                  in Germany                               740,700,436       758,040,266    9.7


Ireland     Industrial    IrP    8,046,277        CRH Capital Corp., Conv. Bonds,
                                                  6.50% due 4/30/2003                       15,808,558        16,806,339    0.2

                                                  Total Fixed-Income Securities
                                                  in Ireland                                15,808,558        16,806,339    0.2


Italy       Telecom-                              Softe SA-LUX:
            munications Lit 10,500,000,000          Convertible Bonds, 4.25%
                                                    due 7/30/1998                            7,317,044         7,610,674    0.1
                            16,760,000,000          8.75% due 3/24/1997                     10,756,360         9,969,057    0.1

                                                  Total Fixed-Income Securities
                                                  in Italy                                  18,073,404        17,579,731    0.2


Japan       Automobiles  YEN   400,000,000        Toyota Motor Corp., Convertible
            & Equipment                           Bonds, 1.20% due 1/28/1998                 2,477,431         4,583,462    0.0

            Beverages        1,282,500,000        Hokkaido Coca-Cola Bottling Co., Ltd.,
                                                  Conv. Bonds, 0.90% due 6/30/1995          13,057,275        13,040,802    0.2

            Industrial         988,000,000        Matsushita Electric Works, Conv.
                                                  Bonds, 2.70% due 5/31/2002                 9,691,544        11,525,137    0.2

SCHEDULE OF INVESTMENTS (continued)                                                                               (in US dollars)
                                                                                                              Value    Percent of
COUNTRY     Industries         Face Amount            Fixed-Income Securities                 Cost          (Note 1a)  Net Assets
Japan       Pharma-     YEN  2,850,000,000        Glaxo Holdings PLC, Conv. Bonds,
(concluded) ceutical                              4.30% due 9/28/1998                   $   25,735,735    $   29,273,769    0.4%

            Transportation     950,000,000        Hankyu Corp., Convertible Bonds,
                                                  1.25% due 9/30/1998                        8,674,953         8,899,814    0.1

                                                  Total Fixed-Income Securities
                                                  in Japan                                  59,636,938        67,322,984    0.9


New         Utilities--   NZ$    2,000,000        Natural Gas Corp. Holdings,
Zealand     Gas                                   Convertible Bonds, 10.50% due
                                                  10/14/1997                                 1,186,318         1,661,040    0.0

                                                  Total Fixed-Income Securities
                                                  in New Zealand                             1,186,318         1,661,040    0.0


South       Food                                  President Enterprises (b):
Korea                      KW      800,000          8.30% due 7/22/2001                        796,158           834,000    0.0
                                 2,000,000   +++++++8.30% due 7/22/2001                      1,990,454         2,085,000    0.0

                                                  Total Fixed-Income Securities
                                                  in South Korea                             2,786,612         2,919,000    0.0


Spain       Government                            Government of Spain:
            Obligations Pta 14,500,000,000          10.30% due 6/15/2002                   108,997,661       109,696,256    1.4
                            12,000,000,000          10.90% due 8/30/2003                    91,501,238        93,407,839    1.2

                                                  Total Fixed-Income Securities
                                                  in Spain                                 200,498,899       203,104,095    2.6


Switzerland Financial     Chf    4,010,000        Chrysler Financial Corp.,
            Services                              5.75% due 6/18/1996                        1,914,011         3,208,639    0.1

            Hospital             1,500,000        American Medical International, Inc.,
            Management                            5.00% due 3/18/1996                          493,386         1,161,425    0.0

            Industrial           1,401,000        Ciba-Geigy AG, Convertible Bonds,
                                                  2.00% due 8/09/1998                        1,178,587         1,332,958    0.0

            Newspaper/Publishing 3,020,000        News International, PLC, 5.375%
                                                  due 4/30/1996                              1,115,703         2,386,425    0.0

                                                  Total Fixed-Income Securities
                                                  in Switzerland                             4,701,687         8,089,447    0.1



United      Government  Pound   37,500,000        United Kingdom Treasury Gilt,
Kingdom     Obligations Sterling                  8.00% due 6/10/2003                       56,327,454        58,184,857    0.7

            Building             3,250,000        Redland Capital PLC, Convertible
            Materials                             Bonds, 7.25% due 1/28/2002                 5,382,804         5,199,194    0.1
                                 1,000,000        RMC Capital Ltd., Convertible Bonds,
                                                  8.75% due 5/31/2006                        1,755,430         2,105,796    0.0
                                                                                        --------------    --------------  ------
                                                                                             7,138,234         7,304,990    0.2

            Financial            3,550,000        SG Warburg Group, Convertible Bonds,
            Services                              6.50% due 8/04/2008                        5,416,350         5,186,543    0.1
                                 3,500,000        TransAtlantic Holdings, PLC,
                                                  Convertible Bonds, 5.50%
                                                  due 4/30/2009                              4,521,101         4,656,421    0.0
                                                                                        --------------    --------------  ------
                                                                                             9,937,451         9,842,964    0.1

            Food                 7,750,000        Tate & Lyle International,
                                                  Convertible Bonds, 5.75% due
                                                  3/21/2001                                 10,092,554        10,563,668    0.1

            Industrial           5,250,000        Hanson PLC, Convertible Bonds,
                                                  9.50% due 1/31/2006                        9,953,589         8,827,203    0.1

            Oil & Related       29,990,000        Elf Enterprises Finance PLC,
                                                  Convertible Bonds, 8.75%
                                                  due 6/27/2006                             48,109,352        46,875,060    0.6

            Real Estate            500,000        Land Securities PLC, Convertible
            Investment Trust                      Bonds, 6.75% due 12/31/2002                  679,603           783,552    0.0

            Retail               8,350,000        Sainsbury (J.) PLC, Convertible
                                                  Bonds, 8.50% due 11/19/2005               16,072,715        17,106,328    0.2

            Multi-Industry       4,875,000        English China Clays PLC, Convertible
                                                  Bonds, 6.50% due 9/30/2003                 8,364,034         7,639,632    0.1

                                                  Total Fixed-Income Securities
                                                  in the United Kingdom                    166,674,986       167,128,254    2.1

United      Aerospace                             Rohr Industries, Inc.:
States                    US$    7,500,000          11.625% due 5/15/2003                    7,500,000         7,612,500    0.1
                                 5,500,000          Convertible Bonds, 7.75%
                                                    due 5/15/2004                            5,500,000         6,105,000    0.1
                                10,075,000        Sequa Corp., 9.625% due 10/15/1999         9,874,312         9,697,187    0.1
                                                                                        --------------    --------------  ------
                                                                                            22,874,312        23,414,687    0.3

            Airlines                              Delta Airlines, Inc.:
                                 8,000,000          Series A2, 9.20% due 9/23/2014           7,370,000         6,920,000    0.1
                                 8,000,000          10.06% due 1/02/2016                     8,005,000         7,400,000    0.1
                                                  USAir Inc.:
                                11,000,000          10.00% due 7/01/2003                     8,529,375         6,297,500    0.1
                                 4,525,207          9.33% due 1/01/2006                      4,412,529         3,755,921    0.0
                                18,300,000          10.375% due 3/01/2013                   16,754,875        15,234,750    0.2
                                 7,500,000        USAir Pass Thru, 9.625% due
                                                  9/01/2003 (d)                              7,495,625         6,243,750    0.1
                                                                                        --------------    --------------  ------
                                                                                            52,567,404        45,851,921    0.6

            Banking             27,000,000        Crossland Federal Savings Bank,
                                                  9.00% due 9/01/2003                       27,678,000        25,447,500    0.3
                                21,400,000        First Federal Financial Corporation,
                                                  11.75% due 10/01/2004                     21,401,250        21,400,000    0.3
                                 3,000,000        Roosevelt Financial Group, Inc.,
                                                  9.50% due 8/01/2002                        3,000,000         3,052,500    0.0
                                                                                        --------------    --------------  ------
                                                                                            52,079,250        49,900,000    0.6

            Broadcasting/       15,550,000     +++Continental Cablevision, Inc.,
            Cable                                 9.50% due 8/01/2013                       14,092,188        13,956,125    0.2
                                55,061,000        Marcus Cable Co. L.P.,
                                                  13.50% due 8/01/2004 (b)                  29,113,843        29,319,982    0.4
                                                                                        --------------    --------------  ------
                                                                                            43,206,031        43,276,107    0.6

            Building            20,300,000        DalTile International, Inc.,
            Materials                             11.955% due 7/15/1998 (b)                 12,758,069        12,636,750    0.2

            Computers           25,000,000        Dell Computer Corp., 11.00%
                                                  due 8/15/2000                             25,077,500        26,125,000    0.3

            Financial            5,000,000        Card Establishment Services, Inc.,
            Services                              10.00% due 10/01/2003                      4,812,500         4,712,500    0.1
                                                  Lomas Mortgage USA, Inc.:
                                11,000,000          9.75% due 10/01/1997                    10,465,250        10,120,000    0.1
                                 7,500,000          10.25% due 10/01/2002                    7,000,000         6,525,000    0.1
                                 3,851,000        US Trails Senior Secured Notes,
                                                  12.00% due 7/15/1998                       3,150,185         2,714,955    0.0
                                                                                        --------------    --------------  ------
                                                                                            25,427,935        24,072,455    0.3

            Governments        130,000,000        Banco Nacional (BNCE),
            & Agencies--US$                       7.25% due 2/02/2004                      112,951,825       105,625,000    1.3
            Denominated         25,000,000        Brazil Exit Bonds, 6.00% due
                                                  9/15/2013                                 14,465,811        12,625,000    0.2
                                                  Republic of Argentina:
                               120,000,000          Discount Notes, 5.812%
                                                    due 3/31/2023                           91,349,500        82,200,000    1.1
                                12,500,000          Global Bonds, 8.375%
                                                    due 12/20/2003                          11,456,250        10,000,000    0.1
                               241,000,000          Par Bonds, 4.25% due 3/31/2023         128,770,375       112,667,500    1.4
                                38,220,000        Republic of Brazil,
                                                    4.312% due 1/01/2001 (d)                29,874,075        31,292,625    0.4
                                                  United Mexican States:
                                10,000,000          8.50% due 9/15/2002                      9,420,000         9,109,300    0.1
                                65,000,000          Discount Notes, Series A, 6.687%
                                                    due 12/31/2019                          58,148,000        55,412,500    0.7
                                35,000,000          Discount Notes, Series B,
                                                    4.312% due 12/31/2019                   30,062,500        29,793,750    0.4
                                                  United Mexican States, Rights:
                                99,996,000          (Series A)                                       0                 0    0.0
                                53,845,000          (Series B)                                       0                 0    0.0
                                60,000,000        US Treasury Notes, 7.50%
                                                  due 11/15/2001                            61,700,781        59,503,140    0.8
                                                                                        --------------    --------------  ------
                                                                                           548,199,117       508,228,815    6.5

SCHEDULE OF INVESTMENTS (continued)                                                                               (in US dollars)
                                                                                                              Value    Percent of
COUNTRY     Industries         Face Amount            Fixed-Income Securities                Cost           (Note 1a)  Net Assets
United      Health Care   US$    7,200,000        Cetus (Chiron) Corp., Convertible
States                                            Bonds, 5.25% due 5/21/2002            $    5,220,250    $    5,976,000    0.1%
(continued)                      8,500,000        Mediq/PRN Senior Notes,
                                                  11.125% due 7/01/1999                      8,845,000         7,713,750    0.1
                                24,000,000        Paracelsus Healthcare Corp.,
                                                  9.875% due 10/15/2003                     23,971,875        22,680,000    0.3
                                 5,000,000        Regency Health Services, Inc.,
                                                  Convertible Bonds, 6.50%
                                                  due 7/15/2003                              4,887,500         5,300,000    0.1
                                     8,500     +++Total Renal Care Inc., 12.00%
                                                  due 8/15/2004 (with Warrants) (b)          6,060,840         6,247,500    0.1
                                                                                        --------------    --------------  ------
                                                                                            48,985,465        47,917,250    0.7

            Homebuilding &      27,950,000        Baldwin Co., 10.375% due 8/01/2003        27,692,438        19,285,500    0.3
            Construction        40,000,000        Beazer Homes USA, Inc.,
                                                  9.00% due 3/01/2004                       38,250,750        33,600,000    0.4
                                29,500,000        K. Hovnanian Enterprises,
                                                  9.75% due 6/01/2005                       28,874,300        22,125,000    0.3
                                10,000,000        Kaufman & Broad Home Corporation,
                                                  9.375% due 5/01/2003                       9,137,500         9,000,000    0.1
                                                  MDC Holdings Inc.:
                                 1,100,000          6.642% due 4/01/1998                       914,375           918,500    0.0
                                27,000,000          11.125% due 12/15/2003                  26,424,000        23,152,500    0.3
                                28,250,000        Presley Companies, Senior Notes,
                                                  12.50% due 7/01/2001                      28,190,312        26,696,250    0.3
                                                  Webb (Del E.) Corp.:
                                12,000,000          9.75% due 3/01/2003                     11,940,000        10,500,000    0.1
                                17,850,000          9.00% due 2/15/2006                     15,222,475        14,369,250    0.2
                                                                                        --------------    --------------  ------
                                                                                           186,646,150       159,647,000    2.0

            Hospital             3,087,500        American Medical International,
            Management                            Inc., 6.50% due 5/30/1997                  2,578,063         3,002,594    0.0
                                 1,000,000        Novacare, Inc., Convertible Bonds,
                                                  5.50% due 1/15/2000                          857,500           810,000    0.0
                                                                                        --------------    --------------  ------
                                                                                             3,435,563         3,812,594    0.0

            Industrial          47,000,000        Allison Engine, Inc.,
                                                  10.00% due 12/01/2003                     47,150,625        45,237,500    0.6
                                 7,370,000        Boise Cascade Corp., 9.45%
                                                  due 11/01/2009                             8,024,088         7,167,325    0.1
                                 4,000,000        Congoleum Corp., 9.00% due 2/01/2001       4,000,000         3,710,000    0.0
                                20,000,000        Crown Packaging Ltd.,
                                                  10.75% due 11/01/2000                     20,000,000        20,100,000    0.3
                                19,000,000        Easco Corp., 10.00% due 3/15/2001         19,005,000        18,050,000    0.2
                                19,000,000        Envirotest Systems Corp.,
                                                  9.125% due 3/15/2001                      18,412,210        17,290,000    0.2
                                27,250,000        Genmar Holdings, Inc., 13.50%
                                                  due 7/15/2001                             27,127,100        26,568,750    0.3
                                 3,500,000        Hartmarx Corp., 10.875% due 1/15/2002      3,476,270         3,202,500    0.0
                                10,000,000     +++Merisel, Inc., 12.50% due 12/31/2004      10,000,000         9,987,500    0.1
                                14,000,000        OSI Specialities Corp.,
                                                  9.25% due 10/01/2003                      14,000,000        12,810,000    0.2
                                                  Owens-Illinois, Inc.:
                                 3,000,000          10.50% due 6/15/2002                     3,051,000         3,022,500    0.0
                                10,000,000          9.75% due 8/15/2004                      9,740,750         9,625,000    0.1
                                30,500,000        Plastic Specialties & Technology,
                                                  Inc., 11.25% due 12/01/2003               30,540,000        27,297,500    0.4
                                                                                        --------------    --------------  ------
                                                                                           214,527,043       204,068,575    2.5

            Insurance            7,750,000        Horace Mann Educators, Inc.,
                                                  Convertible Bonds, 4.00%
                                                  due 12/01/1999                             7,682,500         7,459,375    0.1
                                27,500,000     +++Mutual Life Insurance Co.,
                                                  11.25% due 8/15/2024                      15,970,692        15,812,500    0.2
                                12,500,000        Nacolah Holding Corp., 9.50%
                                                  due 12/01/2003                            12,500,000        10,937,500    0.1
                                                                                        --------------    --------------  ------
                                                                                            36,153,192        34,209,375    0.4




            Oil & Related                      +++Columbia Gas System, Inc.:
                                 2,000,000          9.00% due 8/01/1994                      2,326,250         2,400,000    0.0
                                 6,500,000          7.50% due 6/01/1997                      6,808,750         7,280,000    0.1
                                 4,700,000          10.25% due 8/01/2011                     5,340,375         6,039,500    0.1
                                10,000,000          10.50% due 6/01/2012                    11,225,000        12,750,000    0.2
                                 5,000,000          10.15% due 11/01/2013                    5,562,500         6,175,000    0.1
                                 4,000,000          9.50% due 10/10/2019                     4,310,000         4,940,000    0.1
                                 9,500,000        Gerrity Oil & Gas Corp.,
                                                  11.75% due 7/15/2004                       9,500,000         8,858,750    0.1
                                 8,000,000        Noble Drilling Corp.,
                                                  9.25% due 10/01/2003                       8,000,000         7,620,000    0.1
                                                  PDV America, Inc.:
                                35,000,000          7.25% due 8/01/1998                     34,856,150        31,762,500    0.4
                                10,000,000          7.75% due 8/01/2000                     10,062,500         8,775,000    0.1
                                26,362,500 +++++++Presidio Oil Co., 11.50%
                                                  due 9/15/2000                             26,963,000        24,912,562    0.3
                                10,000,000        Santa Fe Energy Resources, Inc.,
                                                  11.00% due 5/15/2004                       9,926,600        10,150,000    0.1
                                36,301,000        Transtexas Gas Corp.,10.50%
                                                  due 9/01/2000                             36,300,233        35,030,465    0.4
                                 6,000,000        USX-Marathon Oil Co., 7.00%
                                                  due 6/15/2017                              5,650,000         5,460,000    0.1
                                                                                        --------------    --------------  ------
                                                                                           176,831,358       172,153,777    2.2

            Paper &              9,000,000        Stone Consolidated Corp.,
            Forest Products                       10.25% due 12/15/2000                      9,000,000         8,853,750    0.1
                                 5,000,000        Stone Container Corp.,9.875%
                                                  due 2/01/2001                              4,727,500         4,687,500    0.1
                                                                                        --------------    --------------  ------
                                                                                            13,727,500        13,541,250    0.2

            Real Estate &       22,500,000 +++++++Alexander Haagen Properties Inc.,
            Real Estate                           Exchangeable Debentures,
            Investment                            7.25% due 12/27/2003                      22,500,000        20,587,500    0.3
            Trusts               7,000,000        Centerpoint Properties Corp., Conv.
                                                  Bonds, 8.22% due 1/15/2004                 7,000,000         7,070,000    0.1
                                30,000,000        First Union Real Estate,
                                                  8.875% due 10/01/2003                     29,756,100        24,900,000    0.3
                                25,000,000 +++++++First Washington Realty,
                                                  8.25% due 6/26/1999                       25,000,000        23,375,000    0.3
                                 6,500,000        LTC Properties, Inc., Conv. Bonds,
                                                  9.75% due 7/01/2004                        6,500,000         8,222,500    0.1
                                12,500,000        Liberty Property Trust, Conv. Bonds,
                                                  8.00% due 7/01/2001                       12,500,000        11,625,000    0.2
                                27,000,000 +++++++Malan Realty Investors, Inc., Conv.
                                                  Bonds, 8.50% due 7/01/2003                27,000,000        24,975,000    0.3
                                                  Meditrust, Conv. Bonds:
                                 6,000,000          7.00% due 3/01/1998                      6,035,000         5,880,000    0.1
                                28,500,000          7.50% due 3/01/2001                     28,500,000        26,790,000    0.3
                                 5,000,000        Mid-Atlantic Realty Trust, Conv.
                                                  Bonds, 7.625% due 9/15/2003                4,875,000         4,500,000    0.0
                                 5,000,000        National Health Investors, Inc.,
                                                  Conv. Bonds, 7.375% due 4/01/1998          5,125,000         5,000,000    0.0
                                22,000,000        Nationwide Health Properties Inc.,
                                                  Conv. Bonds, 6.25% due 1/01/1999          21,950,000        20,680,000    0.3
                                 9,545,000        Phoenix Home Life-Mutual Insurance
                                                  Co., 8.00% due 11/25/2023                  9,545,000         8,256,425    0.1
                                24,244,340        RTC Commercial Mortgage, Class E,
                                                  8.25% due 12/25/2020 (d)                  23,873,099        20,850,133    0.3
                                 5,500,000        Sizeler Property Investors, Inc.,
                                                  Conv. Bonds, 8.00% due 7/15/2003           5,505,000         5,060,000    0.1
                                23,336,370        Vista Properties, Inc., 13.75%
                                                  due 10/31/2001 (c)                        11,748,460         7,934,366    0.1
                                                                                        --------------    --------------  ------
                                                                                           247,412,659       225,705,924    2.9

            Resources           37,500,000        Freeport-McMoRan Resources,
                                                  8.75% due 2/15/2004                       36,378,750        34,125,000    0.4

            Retail              11,000,000        Best Buy Company Inc.,
                                                  8.625% due 10/01/2000                     11,015,000        10,477,500    0.2
                                12,000,000        Price Club Co., Convertible Bonds,
                                                  5.50% due 2/28/2012                       11,213,250        10,290,000    0.1
                                17,500,000        The Vons Companies, Inc., 9.625%
                                                  due 4/01/2002                             18,448,750        17,368,750    0.2
                                10,500,000        Waban, Inc., 11.00% due 5/15/2004         10,487,500        10,171,875    0.1
                                                                                        --------------    --------------  ------
                                                                                            51,164,500        48,308,125    0.6

SCHEDULE OF INVESTMENTS (continued)                                                                               (in US dollars)
                                                                                                              Value    Percent of
COUNTRY     Industries         Face Amount            Fixed-Income Securities                Cost           (Note 1a)  Net Assets
United      Supermarkets  US$   39,650,000        Eagle Food Centers Inc., 8.625%
States                                            due 4/15/2000                         $   36,095,837    $   22,402,250    0.3%
(concluded)                     40,000,000        Penn Traffic Co., 8.625%
                                                  due 12/15/2003                            39,876,400        35,000,000    0.5
                                17,500,000        Pueblo Xtra International Inc.,
                                                  9.50% due 8/01/2003                       16,855,125        14,875,000    0.2
                                11,000,000        Ralphs Grocery Company, 10.25%
                                                  due 7/15/2002                             11,235,000        10,670,000    0.1
                                                                                        --------------    --------------  ------
                                                                                           104,062,362        82,947,250    1.1

            Tele-               26,000,000        Allnet Communication Services,
            communications                        9.00% due 5/15/2003                       25,763,225        25,220,000    0.3
                                28,500,000        Diamond Cable Communications, 13.251%
                                                  due 9/30/2004 (b)                         15,082,612        14,891,250    0.2
                                20,000,000        MFS Communications Corp., Inc.,
                                                  9.374% due 1/15/2004 (b)                  12,010,457        11,775,000    0.2
                                                  Nextel Communications Inc. (b):
                                 3,000,000          11.45% due 9/01/2003                     1,931,500         1,507,500    0.0
                                33,500,000          9.75% due 8/15/2004                     20,177,505        14,823,750    0.2
                                10,875,000        Paging Network, Inc., 8.875%
                                                  due 2/01/2006                              9,787,812         9,189,375    0.1
                                                                                        --------------    --------------  ------
                                                                                            84,753,111        77,406,875    1.0

            Textiles            12,500,000        Consoltex Group, Inc., 11.00%
                                                  due 10/01/2003                            12,530,000        11,500,000    0.1
                                23,500,000        Salant Corp., Secured, 10.50%
                                                  due 12/31/1998                            23,030,000        22,442,500    0.3
                                18,250,000        Texfi Industries, Inc., 8.75%
                                                  due 8/01/1999                             17,930,300        14,052,500    0.2
                                                                                        --------------    --------------  ------
                                                                                            53,490,300        47,995,000    0.6

            Transportation      22,000,000        OMI Corp., 10.25% due 11/01/2003          21,910,000        19,360,000    0.3

            Utilities--                           CTC Mansfield Funding Corp.:
            Electric            17,000,000          10.25% due 3/30/2003                    17,580,000        15,980,000    0.2
                                12,000,000          11.125% due 9/30/2016                   12,820,000        11,160,000    0.1
                                40,000,000        California Energy Co., Inc., 10.246%
                                                  due 1/15/2004 (b)                         30,674,126        28,000,000    0.4
                                 8,000,000        Calpine Corp., Inc., 9.25%
                                                    due 2/01/2004                            7,277,500         6,980,000    0.1
                                                  Cleveland Electric Illuminating
                                                  Company Inc., First Mortgage:
                                 5,000,000          9.30% due 7/26/1999                      5,437,500         4,800,000    0.1
                                12,500,000          9.25% due 7/29/1999                     13,562,500        11,968,750    0.2
                                 3,000,000          9.05% due 8/15/2001                      3,093,750         2,790,000    0.0
                                 7,500,000          7.625% due 8/01/2002                     7,462,500         6,300,000    0.1
                                 5,000,000          7.375% due 6/01/2003                     4,700,000         4,075,000    0.0
                                               +++EUA Power Corp.:
                                 1,000,000          Series B, 17.50% due 5/15/1993             475,000            60,000    0.0
                                 3,157,600          Series C, 17.50% due 5/15/1993           1,915,790           189,456    0.0
                                               +++El Paso Funding:
                                 4,050,000          9.20% due 7/02/1997                      3,286,000         2,065,500    0.0
                                25,000,000          10.375% due 1/02/2011                   21,170,000        12,750,000    0.2
                                62,040,000          10.75% due 4/01/2013                    52,996,150        31,640,400    0.4
                                 6,000,000        Long Island Lighting Co., 7.90%
                                                  due 7/15/2008                              5,412,060         5,130,000    0.1
                                                  Public Service Company of New Mexico:
                                19,800,000          10.30% due 1/15/2014                    19,466,500        18,315,000    0.2
                                18,000,000          10.15% due 1/15/2016                    17,128,125        16,470,000    0.2
                                23,000,000        PS of New Mexico, First PV Funding,
                                                  10.25% due 10/01/2012                     23,000,000        21,217,500    0.3
                                                  Toledo Edison Co.:
                                 2,000,000          9.30% due 4/01/1998                      2,130,000         1,945,000    0.0
                                15,425,000          7.25% due 8/01/1999                     15,425,000        13,612,562    0.2
                                 3,000,000          9.50% due 4/01/2001                      3,221,250         2,835,000    0.0



                                 2,000,000          7.91% due 4/01/2003                      1,992,500         1,680,000    0.0
                                                                                        --------------    --------------  ------
                                                                                           270,226,251       219,964,168    2.8

                                                  Total Fixed-Income Securities
                                                    in the United States                 2,331,893,822     2,124,667,898   27.1


Foreign     Banking             21,000,000        Banco de Galicia, 9.00%
Issuers--                                         due 11/01/2003                            20,913,960        16,983,750    0.2
US$ De-                                           Banco Rio de la Plata:
nominated                       52,000,000          (Class 3), 8.50% due 7/15/1998          52,444,125        48,262,500    0.6
                                40,000,000          8.75% due 12/15/2003                    35,628,125        31,750,000    0.4
                                                                                        --------------    --------------  ------
                                                                                           108,986,210        96,996,250    1.2

            Building &          41,100,000        Tarkett International, 9.00%
            Materials                               due 3/01/2002                           39,413,750        37,606,500    0.5

            Hotel/Leisure       23,500,000 +++++++Four Seasons Hotel, Inc., 9.125%
                                                  due 7/01/2000                             23,401,875        21,855,000    0.3

            Industrial           8,250,000        Burns, Philp & Company Ltd., Conv.
                                                  Bonds, 5.50% due 4/30/2004                 7,249,450         6,930,000    0.1
                                24,945,000 +++++++Ciba-Geigy Corp., Convertible Bonds,
                                                  6.25% due 3/15/2016                       25,632,050        23,011,762    0.3
                                 7,945,000        Ciba-Geigy Corp., 5.50%
                                                  due 10/28/1998 (Warrants) (a)              9,418,275         8,540,875    0.1
                                 1,330,000        CRH Capital Corp., Convertible Bonds,
                                                  5.75% due 4/30/2005                        1,602,550         1,569,400    0.0
                                 2,470,000        HIH Capital Ltd., Convertible Bonds
                                                  (Bearer), 7.50% due 9/25/2006              2,059,800         1,624,025    0.0
                                 5,750,000        Hanson America Convertible Bonds,
                                                  2.39% due 3/01/2001                        4,388,842         4,197,500    0.1
                                77,000,000        International Semi-Tech
                                                  Microelectronics Inc., 11.466% due
                                                  8/15/2003 (b)                             38,729,137        34,650,000    0.5
                                 4,580,000        Johnson Electric Holdings Ltd.,
                                                  Convertible Bonds, 4.50%
                                                  due 11/05/2000                             4,298,779         4,557,100    0.1
                                20,360,000        Lend Lease Finance Corp., Ltd.,
                                                  Convertible Bonds, 4.75% due 6/01/2003    22,511,980        21,632,500    0.3
                                 9,000,000        Methanex Corp., 8.875% due 11/15/2001      8,956,250         8,685,000    0.1
                                 2,000,000        P.T. Indorayon, Convertible Bonds,
                                                  5.50% due 10/01/2002                       2,363,125         2,450,000    0.0
                                 1,000,000        Siemens Corp. (with Warrants),
                                                  8.00% due 6/24/2002 (a)                    1,318,750         1,267,500    0.0
                                 2,220,000        Tung Ho Steel Enterprise, Convertible
                                                  Bonds, 4.00% due 7/26/2001                 2,243,700         2,464,200    0.0
                                14,000,000        Wilrig AS, 11.25% due 3/15/2004           14,000,000        12,320,000    0.2
                                                                                        --------------    --------------  ------
                                                                                           144,772,688       133,899,862    1.8

            Multi-Industry       5,875,000        Veba International Finance (Warrants),
                                                  6.00% due 4/06/2000 (a)                    7,083,300         9,032,812    0.1

            Oil & Related        6,500,000 +++++++Petrolera Argentina San Jorge S.A.,
                                                  11.00% due 2/09/1998                       6,278,750         6,607,500    0.1
                                 2,750,000        Ssangyong Oil Corp., 3.75%
                                                  due 12/31/2008                             2,929,812         3,588,750    0.0
                                                                                        --------------    --------------  ------
                                                                                             9,208,562        10,196,250    0.1

            Resources           26,000,000        Sherritt Ltd., 9.75% due 4/01/2003        26,124,375        25,090,000    0.3
                                34,000,000        Sifto Canada, Inc., 8.50% due
                                                  7/15/2000                                 33,875,187        31,110,000    0.4
                                                                                        --------------    --------------  ------
                                                                                            59,999,562        56,200,000    0.7

            Textile             10,000,000        Dominion Textile (USA) Inc.,
                                                  Senior Notes, 8.875% due 11/01/2003        9,950,800         9,275,000    0.1

            Transportation       8,500,000        Eletson Holdings Inc., 9.25%
                                                  due 11/15/2003                             8,537,500         7,713,750    0.1

                                                  Total Foreign Issuers--
                                                  US$ Denominated                          411,354,247       382,775,424    4.9


                                                  Total Investments in
                                                  Fixed-Income Securities                4,597,497,616     4,393,926,871   56.1

SCHEDULE OF INVESTMENTS (concluded)                                                                              (in US dollars)
                                                                                                              Value   Percent of
COUNTRY                        Face Amount             Short-Term Securities                 Cost           (Note 1a) Net Assets
United      Commercial    US$   91,738,000        General Electric Capital Corp.,
States      Paper*                                4.72% due 11/01/1994                  $   91,738,000    $   91,738,000    1.2%

                                                  Total Investments in Commercial Paper     91,738,000        91,738,000    1.2


            US Government &     50,000,000        Federal National Mortgage Association,
            Agency Obligations                    4.88% due 11/17/1994                      49,891,556        49,891,556    0.6

                                                  Total Investments in US Government &
                                                  Agency Obligations                        49,891,556        49,891,556    0.6


                                                  Total Investments in
                                                  Short-Term Securities                    141,629,556       141,629,556    1.8


            Total Investments                                                           $7,701,777,115     7,770,824,773   99.3
                                                                                        ==============
            Unrealized Depreciation on Forward Foreign Exchange Contracts**                                  (35,886,925)  (0.4)
            Other Assets Less Liabilities                                                                     92,413,194    1.1
                                                                                                          --------------  ------
            Net Assets                                                                                    $7,827,351,042  100.0%
                                                                                                          ==============  ======

           *Commercial Paper and US Government & Agency Obligations are traded on a discount basis; the interest rates shown are the discount rates paid at the time of purchase by the Fund.
          **Forward foreign exchange contracts as of October 31, 1994 were as follows:


                                                                   Unrealized
            Foreign                               Expiration     Appreciation
            Currency Sold                            Date       (Depreciation)

            Chf                15,000,000       November 1994   $    (221,787)
            Chf                40,000,000       December 1994        (844,087)
            DM                466,000,000       November 1994      (8,689,835)
            DM                727,000,000       December 1994      (9,410,926)
            DM                 90,000,000        January 1995         219,481
            Dkr                 7,000,000       November 1994         (31,297)
            ECU                25,000,000       November 1994        (847,150)
            ECU                25,000,000       December 1994        (710,075)
            ECU               100,000,000        January 1995         317,840
            Pta             5,500,000,000       November 1994      (1,000,119)
            Pta            10,000,000,000       December 1994      (1,811,334)
            Pta             9,500,000,000        January 1995          18,580
            Frf               174,000,000       November 1994        (823,345)
            Frf               420,000,000       December 1994      (2,178,092)
            Frf               180,000,000        January 1995         (10,731)
            Frf               140,000,000       February 1995         133,533
            Pound Sterling     25,000,000       November 1994      (1,133,275)
            Pound Sterling     20,000,000       December 1994      (1,008,640)
            Pound Sterling     51,000,000        January 1995        (563,977)
            YEN            32,000,000,000       December 1994      (5,480,366)
            Nlg                63,000,000       November 1994      (1,097,777)
            Nlg                55,000,000       December 1994        (963,816)
            Nlg                68,000,000        January 1995         250,270

            Total (US$ Commitment--$2,061,915,619)               $(35,886,925)
                                                                 ------------
            Total Unrealized Depreciation--Net On
            Forward Foreign Exchange Contracts                   $(35,886,925)
                                                                 ============


         (a)Warrants entitle the Fund to purchase a predetermined number of shares of stock/face amount of bonds at a predetermined price until the expiration date.

         (d)Subject to principal paydowns as a result of prepayments or refinancings of the underlying mortgage instruments. As a result, the average life may be less than the original maturity.
         (e)Name changed from Crossland Federal Savings Bank.
          ++American Depositary Receipt (ADR).
        ++++Investment in Companies 5% or more of whose outstanding securities are held by the Fund (such companies are defined as "Affiliated Companies" in section 2(a)(3) of the Investment Company Act of 1940) are as follows:

                                                             Net Share     Net       Dividend
            Industry           Affiliate                     Activity      Cost       Income
            Retail Stores      Buttrey Food & Drug              --           --          --
                               Stores Co.
            Retail Stores      Filene's Basement Corp.        200,000    $1,890,625      --


         +++Non-income producing security.
     +++++++Restricted securities as to resale. The value of the Fund's investment in restricted securities was approximately $158,763,000, representing 2.0% of net assets.

                                                     Acquisition                        Value
            Issue                                       Date            Cost          (Note 1a)
            Alexander Haagan Properties
              Inc., Exchangeable Debentures,
              7.25% due 12/27/2003                   12/27/1993      $ 22,500,000   $ 20,587,500
            AMR Corp. (Convertible $3.00)             6/21/1993         5,065,500      4,150,000
            Ciba-Geigy Corp., Convertible
              Bonds, 6.25% due 3/15/2016              3/23/1993        25,632,050     23,011,762
            First Washington Realty,
              8.25% due 6/26/1999                     6/27/1994        25,000,000     23,375,000
            Four Seasons Hotel, Inc.,
              9.125% due 7/01/2000                    6/23/1993        23,401,875     21,855,000
            Malan Realty Investors, Inc.,
              Convertible Bonds,
              8.50% due7/01/2003                      6/24/1994        27,000,000     24,975,000
            Petrolera Argentina San Jorge S.A.,
              11% due 2/09/1998                       1/29/1993         6,278,750      6,607,500
            President Enterprises, 8.30%
              due 7/22/2001                           7/06/1994         1,990,454      2,085,000


         [FN]
         (b) The interest rate shown represents the yield-to-maturity on this zero coupon issue.
         (c) Represents a pay-in-kind security.

            Presidio Oil Co., 11.50% due 9/15/2000    8/03/1993        26,963,000     24,912,562
            UAL Corp., (6.25% Convertible)            2/23/1993         7,885,625      7,203,750
                                                                     ------------   ------------
                                                                     $171,717,254   $158,763,074
                                                                     ============   ============

          See Notes to Financial Statements.




STATEMENT OF ASSETS AND LIABILITIES
              As of October 31, 1994
Assets:       Investments, at value (identified cost--$7,701,777,115) (Note 1a)                                     $7,770,824,773
              Cash                                                                                                       2,123,122
              Foreign cash (Note 1c)                                                                                       228,878
              Receivables:
                Interest                                                                           $  118,023,952
                Securities sold                                                                        63,997,769
                Capital shares sold                                                                    33,964,220
                Dividends                                                                               8,047,941      224,033,882
                                                                                                   --------------
              Prepaid registration fees and other assets (Note 1h)                                                         173,328
                                                                                                                    --------------
              Total assets                                                                                           7,997,383,983
                                                                                                                    --------------


Liabilities:  Unrealized depreciation on forward foreign exchange contracts (Note 1c)                                   35,886,925
              Payables:
                Securities purchased                                                                  100,798,857
                Capital shares redeemed                                                                18,658,959
                Distributor (Note 2)                                                                    5,475,841
                Investment adviser (Note 2)                                                             4,628,672      129,562,329
                                                                                                   --------------
              Accrued expenses and other liabilities                                                                     4,583,687
                                                                                                                    --------------
              Total Liabilities                                                                                        170,032,941
                                                                                                                    --------------


Net Assets:   Net assets                                                                                            $7,827,351,042
                                                                                                                    ==============


Net Assets    Class A Shares of Common Stock, $0.10 par value, 200,000,000 shares authorized                        $   10,386,062
Consist of:   Class B Shares of Common Stock, $0.10 par value, 900,000,000 shares authorized                            50,026,128
              Class C Shares of Common Stock, $0.10 par value, 200,000,000 shares authorized                                56,902
              Class D Shares of Common Stock, $0.10 par value, 900,000,000 shares authorized                                37,990
              Paid-in capital in excess of par                                                                       7,612,200,596
              Undistributed investment income--net                                                                      93,144,339
              Undistributed realized capital gains and foreign currency transactions--net                               25,491,311
              Unrealized appreciation on investments and foreign currency transactions--net                             36,007,714
                                                                                                                    --------------
              Net assets                                                                                            $7,827,351,042
                                                                                                                    ==============


Net Asset     Class A--Based on net assets of $1,357,905,506 and 103,860,623 shares outstanding                     $        13.07
Value:                                                                                                              ==============
              Class B--Based on net assets of $6,457,130,497 and 500,261,282 shares outstanding                     $        12.91
                                                                                                                    ==============
              Class C--Based on net assets of $7,347,309 and 569,017 shares outstanding                             $        12.91
                                                                                                                    ==============
              Class D--Based on net assets of $4,967,730 and 379,903 shares outstanding                             $        13.08
                                                                                                                    ==============


              See Notes to Financial Statements.

STATEMENT OF OPERATIONS
              For the Year Ended October 31, 1994
Investment    Interest and discount earned                                                                          $  308,032,977
Income        Dividends (net of $3,302,212 foreign withholding tax)                                                     73,919,529
(Notes 1f     Other                                                                                                        218,581
& 1g):                                                                                                              --------------
              Total income                                                                                             382,171,087
                                                                                                                    --------------


Expenses:     Distribution fees--Class B (Note 2)                                                                       57,576,826
              Investment advisory fees (Note 2)                                                                         49,037,363
              Transfer agent fees--Class B (Note 2)                                                                      5,917,129
              Custodian fees                                                                                             2,579,126
              Registration fees (Note 1h)                                                                                1,957,917
              Transfer agent fees--Class A (Note 2)                                                                      1,038,346
              Amortization of organization expenses (Note 1h)                                                              984,686
              Printing and shareholder reports                                                                             642,909
              Accounting services (Note 2)                                                                                 570,246
              Professional fees                                                                                            121,645
              Directors' fees and expenses                                                                                  35,499
              Pricing fees                                                                                                  16,590
              Distribution fees--Class C (Note 2)                                                                            1,216
              Transfer agent fees--Class C (Note 2)                                                                            419
              Transfer agent fees--Class D (Note 2)                                                                            298
              Account maintenance fees--Class D (Note 2)                                                                       216
              Other                                                                                                         35,336
                                                                                                                    --------------
              Total expenses                                                                                           120,515,767
                                                                                                                    --------------
              Investment income--net                                                                                   261,655,320
                                                                                                                    --------------


Realized &    Realized gain (loss) from:
Unrealized    Investments--net                                                                     $  186,774,367
Gain (Loss)   Foreign currency transactions--net                                                     (159,324,097)      27,450,270
on Invest-                                                                                         --------------
ments &       Change in unrealized appreciation/depreciation on:
Foreign       Investments--net                                                                       (198,866,445)
Currency      Foreign currency transactions--net                                                      (46,111,336)    (244,977,781)
Transactions                                                                                       --------------   --------------
--Net (Notes  Net realized and unrealized loss on investments and foreign currency transactions                       (217,527,511)
1c, 1g & 3):                                                                                                        --------------
              Net Increase in Net Assets Resulting from Operations                                                  $   44,127,809
                                                                                                                    ==============





STATEMENTS OF CHANGES IN NET ASSETS

                                                                                                    For the Year Ended October 31,
              Increase (Decrease) in Net Assets:                                                         1994             1993
Operations:   Investment income--net                                                               $  261,655,320   $   78,569,836
              Realized gain on investments and foreign currency transactions--net                      27,450,270       96,098,223
              Change in unrealized appreciation/depreciation on investments and foreign
              currency transactions--net                                                             (244,977,781)     303,533,099
                                                                                                   --------------   --------------
              Net increase in net assets resulting from operations                                     44,127,809      478,201,158
                                                                                                   --------------   --------------

Dividends &   Investment income--net:
Distributions   Class A                                                                               (42,294,885)     (21,579,231)
to              Class B                                                                              (157,338,890)     (78,516,167)
Shareholders  Realized gain on investments--net:
(Note 1i):      Class A                                                                               (16,636,230)      (2,640,570)
                Class B                                                                               (80,810,426)     (10,640,849)
                                                                                                   --------------   --------------
              Net decrease in net assets resulting from dividends and
              distributions to shareholders                                                          (297,080,431)    (113,376,817)
                                                                                                   --------------   --------------


Capital Share Net increase in net assets derived from capital share transactions                    2,862,952,855    3,647,738,774
Transactions                                                                                       --------------   --------------
(Note 4):

Net Assets:   Total increase in net assets                                                          2,610,000,233    4,012,563,115
              Beginning of year                                                                     5,217,350,809    1,204,787,694
                                                                                                   --------------   --------------
              End of year*                                                                         $7,827,351,042   $5,217,350,809
                                                                                                   ==============   ==============

             *Undistributed investment income--net                                                 $   93,144,339   $   31,215,711
                                                                                                   ==============   ==============





FINANCIAL HIGHLIGHTS
                   The following per share data and ratios have been derived
                   from information provided in the financial statements.                             Class A
                                                                                             For the Year Ended October 31,
                   Increase (Decrease) in Net Asset Value:                    1994        1993        1992       1991       1990
Per Share          Net asset value, beginning of year                    $    13.52   $   11.92   $   12.16  $   10.37   $   10.79
Operating                                                                ----------   ---------   ---------  ---------   ---------
Performance:         Investment income--net                                     .60         .39         .36        .55         .60
                     Realized and unrealized gain (loss) on investments
                     and foreign currency transactions--net                    (.31)       2.14         .89       2.24        (.16)
                                                                         ----------   ---------   ---------  ---------   ---------
                   Total from investment operations                             .29        2.53        1.25       2.79         .44
                                                                         ----------   ---------   ---------  ---------   ---------
                   Less dividends and distributions:
                     Investment income--net                                    (.51)       (.81)       (.89)      (.45)       (.66)
                     Realized gain on investments--net                         (.23)       (.12)       (.60)      (.55)       (.20)
                                                                         ----------   ---------   ---------  ---------   ---------
                   Total dividends and distributions                           (.74)       (.93)      (1.49)     (1.00)       (.86)
                                                                         ----------   ---------   ---------  ---------   ---------
                   Net asset value, end of year                          $    13.07   $   13.52   $   11.92  $   12.16   $   10.37
                                                                         ==========   =========   =========  =========   =========


Total              Based on net asset value per share                         2.14%      22.61%      11.78%     28.89%       3.91%
Investment                                                               ==========   =========   =========  =========   =========
Return:*


Ratios to Average  Expenses                                                    .89%        .93%       1.07%      1.29%       1.29%
Net Assets:                                                              ==========   =========   =========  =========   =========
                   Investment income--net                                     4.60%       3.90%      10.82%      8.96%       4.37%
                                                                         ==========   =========   =========  =========   =========


Supplemental       Net assets, end of year (in thousands)                $1,357,906   $ 917,806   $ 245,839  $  72,702   $  49,691
Data:                                                                    ==========   =========   =========  =========   =========
                   Portfolio turnover                                        57.04%      50.35%      59.56%     81.21%     129.51%
                                                                         ==========   =========   =========  =========   =========

                  *Total investment returns exclude the effects of sales loads.

                   See Notes to Financial Statements.

FINANCIAL HIGHLIGHTS (concluded)
                   The following per share data and ratios have been derived
                   from information provided in the financial statements.                             Class B
                                                                                          For the Year Ended October 31,
                   Increase (Decrease) in Net Asset Value:                    1994        1993        1992       1991        1990
Per Share          Net asset value, beginning of year                    $    13.38  $    11.83   $   12.10  $   10.33   $   10.73
Operating                                                                ----------  ----------   ---------  ---------   ---------
Performance:       Investment income--net                                       .46         .28         .22        .44         .49
                   Realized and unrealized gain (loss) on
                     investments and foreign currency transactions--net        (.31)       2.11         .91       2.22        (.16)
                                                                         ----------  ----------   ---------  ---------   ---------
                   Total from investment operations                             .15        2.39        1.13       2.66         .33
                                                                         ----------  ----------   ---------  ---------   ---------
                   Less dividends and distributions:
                     Investment income--net                                    (.39)       (.72)       (.80)      (.34)       (.53)
                     Realized gain on investments--net                         (.23)       (.12)       (.60)      (.55)       (.20)
                                                                         ----------  ----------   ---------  ---------   ---------
                   Total dividends and distributions                           (.62)       (.84)      (1.40)      (.89)       (.73)
                                                                         ----------  ----------   ---------  ---------   ---------
                   Net asset value, end of year                          $    12.91  $    13.38   $   11.83  $   12.10   $   10.33
                                                                         ==========  ==========   =========  =========   =========


Total Investment   Based on net asset value per share                         1.13%      21.42%      10.64%     27.48%       2.93%
Return:**                                                                ==========  ==========   =========  =========   =========


Ratios to Average  Expenses, excluding distribution fees                       .91%        .95%       1.09%      1.31%       1.31%
Net Assets:                                                              ==========  ==========   =========  =========   =========
                   Expenses                                                   1.91%       1.95%       2.09%      2.31%       2.31%
                                                                         ==========  ==========   =========  =========   =========
                   Investment income--net                                     3.58%       2.87%      11.95%      7.98%       3.35%
                                                                         ==========  ==========   =========  =========   =========


Supplemental       Net assets, end of year (in thousands)                $6,457,130  $4,299,545   $ 958,949  $ 161,328   $ 115,682
Data:                                                                    ==========  ==========   =========  =========   =========
                   Portfolio turnover                                        57.04%      50.35%      59.56%     81.21%     129.51%
                                                                         ==========  ==========   =========  =========   =========


                   The following per share data and ratios have been derived                                     For the Period
                   from information provided in the financial statements.                                    October 21, 1994++ to
                                                                                                                October 31, 1994
                   Increase (Decrease) in Net Asset Value:                                                     Class C    Class D
Per Share          Net asset value, beginning of period                                                      $  12.91    $   13.07
Operating                                                                                                    --------    ---------
Performance:       Investment income--net                                                                         .01          .01
                   Realized and unrealized gain (loss) on investments and
                   foreign currency transactions--net                                                            (.01)          --
                                                                                                             --------    ---------
                   Total from investment operations                                                                --          .01
                                                                                                             --------    ---------
                   Net asset value, end of period                                                            $  12.91    $   13.08
                                                                                                             ========    =========


Total Investment   Based on net asset value per share                                                            .00%+++    .08%+++
Return:**                                                                                                    ========    =========



Ratios to Average  Expenses, excluding distribution fees                                                        1.44%*       1.44%*
Net Assets:                                                                                                  ========    =========
                   Expenses                                                                                     2.44%*       1.69%*
                                                                                                             ========    =========
                   Investment income--net                                                                       3.71%*       4.46%*
                                                                                                             ========    =========

Supplemental       Net assets, end of period (in thousands)                                                  $  7,347    $   4,968
Data:                                                                                                        ========    =========
                   Portfolio turnover                                                                          57.04%       57.04%
                                                                                                             ========    =========

                 [FN]
                  *Annualized.
                 **Total investment returns exclude the effects of sales loads. ++Commencement of operations.
                +++Aggregate total investment return.

                   See Notes to Financial Statements.


NOTES TO FINANCIAL STATEMENTS

1. Significant Accounting Policies:
Merrill Lynch Global Allocation Fund, Inc. (the "Fund") is registered under the Investment Company Act of 1940 as a non-diversified, open-end management investment company. The Fund offers four classes of shares under the Merrill Lynch Select Pricing SM System. Shares of Class A and Class D are sold with a front-end sales charge. Shares of Class B and Class C may be subject to a contingent deferred sales charge. All classes of shares have identical voting, dividend, liquidation and other rights and the same terms and conditions, except that Class B, Class C and Class D Shares bear certain expenses related to the account maintenance of such shares, and Class B and Class C Shares also bear certain expenses related to the distribution of such shares. Each class has exclusive voting rights with respect to matters relating to its account maintenance and distribution expenditures. The following is a summary of significant accounting policies followed by the Fund.

(a) Valuation of investments--Portfolio securities which are traded on US stock exchanges are valued at the last sale price on the principal market on which such securities are traded, as of the close of business on the day the securities are being valued or, lacking any sales, at the last available bid price. Securities traded in the over-the-counter market are valued at the last available bid price or yield equivalents obtained from one or more dealers in the over-the-counter market prior to the time of valuation. Portfolio securities which are traded both in the over-the-counter market and on a stock exchange are valued according to the broadest and most representative market. Portfolio securities which are traded on European stock exchanges are valued at the closing bid price on such exchanges on the day the securities are being valued or, if closing prices are unavailable, at the last traded bid price available prior to the time of valuation. Short-term securities are valued at amortized cost, which approximates market.

Options written by the Fund are valued at the last sales price in the case of exchange-traded options or, in the case of options traded in the over-the-counter market, the last asked price. Options pur-chased by the Fund are valued at their last sale price in the case of exchange-traded options or, in the case of options traded in the over-the-counter market, the last bid price.

Securities and assets for which market quotations are not readily available are valued at fair value as determined in good faith by or under the direction of the Board of Directors of the Fund.

(b) Repurchase agreements--The Fund invests in US Government securities pursuant to repurchase agreements with a member bank of the Federal Reserve System or a primary dealer in US Government securities. Under such agreements, the bank or primary dealer agrees to repurchase the security at a mutually agreed upon time and price. The Fund takes possession of the underlying securities, marks to market such securities and, if necessary, receives additions to such securities daily to ensure that the contract is fully collateralized.

(c) Foreign currency transactions--Transactions denominated in foreign currencies are recorded at the exchange rate prevailing when recognized. Assets and liabilities denominated in foreign currencies are valued at the exchange rate at the end of the period. Foreign currency transactions are the result of settling (realized) or valuing (unrealized) receivables or payables expressed in foreign currencies into US dollars. Realized and unrealized gains or losses from investments include the effects of foreign exchange rates on investments.

The Fund is authorized to enter into forward foreign exchange contracts as a hedge against either specific transactions or portfolio positions. Such contracts are not entered on the Fund's records.

However, the effect on operations is recorded from the date the Fund enters into such contracts. Premium or discount is amortized over the life of the contracts.

The Fund may also purchase or sell listed or over-the-counter foreign currency options, foreign currency futures and related options on foreign currency futures as a short or long hedge against possible variations in foreign exchange rates. Such transactions may be effected with respect to hedges on non-US dollar denominated securities owned by the Fund, sold by the Fund but not yet delivered, or committed or anticipated to be purchased by the Fund.

(d) Options--The Fund can write covered call options and purchase put options. When the Fund writes an option, an amount equal to the premium received by the Fund is reflected as an asset and an equivalent liability. The amount of the liability is subsequently marked to market to reflect the current value of the option written.

When a security is sold through an exercise of an option, the related premium received (or paid) is deducted from (or added to) the basis of the security sold. When an option expires (or the Fund enters into a closing transaction), the Fund realizes a gain or loss on the option to the extent of the premiums received or paid (or gain or loss to the extent the cost of the closing transaction exceeds the premiums paid or received).

Written and purchased options are non-income producing investments.

(e) Financial futures contracts--The Fund may purchase or sell stock index futures contracts and options on such futures contracts. Upon entering into a contract, the Fund deposits and maintains as collateral such initial margin as required by the exchange on which the transaction is effected. Pursuant to the contract, the Fund agrees to receive from or pay to the broker an amount of cash equal to the daily fluctuation in value of the contract. Such receipts or payments are known as variation margin and are recorded by the Fund as unrealized gains or losses. When the contract is closed, the Fund records a realized gain or loss equal to the difference between the value of the contract at the time it was opened and the value at the time it was closed.

(f) Income taxes--It is the Fund's policy to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its taxable income to its shareholders. Therefore, no Federal income tax provision is required. Under the applicable foreign tax law, a withholding tax may be imposed on interest, dividends, and capital gains at various rates.


computed at the rate of 0.10% of the average daily net assets of the Fund for providing investment advisory services to MLAM with respect to the Fund. For the year ended October 31, 1994, MLAM paid MLAM U.K. a fee of $6,509,464 pursuant to such agreement.
Certain of the states in which the shares of the Fund are qualified for sale impose limitations on the expenses of the Fund. The most restrictive annual expense limitation requires that the Investment Adviser reimburse the Fund to the extent the Fund's expenses (excluding interest, taxes, distribution fees, brokerage fees and commissions, and extraordinary items) exceed 2.5% of the Fund's first $30 million of average daily net assets, 2.0% of the next $70 million of average daily net assets, and 1.5% of the average daily net assets in excess thereof. MLAM's obligation to reimburse the Fund is limited to the amount of the management fee. No fee payment will be made to MLAM during any fiscal year which will cause such expenses to exceed the most restrictive expense limitation appli-cable at the time of such payment.

Pursuant to the distribution plans adopted by the Fund in accord-ance with Rule 12b-1 under the Investment Company Act of 1940, the Fund pays the Distributor ongoing account maintenance and distribution fees. The fees are accrued daily and paid monthly at annual rates based upon the average daily net assets of the shares as follows:

                             Account        Distribution
                         Maintenance Fee        Fee

Class B                        0.25%           0.75%
Class C                        0.25%           0.75%
Class D                        0.25%            --


Pursuant to a sub-agreement with the Distributor, Merrill Lynch, Pierce, Fenner & Smith Inc. ("MLPF&S"), a subsidiary of ML & Co., also provides account maintenance and distribution services to the Fund. The ongoing account maintenance fee compensates the Distributor and MLPF&S for providing account maintenance services to Class B, Class C and Class D shareholders. The ongoing distribu-tion fee compensates the Distributor and MLPF&S for providing shareholder and distribution-related services to Class B and Class C shareholders.

For the year ended October 31, 1994, MLFD earned underwriting discounts and MLPF&S earned dealer concessions on sales of the Fund's Class A and Class D Shares as follows:

(g) Security transactions and investment income--Security trans-actions are recorded on the dates the transactions are entered into (the trade dates). Dividend income is recorded on the ex-dividend dates except that if the ex-dividend date has passed, certain divi-dends from foreign securities are recorded as soon as the Fund is informed of the ex-dividend date. Interest income (including amortization of discount) is recognized on the accrual basis. Realized gains and losses on security transactions are determined on the identified cost basis.

(h) Prepaid registration fees--Prepaid registration fees are charged to expense as the related shares are issued.

(i) Dividends and distributions--Dividends and distributions paid by the Fund are recorded on the ex-dividend dates.

2. Investment Advisory Agreement and Transactions with Affiliates:
The Fund has entered into an Investment Advisory Agreement with Merrill Lynch Asset Management, L.P. ("MLAM"). Effective January 1, 1994, the investment advisory business of MLAM was reorganized from a corporation to a limited partnership. Both prior to and after the reorganization, ultimate control of MLAM was vested with Merrill Lynch & Co., Inc. ("ML & Co."). The general partner of
MLAM is Princeton Services, Inc. ("PSI"), an indirect wholly-owned subsidiary of ML & Co. The limited partners are ML & Co. and Merrill Lynch Investment Management, Inc. ("MLIM"), which is also an indirect wholly-owned subsidiary of ML & Co. The Fund has also entered into a Distribution Agreement and a Distribution Plan ("the Distribution Plans") with Merrill Lynch Funds Distributor, Inc. ("MLFD" or "Distributor"), a wholly-owned subsidiary of MLIM.

MLAM is responsible for the management of the Fund's portfolio and provides the necessary personnel, facilities, equipment and certain other services necessary to the operations of the Fund. For such services, the Fund pays a monthly fee of 0.75%, on an annual basis, of the average daily value of the Fund's net assets. MLAM has agreed to waive a portion of its fee payable by the Fund so that such fee is reduced for average daily net assets of the Fund, in excess of $2.5 billion from the annual rate of 0.75% to 0.70%, and further reduced from 0.70% to 0.65% for average daily net assets in excess of $5 billion. MLAM has entered into a sub-advisory agreement with Merrill Lynch Asset Management U.K., Ltd. ("MLAM U.K."), an affiliate of MLAM, pursuant to which MLAM pays MLAM U.K. a fee


                            MLFD             MLPF&S

Class A                   $623,860         $9,890,832
Class D                   $  5,131         $   90,744

MLPF&S received contingent deferred sales charges of $6,812,598 relating to transactions in Class B Shares of beneficial interest, $0 relating to transactions in Class C Shares of beneficial interest, and $294,624 in commissions on the execution of portfolio security transactions for the Fund for the year ended October 31, 1994.

Financial Data Services, Inc. ("FDS"), a wholly-owned subsidiary of ML & Co., is the Fund's transfer agent.

Accounting services are provided to the Fund by MLAM at cost.

Certain officers and/or directors of the Fund are officers and/or directors of MLAM, PSI, MLIM, MLPF&S, FDS, MLFD and/or
ML & Co.

3. Investments:
Purchases and sales of investments, excluding short-term securities, for the year ended October 31, 1994 were $7,206,550,417 and $3,586,603,191, respectively.

Net realized and unrealized gains (losses) as of October 31, 1994 were as follows:

                                             Realized          Unrealized
                                               Gains             Gains
                                             (Losses)           (Losses)

Long-term investments                     $182,548,624        $ 69,047,658
Short-term investments                         (27,825)             --
Financial futures contracts                  4,253,568              --
Forward foreign exchange contracts        (173,001,391)        (35,886,925)
Foreign currency transactions               13,677,294           2,846,981
                                          ------------        ------------
Total                                     $ 27,450,270        $ 36,007,714
                                          ============        ============

As of October 31, 1994, net unrealized appreciation for Federal income tax purposes aggregated $68,860,827, of which $451,980,812 related to appreciated securities and $383,119,985 related to depreciated securities. At October 31, 1994, the aggregate cost of investments for Federal income tax purposes was $7,701,597,115.

NOTES TO FINANCIAL STATEMENTS (concluded)


4. Capital Share Transactions:
Net increase (decrease) in net assets derived from capital share transactions was $2,862,952,855 and $3,647,738,774 for the years ended October 31, 1994 and October 31, 1993, respectively.

Transactions in capital shares for each class were as follows:


Class A Shares for the Year Ended                                Dollar
October 31, 1994                              Shares             Amount

Shares sold                                 51,696,255      $  691,831,423

Shares issued to shareholders in
reinvestment of dividends and
distributions                                3,969,366          52,332,829
                                        --------------      --------------
Total issued                                55,665,621         744,164,252
Shares redeemed                            (19,692,065)       (262,792,460)
                                        --------------      --------------
Net increase                                35,973,556      $  481,371,792
                                        ==============      ==============


Class A Shares for the Year Ended                                Dollar
October 31, 1994                              Shares             Amount

Shares sold                                 51,001,581      $  652,336,461
Shares issued to shareholders in
reinvestment of dividends and
distributions                                1,771,977          20,906,783
                                        --------------      --------------
Total issued                                52,773,558         673,243,244
Shares redeemed                             (5,508,522)        (70,517,148)
                                        --------------      --------------
Net increase                                47,265,036      $  602,726,096
                                        ==============      ==============



Class B Shares for the Year Ended                                Dollar
October 31, 1994                              Shares             Amount

Shares sold                                225,442,147      $2,984,209,294
Shares issued to shareholders in
reinvestment of dividends and
distributions                               16,263,879         212,326,903
                                        --------------      --------------
Total issued                               241,706,026       3,196,536,197
Shares redeemed                            (62,873,994)       (827,228,356)
                                        --------------      --------------
Net increase                               178,832,032      $2,369,307,841
                                        ==============      ==============


Class B Shares for the Year Ended                                Dollar
October 31, 1994                              Shares             Amount

Shares sold                                248,487,181      $3,152,585,403
Shares issued to shareholders in
reinvestment of dividends and
distributions                                6,532,523          76,482,665
                                        --------------      --------------
Total issued                               255,019,704       3,229,068,068
Shares redeemed                            (14,631,176)       (184,055,390)
                                        --------------      --------------
Net increase                               240,388,528      $3,045,012,678
                                        ==============      ==============


Class C Shares for the Period                                    Dollar
October 21, 1994++ to October 31, 1994        Shares             Amount

Shares sold                                    569,603      $    7,333,052
Shares redeemed                                   (586)             (7,533)
                                        --------------      --------------
Net increase                                   569,017      $    7,325,519
                                        ==============      ==============

[FN]
++Commencement of Operations.


Class D Shares for the Period                                    Dollar
October 21, 1994++ to October 31, 1994        Shares             Amount

Shares sold                                    385,289      $    5,017,907
Shares redeemed                                 (5,386)            (70,204)
                                        --------------      --------------
Net increase                                   379,903      $    4,947,703
                                        ==============      ==============

[FN]
++Commencement of Operations.

5. Commitments:
At October 31, 1994, the Fund had entered into forward foreign exchange contracts under which it had agreed to purchase and sell various foreign currency with an approximate value of $17,629,000 and $7,333,000, respectively.

6. Subsequent Event:
On December 14, 1994, the Fund's Board of Directors declared an ordinary income dividend to Common Stock shareholders in the amount of $0.221714 per Class A Share, $0.155144 per Class B
Share, $0.203138 per Class C Share and $0.217868 per Class D Share and a capital gains distribution of $0.304732 per Class A Share, Class B Share, Class C Share and Class D Share, payable on December 21,
1994, to shareholders of record as of December 13, 1994.

                    [This page is intentionally left blank.]

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Investment Objective and Policies..........................................   2
 Precious Metal-Related Securities.........................................   2
 Real Estate-Related Securities............................................   3
 Portfolio Strategies Involving Options and Futures........................   4
 Other Investment Policies and Practices...................................   8
Management of the Fund.....................................................  14
 Directors and Officers....................................................  14
 Compensation of Directors.................................................  16
 Management and Advisory Arrangements......................................  16
Purchase of Shares.........................................................  18
 Initial Sales Charge Alternatives--Class A and Class D Shares.............  19
 Reduced Initial Sales Charges.............................................  20
 Distribution Plans........................................................  23
 Limitations on the Payment of Deferred Sales Charges......................  24
Redemption of Shares.......................................................  25
 Deferred Sales Charges--Class B and Class C Shares........................  26
Portfolio Transactions and Brokerage.......................................  27
Determination of Net Asset Value...........................................  29
Shareholder Services.......................................................  30
 Investment Account........................................................  30
 Automatic Investment Plans................................................  30
 Automatic Reinvestment of Dividends and Capital Gains Distributions.......  31
 Systematic Withdrawal Plans--Class A and Class D Shares...................  31
 Exchange Privilege........................................................  32
Dividends, Distributions and Taxes.........................................  44
 Dividends and Distributions...............................................  44
 Taxes.....................................................................  44
Performance Data...........................................................  48
General Information........................................................  50
 Description of Shares.....................................................  50
 Computation of Offering Price Per Share...................................  50
 Independent Auditors......................................................  51
 Custodian.................................................................  51
 Transfer Agent............................................................  51
 Legal Counsel.............................................................  51
 Reports to Shareholders...................................................  51
 Additional Information....................................................  51
 Security Ownership of Certain Beneficial Owners...........................  51
Appendix...................................................................  52
Independent Auditors' Report...............................................  59
Financial Statements.......................................................  60

                                                               Code # 10811-0295


Merrill Lynch

Global Allocation

Fund, Inc.



STATEMENT OF
ADDITIONAL
INFORMATION

February 27, 1995

Distributor:
Merrill Lynch
Funds Distributor, Inc.